                                  SCHEDULE 14A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
CHECK THE APPROPRIATE BOX
[ ]    Preliminary Proxy Statement

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           Hosposable Products, Inc.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------

     [X]   Fee paid previously with preliminary materials: $2,886
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3)  Filing Party:
--------------------------------------------------------------------------------

     (4)  Date Filed:
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

LOGO
                           HOSPOSABLE PRODUCTS, INC.

                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876

                                                               February 13, 1997
To the Shareholders of Hosposable Products, Inc.:

       You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Hosposable Products, Inc. ("HPI"), to be held on March 17, 1997 at 10:00 a.m. (EST), at the offices of HPI, 100 Readington Road, Somerville, New Jersey. Notice of this meeting, a Proxy Statement and a proxy card are enclosed.

       As of November 12, 1996, HPI, 3290441 Canada Inc., a wholly owned and newly formed Canadian subsidiary of HPI ("HPI Sub"), and G.H. Wood + Wyant Inc. ("Wyant"), the holder of a majority of the outstanding shares of HPI Common Stock (as defined below), entered into an Asset Purchase Agreement, as amended (the "Purchase Agreement"), pursuant to which HPI Sub will purchase the business and all operating assets (excluding the HPI Common Stock held by Wyant) and assume the operating liabilities of Wyant for (i) Cdn$5,000,000 (US$3,731,343),
(ii) a promissory note in the amount of Cdn$4,262,741 (US$3,181,150), subject to adjustment, if any, pursuant to the terms of the Purchase Agreement (the "Note"), which Note will be exchanged for shares of Class A Preferred Stock of HPI Sub immediately after such adjustment, having a liquidation preference of Cdn$1.00 per share (on the basis of one share of Class A Preferred Stock of HPI Sub for each Cdn$1.00 of unpaid principal amount of the Note), which shares will have a dividend rate of 4% per annum and will be mandatorily redeemable over ten years pursuant to the terms thereof, (iii) 3,800,000 shares of Class B Preferred Stock of HPI Sub having an aggregate liquidation preference of Cdn$3,800,000 (US$2,835,821), which shares will have a dividend rate of 3.999999% per annum and will be mandatorily redeemable over ten years pursuant to the terms thereof, and (iv) 1,000,000 shares of Class E Preferred Stock of HPI Sub having a liquidation preference per share of one share of HPI common stock, par value $.01 per share ("HPI Common Stock"), which shares will be exchangeable for 1,000,000 shares of HPI Common Stock pursuant to the terms thereof and will be entitled to dividends equivalent, on a per share basis, to any dividends paid on the HPI Common Stock (collectively, the "Acquisition"). As of February 6, 1997, HPI estimated the fair value of (i) the Class A Preferred Stock to be issued in exchange for the Note to be approximately Cdn$4,028,040 (US$3,006,000), (ii) the Class B Preferred Stock to be approximately Cdn$3,115,500 (US$2,325,000) and
(iii) the Class E Preferred Stock to be approximately Cdn$6,627,640 (US$4,946,000). The total fair value of the consideration to be paid in the Acquisition was estimated by HPI as of February 6, 1997 to be approximately Cdn$18,771,180 (US$14,008,343). The amount of the Note included in such consideration is based on the assumption that Wyant's earnings for the period from January 1, 1996 to the closing date of the Acquisition will equal Cdn$2,700,000 (US$2,015,000) (without taking into account a deferred tax liability that Wyant expects to record from January 1, 1996 to the closing date of the Acquisition in the amount of approximately Cdn$1,000,000 (US$746,000)). In the event that such earnings are greater or less than Cdn$2,700,000 (US$2,015,000), then the amount of the Note issued at the closing of the Acquisition will be increased or decreased by a corresponding amount. The liabilities of Wyant to be assumed by HPI Sub in the Acquisition will include bank term debt in an amount estimated to be approximately Cdn$5,126,000 (approximately US$3,825,373). All conversions from

Canadian to United States dollars as set forth above are based on an exchange rate of US$1.00 to Cdn$1.34.

       Wyant currently holds approximately 55.4% of the outstanding shares of HPI Common Stock. Immediately after the closing of the Acquisition, if Wyant, as the holder of the Class E Preferred Stock, exercises in full its rights to exchange the Class E Preferred Stock for HPI Common Stock, Wyant would increase its percentage ownership of the total outstanding shares of HPI Common Stock held by it from 55.4% to 72%.

       The portion of the Acquisition consideration to be received, directly or indirectly, by James A. Wyant, a director of HPI and shareholder of Wyant, will be Cdn$600,000 (US$447,760) in cash, 762,741 shares of Class A Preferred Stock, subject to adjustment, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock. The portion of the Acquisition consideration to be received, directly or indirectly, by Gerald W. Wyant, James A. Wyant's father and a director of HPI and, indirectly, a shareholder of Wyant, will be Cdn$2.4 million (US$1,791,045) in cash. The balance of the Acquisition consideration will be received, directly or indirectly, by the siblings of James
A. Wyant, as shareholders of Wyant. Furthermore, in connection with the proposed Transactions (as defined below), Wyant has entered into employment agreements with Gerald W. Wyant and James A. Wyant. See "SUMMARY OF PROXY STATEMENT" and "DESCRIPTION OF THE TRANSACTIONS" in the enclosed Proxy Statement for a complete description of Wyant's controlling interest in HPI and the benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions. All conversions from Canadian to United States dollars set forth in this paragraph are based on an exchange rate of US$1.00 to Cdn$1.34.

       The purpose of the Special Meeting is to consider and vote on (i) the Purchase Agreement necessary to consummate the Acquisition and the related transactions provided for in the Purchase Agreement (the "Transactions"), (ii) a proposal to adopt the HPI 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"), (iii) a proposal to amend the Certificate of Incorporation of HPI to change the name of HPI to Wyant Corporation, (iv) a proposal to amend the Certificate of Incorporation of HPI to increase the number of authorized shares of HPI Common Stock (items (iii) and (iv) are hereinafter referred to as the "Charter Proposals") and (v) any proposal to adjourn or postpone the Special Meeting.

       PLEASE READ CAREFULLY THE ENCLOSED PROXY STATEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE TRANSACTIONS, THE 1997 STOCK INCENTIVE PLAN AND THE CHARTER PROPOSALS.

       Your Board of Directors (the "Board") has carefully considered the terms of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals. In addition, the Board has created a special committee consisting of disinterested directors to consider the Transactions (the "Special Committee") in light of the conflicts of interest resulting from Wyant's ownership of approximately 55.4% of the outstanding shares of HPI Common Stock and the benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions. The Special Committee concluded that the Transactions are fair to, and in the best interests of, the HPI shareholders, in their capacity as such, and has reported this conclusion to the Board. The members of the Special Committee are: Ms. Jane M. Curtis, Mr. Nicholas A. Gallopo and Mr. Joseph H. Weinkam, Jr. Also, the investment banking firm of Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey") has provided the Board with an opinion that the Transactions are fair, from a financial point of view, to the shareholders of HPI, in their capacity as such.

       THE BOARD BELIEVES THAT THE TRANSACTIONS, THE 1997 STOCK INCENTIVE PLAN AND THE CHARTER PROPOSALS ARE FAIR TO, AND IN THE BEST INTERESTS OF, HPI AND ITS SHAREHOLDERS AND THEREFORE HAS APPROVED THE TRANSACTIONS, THE 1997 STOCK INCENTIVE PLAN AND THE CHARTER PROPOSALS AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED TRANSACTIONS, THE 1997 STOCK INCENTIVE PLAN AND THE CHARTER PROPOSALS.

       The Board believes that the Transactions are fair to, and in the best interests of, HPI and its shareholders, after consideration of a number of factors, including, but not limited to, the financial terms of the Transactions, financial information concerning Wyant, the report of the Special Committee to the effect that the Transactions are fair to, and in the interests of, the shareholders of HPI, in their capacity as such, the competitive environment in the institutional sanitation business, Houlihan Lokey's fairness opinion and the material risks associated with the Acquisition of Wyant. For a complete description of the factors considered by the Board and the reasons for its approval of the Transactions, see "DESCRIPTION OF THE TRANSACTIONS -- Background of and Reasons for the Transactions" and "-- Risks Associated with the Acquisition of the Acquired Business" in the enclosed Proxy Statement.

       Although not expressly conditioned on one another, if, for whatever reason, the Transactions are not consummated, the Board will likely decide not to effectuate the 1997 Stock Incentive Plan or the Charter Proposals.

       All shareholders are invited to attend the Special Meeting in person. Approval of the Transactions requires the approval, in person or by proxy, of a majority of the total votes cast. Approval of the 1997 Stock Incentive Plan and the Charter Proposals requires the approval of a majority of the outstanding shares of HPI Common Stock entitled to vote. Whether or not you plan to attend, in order that your shares may be represented at the Special Meeting, you are urged to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your proxy. Your interest and participation are appreciated.

                                                 Sincerely,

                                                 /s/ Joseph H. Weinkam, Jr.

                                                 Joseph H. Weinkam, Jr.
                                                 President and Chief Operating Officer

                           HOSPOSABLE PRODUCTS, INC.

                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 17, 1997
                            ------------------------

TO THE SHAREHOLDERS OF HOSPOSABLE PRODUCTS, INC.:

       NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Hosposable Products, Inc., a New York corporation ("HPI"), will be held on March 17, 1997 at 10:00 a.m. local time (EST) at the offices of HPI, 100 Readington Road, Somerville, New Jersey, for the following purposes:

               1. To consider and vote upon a proposal to approve the Asset Purchase Agreement dated as of November 12, 1996, as amended (the "Purchase Agreement"), by and among HPI, 3290441 Canada Inc., a wholly owned and newly formed Canadian subsidiary of HPI ("HPI Sub"), and G.H. Wood + Wyant Inc. ("Wyant"), the holder of a majority of the outstanding shares of HPI Common Stock (as defined below), pursuant to which HPI Sub will acquire the business and all operating assets (excluding the HPI Common Stock (as defined below) held by Wyant) and assume the operating liabilities of Wyant upon the terms and conditions set forth in the Purchase Agreement (collectively, the "Acquisition"). The proposed Acquisition and the related transactions provided for in the Purchase Agreement are referred to herein collectively as the "Transactions."

               2. To consider and act upon a proposal to approve the HPI 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan").

               3. To consider and act upon a proposal to amend the Certificate of Incorporation of HPI to change the name of HPI to Wyant Corporation.

               4. To consider and act upon a proposal to amend the Certificate of Incorporation of HPI to increase the number of authorized shares of HPI common stock, par value $.01 per share ("HPI Common Stock"), from 3,000,000 shares to 6,000,000 shares (items 3 and 4 are hereinafter referred to as the "Charter Proposals").

               5. To consider and act upon any proposal to adjourn or postpone the Special Meeting.

               6. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

       Approval of the Transactions requires the approval of a majority of the total votes cast in person or by proxy at the Special Meeting. Approval of the 1997 Stock Incentive Plan and the Charter Proposals requires the approval of a majority of the outstanding shares of HPI Common Stock entitled to vote. The Board of Directors of HPI has fixed the close of business on February 3, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and only shareholders of record at such time will be entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of such shareholders will be available for examination at the offices of HPI located at 100 Readington Road, Somerville, New Jersey at least ten days prior to the Special Meeting.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by (a) filing with the Secretary of HPI, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (b) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of HPI at or before the Special Meeting or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

       A proxy card and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice. Copies of the Purchase Agreement and Amendment No. 1 thereto and the 1997 Stock Incentive Plan are attached to the Proxy Statement as Appendices A and A-1 and B, respectively.

                                          By Order of the Board of Directors,

                                          /s/ John C. Zisko

                                          John C. Zisko
                                          Secretary
Somerville, New Jersey
February 13, 1997

                                   IMPORTANT

       All shareholders are cordially invited to attend the Special Meeting in person.

       Whether or not you plan to attend the Special Meeting in person, in order to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card, which is being solicited by the Board of Directors of HPI and promptly return it in the self-addressed return envelope enclosed for that purpose. The envelope requires no postage if mailed in the United States. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY CARD MAY REVOKE IT AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH ABOVE AND IN THE ACCOMPANYING PROXY STATEMENT.

                           HOSPOSABLE PRODUCTS, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 17, 1997

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hosposable Products, Inc., a New York corporation ("HPI"), from holders of record as of the close of business on February 3, 1997 (the "Record Date") of outstanding shares of common stock, par value $.01 per share, of HPI ("HPI Common Stock") for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on March 17, 1997 at the time and place and for the purposes specified in the accompanying notice and at any adjournments or postponements of the Special Meeting.

     As of November 12, 1996, HPI, 3290441 Canada Inc., a wholly owned and newly formed Canadian subsidiary of HPI ("HPI Sub"), and G.H. Wood + Wyant Inc. ("Wyant"), the holder of a majority of the outstanding shares of HPI Common Stock (as defined herein), entered into an Asset Purchase Agreement, as amended (the "Purchase Agreement"), pursuant to which HPI Sub agreed to purchase the business and all operating assets (excluding the HPI Common Stock held by Wyant) (collectively, the "Acquired Business") and assume the operating liabilities of Wyant for (w) Cdn$5,000,000 (US$3,731,343) (the "Cash Consideration"), (x) a promissory note in the principal amount of Cdn$4,262,741 (US$3,181,150), subject to adjustment, if any, pursuant to the terms of the Purchase Agreement (the "Note"), which Note will be exchanged for shares of Class A Preferred Stock of HPI Sub immediately after such adjustment, having a liquidation preference of Cdn$1.00 per share (on the basis of one share of Class A Preferred Stock of HPI Sub for each Cdn$1.00 of unpaid principal amount of the Note), which shares will have a dividend rate of 4% per annum and will be mandatorily redeemable pursuant to the terms thereof (the "Class A Preferred Stock"), (y) 3,800,000 shares of Class B Preferred Stock of HPI Sub having an aggregate liquidation preference of Cdn$3,800,000 (US$2,835,821), which shares will have a dividend rate of 3.999999% per annum and will be mandatorily redeemable pursuant to the terms thereof (the "Class B Preferred Stock"), and (z) 1,000,000 shares of Class E Preferred Stock of HPI Sub having an aggregate liquidation preference per share of one share of HPI Common Stock, which shares will be exchangeable for 1,000,000 shares of HPI Common Stock pursuant to the terms thereof and will be entitled to dividends equivalent, on a per share basis, to any dividends paid on the HPI Common Stock (the "Class E Preferred Stock") (collectively, the "Acquisition"). As of February 6, 1997, HPI estimated the fair value of (i) the Class A Preferred Stock to be issued in exchange for the Note to be approximately Cdn$4,028,040 (US$3,006,000), (ii) the Class B Preferred Stock to be approximately Cdn$3,115,500 (US$2,325,000) and (iii) the Class E Preferred Stock to be approximately Cdn$6,627,640 (US$4,946,000). The total fair value of the foregoing consideration to be paid in the Acquisition was estimated by HPI as of February 6, 1997 to be approximately Cdn$18,771,180 (US$14,008,343). The amount of the Note included in such consideration is based on the assumption that Wyant's earnings for the period from January 1, 1996 to the Closing Date (as defined herein) will equal Cdn$2,700,000 (US$2,015,000) (without taking into account a deferred tax liability that Wyant expects to record from January 1, 1996 to the Closing Date in the amount of approximately Cdn$1,000,000 (US$746,000)). In the event that such earnings are greater or less than Cdn$2,700,000 (US$2,015,000), then the amount of the Note issued at the closing of the Acquisition (the "Closing') will be increased or decreased by a corresponding amount. The liabilities of Wyant to be assumed by HPI Sub in the Acquisition will include bank term debt in an amount estimated to be approximately Cdn$5,126,000 (approximately US$3,825,373). On November 6, 1996, the Board approved the form of Purchase Agreement. All conversions from Canadian to United States dollars set forth above are based on an exchange rate of US$1.00 to Cdn$1.34.

     Wyant currently holds approximately 55.4% of the outstanding shares of HPI Common Stock. Immediately after the Closing, if Wyant, as the holder of the Class E Preferred Stock, exercises in full its rights to exchange the Class E Preferred Stock for HPI Common Stock, Wyant would increase its percentage ownership of the total outstanding shares of HPI Common Stock held by it from 55.4% to 72%.

     The portion of the Acquisition Consideration (as defined herein) to be received, directly or indirectly, by James A. Wyant, a director of HPI and shareholder of Wyant, will be Cdn$600,000 (US$447,760) in cash, 762,741 shares of Class A Preferred Stock, subject to adjustment, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock. The portion of the Acquisition Consideration to be received, directly or indirectly, by Gerald
W. Wyant, James A. Wyant's father and a director of HPI and, indirectly, a shareholder of Wyant, will be Cdn$2.4 million (US$1,791,045) in cash. The balance of the Acquisition Consideration will be received, directly or indirectly, by the siblings of James A. Wyant, as shareholders of Wyant. Furthermore, in connection with the proposed Transactions (as defined below), Wyant has entered into Employment Agreements (as defined herein) with Gerald W. Wyant and James A. Wyant. See "SUMMARY OF PROXY STATEMENT" and "DESCRIPTION OF THE TRANSACTIONS" for a complete description of Wyant's controlling interest in HPI and the benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions. All conversions from Canadian to United States dollars set forth above are based on an exchange rate of US$1.00 to Cdn$1.34.

     In addition, on November 6, 1996 the Board approved the HPI 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan" or the "Plan") that will permit HPI to grant compensatory stock options, restricted stock and other stock-related awards to directors, employees and consultants of HPI, subject to the terms of the Plan.

     Lastly, on November 6, 1996 the Board approved an amendment to HPI's Certificate of Incorporation that will (i) change the name of HPI to Wyant Corporation and (ii) increase the number of authorized shares of HPI Common Stock from 3,000,000 shares to 6,000,000 shares (the "Charter Proposals").

     The purpose of the Special Meeting is to consider and vote on (i) the Purchase Agreement necessary to consummate the Acquisition and the related transactions provided for in the Purchase Agreement (the "Transactions"), (ii) the 1997 Stock Incentive Plan, (iii) the Charter Proposals and (iv) any proposal to adjourn or postpone the Special Meeting.

     Shareholder approval of the Transactions is being solicited in accordance with the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to certain transactions involving issuers whose shares are traded on the Nasdaq National Market ("Nasdaq") and their affiliates. Pursuant to such rules, shareholder approval is required in connection with the acquisition of the stock or assets of another company when, in connection therewith, the acquiring company issues common stock, or securities convertible into or exercisable for common stock, and the voting power of such shares is equal to or in excess of 20% of the voting power or the number of shares of common stock outstanding before the issuance of such securities. The Class E Preferred Stock to be issued to Wyant in connection with the Transactions, if exchanged for HPI Common Stock, would represent approximately 59.1% of the outstanding HPI Common Stock prior to such issuance.

     This Proxy Statement, the attached Notice of Special Meeting of Shareholders, the attached letter to shareholders from HPI, and the enclosed proxy card are first being mailed to HPI shareholders on or about February 13, 1997.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               ------
SUMMARY OF PROXY STATEMENT.....................................................      1
        HPI....................................................................      1
        Wyant..................................................................      1
        The Special Meeting....................................................      2
        Purpose of the Special Meeting.........................................      2
        Votes Required.........................................................      2
        Change of Vote.........................................................      3
        Report of the Special Committee........................................      3
        Opinion of the Special Committee's Financial Advisor...................      3
        Recommendation of the Board............................................      3
        The Acquisition........................................................      4
                The Acquired Business..........................................      4
                Acquisition Consideration......................................      4
                The Note and the Class A Preferred Stock.......................      4
                Class B Preferred Stock........................................      4
                Class E Preferred Stock........................................      5
                Representations and Warranties.................................      5
                Covenants......................................................      5
                Conditions.....................................................      5
                Closing of the Acquisition.....................................      5
                Indemnification................................................      5
                Covenant Agreement.............................................      6
                Termination....................................................      7
                Expenses.......................................................      7
                Regulatory Requirements and Approvals..........................      7
        Accounting Treatment...................................................      7
        U.S. Federal Income Tax Consequences...................................      7
        Interest of Certain Persons in Matters to be Acted Upon................      8
        Risks Associated with the Acquisition of the Acquired Business.........      8
        The 1997 Stock Incentive Plan..........................................      9
        The Charter Proposals..................................................      9
        Comparative Market Price and Dividend Information......................      9
        Summary Financial Data of HPI..........................................     10
        Recent Financial Results of HPI (unaudited)............................     11
        Summary Financial Data of the Canadian Operations of Wyant.............     11
        Summary Unaudited Pro Forma Condensed Combined Financial Information...     14
        Comparative Pro Forma Historical and Unaudited Per Share Data..........     15
THE SPECIAL MEETING............................................................     16
        General................................................................     16
        Record Date............................................................     16
        Votes Required; Effect of Abstentions and Non-Votes....................     16
        Voting and Revocation of Proxies.......................................     17
        Adjournment of the Special Meeting.....................................     17
        Solicitation of Proxies................................................     18

                                                                                 PAGE
                                                                               ------
DESCRIPTION OF THE TRANSACTIONS................................................     19
        Effects of the Acquisition.............................................     19
        Background of and Reasons for the Transactions.........................     19
                Background.....................................................     19
                Special Committee of the Board.................................     19
                Reasons for the Transactions...................................     24
        Opinion of the Financial Advisor.......................................     26
                Houlihan, Lokey, Howard & Zukin................................     26
                Assessing the Fair Market Value of Wyant.......................     27
                Assessing the Fair Market Value of Acquisition Consideration...     30
                Assessing Reasonableness of HPI's Common Stock Value...........     30
                Combination Benefits...........................................     31
                Fees and Expenses..............................................     32
        Terms of the Acquisition...............................................     32
                The Acquired Business..........................................     32
                Description of the Note........................................     32
                Description of the Class A Preferred Stock and the Class B
               Preferred Stock.................................................     33
                        General................................................     33
                        Voting Rights..........................................     33
                        Dividends..............................................     33
                        Liquidation............................................     33
                        Mandatory Redemption...................................     33
                        Optional Tender........................................     34
                Description of the Class E Preferred Stock.....................     34
                        General................................................     34
                        Voting Rights..........................................     34
                        Dividends..............................................     34
                        Liquidation............................................     34
                        Exchange Rights........................................     35
                Registration Rights Agreement..................................     35
                Covenant Agreement.............................................     35
                Effect on HPI Shareholders.....................................     35
                Representations and Warranties.................................     36
                Covenants......................................................     36
                Conditions.....................................................     37
                Conduct of Business Prior to the Closing Date..................     37
                Indemnification................................................     38
                Termination....................................................     40
                Expenses.......................................................     40
                Waiver and Amendment...........................................     40
                Regulatory Requirements and Approvals..........................     41
                Accounting Treatment...........................................     41
                U.S. Federal Income Tax Consequences...........................     41
        Interests of Certain Persons in Matters to be Acted Upon...............     41
        Risks Associated with the Acquisition of the Acquired Business.........     42
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...................     44

                                                                                 PAGE
                                                                               ------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND HPI MANAGEMENT.............     52
EXECUTIVE COMPENSATION.........................................................     53
        Summary Compensation Tables............................................     53
        Compensation of Directors..............................................     55
PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN.........................     56
        Plan Administration....................................................     56
        Securities to be Offered...............................................     56
        Individuals Who May Participate in the Plan............................     56
        Awards.................................................................     57
                Options for Non-Employee Directors.............................     57
                Options for Other Participants.................................     57
                Stock Appreciation Rights......................................     58
                Restricted Stock...............................................     58
                Performance Shares.............................................     58
                Performance Units..............................................     58
        Share Withholding......................................................     59
        Term of Plan...........................................................     59
        Federal Income Tax Consequences Relating to Options....................     59
        New Plan Benefits......................................................     60
PROPOSED AMENDMENTS OF THE HPI CERTIFICATE OF INCORPORATION....................     61
        Corporate Name Change..................................................     61
        Increase of Authorized Shares..........................................     61
INFORMATION CONCERNING HPI.....................................................     62
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HPI.........................     63
        Recent Financial Results of HPI (unaudited)............................     64
INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT........................     64
        General................................................................     64
        Strategy and Marketing.................................................     65
        Services and Operations................................................     65
        Customers..............................................................     66
        Technology.............................................................     66
        Competition............................................................     66
        Supply of Raw Materials................................................     66
        Employees..............................................................     67
        Governmental Regulation................................................     67
        Properties.............................................................     67
        Legal Proceedings......................................................     68
SELECTED HISTORICAL FINANCIAL DATA OF THE CANADIAN OPERATIONS OF WYANT.........     69
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF THE
  COMBINED OPERATIONS OF HPI AND THE CANADIAN OPERATIONS OF WYANT..............     72
        Overview...............................................................     72
        Nine Months Ended September 30, 1996 as Compared with the Nine Months
         Ended September 30, 1995..............................................     72
                Sales..........................................................     72

                                                                                 PAGE
                                                                               ------
                Cost of Sales and Gross Profit.................................     72
                Selling, General and Administrative............................     73
                Depreciation and Amortization..................................     73
                Other Income...................................................     73
                Interest Expense...............................................     73
                Income Before Income Tax.......................................     73
                Income Taxes...................................................     73
                Net Earnings Attributable to Common Shareholders...............     73
        Liquidity and Capital Resources........................................     74
                HPI............................................................     74
                The Canadian Operations of Wyant...............................     74
                Impact of the Acquisition on Continuing Operations.............     75
        Fiscal Year 1995 as Compared with Fiscal Year 1994.....................     75
                Sales..........................................................     75
                Cost of Sales and Gross Profit.................................     76
                Selling, General and Administrative............................     76
                Depreciation and Amortization..................................     76
                Other Income (Expense).........................................     76
                Non-Recurring Items............................................     76
                Income Taxes...................................................     76
                Net Earnings Attributable to Common Shareholders...............     77
        Fiscal Year 1994 as Compared with Fiscal Year 1993.....................     77
                Overview.......................................................     77
                Sales..........................................................     77
                Cost of Sales and Gross Profit.................................     77
                Selling, General and Administrative............................     77
                Depreciation and Amortization..................................     77
                Other Income...................................................     78
                Interest Expense...............................................     78
                Non-Recurring Items............................................     78
                Income Taxes...................................................     78
                Net Earnings Attributable to Common Shareholders...............     78
        Liquidity and Capital Resources........................................     78
                HPI............................................................     78
                The Canadian Operations of Wyant...............................     79
        Seasonality............................................................     80
        Impact of Inflation....................................................     80
ACCOUNTANT MATTERS.............................................................     81
SHAREHOLDER PROPOSALS..........................................................     81
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................     82
INDEX TO FINANCIAL STATEMENTS..................................................    F-1
APPENDICES

                           SUMMARY OF PROXY STATEMENT

       The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information included in this Proxy Statement and the Appendices hereto, including, but not limited to, the Purchase Agreement, and Amendment No. 1 thereto, and the 1997 Stock Incentive Plan included as Appendices A and A-1 and B hereto, respectively. Shareholders are urged to read carefully this Proxy Statement and the Appendices hereto. The information included in this Proxy Statement with respect to Wyant and its affiliates has been supplied by Wyant and the information included in this Proxy Statement with respect to HPI, HPI Sub and their respective affiliates, including the Incorporated Documents (as defined herein), has been supplied by HPI. Capitalized terms that are used but not defined in this Proxy Statement are defined in the Purchase Agreement or the 1997 Stock Incentive Plan, as the context indicates.

HPI

       HPI, a New York corporation, and its wholly owned subsidiaries, Bridgewater Manufacturing Corp., a New Jersey corporation, and IFC Disposables, Inc., a Tennessee corporation, manufacture disposable medical products, wiping products and nonwoven roll goods. The disposable medical products are produced by various converting equipment. Some products utilize substrate, which is manufactured using in-house "airlaid" processing technology and equipment. The disposable medical products include bedpads incorporating unique designs for incontinent patients. Wiping products include disposable airlaid nonwoven patient washcloths and general wiping products in addition to the use of other nonwoven materials that are purchased and converted in-house.

       The majority of the sales of HPI's branded products are to distributors for eventual use by hospitals, nursing homes and other health care institutions and to government agencies. The bedpads are HPI's principal products. Their end-use is for protection against mattress-soiling caused primarily by incontinence. A portion of HPI's revenues is derived through the sale of finished products as private label brands for major customers. HPI's airlaid fabrics (Airlay(R)) are used as components of end-products manufactured by HPI and also are sold in roll good form to converters that produce a wide range of health care, consumer and industrial products. In 1995, HPI had sales of approximately US$40.5 million and currently employs 333 people.

       HPI's principal executive offices are located at 100 Readington Road, Somerville, New Jersey 08876 and its telephone number is (908) 707-1800. See "INFORMATION CONCERNING HPI."

WYANT

       Wyant, a Canadian federal corporation, manufactures and distributes a broad range of industrial and institutional janitorial products, principally for the maintenance of washrooms, including paper hand towels, bathroom tissue, related sanitary paper products, janitorial chemicals, caretaking supplies and food service and health care products. Wyant is one of two national distributors of sanitary paper products, janitorial chemicals and equipment, and sanitation supplies to institutional markets in Canada, with Wyant being the only national full line distributor focused solely on the institutional sanitation market. Wyant operates a paper converting plant and a chemical blending facility in Ontario, Canada and services approximately 20,000 customers through a direct sales organization supported by customer service centers located across Canada. In 1995, Wyant had sales of approximately US$52.2 million and currently employs 375 people.

       Wyant's principal executive offices are located at 1475, 32nd Avenue, Lachine, Quebec H8T 3J1 and its telephone number is (514) 636-9926. See "INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT."

THE SPECIAL MEETING

       The Special Meeting to consider and vote on the Transactions, the 1997 Stock Incentive Plan, the Charter Proposals and any proposal to adjourn or postpone the Special Meeting will be held on March 17, 1997 at 10:00 a.m. (EST) at the offices of HPI, 100 Readington Road, Somerville, New Jersey. Only the holders of record of HPI Common Stock on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. On the Record Date there were 1,692,476 shares of HPI Common Stock outstanding, with each share being entitled to one vote on each matter considered at the Special Meeting. See "THE SPECIAL MEETING."

PURPOSE OF THE SPECIAL MEETING

       The purpose of the Special Meeting is for the shareholders of HPI to consider and vote upon proposals to approve the Transactions, to approve and adopt the 1997 Stock Incentive Plan, to approve and adopt the Charter Proposals and any proposal to adjourn or postpone the Special Meeting and to transact such other business as may properly come before the meeting. See "DESCRIPTION OF THE TRANSACTIONS", "PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN" and "PROPOSED AMENDMENTS OF THE HPI CERTIFICATE OF INCORPORATION."

VOTES REQUIRED

       Approval of the Transactions by the HPI shareholders requires the approval of a majority of the total votes cast in person or by proxy at the Special Meeting. Approval of the 1997 Stock Incentive Plan and the Charter Proposals requires approval of a majority of the outstanding shares of HPI Common Stock entitled to vote.

       The HPI shareholders will not have appraisal or dissenter rights in connection with their vote on the Transactions, the 1997 Stock Incentive Plan or the Charter Proposals.

       Shareholder approval of the Transactions is being solicited in accordance with the rules of the NASD applicable to certain transactions involving issuers whose shares are traded on Nasdaq and their affiliates. Pursuant to such rules, shareholder approval is required in connection with the acquisition of the stock or assets of another company when, in connection therewith, the acquiring company issues common stock, or securities convertible into or exercisable for common stock, and the voting power of such shares is equal to or in excess of 20% of the voting power of the number of shares of common stock outstanding before the issuance of such securities. The Class E Preferred Stock to be issued to Wyant in connection with the Transactions, if exchanged for HPI Common Stock, would represent approximately 59.1% of the outstanding HPI Common Stock prior to such issuance.

       Each of the directors of HPI holding shares of HPI Common Stock, who collectively own 3,100 shares of HPI Common Stock, intends to vote in favor of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals. Such shares represent less than 1% of the outstanding shares of HPI Common Stock. Wyant, which currently holds approximately 55.4% of the outstanding shares of HPI Common Stock, has agreed in the Purchase Agreement to vote in favor of the Transactions.

       If Wyant votes in favor of the Transactions as it has agreed to do in the Purchase Agreement, then a sufficient number of shares will have been cast in favor of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals for each to have been approved. See "THE SPECIAL MEETING -- Votes Required; Effect of Abstentions and Non-Votes" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND HPI MANAGEMENT." In the event that the Transactions are not consummated, both HPI and Wyant expect to continue to operate consistent with past practices.

CHANGE OF VOTE

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by (i) filing with the Secretary of HPI, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of HPI at or before the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). See "THE SPECIAL MEETING -- Voting and Revocation of Proxies."

REPORT OF THE SPECIAL COMMITTEE

       The Board has created a special committee consisting of disinterested directors to consider the Transactions (the "Special Committee") in light of the conflicts of interest resulting from Wyant's ownership of approximately 55.4% of the outstanding shares of HPI Common Stock and the benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions. See "-- Interest of Certain Persons in Matters to be Acted Upon." The Special Committee has concluded that the Transactions are fair to, and in the interests of, the HPI shareholders in their capacity as such and has reported this conclusion to the Board. The members of the Special Committee are Ms. Jane M. Curtis, Mr. Nicholas A. Gallopo and Mr. Joseph H. Weinkam, Jr. See "DESCRIPTION OF THE TRANSACTIONS -- Background of and Reasons for the Transactions -- Special Committee of the Board" and "-- Reasons for the Transactions" for a description of the material factors considered by the Special Committee and the reasons for its recommendation to the Board. Pursuant to the 1997 Stock Incentive Plan, the members of the Special Committee were awarded Options (as defined herein) as further discussed under "PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN -- New Plan Benefits." The adoption of the 1997 Stock Incentive Plan, and hence the award of such Options, is contingent upon the approval of the Plan by the shareholders of HPI and the completion of the Transactions.

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

       On November 6, 1996, Houlihan, Lokey, Howard & Zukin, Inc., independent financial advisor to the Special Committee ("Houlihan Lokey"), delivered its written opinion to the Board that the Transactions are fair, from a financial point of view, to the shareholders of HPI, in their capacity as such. Houlihan Lokey subsequently provided to the Board an updated fairness opinion dated November 12, 1996 to the same effect, based on the final version of the Purchase Agreement and the exhibits thereto. As a condition to the Closing, Houlihan Lokey will confirm its fairness opinion as of a date not more than five business days prior to the Closing Date. A copy of the fairness opinion dated November 12, 1996 is included as Appendix C hereto and should be read carefully by HPI shareholders in its entirety with respect to the assumptions made, other matters considered and the limitations of the review undertaken in arriving at such opinion. See "DESCRIPTION OF THE TRANSACTIONS -- Opinion of the Financial Advisor."

RECOMMENDATION OF THE BOARD

       The Board has approved the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals and has adopted resolutions recommending that the shareholders of HPI vote FOR approval and adoption of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals.

       The Board believes that the Transactions are fair to, and in the best interests of, HPI and its shareholders. In reaching its decision to approve the Transactions, the Board considered a number of material factors; for a further description of the material factors considered by the Board and the reasons for its approval of the Transactions, see "DESCRIPTION OF THE TRANSACTIONS -- Background of and Reasons for the Transactions." Among the material factors considered by the Board were the financial terms of the Transactions, financial information concerning Wyant, the report of the Special Committee to the effect that the Transactions are fair to, and in the interests of, the shareholders of HPI, in their capacity as such, the competitive environment in the institutional sanitation business, Houlihan Lokey's fairness opinion and the material risks associated with the Acquisition of the Acquired Business (see "-- Risks Associated with the Acquisition of the Acquired Business").

THE ACQUISITION

       The Acquired Business. Pursuant to the Purchase Agreement, HPI Sub has agreed to purchase the Acquired Business. The operating assets that constitute the Acquired Business principally include inventory, accounts receivable, property, plant and equipment (including Wyant's converting facility in Pickering, Ontario), patents, trademarks, customer lists and any and all other assets, tangible or intangible, of Wyant that are required to operate the Acquired Business. The HPI Common Stock held by Wyant is not part of the Acquired Business.

       Acquisition Consideration. In consideration for the Acquired Business, HPI Sub will assume the operating liabilities of Wyant. In addition, HPI Sub will pay and deliver to Wyant (i) the Cash Consideration, (ii) the Note, (iii) 3,800,000 shares of Class B Preferred Stock and (iv) 1,000,000 shares of Class E Preferred Stock (collectively, the "Acquisition Consideration"). As of February 6, 1997, HPI estimated the fair value of (i) the Class A Preferred Stock to be issued in exchange for the Note to be approximately Cdn$4,028,040 (US$3,006,000), (ii) the Class B Preferred Stock to be approximately Cdn$3,115,500 (US$2,325,000) and (iii) the Class E Preferred Stock to be approximately Cdn$6,627,640 (US$4,946,000). The total Acquisition Consideration was estimated by HPI as of February 6, 1997 to be approximately Cdn$18,771,180 (or US$14,008,343). The amount of the Note included in the Acquisition Consideration is based on the assumption that Wyant's earnings for the period from January 1, 1996 to the Closing Date will equal Cdn$2,700,000 (US$2,015,000) (without taking into account a deferred tax liability that Wyant expects to record from January 1, 1996 to the Closing Date in the amount of approximately Cdn$1,000,000 (US$746,000)). In the event that such earnings are greater or less than Cdn$2,700,000 (US$2,015,000), then the amount of the Note issued at the Closing will be increased or decreased by a corresponding amount. The liabilities of Wyant to be assumed by HPI Sub in the Acquisition will include bank term debt in an amount estimated to be approximately Cdn$5,126,000 (or approximately US$3,825,373). All conversions from Canadian to United States dollars in this paragraph are based on an exchange rate of US$1.00 to Cdn$1.34.

       The Note and the Class A Preferred Stock. At the Closing, HPI Sub will issue to Wyant the Note in the principal amount of Cdn$4,262,741 (US$3,181,150), subject to the Adjustment (as defined herein), if any, pursuant to the terms of the Purchase Agreement and having the terms and conditions set forth in the Purchase Agreement. Immediately following the Adjustment, the Note will be exchanged for shares of Class A Preferred Stock (on the basis of one share of Class A Preferred Stock for each Cdn$1.00 of unpaid principal amount of the
Note), having the rights, privileges, restrictions and conditions set forth in the Articles of Incorporation, as amended, of HPI Sub (the "HPI Sub Articles"). See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Description of the Note" and "-- Description of the Class A Preferred Stock and the Class B Preferred Stock."

       Class B Preferred Stock. At the Closing, HPI Sub will issue to Wyant 3,800,000 shares of Class B Preferred Stock having the rights, privileges, restrictions and conditions set forth in the HPI

Sub Articles. The holders of Class A and Class B Preferred Stock will have the right, voting as a single class, to elect two members to the Board of Directors of HPI Sub upon a failure of HPI Sub (or HPI pursuant to the Covenant Agreement (as defined herein)) to pay dividends on, or to redeem, the Class A and Class B Preferred Stock pursuant to the terms thereof. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Description of the Class A Preferred Stock and the Class B Preferred Stock."

       Class E Preferred Stock. At the Closing, HPI Sub will issue to Wyant 1,000,000 shares of Class E Preferred Stock having the rights, privileges, restrictions and conditions set forth in the HPI Sub Articles. Immediately after the Closing, if Wyant, as the holder of the Class E Preferred Stock, exercises in full its rights to exchange the Class E Preferred Stock for HPI Common Stock, Wyant would increase its percentage ownership of the total outstanding shares of HPI Common Stock held by it from 55.4% to 72%. As a result, upon such exercise, HPI shareholders will experience a reduction in their percentage ownership of the total outstanding shares of HPI Common Stock. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Description of the Class E Preferred Stock" and "-- Effect on HPI Shareholders."

       Representations and Warranties. The Purchase Agreement contains customary representations and warranties of Wyant, HPI and HPI Sub. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Representations and Warranties."

       Covenants. The Purchase Agreement contains customary covenants of Wyant, HPI and HPI Sub and negative covenants of Wyant relating to the Note, its capital stock and its business after the Closing. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Covenants."

       Conditions. The obligations of HPI, HPI Sub and Wyant to effect the Acquisition are subject to customary conditions, including, among other things, the receipt of an updated fairness opinion of Houlihan Lokey, the availability of financing and the absence of any material adverse change in the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations of the Acquired Business. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Conditions."

       Closing of the Acquisition. The Closing of the Acquisition will occur upon (a) the execution and delivery by Wyant of (i) the Bill of Sale relating to the Acquired Business, (ii) assignments with respect to each of the contracts and other agreements and rights to be assigned to HPI Sub under the Purchase Agreement and, where required for such assignment, the consent or waiver of any third party, (iii) a deed in proper form for recordation and sufficient to vest in HPI Sub good and valid title to the Fee Property free and clear of all Encumbrances except for Permitted Encumbrances, (iv) assignments sufficient to convey the Intellectual Property free and clear of all Encumbrances except for Permitted Liens and (v) assignments sufficient to assign the Real Property Leases, with the consent to assignment of the other party to the Real Property Leases, free and clear of all Encumbrances other than Permitted Encumbrances (collectively, the "Transfer Instruments") and (b) the delivery by HPI Sub of the Acquisition Consideration. The Closing may occur at such later time as may be specified in the Purchase Agreement. It is currently anticipated that the Transfer Instruments and the Acquisition Consideration will be delivered, and the Acquisition will be effective, promptly following the Special Meeting. See "DESCRIPTION OF THE TRANSACTIONS -- Effects of the Acquisition."

       Indemnification. Subject to certain conditions and limitations, Wyant has agreed to indemnify each of HPI and HPI Sub against losses arising out of
(i) any breach of any representation and warranty of Wyant contained in the Purchase Agreement, (ii) any failure to perform or otherwise fulfill any undertaking or other agreement or obligation of Wyant contained in the Purchase Agreement, (iii) any liability not specifically assumed by HPI Sub pursuant to the undertaking of HPI Sub set forth in the Purchase Agreement, (iv) information and financial forecasts provided by or on behalf of Wyant to Houlihan Lokey being incorrect in any material respect or not having been prepared in good faith and on a reasonable basis only to the extent such information and financial forecasts relate to Wyant, (v) claims of any HPI shareholder that the information provided by or on behalf of Wyant for inclusion in this Proxy Statement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading only to the extent such information relates to Wyant and (vi) any and all actions, suits, proceedings, claims or demands, incident to any of the foregoing or such indemnification.

       Subject to certain conditions and limitations, each of HPI and HPI Sub, jointly and severally, has agreed to indemnify Wyant against losses arising out of (i) any breach of any representation and warranty of HPI or HPI Sub contained in the Purchase Agreement, (ii) any failure to perform or otherwise fulfill any undertaking or other agreement or obligation of HPI or HPI Sub contained in the Purchase Agreement, (iii) with respect to HPI Sub, any liability of Wyant specifically assumed by HPI Sub pursuant to the undertaking of HPI Sub set forth in the Purchase Agreement and with respect to HPI, any Disclosed Liability and
(iv) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnification.

       With certain exceptions, the aggregate amount of Buyer Losses recoverable pursuant to the indemnification provisions of the Purchase Agreement shall be limited to the aggregate amount of Acquisition Consideration (after giving effect to the Adjustment) as determined in accordance with the Purchase Agreement. Pursuant to the Purchase Agreement, Wyant shall satisfy its indemnification obligations under the Purchase Agreement by surrender of the shares of Class A Preferred Stock, Class B Preferred Stock, Class E Preferred Stock, the Underlying Shares, if any, HPI Common Stock and other assets, in each case held by Wyant and in this order only. It is anticipated that Wyant will never have materially more than approximately Cdn$12,800,000 (US$9,558,000 based on an exchange rate of US$1.00 to Cdn$1.34) in assets to satisfy its indemnification obligations under the Purchase Agreement.

       Pursuant to a guaranty agreement among James A. Wyant, HPI and HPI Sub to be entered into at Closing (the "Guaranty Agreement"), James A. Wyant will guarantee the indemnification obligations of Wyant set forth above to the extent, and only to the extent, (i) Wyant fails to satisfy its obligations under the Purchase Agreement and (ii) of the excess of the aggregate amount of any distributions made by Wyant to James A. Wyant over an amount equal to Cdn$35,000 for each successive twelve month period that has elapsed from the Closing Date to the date as of which the maximum liability of James A. Wyant is determined under the Guaranty Agreement; provided, however, that the obligations of James
A. Wyant under the Guaranty Agreement will be subject to the limitations on the indemnification obligations of Wyant set forth in the Purchase Agreement. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Indemnification."

       Covenant Agreement. Pursuant to a covenant agreement among HPI, HPI Sub and Wyant to be entered into at Closing (the "Covenant Agreement"), HPI will agree to ensure that HPI Sub is able and has the financial resources to (i) pay dividends on the Redeemable Preferred Stock (as defined herein) and the Class E Preferred Stock, (ii) pay the Redemption Price (as defined herein) on the Redeemable Preferred Stock, (iii) effect the exchange contemplated by the terms of the Class E Preferred Stock and (iv) pay the liquidation entitlement in respect of the Redeemable Preferred Stock and the Class E Preferred Stock. In the event HPI Sub does not have the financial resources to pay any of such amounts or effect such exchange, the Covenant Agreement provides that HPI may pay such amounts and effect such exchange directly either at the election of HPI or the holders of the Class E Preferred Stock. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Covenant Agreement."

       Termination. The Purchase Agreement provides that it may be terminated at any time prior to the Closing, whether before or after approval of the Transactions by the shareholders of HPI: (i) by mutual written consent of Wyant and HPI Sub, (ii) by Wyant or HPI Sub if there has been a material breach on the part of the other party of any of such other party's representations, warranties or obligations set forth in the Purchase Agreement that has not been cured on or prior to the Closing and (iii) by either Wyant or HPI Sub if the Acquisition has not occurred on or prior to April 30, 1997. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Termination."

       Expenses. All costs and expenses of Wyant will be paid by Wyant, and all costs and expenses incurred by HPI or HPI Sub, as the case may be, in connection with the Purchase Agreement will be paid by HPI or HPI Sub, as the case may be. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Expenses."

       Regulatory Requirements and Approvals. Apart from the approval of the HPI shareholders, which is being solicited by this Proxy Statement, there are no Canadian federal or provincial nor any United States federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Transactions. See "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Regulatory Requirements and Approvals."

ACCOUNTING TREATMENT

       The Transactions will be accounted for in a manner similar to a pooling-of-interests for financial reporting purposes in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Accordingly, upon consummation of the Transactions, the assets and liabilities of the Canadian Operations of Wyant will be included in the consolidated balance sheet of HPI and its subsidiaries in the amounts that were included in the books of the Canadian Operations of Wyant immediately prior to the Transactions, subject to adjustments, if any, required to conform the accounting policies of the Canadian Operations of Wyant to U.S. GAAP and such other adjustments as may be necessary to comply with pooling-of-interests rules and regulations. In addition, any difference between the value of the consideration given and the book value of the net assets acquired will be recorded as a deemed dividend. For a more detailed description of the accounting treatment of the Transactions, see "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- Accounting Treatment."

       Representatives of HPI's independent public accountants, Arthur Andersen LLP, are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. See "ACCOUNTANT MATTERS."

U.S. FEDERAL INCOME TAX CONSEQUENCES

       Under current law, assuming that the Transactions will take place as described in the Purchase Agreement, no taxable gain or loss will be recognized by HPI in the Acquisition. For U.S. federal income tax purposes, there is a step-up in the tax basis of the underlying assets, up to the non-equity portion of the Acquisition Consideration. No such step-up in the tax basis applies for Canadian federal and provincial income tax purposes. "DESCRIPTION OF THE TRANSACTIONS -- Terms of the Acquisition -- U.S. Federal Income Tax Consequences."

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       In consideration for the Acquired Business, HPI Sub will assume the operating liabilities of Wyant and will pay and deliver to Wyant the Acquisition Consideration. The portion of the Acquisition Consideration to be received, directly or indirectly, by James A. Wyant, a director of HPI and shareholder of Wyant, will be Cdn$600,000 (US$447,760) in cash, 762,741 shares of Class A Preferred Stock, subject to adjustment, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock. The portion of the Acquisition Consideration to be received, directly or indirectly, by Gerald W. Wyant, a director of HPI, James A. Wyant's father, and, indirectly, a shareholder of Wyant, will be Cdn$2.4 million (US$1,791,045) in cash. The portion of the Acquisition Consideration to be received, directly or indirectly, by Lynne Emond and John Derek Wyant, as siblings of James A. Wyant and, indirectly, as shareholders of Wyant, will be 1,750,000 shares of Class A Preferred Stock each, Cdn$1,000,000 (US$746,269) each and 83,333 shares of Class E Preferred Stock each. All conversions from Canadian to United States dollars in this paragraph are based upon an exchange rate of US$1.00 to Cdn$1.34.

       In connection with the proposed Transactions, Wyant has entered into employment agreements with Gerald W. Wyant and James A. Wyant (each, an "Employment Agreement"). Each of these Employment Agreements initially takes effect as of January 1, 1997. However, if the Transactions are not completed on or prior to April 30, 1997 the Employment Agreements will automatically terminate. Provided that the Transactions are completed on or prior to April 30, 1997, HPI Sub will assume Wyant's obligations under each of the Employment Agreements and the Employment Agreements will remain in effect for an initial term of five years and will be automatically renewed for successive one-year terms thereafter, unless HPI Sub or the covered executive elects to terminate the Employment Agreement in accordance with its terms. Under the Employment Agreement covering Gerald W. Wyant, Gerald W. Wyant will serve as Chairman Emeritus of HPI and will receive an annual base salary of US$237,000 and certain other benefits. Under the Employment Agreement covering James A. Wyant, James A. Wyant will serve as Vice Chairman of HPI and will receive an annual base salary of Cdn$215,000 (subject to annual increases based on the increase, if any, in the Consumer Price Index of Canada). James A. Wyant will also receive bonus compensation in accordance with the policy covering vice-presidents of HPI and certain other benefits. See "DESCRIPTION OF THE TRANSACTIONS -- Interest of Certain Persons in Matters to be Acted Upon."

RISKS ASSOCIATED WITH THE ACQUISITION OF THE ACQUIRED BUSINESS

       As a result of the Acquisition, HPI's results of operations will be significantly dependent on, and materially affected by, the results of operations of the Acquired Business and the attendant business risks that are associated with the operation of the Acquired Business as a going concern. See "DESCRIPTION OF THE TRANSACTIONS -- Risks Associated with the Acquisition of the Acquired Business" for a complete description of these material risks. Among these material risks are U.S. - Canadian dollar exchange rate risks, the risks associated with increased financial leverage at both Wyant and HPI after the consummation of the Transactions and the competitive environment in the institutional sanitation business. There can be no assurance as to the degree to which such risks may have a material adverse effect on the results of operations of the Acquired Business and, thus, the results of operations of HPI. See also "INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF THE COMBINED OPERATIONS OF HPI AND THE CANADIAN OPERATIONS OF WYANT."

THE 1997 STOCK INCENTIVE PLAN

       The 1997 Stock Incentive Plan will allow HPI to grant incentives to directors, key employees and consultants in the form of options, stock appreciation rights, restricted stock and other performance awards. Non-employee directors of HPI would only be eligible to receive specified stock option awards, the amount, timing and other terms of which are fixed under the Plan. With respect to incentives to key employees and consultants, HPI would have discretion to select the individuals to receive awards and to determine the type, amount, timing and other terms of such awards. An aggregate of 300,000 shares of HPI Common Stock would be available for awards under the Plan. The Plan is intended to provide performance incentives that align the efforts of management and other key personnel with the interests of HPI shareholders. See "PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN."

THE CHARTER PROPOSALS

       In connection with the Acquisition, the Board of Directors intends to change the corporate name of HPI to Wyant Corporation. The primary reason for the corporate name change is that management believes that the Hosposable name will no longer reflect the business composition and the mission of HPI subsequent to the consummation of the Transactions.

       Of the 3,000,000 currently authorized shares of HPI Common Stock, as of February 13, 1997, 1,692,476 shares of HPI Common Stock were outstanding, and 249,000 shares of HPI Common Stock were required to be reserved for issuance relating to outstanding options. The Charter Proposals would increase the number of authorized shares of HPI Common Stock from 3,000,000 to 6,000,000. The Board believes that additional shares of HPI Common Stock should be available for issuance by the Board for future issuance as share dividends, as restricted stock awards, upon exercise of stock options and exchange rights (including shares of Class E Preferred Stock to be issued in connection with the Transactions), for cash, for acquisitions of property or stock of other corporations and for other corporate purposes. See "PROPOSED AMENDMENTS OF THE HPI CERTIFICATE OF INCORPORATION."

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

       HPI Common Stock is traded on Nasdaq under the symbol "HOSP." There is no established trading market for the Wyant common stock. HPI Common Stock began trading on Nasdaq on February 7, 1984. Except for cash dividends paid by Wyant in the amounts of Cdn$120,000 and Cdn$100,000 in 1975 and 1976, respectively, neither HPI nor Wyant has paid a cash dividend on its respective common stock, and, except as contemplated by the Purchase Agreement, neither anticipates paying dividends in the foreseeable future.

       On November 11, 1996, the last full trading day prior to the public announcement of the proposed Transactions, the high and low sale prices per share of HPI Common Stock as reported on Nasdaq were $4.75 and $4.75, respectively.

                             ---------------------

       Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: the statements that are not historical facts contained in this Proxy Statement are forward looking statements that involve risks and uncertainties, including, but not limited to, risks associated with HPI's future growth and profitability, the ability of HPI to successfully integrate the business and personnel of Wyant into HPI's operations and the effects of competitive and general economic conditions.

                         SUMMARY FINANCIAL DATA OF HPI

       The summary financial data set forth below is derived from the historical financial statements of HPI. The financial statements for each of the fiscal years in the three-year period ended December 31, 1995 have been audited by Arthur Andersen LLP, HPI's independent public accountants. The summary financial information for the nine months ended September 30, 1996 and 1995 is derived from the unaudited financial statements which, in the opinion of HPI management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and the results of operations. Operating results for the nine-month periods ended September 30, 1996 and 1995 are not necessarily indicative of the results for a full year. This information should be read in conjunction with HPI's Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes thereto incorporated herein by reference. All dollar amounts expressed below are in United States dollars. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                                                            NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31               SEPTEMBER 30
                                  ------------------------------------   -----------------------
                                     1993         1994         1995         1995         1996
                                  ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
Sales...........................  $29,909,296  $34,515,494  $40,480,738  $30,065,150  $31,871,537
Cost of Sales...................  22,253,329   26,534,271   33,000,141   24,375,052   26,473,449
                                  ----------   ----------   ----------   ----------   ----------
Gross Profit....................   7,655,967    7,981,223    7,480,597    5,690,098    5,398,088
Selling, General and
  Administrative................   6,115,045    6,619,308    7,416,448    5,268,409    6,175,297
                                  ----------   ----------   ----------   ----------   ----------
Income (loss) from Operations...   1,540,922    1,361,915       64,149      421,639     (777,209)
Other (Income) Expense:
  Interest (Income).............    (211,769)    (216,638)    (148,571)    (100,502)    (118,315)
  Interest Expense..............     161,893      384,638      321,655      247,898      188,852
  Other (Income)................    (334,857)    (455,783)    (286,647)    (205,294)    (166,558)
  Writedown of Assets (1).......           0            0      550,000            0            0
                                  ----------   ----------   ----------   ----------   ----------
Income (Loss) Before
  Income Taxes..................   1,925,655    1,649,698     (372,288)     479,587     (681,188)
Income Tax (Benefit)
  Provision.....................     726,177      613,348     (163,082)     180,500     (268,000)
                                  ----------   ----------   ----------   ----------   ----------
Net Income (Loss)...............  $1,199,478   $1,036,350   $ (209,206)  $  299,087   $ (413,188)
                                  ==========   ==========   ==========   ==========   ==========
Net Income (Loss) Per
  Common Share..................      $ 0.70       $ 0.61      $ (0.12)      $ 0.18      $ (0.24)
Dividends Declared Per
  Common Share..................          --           --           --           --           --
Weighted Average
  Number of Shares
     Outstanding................   1,704,158    1,691,906    1,692,476    1,692,476    1,692,476
BALANCE SHEET DATA
(AT PERIOD END):
Working Capital.................  $8,859,191   $7,835,808   $7,950,218   $8,205,782   $6,874,943
Total Assets....................  23,023,408   21,571,753   23,531,434   22,776,251   24,250,229
Long-Term Debt..................   6,097,659    4,637,274    4,289,805    4,400,000    5,386,641
Deferred Income Taxes...........     618,961      580,596      424,419      527,796      387,419
Total Shareholders' Equity......  12,356,782   13,401,632   13,192,426   13,700,721   12,779,238

---------------

1. During the fourth quarter of 1995, HPI recorded a charge of $550,000 ($340,000 or $.20 per share after tax) for selected asset writedowns including machinery and equipment, leasehold improvements, and leased property. The charge resulted from management's decision to dispose of certain machinery and accrue for under-utilized space at its IFC facility.

                  RECENT FINANCIAL RESULTS OF HPI (UNAUDITED)

       HPI's results of operations for the three month period ended December 31, 1996 were negatively impacted by significant non-recurring expenses incurred in connection with the Transactions and significant unanticipated losses resulting from certain uncollectible customer accounts. HPI's loss before income tax recoveries, net loss and loss per common share for the three month period ended December 31, 1996 were approximately $982,000, $642,000 and $0.38, respectively, and for the year ended December 31, 1996 were approximately $1,663,000, $1,055,000 and $0.62, respectively.

       Excluding the effect of the non-recurring expenses incurred in connection with the Transactions, HPI's loss before income tax recoveries, net loss and loss per common share for the three month period ended December 31, 1996 would have been approximately $432,000, $293,000 and $0.17, respectively, and for the year ended December 31, 1996 would have been approximately $1,113,000, $706,000 and $0.41, respectively.

           SUMMARY FINANCIAL DATA OF THE CANADIAN OPERATIONS OF WYANT

       The summary financial data set forth below is derived from the financial statements of the Canadian Operations of Wyant. The financial statements for each of the fiscal years in the two-year period ended December 31, 1994 have been audited by Deloitte & Touche, its prior independent auditor, and the financial statements for the fiscal year ended December 31, 1995 have been audited by Ernst & Young, its current independent auditor. The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). The summary financial information for the nine months ended September 30, 1996 and 1995 is derived from the unaudited interim financial statements which, in the opinion of Wyant management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and the results of operations. Operating results for the nine-month periods are not necessarily indicative of the results for a full year. All dollar amounts expressed below are in Canadian dollars. This information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF THE COMBINED OPERATIONS OF HPI AND THE CANADIAN OPERATIONS OF WYANT" and the financial statements and notes thereto contained elsewhere herein.

                                                                            NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31               SEPTEMBER 30
                                  ------------------------------------   -----------------------
                                     1993         1994         1995         1995         1996
                                  ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
Sales...........................  $74,736,007  $71,331,954  $71,602,554  $53,975,350  $54,174,050
Cost of Sales...................  44,684,699   44,309,801   41,733,300   31,278,335   31,250,678
                                  ----------   ----------   ----------   ----------   ----------
Gross Profit....................  30,051,308   27,022,153   29,869,254   22,697,015   22,923,372
Selling, General and
  Administrative................  26,534,314   23,032,274   21,137,552   16,019,921   16,153,098
Shipping........................   6,932,702    5,564,360    4,846,818    3,760,652    3,387,069
Depreciation and Amortization...     856,576      821,021      784,854      534,987      497,193
                                  ----------   ----------   ----------   ----------   ----------
Income (Loss) from Operations...  (4,272,284)  (2,395,502)   3,100,030    2,381,455    2,886,012
Other Income (Expense):
  Interest Expense..............  (1,149,454)    (922,903)  (1,019,147)    (803,387)    (509,668)
  Other Income..................      42,200       16,899       69,157       53,660       61,102
Unusual and Non-Recurring Items
  (2,3,4).......................  (1,852,368)    (272,687)  (1,594,000)          --           --
                                  ----------   ----------   ----------   ----------   ----------
Income (Loss) Before Income
  Taxes and Share of Net Income
  of Affiliates.................  (7,231,906)  (3,574,193)     556,040    1,631,728    2,437,446
Provision for (Recovery) of
  Income Taxes..................  (1,899,807)    (749,368)      33,529       97,900    1,080,000
                                  ----------   ----------   ----------   ----------   ----------
Income (Loss) Before Share of
  Net Income of Affiliates......  (5,332,099)  (2,824,825)     522,511    1,533,828    1,357,446
Share of Net Income of
  Affiliates....................     107,259           --           --           --           --
                                  ----------   ----------   ----------   ----------   ----------
Net Income (Loss)...............  $(5,224,840) $(2,824,825) $  522,511   $1,533,828   $1,357,446
                                  ==========   ==========   ==========   ==========   ==========

                                        DECEMBER 31                          SEPTEMBER 30,
                          ----------------------------------------     -------------------------
                             1993           1994           1995           1995           1996
                          ----------     ----------     ----------     ----------     ----------
NET ASSETS DATA:
Working Capital.......    $3,878,953     $4,525,814     $3,545,360     $5,395,517     $4,869,452
Total Assets..........    48,226,411     34,720,866     31,137,840     34,717,111     29,125,129
Long-Term Debt........     8,851,029      6,895,090      4,292,285      5,421,258      3,553,999
Deferred Income
  Taxes...............       683,159         --             --             --            775,408
Net Assets............    14,755,067     10,335,526     10,362,741     11,843,267     11,720,935

---------------

1. The Summary Financial Data of the Canadian Operations of Wyant as of December 31, 1993, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been derived from the audited financial statements of the Canadian Operations of Wyant. The summary financial data as of September 30, 1995 and 1996 and for the nine month periods ended September 30, 1995 and 1996 have been derived from the unaudited interim financial statements of the Canadian Operations of Wyant. All of these financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian GAAP.

2. During 1993, the Canadian Operations of Wyant incurred $791,108 in employee severance expenses and $1,061,260 in non-recurring transitional expenses related to the integration of the G.H.Wood operations purchased as of December 31, 1992.

3.   (a)   On February 21, 1994, the Canadian Operations of Wyant sold its investment in Industries Cascades Inc. for a cash consideration of $10,000,000, resulting in a gain on the sale of $2,760,424.

     (b) During the fourth quarter of 1994, a program was initiated to reduce the number of distribution centers and consolidate the paper converting operations. The resulting restructuring charge comprised:

         Employee severance pay................................................    $1,582,070
         Lease abandonment.....................................................      628,610
         Employee relocation...................................................      256,000
         Consulting fees.......................................................      180,000
         Write-off of obsolete marketing and operating materials...............      173,000
         Consolidation of paper converting operations -- other expenses........      170,000
         Other.................................................................       43,431
                                                                                   ---------
                                                                                   $3,033,111
                                                                                   =========

4.   (a)   On February 17, 1993, as part of an asset purchase agreement, the
        Canadian Operations of Wyant entered into a seven-year supply agreement to purchase a specified minimum volume of chemical products. Included in this agreement was the assumption of a lease and a requirement to apply a minimum monthly handling charge over the term of the supply agreement. In addition, the Canadian Operations of Wyant issued a 5% promissory note payable to Ecolab Ltd., repayable in monthly installments to January 17, 2000, to finance a portion of the assets acquired.

        On December 29, 1995, the Canadian Operations of Wyant entered into an agreement to commute the obligation under the above supply agreement and the related charges and repay the promissory note. The payment has been allocated as follows:

         Supply agreement......................................................    $ 749,707
         Monthly handling charges..............................................      660,292
         Lease costs...........................................................       44,000
         Balance to relieve all other obligations..............................            1
                                                                                   ---------
         Expenses accrued in current liabilities...............................    1,454,000
         Promissory note repayment.............................................      846,000
                                                                                   ---------
                                                                                   $2,300,000
                                                                                   =========

     (b) As a result of the wind-up of its wholly owned subsidiary, Papiers Grande Ville Inc., and the consolidation of the paper converting operations, surplus machinery was identified. A write-down of $272,444 was recorded in 1995 to reflect the estimated realizable value.

     (c) During the year, surplus capital assets were sold resulting in a gain on disposal of $132,444.

      SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

       The summary unaudited pro forma condensed combined financial information as of and for each of the periods presented has been derived from the historical financial statements of HPI and of the Canadian Operations of Wyant. The summary unaudited pro forma financial information gives effect to the Transactions, accounted for in a manner similar to a pooling-of-interests, as if they had occurred as of September 30, 1996 for balance sheet purposes and as of January 1, 1994 for purposes of the pro forma statements of operations. The pro forma statement of operations data for 1993 reflects the line-by-line results of the Canadian Operations of Wyant and its proportionate share of the results of HPI, determined in accordance with equity accounting as reflected in "Share of Net Income of Affiliates." The pro forma information gives effect to adjustments necessary to conform the Canadian Operations of Wyant's historical financial statements to U.S. GAAP and all dollar amounts expressed below are in United States dollars. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transactions been consummated as of the dates indicated nor is it necessarily indicative of future results of operations or financial condition. The summary unaudited pro forma condensed combined financial information set forth below should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, included elsewhere in this Proxy Statement. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                                                                                             NINE MONTHS
                                                YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                   1993           1994           1995           1996
                                               ------------   ------------   ------------   -------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales........................................    $ 57,944       $ 86,120       $ 91,355       $  69,724
Cost of Sales................................      34,645         58,356         62,113          47,569
                                               ------------   ------------   ------------   -------------
Gross profit.................................      23,299         27,764         29,242          22,155
Selling, General and Administrative
  Expenses...................................      25,969         26,887         25,994          20,260
Depreciation and Amortization................         664            766            659             425
Other Income.................................         (29)          (397)          (168)           (178)
Interest Expense.............................         891          1,305          1,308             745
Non-Recurring Items..........................       1,436             62          1,849              --
                                               ------------   ------------   ------------   -------------
                                                   28,931         28,623         29,642          21,252
Income (Loss) Before Income Taxes and Share
  of Net Income or Affiliates................      (5,632)          (859)          (400)            903
Provision for (Recovery of) Income Taxes.....      (1,466)            (8)          (339)            443
                                               ------------   ------------   ------------   -------------
Income (Loss) Before Share of Net Income of
  Affiliates.................................      (4,166)          (851)           (61)            460
Share of Net Income of Affiliates............         588             --             --              --
                                               ------------   ------------   ------------   -------------
Net Income (Loss)............................      (3,578)          (851)           (61)            460
Dividend Requirements and Accretion of
  Mandatorily Redeemable Preferred Shares....          --            343            313             213
                                               ------------   ------------   ------------   -------------
Net Income (Loss) Attributable to Common
  Shares.....................................    $ (3,578)      $ (1,194)      $   (374)      $     247
                                               ==========     ==========     ==========      ==========
Income (Loss) Per Common Share...............    $  (2.10)      $  (0.71)      $  (0.22)      $    0.09
Weighted Average Number of Common Shares
  Outstanding................................   1,704,158      1,691,906      1,692,476       2,692,476

                                                                                NINE MONTHS
                                                                                   ENDED
                                                                               SEPTEMBER 30,
                                                                                   1996
                                                                               -------------
BALANCE SHEET DATA:
Working Capital............................................................       $ 6,751
Total Assets...............................................................        44,442
Long-Term Debt.............................................................         8,020
Redeemable Preferred Shares................................................         5,331
Deferred Income Taxes......................................................           961
Total Shareholders' Equity.................................................        12,398

         COMPARATIVE PRO FORMA HISTORICAL AND UNAUDITED PER SHARE DATA

       The table below presents certain historical and pro forma per share data for HPI giving effect to the Acquisition in a manner similar to a pooling-of-interests. The historical data for each of the years ended December 31, 1993, 1994 and 1995 is derived from the audited historical financial statements of HPI and the audited financial statements of the Canadian Operations of Wyant. The pro forma information gives effect to adjustments necessary to conform the historical financial statements to U.S. GAAP and all dollar amounts expressed are in United States dollars. The historical data for HPI and the Canadian Operations of Wyant as of September 30, 1996 and for the nine months then ended and the corresponding pro forma amounts are unaudited. The following information should be read in conjunction with and is qualified in its entirety by the selected historical financial data, the unaudited pro forma condensed combined financial information and the separate historical financial statements and accompanying notes set forth or incorporated by reference herein. No dividend information is provided for HPI or Wyant as no cash dividends have been declared or paid on the common stock of either company for the periods presented.

       The following information is not necessarily indicative of results of operations or combined financial position that would have resulted had the Transactions been consummated at the beginning of the periods indicated nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                                       YEAR ENDED            YEAR ENDED            YEAR ENDED         NINE MONTHS ENDED
                                    DECEMBER 31, 1993     DECEMBER 31, 1994     DECEMBER 31, 1995     SEPTEMBER 30, 1996
                                    -----------------     -----------------     -----------------     ------------------
Net Income (Loss) per common
  share:
Wyant
       Historical...............          Note 1                Note 1                Note 1                 Note 1
       Pro forma equivalent.....          Note 1                Note 1                Note 1                 Note 1
HPI
       Historical...............         $  0.70               $  0.61               $ (0.12)              $  (0.24)
       Pro forma................         $ (2.10)              $ (0.71)              $ (0.22)              $   0.09
Book value per common share:
Wyant
       Historical...............          Note 1                Note 1                Note 1                 Note 1
       Pro forma equivalent.....          Note 1                Note 1                Note 1                 Note 1
HPI
       Historical...............         $  7.31               $  7.92               $  7.79               $   7.55
       Pro forma................         $  5.10               $  4.65               $  4.51               $   4.60

---------------

(1) Wyant is a private corporation which maintains a capital structure unlike the capital structure of public companies. Wyant has one (1) common share outstanding and accordingly, no per common share data has been presented for Wyant.

                              THE SPECIAL MEETING

GENERAL

       This Proxy Statement is being furnished to the shareholders of HPI in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting to be held on March 17, 1997 at the time and place specified in the accompanying Notice of Special Meeting of Shareholders or any adjournments or postponements thereof. The purpose of the Special Meeting is to consider and vote upon proposals to approve and adopt the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals and any proposal to adjourn or postpone the Special Meeting and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

       Each copy of this Proxy Statement mailed to holders of HPI Common Stock is accompanied by a form of proxy card for use at the Special Meeting.

       THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF
(I) THE TRANSACTIONS, INCLUDING THE PURCHASE AGREEMENT, (II) THE 1997 STOCK INCENTIVE PLAN AND (III) THE CHARTER PROPOSALS.

RECORD DATE

       The Board has fixed the close of business on February 3, 1997 as the Record Date for the determination of the holders of HPI Common Stock entitled to receive notice of and to vote at the Special Meeting. Only holders of record of shares of HPI Common Stock on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. On the Record Date, 1,692,476 shares of HPI Common Stock were outstanding and held by approximately 267 holders of record. Each holder of HPI Common Stock is entitled to one vote per share held of record on the Record Date.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND NON-VOTES

       Each share of HPI Common Stock is entitled to one vote per share with respect to the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals and on each other matter properly submitted at the Special Meeting. Approval and adoption of the Transactions by the shareholders of HPI requires the affirmative vote of a majority of the total votes cast at the Special Meeting, in person or by proxy. Approval and adoption of the 1997 Stock Incentive Plan and the Charter Proposals by the shareholders of HPI requires the affirmative vote of a majority of the shares of HPI Common Stock entitled to vote at the Special Meeting. The HPI shareholders will not have appraisal or dissenter rights in connection with their vote on the Transactions, the 1997 Stock Incentive Plan or the Charter Proposals.

       Pursuant to HPI's Bylaws, the presence, in person or by properly executed proxy, of the holders of a majority of the shares of HPI Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Special Meeting. Under the rules of Nasdaq, brokers who hold shares in street name for customers will not have the authority to vote on the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals unless they receive specific instructions from beneficial owners. Abstentions and broker non-votes will be included in determining whether a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the 1997 Stock Incentive Plan and the Charter Proposals. Abstentions and broker non-votes will not be counted for purposes of determining whether the Transactions have been approved.

       Shareholder approval of the Transactions is being solicited in accordance with the rules of the NASD applicable to certain transactions involving issuers whose shares are traded on Nasdaq and their affiliates. Pursuant to such rules, shareholder approval is required in connection with the acquisition of the stock or assets of another company when, in connection therewith, the acquiring company issues common stock, or securities convertible into or exercisable for common stock, and the voting power of such shares is equal to or in excess of 20% of the voting power or the number of shares of common stock outstanding before the issuance of such securities. The Class E Preferred Stock to be issued in connection with the Transactions, if exchanged for HPI Common Stock, would represent approximately 59.1% of the outstanding HPI Common Stock prior to such issuance.

       Shareholder approval of the Transactions is not required under New York law; however, such approval is a condition to the Purchase Agreement and is required by the NASD.

       Each of the directors of HPI holding shares of HPI Common Stock, who in the aggregate own 3,100 shares of HPI Common Stock, intends to vote in favor of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals. Such shares represent less than 1% of the outstanding shares of HPI Common Stock. Wyant, which currently holds approximately 55.4% of the outstanding shares of HPI Common Stock, has agreed in the Purchase Agreement to vote in favor of the Transactions.

       If Wyant votes in favor of the Transactions as it has agreed to do in the Purchase Agreement, then a sufficient number of shares will have been cast in favor of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals for each to have been approved. In the event that the Transactions are not consummated, both HPI and Wyant expect to continue to operate consistent with past practices.

VOTING AND REVOCATION OF PROXIES

       Shareholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Special Meeting. All shares of HPI Common Stock represented at the Special Meeting by properly executed proxies received at or prior to the Special Meeting, unless properly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If a proxy is signed and returned without indicating any voting instructions, shares of HPI Common Stock represented by the proxy will be voted FOR approval of the Transactions, the 1997 Stock Incentive Plan and the Charter Proposals. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by (a) filing with the Secretary of HPI, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (b) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of HPI at or before the Special Meeting or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

       The Board is not aware of any business to be acted upon at the Special Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies or their substitutes will have discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

ADJOURNMENT OF THE SPECIAL MEETING

       If a quorum is not present at the time the Special Meeting is convened, or if for any other reason the Board believes that additional time should be allowed for the solicitation of proxies or for the satisfaction of conditions to the Transactions, the 1997 Stock Incentive Plan or the Charter Proposals, HPI may adjourn the Special Meeting with a vote of the majority of its shareholders present or represented at the meeting. To the extent any HPI shareholder intends to vote against the Transactions, the 1997 Stock Incentive Plan or the Charter Proposals, such shareholder would have no incentive to vote in favor of discretionary adjournment by the Board, which would allow HPI to adjourn the meeting in order to solicit additional votes in favor of the Transactions, the 1997 Stock Incentive Plan or the Charter Proposals.

       The failure to return a proxy or to vote in person will have no effect on the vote on adjournment at the discretion of the Board, except to reduce the total number of votes counted. Brokers who hold shares in street name for customers will not have the authority to vote unless they receive specific instructions from beneficial owners.

SOLICITATION OF PROXIES

       Proxies are being solicited by and on behalf of the Board. HPI will bear the entire cost of the solicitation of proxies of HPI shareholders, including printing, assembling and mailing of this Proxy Statement, the proxy and any additional information furnished to its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of HPI in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be specifically compensated for such services but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

                        DESCRIPTION OF THE TRANSACTIONS

       This section of the Proxy Statement describes the significant aspects of the Transactions. To the extent that it relates to the Purchase Agreement the following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, and Amendment No. 1 thereto, which are included as Appendices A and A-1, respectively, to this Proxy Statement.

EFFECTS OF THE ACQUISITION

       The Closing will occur on the date of the delivery by Wyant of the Transfer Instruments and the delivery by HPI Sub of the Acquisition Consideration, or at such later date as may be specified in the Purchase Agreement (the "Closing Date"). The Purchase Agreement provides that the Closing will take place on the day on which the last of the conditions set forth in the Purchase Agreement have been fulfilled or waived (where permissible) or at such other time and place as Wyant and HPI Sub may otherwise agree. Assuming that the holders of HPI Common Stock approve the Transactions and all conditions are satisfied or waived, it is expected that the Closing Date will take place promptly following the Special Meeting. On the Closing Date, HPI, HPI Sub and Wyant will consummate the Acquisition in which HPI Sub will purchase the Acquired Business and assume the operating liabilities of Wyant. HPI expects that expenses incurred by HPI in connection with the Transactions will be approximately US$700,000.

BACKGROUND OF AND REASONS FOR THE TRANSACTIONS

        Background

       Wyant's involvement with HPI dates to 1989 when, after careful consideration, the Wyant family expressed a strong interest to Mr. Leonard Schramm, then President and Chief Executive Officer of HPI, in acquiring HPI Common Stock. Wyant's interest in HPI was based on a business strategy of pursuing broader participation in the institutional pulp and paper business. It was attracted to HPI because of HPI's ability to manufacture and market value-added pulp and tissue based disposable products targeted to niche segments of the growing health care industry. An initial purchase of HPI Common Stock by Wyant was made in July 1990 and was followed by the purchase of Mr. Schramm's shares of HPI Common Stock in February 1991 and eventually led to Wyant obtaining majority control of HPI in September 1994. During the first half of 1996, Wyant concluded that a business combination of HPI and Wyant would be advantageous to the shareholders of both companies because the resulting company, with an integrated management team, a larger balance sheet and strong earnings and cash flow, would be better positioned to access capital markets and to compete in the institutional health care and sanitation markets. At a June 12, 1996 meeting of the Board, representatives of Wyant made a New York presentation outlining the proposed terms of the Transactions and providing financial and other information concerning Wyant. Prior to the June 12, 1996 meeting of the Board, and Wyant's presentation to the Board at such meeting, there were no meetings between representatives of Wyant and the Board. The Board appointed the Special Committee to review the Transactions in light of the conflicts of interest resulting from Wyant's ownership of approximately 55.4% of the outstanding shares of HPI Common Stock and the benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions. For the same reasons, subsequent to the June 12, 1996 Board meeting, the Special Committee and its representatives acted on behalf of the Company in negotiating with Wyant the terms of the Transactions as set forth under "-- Interest of Certain Persons in Matters to be Acted Upon."

        Special Committee of the Board

       By resolutions adopted at its June 12, 1996 meeting, the Board created the Special Committee, comprised of Ms. Jane M. Curtis, Mr. Nicholas A. Gallopo and Mr. Joseph H. Weinkam, Jr. Ms. Curtis and Mr. Gallopo are not employees of HPI or of Wyant. Mr. Weinkam is President of HPI, having joined HPI in 1995, but otherwise has no affiliation with Wyant or its principals. In the resolutions appointing the Special Committee, the Board asked the Special Committee to review the proposed Transactions and to report to the Board as to (i) whether the terms and conditions of the proposed Transactions are fair to the HPI shareholders and (ii) whether the consummation of the proposed Transactions on such terms and conditions is in the interests of the HPI shareholders, based on the business judgment of the Special Committee's members and taking into account such facts and circumstances as the Special Committee deemed appropriate.

       The Special Committee promptly took action to retain an independent financial advisor. During the first six months of 1996, various members of the Special Committee had, in their capacity as directors of HPI, interviewed or worked with various investment banking firms in connection with valuation and other matters unrelated to the Transactions. In June of 1996, Mr. MacMartin and Mr. Weinkam conducted a preliminary interview of Houlihan Lokey in connection with their possible retention as independent financial advisor to the Special Committee. At its initial meeting on June 21, 1996, based on Mr. Weinkam's report of his preliminary interview of Houlihan Lokey, the Special Committee as a whole interviewed representatives of that firm. The Special Committee concluded that Houlihan Lokey would be better suited to act as financial advisor to the Special Committee than the other investment banking firms HPI had interviewed or retained earlier in the year because of Houlihan Lokey's experience in valuation of companies of a similar size to Wyant and Houlihan Lokey's performance record in conducting fairness analyses in a timely manner and in accordance with budget, including a recent valuation of a privately held Canadian company. The Special Committee also considered that, unlike the firm that HPI had engaged earlier in the year to perform unrelated valuation services, (i) Houlihan Lokey was based in New York and so would be readily accessible to the members of the Special Committee and (ii) Houlihan Lokey had no prior relationship with HPI or Wyant and thus could act with independence in advising the Special Committee. Accordingly, at its June 21, 1996 meeting the Special Committee decided to retain Houlihan Lokey as its independent financial advisor pursuant to an agreement described below under "--Opinion of the Financial Advisor." The Special Committee also retained independent U.S. legal counsel and independent Canadian legal counsel to assist it in analyzing and negotiating the terms of the Transactions. The Special Committee also had access to the analysis and advice of Arthur Andersen LLP, HPI's independent public accountants, with respect to the Transactions.

       In addition to the customary due diligence procedures followed with respect to Wyant by Houlihan Lokey in connection with the delivery of its fairness opinion, and by Arthur Andersen LLP with respect to Wyant's accounting records and procedures, the Special Committee's Canadian legal counsel conducted a legal due diligence investigation of Wyant during the period from July through early November 1996. Such legal due diligence included a lien search, a review of employee benefit plans, litigation involving Wyant, environmental permits and material contracts and leases, interviews with Wyant's counsel concerning environmental and other matters and an inquiry with governmental authorities in the Provinces of Quebec and Ontario confirming that such authorities did not have any proceedings pending against Wyant. Members of the Special Committee also had discussions with representatives of Wyant's management regarding Wyant's business and the potential benefits of the Transactions. Further, on October 16 and 17, 1996, Mr. Weinkam conducted site visits to Wyant's converting facility in Pickering, Ontario, its chemical blending facility and distribution center in Scarborough, Ontario and its corporate head offices and distribution center in Lachine, Quebec.

       The Special Committee met either by teleconference or in person, with each member present, on June 21, June 26, July 18, August 1, August 2, September 6, September 19, October 8, October 17, October 31 and November 6, 1996, and with Ms. Curtis and Mr. Weinkam present on October 21,

1996. In connection with its review of the Transactions, the Special Committee, with the assistance of its independent financial and legal advisors, reviewed documentation and other information provided by the management of HPI and Wyant, as well as successive drafts of the Purchase Agreement and related documents. The Special Committee also considered and analyzed each of the factors considered by the Board described under "--Reasons for the Transactions" below. Primarily through its legal advisors, the Special Committee negotiated with representatives of Wyant as to the terms of the Purchase Agreement and related documents as described below.

       At the August 1, 1996 meeting, the Special Committee received a preliminary presentation by Houlihan Lokey regarding that firm's analysis of the Transactions and the matters to be addressed in its fairness opinion. On the basis of this presentation, the Special Committee preliminarily concluded that, as more fully discussed under "--Reasons for the Transactions" below, a business combination of HPI and Wyant would present favorable strategic opportunities, that the proposed purchase price for Wyant was favorable to HPI, and that the stability of Wyant's cash flow was likely to enhance HPI's ability to pursue acquisitions in the future should it wish to do so. Accordingly, the Special Committee determined to proceed with the negotiation of the agreements necessary to effect the Transactions. The Special Committee also discussed various issues arising from the terms of the Transactions as they had been proposed by Wyant. On August 2, 1996, counsel to the Special Committee, at the Special Committee's direction, sent a letter to Wyant's U.S. counsel regarding these issues, including the following:

       (i) Given the low dividend rate on the Class A Preferred Stock and the Class B Preferred Stock, the redemption value of such stock exceeds its current fair value. This difference must be accreted for financial reporting purposes over the 10-year period from the issuance of such stock to the final redemption date for such stock, resulting in a charge to the earnings of HPI in an amount the Special Committee estimated to be $1,500,000 over such 10-year period. The Special Committee proposed omitting the redemption feature from some or all of the Class A Preferred Stock and the Class B Preferred Stock so as to reduce or eliminate the effect of such accretion.

       (ii) The proposed terms of the Transactions contemplated that a fixed number of shares of Class E Preferred Stock would be issued, regardless of the market price, at the time the Transactions were consummated, of the underlying HPI Common Stock. The Special Committee proposed a "collar mechanism" be adopted for the determination of the amount of Class E Preferred Stock to be issued based on the market price of the underlying HPI Common Stock, so that there would be a floor and ceiling on the value of the Class E Preferred Stock to be issued.

       (iii) The Special Committee sought assurance that Wyant's liquidity and financing capacity immediately prior to the consummation of the Transactions would be satisfactory, and noted that HPI's and Wyant's credit facilities might have to be modified to assure that HPI would be able to fund the Cash Consideration.

       (iv) The Special Committee proposed that the scope of Wyant liabilities to be assumed by HPI Sub in the Transactions be limited to disclosed liabilities.

       On August 21, 1996, Wyant, through its counsel, distributed a draft of the Purchase Agreement to the Special Committee. After considering this draft with its counsel and financial advisors, the Special Committee, also acting through counsel, prepared and sent to Wyant on September 11, 1996, a set of comments on that draft. In addition to the issues described above, the principal issues raised in this set of comments related to the indemnification by Wyant for any breaches of representations and warranties contained in the Purchase Agreement, and the nature of the assets Wyant would have available after consummation of the Transactions to fund any such indemnification payments. Many of the issues relating to indemnification were of the kind typically arising in acquisition transactions, such as the scope and duration of the indemnity provisions and the amount of any "deductible" (i.e., the amount of any losses from breaches of representations to be absorbed by the purchaser before it is entitled to make claims under the indemnity). In addition, since Wyant contemplated distributing to certain Wyant family members a portion of the consideration to be received by Wyant in the Transactions, the Special Committee sought assurance as to the amount of assets that Wyant would have available to pay any indemnification claims. The Special Committee also proposed that HPI should not have direct liability for the Wyant obligations to be assumed by HPI Sub in the Transactions.

       On September 19, 1996, U.S. counsel for Wyant and for the Special Committee, respectively, met to discuss the Special Committee's comments on the draft Purchase Agreement and to identify significant business issues. Subsequent to that meeting representatives of Wyant and of the Special Committee had numerous telephone conferences addressing the issues raised by the Special Committee, and counsel for Wyant distributed a new draft of the Purchase Agreement on September 27, 1996. Based on that draft and the discussions with Wyant, the Special Committee reviewed the status of the issues it had raised as described above. Wyant had indicated it was unwilling to change the proposed redemption terms of the Class A Preferred Stock and the Class B Preferred Stock to address the accretion issue. The Special Committee determined that this issue, considered in light of the favorable aspects of the Transactions noted by the Special Committee at its August 1, 1996 meeting, was not in itself significant enough to pursue further. With respect to the proposed collar on the amount of Class E Preferred Stock, the Special Committee noted that the market price of HPI Common Stock had declined since the date the issue had been raised with Wyant, which had the effect of reducing the value of the Class E Preferred Stock and thus the value of the Acquisition Consideration HPI would pay in the Transactions. The Special Committee also noted that, despite this reduction, Wyant had not sought to renegotiate the amount of Class E Preferred Stock to be issued. The Special Committee accordingly determined that a collar would no longer be in HPI's interest and decided to withdraw its proposal of a collar. The Special Committee also noted that the September 27 draft of the Purchase Agreement addressed certain concerns it had raised with regard to the indemnification provisions, including an expansion of the scope of liabilities covered by the provisions and the lengthening of the period the provisions would be in effect. With respect to the Special Committee's concern about the scope of liabilities to be assumed by HPI Sub and whether HPI would be directly responsible for such liabilities, Wyant maintained its position that all liabilities should be assumed, subject to exceptions for criminal or fraudulent acts or claims of Wyant family members. Wyant did indicate, however, that it was willing to consider limiting HPI's direct responsibility for assumed liabilities. The new draft of the Purchase Agreement also contained a new proposal by Wyant that any indemnification claim against Wyant should be satisfied first through a surrender of stock of HPI Sub issued to Wyant in the Transactions, as well as HPI Common Stock held by Wyant, before recourse would be available against cash or other assets of Wyant. Other issues previously raised by the Special Committee remained under discussion.

       On October 16, 1996, Mr. Weinkam and the Special Committee's counsel met with representatives of Wyant and its counsel to negotiate the Purchase Agreement and related documentation. At this meeting, tentative agreement was reached on several of the remaining issues, including a reduction of the deductible under the indemnification provisions from Cdn$500,000 to Cdn$350,000.

       Subsequent to the October 16 meeting, the Special Committee approved the tentative agreements reached at such meeting, and the discussions among the parties regarding the remaining open issues continued over the next few weeks by means of telephone conferences. During this period, the parties agreed that HPI's direct responsibility for liabilities assumed from Wyant would be limited to disclosed liabilities. The parties also agreed on the terms of the Covenant Agreement pursuant to which HPI would be obligated to pay the dividends on the Class A, Class B and Class E Preferred Stock and the redemption payments on the Class A and Class B Preferred Stock in the event that HPI Sub was unable to pay them. Also during this period, Wyant provided to the Special Committee a pro forma balance sheet of Wyant after giving effect to the Transactions and the contemplated distributions to Wyant family members. This pro forma balance sheet indicated that the value of the assets Wyant would have available to satisfy any indemnification claims was estimated to be approximately Cdn$13,000,000, or approximately seventy percent of the estimated value of the consideration to be paid by HPI in the Transactions. While the Special Committee regarded this limit on the amount of assets available for indemnification claims, together with the provision requiring that any such claims be satisfied first though the surrender of stock held by Wyant, to be unfavorable factors from HPI's perspective, the Special Committee determined that these terms were acceptable in light of (i) the overall terms of the Transactions, which the Special Committee believed to be favorable to HPI and (ii) the fact that the Special Committee's due diligence investigation of Wyant as described above had not revealed a high level of risk that Wyant had material undisclosed liabilities. In addition, the parties negotiated the Guaranty Agreement as a means of assuring that such assets would remain available for the purpose of paying indemnification by limiting the business Wyant is permitted to engage in after the Closing to the making of certain investments, and by providing that (subject to specified exceptions) James A. Wyant would become liable as a guarantor of Wyant's indemnification obligations to the extent of any distributions he received from Wyant.

       On October 31, 1996, counsel for Wyant and the Special Committee, respectively, met to discuss, among other things, the Special Committee's continuing interest in assuring that HPI and HPI Sub would have sufficient borrowing capacity to consummate the Transactions and to finance their operations after such consummation. Following that meeting, the draft Purchase Agreement was revised to address this concern by adding, as a mutual condition precedent to the parties' obligations to consummate the Transactions, the requirement that HPI Sub would have available to it credit facilities on substantially the same terms as the existing credit facilities of Wyant, and that HPI would continue to have the benefit of its existing credit facilities and, in addition, the availability of up to US$2,000,000 in additional financing for a term of at least three years.

       At its October 31, 1996 meeting, the Special Committee received an updated presentation by Houlihan Lokey with respect to that firm's analysis of the Transactions and the matters to be addressed in its fairness opinion. At this meeting, the Special Committee confirmed the conclusions preliminarily reached at its August 1 meeting, including the conclusion that the purchase price for Wyant was favorable to HPI. At its November 6, 1996 meeting, the Special Committee reviewed a copy of the fairness opinion by Houlihan Lokey dated the same date, as well as then-current drafts of the Purchase Agreement and the exhibits thereto.

       The Board considered the Transactions at a special meeting held on November 6, 1996. At this meeting, the Special Committee reported to the Board that, based on the Special Committee's review of the documents and other information presented to it, and on the exercise of the business judgment of the Special Committee members, and taking into account such facts and circumstances as the Special Committee deemed appropriate, the Special Committee had concluded that as of the date of such report (i) the terms and conditions of the Transactions were fair to the HPI shareholders, in their capacity as such, and
(ii) the consummation of the Transactions on such terms and conditions was in the interests of the HPI shareholders, in their capacity as such. The Board, in part as a result of the report of the Special Committee, adopted the recommendations of the Special Committee and approved the Transactions. As of November 6, 1996, the Special Committee and the Board estimated the fair value of (i) the Class A Preferred Stock to be issued in exchange for the Note to be approximately

Cdn$3,956,850 (US$2,931,000), (ii) the Class B Preferred Stock to be approximately Cdn$3,115,800 (US$2,308,000) and (iii) the Class E Preferred Stock to be approximately Cdn$6,907,950 (US$5,117,000). The total fair value of the consideration to be paid in the Acquisition was estimated by the Special Committee and the Board as of November 6, 1996 to be approximately Cdn$18,980,600 (US$14,059,000). The foregoing valuations are based on an exchange rate of US$1.00 to Cdn$1.35.

       Following completion of the negotiations and the approval of the Purchase Agreement by the respective Boards of Directors of HPI, HPI Sub and Wyant on November 6, November 8 and November 8, 1996, respectively, HPI, HPI Sub and Wyant executed and delivered the final Purchase Agreement. The final Purchase Agreement and the exhibits thereto are substantially identical to the drafts thereof considered by the Special Committee and the Board at their November 6, 1996 meetings and the Boards of Directors of HPI Sub and Wyant at their November 8, 1996 meetings.

        Reasons for the Transactions

       The Board and the Special Committee believe that the terms of the Transactions are fair to, and in the interests of, HPI and its shareholders. In reaching its decision to approve the Transactions, in the case of the Board, and the determination of the fairness of the Transactions, in the case of the Special Committee, the Board and the Special Committee (except as otherwise indicated) considered the following factors:

       (i) The business, operations, earnings, cash flow and financial condition of Wyant on a historical, prospective and pro forma basis; the overall quality and scope of Wyant's business operations; the complementary fit of (A) Wyant's geographical location in Canada with HPI's in the United States, (B) Wyant's functions in distribution with HPI's in manufacturing, and (C) HPI's markets in health care with Wyant's in hygiene; the interrelationship between HPI's IFC division, which distributes a broad range of Wyant paper products and dispensing systems, and Wyant, which distributes IFC wiper products in Canada; and the overall economies of scale and certain operating efficiencies that are likely to result from the Transactions and the continued recognition of the growth opportunities in the health care products and institutional sanitation businesses, especially given Wyant's strength in paper products and distribution and HPI's strength in institutional health care products. The Special Committee and the Board viewed the foregoing business and strategic factors as positive factors in arriving at their conclusions with respect to the Transactions.

       (ii) The foreign exchange rate risk implicit in owning a business based in a foreign country, the risk of competition with the Acquired Business, and the risk of increased financial leverage resulting in part from financing the Acquisition Consideration, all as more fully discussed under "--Risks Associated with the Acquisition of the Acquired Business." The Special Committee and the Board considered these risks to be negative factors, but acceptable risks in light of the anticipated benefits of the Transactions. In particular, the Special Committee and the Board noted that the exchange rate of the Canadian and US dollar was historically relatively stable.

       (iii) The terms of the Purchase Agreement, including the Acquisition Consideration, the scope of liabilities to be assumed by HPI and HPI Sub, the negative covenants of Wyant, the indemnification provisions (including the scope and duration of such provisions, the amount of the "deductible" and the amount of assets available to Wyant post-Closing to satisfy any indemnification claims), the Covenant Agreement and the Guaranty Agreement. Although, as with any agreement such as the Purchase Agreement, the Special Committee and the Board viewed individual provisions of the Purchase

            Agreement as being favorable or unfavorable depending on the particular provision, on balance the Special Committee and the Board viewed the terms of the Purchase Agreement as a positive factor in arriving at their conclusions with respect to the Transactions. See "--Special Committee of the Board."

       (iv) The mutual condition precedent in the Purchase Agreement that HPI Sub would have available to it credit facilities on substantially the same terms as the existing credit facilities of Wyant, and that HPI would continue to have the benefit of its existing credit facilities and the availability of up to US$2,000,000 of additional financing for a term of up to three years. The Special Committee and the Board viewed this condition precedent and the resulting availability of sufficient liquidity and financing capacity for both the Acquired Business and HPI as of the Closing Date as positive factors in arriving at their conclusions with respect to the Transactions.

       (v) Wyant's potential increase in control of HPI from 55.4% to 72% if Wyant exercised in full its rights to exchange the Class E Preferred Stock for HPI Common Stock. The Special Committee and the Board viewed this increase in control as a neutral factor in arriving at their conclusions with respect to the Transactions, in that Wyant already holds a controlling voting interest in HPI.

       (vi) The counter-dilutive effect on pro forma net income per share and the dilutive effect on pro forma book value per share, in each case assuming consummation of the Transactions. The Special Committee and the Board viewed the counter-dilutive effect on net income per share as a positive factor and the dilutive effect on pro forma book value per share as being not a significant factor in arriving at their conclusions with respect to the Transactions.

       (vii) The fairness opinion of Houlihan Lokey. The Special Committee and the Board viewed the fairness opinion of Houlihan Lokey as a positive factor in arriving at their conclusions with respect to the Transactions. See "--Opinion of the Financial Advisor."

       (viii) The benefits to be received by certain directors and affiliates of HPI as a result of the proposed Transactions as set forth under "--Interest of Certain Persons in Matters to be Acted Upon." As described under "--Background," the Board recognized that the existence of such benefits gave rise to conflicts of interest that made it appropriate to appoint the Special Committee to review the Transactions, and the Special Committee took such conflicts of interest into account in determining the procedures it would follow in conducting such review and negotiating the terms of the Transactions so as to assure their fairness to the stockholders of HPI. Apart from such procedural considerations, the Board and the Special Committee regarded the fact that certain directors and affiliates of HPI would receive benefits in the Transactions as a neutral factor in evaluating the Transactions.

       (ix) The report of the Special Committee that the Transactions are fair to, and in the interests of, the HPI shareholders, in their capacity as such. The Board viewed the report of the Special Committee as a positive factor in arriving at their conclusions with respect to the Transactions. See "--Special Committee of the Board."

       The foregoing discussion of the information and factors considered and given weight by the Board and the Special Committee is not intended to be exhaustive but is believed to include the material factors considered by the Board and the Special Committee. Furthermore, in making the determination to approve the Transactions, in the case of the Board, and the determination of the fairness of the Transactions, in the case of the Special Committee, in view of the wide variety of factors considered in connection with their evaluation of the Transactions, the Board and the Special Committee did not find it practical to, and did not qualify or otherwise attempt to, assign any relative or specific weights to the foregoing factors and the individual directors and the respective members of the Special Committee may have given differing weights to different factors. Furthermore, despite the characterizations of the above factors as positive, negative or neutral, the evaluation of the factors on balance, as discussed elsewhere in this Proxy Statement, led both the Board and the Special Committee to conclude that the terms of the Transactions are fair to, and in the best interests of, HPI and its shareholders.

OPINION OF THE FINANCIAL ADVISOR

        Houlihan, Lokey, Howard & Zukin

       Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. HPI retained Houlihan Lokey on behalf of the Special Committee because of Houlihan Lokey's expertise in performing valuation and fairness analyses. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in HPI. At the August 1, 1996 meeting of the Special Committee, Houlihan Lokey delivered a preliminary presentation regarding, among other things, the value of Wyant, HPI and the combined company. At the October 31, 1996 meeting of the Special Committee, Houlihan Lokey delivered its final oral opinion, which it confirmed in a written opinion addressed to the full Board on November 6, 1996, to the effect that, based upon the matters presented to the Special Committee and the Board, the Transactions are fair to the stockholders of HPI in their capacity as such from a financial point of view. Houlihan Lokey subsequently provided to the Board an updated fairness opinion dated November 12, 1996 to the same effect, based on the final version of the Purchase Agreement and the exhibits thereto. As a condition to the Closing, Houlihan Lokey will confirm its written opinion as of a date not more than five business days prior to the Closing Date.

       The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description. The following is a summary and general description of the valuation methodologies followed by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, judgments made or the conclusions reached by Houlihan Lokey, or a complete description of its presentation. Houlihan Lokey believes, and so advised the Special Committee and the Board, that its analysis must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the process underlying its analyses and opinion.

       In connection with their opinion, Houlihan Lokey has, among other things:

        1. reviewed Wyant's audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995 and the unaudited financial statements for the nine months ended September 30, 1996, which Wyant's management identified as being the most current financial statements available;

        2. reviewed HPI's audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995 and the unaudited financial statements for the nine months ended September 30, 1996, which HPI's management has identified as being the most current financial statements available;

        3.    reviewed copies of the following documents and agreements:

            (a)     the Purchase Agreement, including the exhibits thereto;

            (b)     Share Conditions of Class A Preferred Stock in the form
                  annexed to the Purchase Agreement;

            (c)     Share Conditions of Class B Preferred Stock in the form
                  annexed to the Purchase Agreement;

            (d)     Share Conditions of Class E Preferred Stock in the form
                  annexed to the Purchase Agreement; and

            (e)     Covenant Agreement among HPI, HPI Sub and Wyant in the form annexed to the Purchase Agreement;

        4. met with certain members of the senior management of HPI and Wyant to discuss the operations, financial condition, future prospects and projected operations and performance of HPI and Wyant, respectively;

        5. reviewed projections prepared by Wyant for the fiscal years ending December 31, 1996, 1997, 1998 and 1999;

        6. reviewed a projected income statement prepared by HPI for the fiscal year ending December 31, 1996;

        7. reviewed the historical market prices and trading volume for publicly traded shares of HPI Common Stock;

        8. reviewed certain publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Wyant and HPI;

        9. reviewed certain publicly available financial data for certain transactions that Houlihan Lokey deemed comparable to the Transactions;

       10. reviewed certain alternatives to the Transactions available to HPI that Houlihan Lokey deemed relevant; and

       11. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

       In determining whether the Transactions are fair from a financial point of view, Houlihan Lokey first assessed the fair market value of Wyant. Next Houlihan Lokey assessed the fair market value of the Acquisition Consideration and compared it to the valuation of Wyant. Because a portion of the Acquisition Consideration consists of exchangeable preferred stock Houlihan Lokey also assessed the reasonableness of the public trading value of HPI's common equity.

       Assessing the Fair Market Value of Wyant. In determining the fair market value of Wyant, Houlihan Lokey considered three generally accepted valuation methodologies, namely: the comparable company approach, the comparable transaction approach and the discounted cash flow approach.

       The comparable company approach, which provides indications of equity value on a trading basis, involved the multiplication of various earnings measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with Wyant. A comparative risk analysis between Wyant and the public companies formed the basis for the selection of appropriate risk adjusted multiples for Wyant. The risk analysis incorporates both quantitative risk factors such as size, financial leverage, profitability and growth, and qualitative risk factors which relate to, among other things, the nature of the industry in which Wyant and the comparative companies are engaged. The companies selected for comparison were: Boise Cascade Office Products, Ecolab, Inc., Minuteman International, Inc., National Sanitary Supply Co., United Stationers Inc. and Vallen Corp.

       With respect to the selected companies, Houlihan Lokey considered, among other things, enterprise value ("Enterprise Value") (the summation of the current trading market value of common equity, the redemption value of preferred equity and book value of funded debt) as a multiple of fiscal year end, latest twelve months ("LTM") and estimated fiscal year 1996 revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). Houlihan Lokey's analyses of the companies indicated a range of Enterprise Value multiples as shown in the following table:

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
  RESULTS PERIOD                                  REVENUES               EBITDA              EBIT
-------------------------------------------------------------------------------------------------
  Range Latest Twelve Months..........      0.30x -- 1.65x        5.3x -- 11.4x     6.7x -- 13.9x
     Median...........................               0.62x                 7.6x             10.4x
-------------------------------------------------------------------------------------------------
  Range Fiscal Year 1995..............      0.29x -- 1.72x        5.7x -- 15.0x     7.5x -- 18.2x
     Median...........................               0.64x                 8.4x             11.4x
-------------------------------------------------------------------------------------------------
  Range Estimated Fiscal year 1996....      Not Applicable         6.4x -- 9.7x     7.8x -- 11.5x
     Median...........................      Not Applicable                 7.4x             10.2x
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

       To determine an Enterprise Value of Wyant, Houlihan Lokey chose the following Enterprise Value multiples to apply to Wyant's revenues, EBITDA and EBIT for fiscal year 1995, LTM and estimated fiscal year 1996:

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                              FY 1995                    LTM      ESTIMATED FY 1996
---------------------------------------------------------------------------------------------------
  Revenues.....................        0.43x -- 0.48x         0.40x -- 0.45x         0.38x -- 0.43x
---------------------------------------------------------------------------------------------------
  EBITDA.......................        6.50x -- 7.50x         5.50x -- 6.50x         5.00x -- 6.00x
---------------------------------------------------------------------------------------------------
  EBIT.........................       9.50x -- 10.50x         8.50x -- 9.50x         7.00x -- 8.00x
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

       The comparable transaction approach, which provides indications of equity value on an acquisition or controlling interest basis, involved the multiplication of various earnings measures by multiples. In this approach the multiples were developed by analyzing transactions completed within the past two years involving the acquisition of office products and sanitation supply companies. Because none of the transactions analyzed were directly comparable, this approach was used primarily as a supporting methodology. The comparable transactions used by Houlihan Lokey in its analysis are shown below, including calculation of the purchase price as a multiple of LTM revenues, EBIT and
EBITDA:

                                                                                         ENTERPRISE
  DATE                                      TARGET BUSINESS                                 VALUE
EFFECTIVE           TARGET NAME               DESCRIPTION           ACQUIROR NAME      ($ IN MILLIONS)   REVENUE   EBIT   EBITDA
---------   ---------------------------  ----------------------   ------------------   ---------------   -------   ----   ------
08/03/92    Wheeler Group                Wholesale office         Investor Group           $  84.0         1.12    NA      NA
                                         stationery
10/20/92    Pittway-Barr Custom Mfg Div  Mnfr aerosol products    CCL Industries Inc       $   8.0         0.25    NA      NA
12/31/92    Drackett Co                  Mnfr cleaning,           SC Johnson & Sons        $1,150.0        1.95    NA      NA
                                         polishing prod           Inc
09/17/93    Omnifax                      Wholesale fax mach,      Danka Business           $  69.0         0.84    46.0     8.3
                                         equip, supp              Systems PLC
11/08/93    SPX Corp-Truth Division      Wholesale building       FKI PLC                  $ 102.5         1.21    10.0    NA
                                         products
12/30/93    American Office Equipment    Wholesale office         Danka Business           $   8.3         0.30    NA      NA
            Co.                          equipment                Systems PLC
03/05/94    National Office Supply Co    Wholesale office         Staples Inc              $ 101.5         0.74    NMF     84.6
            Inc.                         supplies
04/02/94    Reliable Corp.               Direct mail specialist   Boise Cascade            $  71.0         0.46    NA      NA
                                                                  Office Products
12/12/94    Philadelphia Stationers      Wholesale stationary,    Staples Inc              $  13.0         0.29    NA      NA
            Inc.                         office supplies
12/08/94    Kay Chemical                 Mnfr janitorial          Ecolab Inc               $  95.0         1.46    NA      NA
                                         cleaning prod
02/05/95    Grand & Toy                  Own and operate dist.    Boise Cascade            $ 104.0         0.37    34.2    16.2
                                         centers                  Office Products
04/05/95    United Stationers Inc        Wholesale office         Associated               $ 437.0         0.30    20.6    12.0
                                         supplies                 Stationers Inc
06/09/95    CW Mills Co                  Wholesale office         US Office Prod Co        $   5.5         0.32    NA      NA
                                         stationery
05/07/96    Mile High Maintenance        Wholesale electrical     Wilmar Industries,       $   1.5         0.36    6.0     NA
            Supply                       appliances               Inc.
                                                                  Mean                        0.71         23.4    12.2
                                                                  Median                      0.41         20.6    14.1

       The discounted cash flow approach utilized projections prepared by Wyant. The projected cash flows were analyzed on a debt-free basis (before payments to debt investors) in order to develop an Enterprise Value indication for Wyant. A provision, based on these projections, for the Enterprise Value of Wyant at the end of the forecast period, or terminal value, was also made. The terminal value was determined by applying an EBITDA multiple to Wyant's EBITDA at the end of the forecast period. The EBITDA multiple used was 4.5x and represents a discount to the range of EBITDA multiples concluded from the comparable company approach due to the future uncertainty of market dynamics. The present value of the cash flows and the terminal value was determined using a risk-adjusted rate of return or "discount rate." The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to Wyant. The companies used to develop a discount rate to apply to Wyant's future debt-free cash flows were: Boise Cascade Office Products, Ecolab, Inc., Minuteman International, Inc., National Sanitary Supply Co., United Stationers Inc. and Vallen Corp.

       Assessing the Fair Market Value of Acquisition Consideration. To determine the fair market value of the Class A Preferred Stock and Class B Preferred Stock, Houlihan Lokey analyzed recently issued comparable Canadian public issues of preferred stock to determine the yield required to compensate a hypothetical investor for the risk/return characteristics of the Class A Preferred Stock and Class B Preferred Stock. The comparable Canadian public issues of preferred stock used in Houlihan Lokey's analysis were as follows:

                                                         COUPON
   OFFER                                                   AT                PRICE AT  CURRENT   CURRENT   CALLABLE
    DATE         ISSUER        RATING     ISSUE SIZE     ISSUE    MATURITY    ISSUE     PRICE     YIELD      DATE
  --------   ---------------   ------   --------------   ------   --------   --------  --------  -------   ---------
                                        (IN THOUSANDS)
  09/30/93   Consumers Gas       Aa3       C$ 2,000      5.72%    10/01/02    C$25.00   C$26.00   5.50%     10/01/98
             Canadian
  10/15/93   Utility             Aa1       C$ 5,000      5.90%    12/01/02    C$25.00   C$26.15   5.64%     12/01/98
             Canadian
  04/14/94   Utility             Aa1       C$ 6,000      5.30%    06/01/04    C$25.00   C$25.75   5.15%     06/01/99
  06/28/94   Consumers Gas       Aa2       C$ 2,000      6.45%    07/05/07    C$25.00   C$26.35   6.12%     07/05/99
  09/29/94   BC Gas Utility       NA       C$ 3,000      7.10%    09/30/06    C$25.00   C$27.00   6.57%     09/30/99
             Canadian
  12/01/94   Utility             Aa1       C$ 2,000      6.60%    03/01/10    C$25.00   C$26.30   6.27%     03/01/00
  09/15/95   Laurentian Bank      A2       C$ 2,000      7.75%    06/15/08    C$25,00   C$26.40   7.34%     06/15/03
  10/18/95   Laurentian Bank     Aa3       C$ 2,000      7.75%    06/16/05    C$25.00   C$26.90   7.20%     11/12/96
  10/31/95   BC Gas Utility       NR       C$ 3,000      6.32%    10/31/00    C$25.00   C$26.28   6.01%     10/31/00
  MEAN                                                   6.54%                                    6.20%
  MEDIAN                                                 6.45%                                    6.12%

       A discounted cash flow analysis using a discount rate of 6% for the Class A Preferred Stock and 7% for the Class B Preferred Stock was performed on the expected stream of dividends and amortization payments to provide an indication of the value of each security. Because of the difference in the amortization schedule of the Class A Preferred Stock and the Class B Preferred Stock, Houlihan Lokey valued each class separately.

       To determine the value of the Class E Preferred Stock, Houlihan Lokey analyzed the terms of the proposed security and based on those terms concluded that one share of Class E Preferred Stock is equivalent in value to one share of HPI Common Stock.

       The concluded value of the Acquisition Consideration is the summation of the values of the Class A Preferred Stock, the Class B Preferred Stock, the Class E Preferred Stock, the cash paid at Closing and the debt assumed.

       Assessing Reasonableness of HPI's Common Stock Value. In assessing the reasonableness of HPI's Common Stock trading price Houlihan Lokey analyzed trading prices and volume for HPI over the last twelve months. Additionally, Houlihan Lokey completed a comparable company analysis, in which it compared HPI's trading multiples to a group of comparable companies. The companies selected for comparison were: Alba-Waldensian Inc., Inbrand Corp., Medical Action Industries, Inc., Technol Medical Products, Inc. and Tranzonic Cos.

       Houlihan Lokey's analyses of the companies compared with HPI indicated a range of Enterprise Value multiples as shown in the following table:

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
  RESULTS PERIOD                            REVENUES              EBITDA               EBIT
-------------------------------------------------------------------------------------------------
  Latest Twelve Months................      0.40x -- 2.09x        4.8x -- 18.9x     6.9x -- 18.8x
     Median...........................               0.59x                 9.4x             11.9x
-------------------------------------------------------------------------------------------------
  Fiscal Year 1995....................      0.40x -- 2.40x        5.9x -- 22.7x     9.5x -- 18.8x
     Median...........................               0.61x                10.0x             12.3x
-------------------------------------------------------------------------------------------------
  Estimated Fiscal Year 1996..........      Not Applicable         7.7x -- 9.4x     9.4x -- 11.3x
     Median...........................      Not Applicable                 8.5x             10.3x
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

       Based on the HPI Common Stock price as of October 28, 1996, the implied multiples resulting from HPI's capitalized revenues, EBITDA and EBIT for fiscal year 1995, LTM and estimated fiscal year 1996 are shown below:

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
  RESULTS PERIOD                            REVENUES              EBITDA               EBIT
-------------------------------------------------------------------------------------------------
  Latest Twelve Months................        0.33x                30.6x               NMF
-------------------------------------------------------------------------------------------------
  Fiscal Year 1995....................        0.34x                13.0x               NMF
-------------------------------------------------------------------------------------------------
  Estimated Fiscal Year 1996..........        0.30x                5.7x                9.4x
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

       HPI's implied LTM and fiscal year 1995 EBIT multiples were not meaningful due to operating losses incurred. In its analysis, Houlihan Lokey more heavily weighted HPI's estimated fiscal year 1996 expected multiples to conclude that the HPI Common Stock was trading at a reasonable value relative to the comparable companies.

       Combination Benefits. In rendering its opinion, Houlihan Lokey also considered the value and allocation of certain cost benefits to be obtained through the combination of HPI and Wyant. Houlihan Lokey valued these benefits based on detailed projections of the net cash flow impact of combining HPI and Wyant prepared by management of Wyant. These projections were prepared solely for the purposes of Houlihan Lokey providing its opinion and are not appraisals or representations of prices at which businesses or securities may actually be sold.

       Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to HPI and Wyant and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of HPI or Wyant. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its opinion. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable than suggested by such analyses. These analyses are based upon numerous factors and events that are beyond the control of the parties and their respective advisors. Hence none of HPI, Wyant, Houlihan Lokey, or any other person, assumes responsibility if future results are materially different from those forecasted.

       The full text of the opinion of Houlihan Lokey, dated November 12, 1996, is attached as Appendix C to this Proxy Statement and sets forth the assumptions made, matters considered and limits on the review undertaken. HPI shareholders are advised to read the fairness opinion in its entirety. Houlihan Lokey's opinion is directed only to the fairness, from a financial point of view, of the Transactions and does not constitute a recommendation concerning the Transactions. The summary of the opinion of Houlihan Lokey set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion set forth as Appendix C to this Proxy Statement.

       Fees and Expenses. Pursuant to an agreement dated July 11, 1996, Houlihan Lokey was retained by HPI on behalf of the Special Committee to advise and assist the Special Committee with respect to the Transactions. HPI has agreed to pay Houlihan Lokey a fee of $65,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. HPI has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of Houlihan Lokey's opinion.

TERMS OF THE ACQUISITION

       As set forth in the Purchase Agreement, at the Closing, HPI Sub will purchase the Acquired Business, including, without limitation, the properties, assets and other rights referred to in the Bill of Sale, and assume the operating liabilities of Wyant. In exchange therefor, Wyant will receive the Acquisition Consideration. The Acquisition Consideration is based on the December 31, 1995 financial statements of Wyant. The amount of the Acquisition Consideration is based on the assumption that Wyant's earnings for the period from January 1, 1996 to the Closing Date will equal Cdn$2,700,000 (US$2,015,000) (without taking into account a deferred tax liability that Wyant expects to record from January 1, 1996 to the Closing Date in the amount of approximately Cdn$1,000,000 (US$746,000)). In the event that such earnings are greater or less than Cdn$2,700,000 (US$2,015,000) as determined by the preparation by Wyant, and subsequent review by HPI, of a statement of net assets, then the amount of the
Note issued at Closing will be increased or decreased by a corresponding amount pursuant to Section 1.4(e) of the Purchase Agreement (the "Adjustment"). Although HPI and Wyant intend to effect the Adjustment as soon as reasonably possible after the Closing, pursuant to the terms of the Purchase Agreement, the Adjustment could take place up to 145 days after the Closing or a longer period if disputes arise between HPI and Wyant with respect to the statement of net assets. The conversions from Canadian to United States dollars in this paragraph are based on an exchange rate of US$1.00 to Cdn$1.34.

       The Acquired Business

       Pursuant to the Purchase Agreement, HPI Sub has agreed to purchase the Acquired Business. The operating assets that constitute the Acquired Business principally include inventory, accounts receivable, property, plant and equipment (including Wyant's converting facility in Pickering, Ontario), patents, trademarks, customer lists and any and all other assets, tangible or intangible, of Wyant that are required to operate the Acquired Business. The HPI Common Stock held by Wyant is not part of the Acquired Business.

        Description of the Note

       At the Closing, HPI Sub will issue to Wyant the Note in the principal amount of Cdn$4,262,741 (US$3,181,150 based on an exchange rate of US$1.00 to Cdn$1.34). The unpaid principal of the Note will bear interest at the rate of six percent (6%) per annum, which will begin to accrue on the Closing Date, and, unless exchanged, will be payable, together with the unpaid principal of the Note, sixty days after the Adjustment. Following the Closing Date, the principal amount of the Note will be increased or decreased pursuant to the Adjustment. The principal amount of the Note, as adjusted, shall be deemed to be the original principal amount of the Note as of the Closing Date. Immediately following the Adjustment, the Note will be exchanged for shares of Class A Preferred Stock on the basis of one share of Class A Preferred Stock for each Cdn$1.00 of unpaid principal amount of the Note. See "--Description of the Class A Preferred Stock and the Class B Preferred Stock."

        Description of the Class A Preferred Stock and the Class B Preferred
Stock

        GENERAL

       As of Closing, HPI Sub shall have the authority to issue an unlimited number of shares of Class A Preferred Stock and Class B Preferred Stock (collectively, the "Redeemable Preferred Stock"). Immediately following the Adjustment, HPI Sub will issue to Wyant shares of Class A Preferred Stock in exchange for the Note as described under "--Description of the Note" and at the Closing HPI Sub will issue to Wyant 3,800,000 shares of Class B Preferred Stock.

        VOTING RIGHTS

       The holders of Redeemable Preferred Stock shall not, as such, have any voting rights and shall not be entitled to attend shareholders' meetings, subject to the provisions of the Canada Business Corporations Act (the "CBCA"). The holders of Redeemable Preferred Stock shall have the right, voting as a single class, to elect two members to the Board of Directors of HPI Sub upon a failure of HPI Sub (or HPI pursuant to the Covenant Agreement) to pay dividends on, or to redeem, the Redeemable Preferred Stock pursuant to the terms thereof.

        DIVIDENDS

       Subject to the provisions of the CBCA, each holder of Class A Preferred Stock and Class B Preferred Stock shall be entitled to a fixed cumulative preferential dividend in preference and priority to any payment of dividends on any other class of shares of HPI Sub, at the rate of 4% and 3.999999%, respectively, of the Redemption Price (as defined herein) from the date of issuance of such shares which shall be deemed to be the Closing Date, payable in cash on a monthly basis on the last day of each month of HPI Sub's fiscal year.

       The holders of Redeemable Preferred Stock will share equally and ratably in the dividends declared thereon. No dividends may be declared, paid or set apart for payment upon any other class of shares of HPI Sub until all accrued dividends have been declared, paid or set apart for payment in respect of the shares of Redeemable Preferred Stock. No dividends shall be declared, paid or set apart for payment in any year on any class of shares of HPI Sub (other than shares of Redeemable Preferred Stock) that would result in HPI Sub having insufficient assets to redeem the shares of Redeemable Preferred Stock scheduled for redemption in such year at the Redemption Price.

        LIQUIDATION

       In the event of the liquidation, dissolution or winding-up of HPI Sub, whether voluntary or involuntary, the holders of Redeemable Preferred Stock will be entitled to receive equally and ratably, before any distribution of any part of the assets of HPI Sub among the holders of any other class of shares of HPI Sub, an amount equal to the Redemption Price and will not be entitled to any other distributions.

        MANDATORY REDEMPTION

       Subject to the provisions of the CBCA, HPI Sub is obligated to redeem the Redeemable Preferred Stock at the Redemption Price in ten consecutive annual tranches, each tranche representing such number of shares of Redeemable Preferred Stock that is equal to ten percent (10%) of the aggregate number of shares of Redeemable Preferred Stock outstanding immediately prior to the first such redemption. The first tranche shall be redeemed on the third day of January 1998, and thereafter on the third day of January of each successive year until the tenth tranche of shares of Redeemable Preferred Stock shall have been redeemed. No shares of Class B Preferred Stock shall be redeemed until all shares of Class A Preferred Stock have been previously redeemed or all of the then outstanding shares of Class A Preferred Stock are included for redemption in any such tranche. Upon redemption, shares of Redeemable Preferred Stock shall be canceled. "Redemption Price" shall mean an amount equal to $1.00 per share together with all dividends accrued thereon and unpaid to the applicable redemption date.

        OPTIONAL TENDER

       Subject to the restrictions set forth in the HPI Sub Articles, HPI Sub shall have the option to purchase all or any part of the Class A Preferred Stock or Class B Preferred Stock pursuant to tenders received by HPI Sub upon request for tenders addressed to all of the holders of Class A Preferred Stock or Class B Preferred Stock, as the case may be, or by the unanimous consent of the holders of the Class A Preferred Stock or Class B Preferred Stock by private contract at a price per share equal to the Redemption Price. No shares of Class B Preferred Stock shall be purchased by HPI Sub until all shares of Class A Preferred Stock have been previously redeemed or purchased for cancellation by HPI Sub or all of the then outstanding shares of Class A Preferred Stock are included in the tender.

        Description of the Class E Preferred Stock

        GENERAL

       As of Closing, HPI Sub shall have the authority to issue an unlimited number of shares of Class E Preferred Stock. At the Closing, HPI Sub will issue to Wyant 1,000,000 shares of Class E Preferred Stock.

        VOTING RIGHTS

       Subject to applicable law, the holders of Class E Preferred Stock shall not be entitled to receive notice of, or attend, any meetings of the shareholders of HPI Sub and shall not have any voting rights.

        DIVIDENDS

       The Board of Directors of HPI Sub shall declare and HPI Sub shall pay dividends, after payment of the dividends payable on the Redeemable Preferred Stock, as follows: (i) if cash dividends are declared in United States currency on the HPI Common Stock, holders of Class E Preferred Stock will be entitled to receive an equal amount, on a per share basis, of cash, (ii) if stock dividends are declared on HPI Common Stock in the form of HPI Common Stock, holders of Class E Preferred Stock will be entitled to receive an equal number, on a per share basis, of shares of Class E Preferred Stock, and (iii) if dividends in the form of property other than United States currency or HPI Common Stock are declared on the HPI Common Stock, holders of Class E Preferred Stock will be entitled to receive, in such type and amount of property, the economic equivalent, on a per share basis, of the type and amount of property declared, which shall be the value of such property to be issued or distributed with respect to each outstanding share of HPI Common Stock, as determined by the Board of Directors of HPI Sub, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors of HPI Sub may require). No dividends may be paid on any share of Class E Preferred Stock until all accrued dividends have been paid in respect of the shares of the Redeemable Preferred Stock.

        LIQUIDATION

       In the event of the liquidation, dissolution or winding-up of HPI Sub or other distribution of assets of HPI Sub among its shareholders for the purpose of winding-up its affairs, the holders of Class E Preferred Stock will be entitled, subject to the CBCA and subject to certain purchase rights of HPI, to receive from the assets of HPI Sub for each share of Class E Preferred Stock, after distribution to the holders of Redeemable Preferred Stock of their respective liquidation entitlements, but before any distribution of any part of the assets of HPI Sub among the holders of any other class of stock ranking junior to holders of Class E Preferred Stock, one share of HPI Common Stock for each share of Class E

Preferred Stock plus an additional amount in cash equivalent to the full amount of all accrued but unpaid dividends on such share of Class E Preferred Stock. Such shares of Class E Preferred Stock will not be entitled to any other distributions.

        EXCHANGE RIGHTS

       Subject to certain purchase rights of HPI, at any time and from time to time, upon the written request of a holder of Class E Preferred Stock, HPI Sub shall, and HPI shall cause HPI Sub to, within 30 days of receipt of such request, exchange all or a portion of the outstanding shares of Class E Preferred Stock registered in the name of such holder for shares of HPI Common Stock on a share-for-share basis with each share of Class E Preferred Stock requested to be exchanged plus any additional amount of cash equivalent to the full amount of all accrued but unpaid dividends on such share of Class E Preferred Stock.

        Registration Rights Agreement

       Pursuant to a registration rights agreement among HPI, Wyant and James A. Wyant to be entered into at Closing (the "Registration Agreement"), HPI will agree, among other things, to register under the Securities Act of 1933, as amended (the "Securities Act"), shares of HPI Common Stock (including shares of HPI Common Stock received in exchange for shares of Class E Preferred Stock) held by Wyant or James A. Wyant (or certain permitted transferees thereof). The Registration Agreement provides that, from and after the second anniversary date of the Closing, each of Wyant and James A. Wyant shall have the one-time right, exercisable by written notice to HPI, to require HPI to effect such registration of all or part of the shares of HPI Common Stock held by them (or certain permitted transferees thereof) and requested to be sold. In addition, if HPI at any time proposes to register any securities under the Securities Act (subject to certain exceptions), HPI will notify Wyant and James A. Wyant of such registration, and shall use its best efforts to register under the Securities Act all shares of HPI Common Stock which HPI has been so requested to register by either Wyant or James A. Wyant (or certain permitted transferees thereof).

        Covenant Agreement

       Pursuant to the Covenant Agreement, HPI will agree to ensure that HPI Sub is able and has the financial resources to (i) pay dividends on the Redeemable Preferred Stock and the Class E Preferred Stock, (ii) to pay the Redemption Price on the Redeemable Preferred Stock, (iii) to effect the exchange contemplated by the terms of the Class E Preferred Stock and (iv) to pay the liquidation entitlement in respect of the Redeemable Preferred Stock and the Class E Preferred Stock. In the event HPI Sub does not have the financial resources to pay any of such amounts or effect such exchange, the Covenant Agreement provides that HPI may pay such amounts and effect such exchange directly either at the election of HPI or the holders of the Class E Preferred Stock. HPI will also agree in the Covenant Agreement to reserve a sufficient amount of HPI Common Stock to effect the exchange of the Class E Preferred Stock. In the event HPI defaults on its obligations to make payments with respect to the Redeemable Preferred Stock, the holders thereof have the right to require HPI to purchase the Redeemable Preferred Stock in whole at their Redemption Price.

        Effect on HPI Shareholders

       The issuance of the Class A Preferred Stock, the Class B Preferred Stock and the Class E Preferred Stock by HPI Sub to Wyant in connection with the Transactions will not affect the relative ownership percentages of the shareholders of HPI. However, upon exercise of the exchange rights of the holders of the Class E Preferred Stock from time to time, shareholders of HPI will experience a reduction in their percentage ownership of the total outstanding shares of HPI Common Stock. Immediately after the Closing, if Wyant, as the holder of the Class E Preferred Stock, exercises in full its rights to exchange the Class E Preferred Stock for HPI Common Stock, Wyant would increase its percentage ownership of the total outstanding shares of HPI Common Stock held by it from 55.4% to 72%.

        Representations and Warranties

       The Purchase Agreement contains various representations and warranties of Wyant, HPI and HPI Sub. Subject to certain exceptions set forth in the Purchase Agreement, the representations and warranties will terminate two years after the Closing Date, except for any item as to which, within such period, HPI, HPI Sub or Wyant (as applicable) shall have asserted as a claim pursuant to the indemnification provisions set forth in the Purchase Agreement.

       The representations and warranties of HPI and HPI Sub in the Purchase Agreement include, among other things, representations and warranties as to: (i) corporate organization, good standing and corporate authority to enter into the transactions contemplated by the Purchase Agreement, (ii) capitalization, (iii) no violation of applicable laws, instruments or agreements of HPI or HPI Sub,
(iv) authorization and issuance of the Note and the shares of Class A Preferred Stock, Class B Preferred Stock, Class E Preferred Stock and HPI Common Stock exchangeable for the Class E Preferred Stock, and (v) the accuracy and delivery of filings made with the SEC since January 1, 1994.

       The representations and warranties of Wyant in the Purchase Agreement include, among other things, representations and warranties as to: (i) corporate organization, good standing and corporate authority to enter into the transactions contemplated by the Purchase Agreement, (ii) validity of the Transfer Instruments, (iii) subsidiaries and equity investments, (iv) no violation of applicable laws, instruments or agreements of Wyant, (v) the absence of certain litigation, changes or events, (vi) the status and payment of certain taxes, (vii) title to the Fee Property and personal property, (viii) certain employee matters and the status of certain employee benefit plans, (ix) the ownership of or right to use the Intellectual Property, (x) compliance with applicable environmental laws, (xi) certain financial statements of Wyant, (xii) availability of books and records, (xiii) investment intent of Wyant in acquiring the shares of Class A Preferred Stock, Class B Preferred Stock and Class E Preferred Stock, (xiv) certain matters relating to, and compliance with, contracts and commitments, (xv) insurance, (xvi) affiliate interests in the Acquired Business, (xvii) certain matters relating to customers and suppliers, (xviii) claims regarding products manufactured by Wyant, (xix) the absence of any undisclosed material adverse change, (xx) accounts receivable and inventory,
(xxi) the sufficiency of assets and (xxii) prior corporate names.

        Covenants

       The Purchase Agreement contains various covenants of Wyant, HPI and HPI Sub including, among other things, covenants relating to (i) employee matters and employee benefit plans, (ii) expenses and finder's fees, (iii) access to information and confidentiality, (iv) press releases, (v) transitional assistance by Wyant, (vi) transfer taxes, (vii) Canadian tax elections and
(viii) bulk sales legislation. In addition, the Purchase Agreement contains covenants on the part of HPI and HPI Sub relating to (i) the Special Meeting,
(ii) this Proxy Statement, (iii) the Class E Preferred Stock and (iv) the guarantee by HPI of HPI Sub's obligations under the Real Property Leases being assigned to HPI Sub if required by the landlords thereto as a condition of such assignment or releasing Wyant from liability thereunder.

       Lastly, the Purchase Agreement contains covenants on the part of Wyant as follows: (i) Wyant will not engage in any business other than the making of Permitted Investments for three years after the Closing Date, (ii) Wyant will not sell or otherwise transfer the Note until it is exchanged for the Class A Preferred Stock, (iii) within the three-year period following the Closing Date, to the extent any Undisclosed Liabilities are discharged by HPI or HPI Sub, and within six months of such discharge, an

Event of Insolvency occurs with respect to HPI Sub, Wyant shall reimburse HPI or HPI Sub, as the case may be, for the amount so discharged, (iv) Wyant will not issue any preferred stock until the Redeemable Preferred Stock is no longer outstanding, (v) until six years after the Closing Date (a) Wyant will not declare and pay distributions with respect to the X Shares (as defined herein) beyond distributions received by Wyant with respect to the Excluded Shares (as defined herein), certain dividends in connection with the corporate reorganization of Wyant and distributions of certain portions of the Acquisition Consideration and (b) Wyant will not pay any redemption, retraction or purchase price with respect to the X Shares beyond the Excluded Shares or the Underlying Shares relating to the Excluded Shares and (vi) until six years after the Closing Date, Wyant will not issue or sell any shares of Wyant's capital stock (except for the X Shares) without providing to HPI and HPI Sub a guaranty of the transferee thereof substantially to the same effect as the Guaranty Agreement.

        Conditions

       The obligations of HPI, HPI Sub and Wyant to effect the Acquisition are subject to the fulfillment or waiver prior to the Closing Date of the following conditions: (i) the accuracy in all material respects of the respective representations and warranties of HPI, HPI Sub and Wyant set forth in the Purchase Agreement, (ii) the performance and compliance by each of HPI, HPI Sub and Wyant with all agreements and conditions required to be performed or complied with each of them under the Purchase Agreement prior to the Closing Date, (iii) the absence of any injunction by any Governmental Authority that would restrain, prevent or materially change the Transactions, (iv) the receipt of all necessary consents and approvals of third parties, including approval by the shareholders of HPI being solicited by this Proxy Statement, to consummate the Transactions, (v) the receipt of an updated fairness opinion of Houlihan Lokey dated not more than five business days prior to the Closing Date, (vi) the receipt of legal opinions from specified legal counsel as to certain matters relating to the Transactions, (vii) the absence of any material adverse change in the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations of the Acquired Business or HPI, as applicable and (viii) the availability of the necessary financing to consummate the Acquisition and operate the Acquired Business after the Closing. The obligations of HPI and HPI Sub to effect the Acquisition are also subject to the fulfillment or waiver prior to the Closing Date of the following conditions: (i) the receipt of investment letters from the shareholders of Wyant setting forth certain representations with respect to the shares of Redeemable Preferred Stock and Class E Preferred Stock and (ii) the receipt of the Guaranty Agreement. The obligations of Wyant to effect the Acquisition are also subject to the receipt of the Covenant Agreement and the Registration Agreement.

        Conduct of Business Prior to the Closing Date

       The Purchase Agreement provides that, during the period from the date of the Purchase Agreement through the Closing Date, except as otherwise contemplated by the Purchase Agreement, or permitted by written consent of HPI or HPI Sub, Wyant will operate the Acquired Business only in the ordinary course consistent with prior practice and will not take certain actions, including the following: (i) mortgage or encumber any property, business or asset of the Acquired Business, (ii) sell, transfer, lease or otherwise dispose of any of its assets, except in the ordinary course of business and consistent with prior practice, (iii) suffer any damage, destruction or loss that has had or could have a Material Adverse Effect on the Acquired Business, (iv) when considered as a whole, make or commit to make any capital expenditures for the period after December 31, 1995 in excess of Cdn$1,200,000, (v) encounter any labor union organizing activities or employee strikes, (vi) institute litigation or other proceeding relating to it or its property, except in the ordinary course of business and consistent with prior practice, (vii) except as disclosed to HPI and HPI Sub, declare or pay any dividend or other payment or distribution in respect of its capital stock or redeem for consideration any of its capital stock, (viii) change the certificate or articles of incorporation or by-laws of Wyant and (ix) terminate any employee benefit fund, plan or arrangement disclosed to HPI or HPI Sub, amend such fund, plan or arrangement that would increase the benefits accrued by any participant thereunder or amend such fund, plan or arrangement in any manner that would materially increase the cost of HPI Sub of maintaining such fund, plan or arrangement.

       During such period, Wyant shall preserve the business organization of the Acquired Business, use its best efforts to keep available to HPI Sub the present officers and preserve the goodwill of the Acquired Business, maintain in force the insurance policies disclosed to HPI or HPI Sub or insurance policies providing the same or substantially similar coverage and comply in all material respects with all laws applicable to the conduct of its business and with the Purchase Agreement. During such period, Wyant shall also diligently pursue its rights with respect to pending litigation matters and Intellectual Property rights, each as set forth in the Purchase Agreement.

        Indemnification

       Wyant has agreed to indemnify each of HPI, HPI Sub and the other Buyer Indemnitees against losses arising out of (i) any breach of any representation and warranty of Wyant contained in the Purchase Agreement, (ii) any failure to perform or otherwise fulfill any undertaking or other agreement or obligation of Wyant contained in the Purchase Agreement, (iii) any liability of Wyant not specifically assumed by HPI Sub pursuant to the Undertaking, (iv) any liability for the failure of the parties to comply with the provisions of any bulk sales legislation or similar legislation that may be applicable to the transactions contemplated by the Purchase Agreement, (v) the invalidity of the Houlihan Lokey fairness opinion as a result of (a) the data, material and other information (excluding financial forecasts and projections) provided by or on behalf of Wyant and identified by Houlihan Lokey in its fairness opinion as being relied upon by it being incomplete or incorrect in any material respect only to the extent such data, material and other information relates to Wyant, and its stockholders or (b) the financial forecasts and projections provided by or on behalf of Wyant and identified by Houlihan Lokey in its fairness opinion as being relied upon by it not having been prepared in good faith and on a reasonable basis only to the extent such financial forecasts and projections relate to Wyant, (vi) (a) the data, material and other information (excluding financial forecasts and projections) provided by or on behalf of Wyant and identified by Houlihan Lokey in its fairness opinion as being relied upon by it being incorrect in any material respect only to the extent such data, material and other information relates to Wyant, and its stockholders or (b) the financial forecasts and projections provided by or on behalf of Wyant and identified by Houlihan Lokey in its fairness opinion as being relied upon by it not having been prepared in good faith and on a reasonable basis only to the extent such financial forecasts and projections relate to Wyant, but, in each case only to the extent losses are incurred by the Buyer Indemnitees in connection with any claim of Houlihan Lokey relating thereto, (vii) claims of any HPI shareholder that the information provided by or on behalf of Wyant for inclusion in this Proxy Statement, at the date of mailing to HPI shareholders and at the time of the meeting of HPI shareholders as contemplated hereby, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading only to the extent such information relates to Wyant and its stockholders and (viii) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnification.

       Each of HPI and HPI Sub, jointly and severally, has agreed to indemnify Wyant and the other Seller Indemnitees against losses arising out of (a) any breach of any representation and warranty of HPI or HPI Sub contained in the Purchase Agreement, (b) any failure to perform or otherwise fulfill any undertaking or other agreement or obligation of HPI or HPI Sub contained in the Purchase Agreement, (c) with respect to HPI Sub, any liability of Wyant specifically assumed by HPI Sub pursuant to the Undertaking and, with respect to HPI, any Disclosed Liability and (d) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnification.

       The indemnification obligations of either Wyant or HPI and HPI Sub under the Purchase Agreement shall be limited by the following: (i) if the Closing shall not have occurred, recovery of the Buyer Indemnitees or Seller Indemnitees shall be limited to actual out-of-pocket expenses and shall in no event include any special, indirect, incidental or consequential damages, (ii) two years after the Closing Date (or three years after the Closing Date in the case of a claim for breach of representations and warranties relating to environmental matters, and six years after the Closing Date in the case of a claim for breach of representations and warranties relating to tax matters), Wyant shall have no further obligations under the Purchase Agreement or otherwise, except for losses with respect to which the Buyer Indemnitees have given Wyant written notice prior to such date, (iii) two years after the Closing Date, HPI and HPI Sub shall have no further obligations under the Purchase Agreement or otherwise, except for losses with respect to which the Seller Indemnitees have given HPI or HPI Sub written notice prior to such date, (iv) no losses shall be asserted by any party with respect to any matter that is covered by insurance to the extent proceeds of such insurance are paid, (v) certain representations and warranties relating to environmental matters will be deemed to be breached only to the extent that any such breaches result in Buyer Losses in excess of Cdn$50,000 (generally in the case of violations of applicable Environmental Laws) or Cdn$30,000 (generally in the case where there is not a violation of applicable Environmental Laws) in the aggregate and then only to the extent such Buyer Losses exceed Cdn$50,000 or Cdn$30,000 in the aggregate, respectively, (vi) no claim or claims shall be asserted pursuant to the indemnification provisions of the Purchase Agreement, unless the amount of such losses equals at least Cdn$350,000 in the aggregate and then only to the extent such losses exceed Cdn$350,000 in the aggregate, (vii) the aggregate amount of Buyer Losses recoverable pursuant to the indemnification provisions of the Purchase Agreement shall be limited to the aggregate amount of Acquisition Consideration (after giving effect to the Adjustment) as determined in accordance with the Purchase Agreement (except with respect to claims under clauses (v), (vi) and (vii) in the first paragraph in this "--Indemnification" section), and (vii) notwithstanding anything to the contrary contained in the Purchase Agreement, HPI or HPI Sub shall not be entitled to indemnification by Wyant for any losses to the extent that HPI or HPI Sub receives at or after the Closing Date an adjustment to the Acquisition Consideration for such losses pursuant to the Purchase Agreement. It is anticipated that Wyant will never have materially more than approximately Cdn$12,800,000 (US$9,558,000 based on an exchange rate of US$1.00 to Cdn$1.34) in assets to satisfy its indemnification obligations under the Purchase Agreement.

       In addition to the foregoing limitations, HPI or HPI Sub shall not have any recourse against the Excluded Shares or the Class A Excluded Shares for purposes of satisfying any claims, including indemnification claims, under the Purchase Agreement. For purposes of the Purchase Agreement, (x) "Excluded Shares" means (i) the 83,333 shares of Class E Preferred Stock that will be held by Wyant and upon issuance thereof, will be identified by HPI Sub on its stock records as being attributable to the holding company of John Derek Wyant after the Closing through the Xl shares of Wyant held by the holding company of John Derek Wyant (the "JDW Shares") and (ii) the 83,333 shares of Class E Preferred Stock that will be held by Wyant and upon issuance thereof, will be identified by HPI Sub on its stock records as being attributable to the holding company of Lynne Emond after the Closing through the X shares of Wyant held by the holding company of Lynne Emond (the "LE Shares" and, together with the JDW Shares, the "X Shares") and, in each case, any distributions, exchanges or other substitutions therefor relating thereto and (y) "Class A Excluded Shares" means the shares of Class A Preferred Stock to be distributed by Wyant to each of John Derek Wyant's holding company and Lynne Emond's holding company after the exchange of the Note as discussed under "--Description of the Note."

       Pursuant to the terms of the Purchase Agreement, HPI, HPI Sub and Wyant have agreed that (i) Wyant (or James A. Wyant under the Guaranty Agreement) shall satisfy its indemnification obligations under the Purchase Agreement (or James A. Wyant's obligations under the Guaranty Agreement) by surrender of the certificates representing in this order, and this order only, the shares of Class A Preferred Stock (or the Note to the extent the Note has not been exchanged for Class A Preferred Stock as discussed under "--Description of the Note"), Class B Preferred Stock, Class E Preferred Stock, the Underlying Shares, if any, and HPI Common Stock in each case held by Wyant (or James A. Wyant), which surrender shall be automatic and without any further action of Wyant (or James A. Wyant), until such time as all such shares (or the Note, if applicable) have been surrendered and (ii) HPI and HPI Sub will have no recourse against any other assets of Wyant (or James A. Wyant) until the assets set forth in clause
(i) of this sentence have been exhausted in the order so set forth.

       Pursuant to the Guaranty Agreement, James A. Wyant will guarantee the indemnification obligations of Wyant set forth above to the extent, and only to the extent, (i) Wyant fails to satisfy its obligations under the Purchase Agreement and (ii) of the excess of the aggregate amount of any distributions made by Wyant to James A. Wyant over an amount equal to Cdn$35,000 for each successive twelve month period that has elapsed from the Closing Date to the date as of which the maximum liability of James A. Wyant is determined under the Guaranty Agreement; provided, however, that the obligations of James A. Wyant under the Guaranty Agreement will be subject to the limitations on the indemnification obligations of Wyant set forth in the Purchase Agreement and above.

       Lastly, under the Guaranty Agreement, until six years after the Closing Date, James A. Wyant will agree not to sell or otherwise transfer any shares of Wyant's capital stock, or permit Wyant to issue or sell any shares of Wyant's capital stock for as long as Mr. Wyant continues to own a majority of the voting stock of Wyant, to any Person other than Mr. Wyant, without providing to HPI and HPI Sub a guaranty of the transferee thereof substantially to the same effect as the Guaranty Agreement.

        Termination

       The Purchase Agreement may be terminated at any time prior to the Closing Date, whether before or after any approval by the HPI shareholders: (a) by mutual written consent of Wyant and HPI Sub, (b) by either Wyant or HPI Sub if the Closing has not occurred by the close of business on April 30, 1997, or (c) by either Wyant or HPI Sub if there has been a material breach of any representation or warranty of the other party that has not been cured by the Closing Date.

       If the Purchase Agreement is terminated as described above, the Purchase Agreement shall be void and of no further effect and there shall be no further liability by reason of the Purchase Agreement or the termination thereof on the part of any party thereto (other than for breach of a representation, warranty or obligation contained therein), or on the part of the respective directors, officers, employees, agents or shareholders of any of them.

        Expenses

       The Purchase Agreement provides that each of the parties to the Purchase Agreement will bear its own expenses in connection with the Purchase Agreement and the transactions contemplated thereby.

        Waiver and Amendment

       Any failure of Wyant to comply with any of its obligations or agreements contained in the Purchase Agreement may be waived only in writing by HPI or HPI Sub, after the consent of a majority of the Special Committee. Any failure of HPI or HPI Sub to comply with any of its respective obligations or agreements contained in the Purchase Agreement may be waived only in writing by Wyant. The Purchase Agreement may be amended at any time upon the written agreement of the parties to the Purchase Agreement. If HPI determined that any waiver or amendment to the Purchase Agreement would be material to a HPI shareholder's voting decision with respect to the Transactions, HPI would revise this Proxy Statement and resolicit proxies from HPI shareholders. In any event, HPI will resolicit proxies from HPI shareholders if any waiver or amendment to the Purchase Agreement affected the conditions regarding the accounting treatment or the tax implications with respect to the Transactions.

        Regulatory Requirements and Approvals

       Apart from the approval of the HPI shareholders, which is being solicited by this Proxy Statement, there are no Canadian federal or provincial nor United States federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Transactions.

        Accounting Treatment

       The Transactions will be accounted for in a manner similar to a pooling-of-interests for financial reporting purposes in accordance with U.S GAAP. Accordingly, upon consummation of the Transactions, the assets and liabilities of the Canadian Operations of Wyant will be included in the consolidated balance sheet of HPI and its subsidiaries in the amounts that were included on the financial statements of the Canadian Operations of Wyant immediately prior to the Transactions, subject to adjustments, if any, required to conform the accounting policies of the Canadian Operations of Wyant to U.S. GAAP and such other adjustments as may be necessary to comply with pooling-of-interests rules and regulations. In addition, any difference between the value of the consideration given and the book value of the net assets acquired will be recorded as a deemed dividend.

        U.S. Federal Income Tax Consequences

       Under current law, assuming that the Transactions will take place as described in the Purchase Agreement, no taxable gain or loss will be recognized by HPI in the Acquisition. For U.S. federal income tax purposes, there is a step-up in the tax basis of the underlying assets, up to the non-equity portion of the Acquisition Consideration. No such step-up in the tax basis applies for Canadian federal and provincial income tax purposes.

       THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE AND LOCAL TAX ASPECTS OF THE TRANSACTIONS. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       In consideration for the Acquired Business, HPI Sub will assume the operating liabilities of Wyant and will pay and deliver to Wyant the Acquisition Consideration. The portion of the Acquisition Consideration to be received, directly or indirectly, by James A. Wyant, a director of HPI and shareholder of Wyant, will be Cdn$600,000 (US$447,760) in cash, 762,741 shares of Class a Preferred Stock, subject to adjustment, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock. The portion of the Acquisition Consideration to be received, directly or indirectly, by Gerald W. Wyant, a director of HPI, James A. Wyant's father, and, indirectly, a shareholder of Wyant, will be Cdn$2.4 million (US$1,791,045) in cash. The portion of the Acquisition Consideration to be received, directly or indirectly, by Lynne Emond and John Derek Wyant, as siblings of James A.

Wyant and, indirectly, as shareholders of Wyant, will be 1,750,000 shares of Class A Preferred Stock each, Cdn$1,000,000 (US$746,269) each and 83,333 shares of Class E Preferred Stock each. All conversions from Canadian to United States dollars in this paragraph are based on an exchange rate of US$1.00 to Cdn$1.34.

       In connection with the proposed Transactions, Wyant has entered into Employment Agreements with Gerald W. Wyant and James A. Wyant. Each of these Employment Agreements initially takes effect as of January 1, 1997. However, if the Transactions are not completed on or prior to April 30, 1997 the Employment Agreements will automatically terminate. Provided that the Transactions are completed on or prior to April 30, 1997, HPI Sub will assume Wyant's obligations under each of the Employment Agreements and the Employment Agreements will remain in effect for an initial term of five years and will be automatically renewed for successive one-year terms thereafter, unless HPI Sub or the covered executive elects to terminate the Employment Agreement in accordance with its terms.

       Under the Employment Agreement covering Gerald W. Wyant, Gerald W. Wyant will serve as Chairman Emeritus of HPI and will receive an annual base salary of US$237,000 and certain other benefits.

       Under the Employment Agreement covering James A. Wyant, James A. Wyant will serve as Vice Chairman of HPI and will receive an annual base salary of Cdn$215,000 (subject to annual increases based on the increase, if any, in the Consumer Price Index of Canada). James A. Wyant will also receive bonus compensation in accordance with the policy covering vice-presidents of HPI and certain other benefits.

RISKS ASSOCIATED WITH THE ACQUISITION OF THE ACQUIRED BUSINESS

       As a result of the Acquisition, HPI's results of operations will be significantly dependent on, and materially affected by, the results of operations of the Acquired Business and the attendant business risks that are associated with the operation of the Acquired Business as a going concern. These material risks include the following:

-- After the Transactions are consummated and HPI Sub acquires the Acquired Business, a significant portion of HPI's earnings, on a consolidated basis, will come from HPI Sub, a Canadian corporation. As a result, HPI's results of operations and earnings may be adversely affected by the fluctuation in the currency exchange rate between US and Canadian dollars.

-- Since the Acquired Business conducts its business, and will conduct its business after the Transactions are consummated, using Canadian dollars as its operational currency, to the extent the Canadian dollar strengthens against the US dollar, United States competitors in the institutional sanitation business may become more active in the Canadian market. As a result, HPI's results of operations and earnings may be adversely affected in light of potential greater competition in times of a strong Canadian dollar.

-- In connection with the proposed Transactions, both HPI and HPI Sub, after acquiring the Acquired Business from Wyant, will be substantially increasing their financial leverage, in part to finance the Acquisition Consideration. As a result, although HPI believes that liquidity is, and will be, at sufficient levels, there can be no assurance that cash flow from operations and existing credit facilities will be sufficient to meet the required debt service created by this leverage after the consummation of the proposed Transactions.

-- The Acquired Business is not fully integrated and competes with fully integrated sanitary paper products producers that have substantial financial resources and significant market share relative to the Acquired Business. Therefore, since the institutional sanitation business is highly competitive and has few barriers to entry, the results of operation of the Acquired Business, and, therefore, the results of operation of HPI, on a consolidated basis, may be adversely affected if any of such fully integrated producers attempt to increase market share in the markets that the Acquired Business currently target.

       There can be no assurance as to the degree to which such risks may have a material adverse effect on the results of operations of the Acquired Business and, thus, the results of operations of HPI. See "INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF THE COMBINED OPERATIONS OF HPI AND THE CANADIAN OPERATIONS OF WYANT" for a further discussion of the Acquired Business and management's discussion and analysis with respect to recent operating performance of the Canadian Operations of Wyant.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

       The unaudited pro forma condensed combined financial information as of September 30, 1996 and for the nine month period ended September 30, 1996 and for each of the years in the three-year period ended December 31, 1995 are set forth on the following pages. The pro forma information has been prepared utilizing the historical financial statements of HPI ("Historical HPI") and of the historical financial statements of the Canadian Operations of Wyant ("Historical Wyant"). The pro forma financial information gives pro forma effect to the acquisition as if it had occurred on September 30, 1996 for balance sheet purposes and as of January 1, 1994 for purposes of the pro forma statements of operations. All dollar amounts expressed below are in United States dollars.

       The Transactions will be accounted for in a manner similar to a pooling-of-interests for financial reporting purposes in accordance with U.S. GAAP. Accordingly, upon consummation of the Transactions, the assets and liabilities of the Canadian Operations of Wyant will be included in the consolidated balance sheet of HPI and its subsidiaries in the amounts that were included in the financial statements of the Canadian Operations of Wyant immediately prior to the Transactions, subject to adjustments, if any, required to conform the accounting policies of the Canadian Operations of Wyant to U.S. GAAP and such other adjustments as may be necessary to comply with pooling-of-interests rules and regulations. Wyant, the common parent of each of HPI and the Canadian Operations of Wyant, obtained legal control (in excess of 50% of voting shares) of HPI on August 4, 1994. Accordingly, operations of the Canadian Operations of Wyant and HPI will be reflected as being combined from January 1, 1994. The pro forma statement of operations for 1993 reflects the line-by-line results of the Canadian Operations of Wyant and its proportionate share of the results of HPI, determined in accordance with equity accounting as reflected in "Share of Net Income of Affiliates." The pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies, or of the financial position or the results of operations of the combined companies that would have actually occurred had the Transactions been consummated on such date or as of the periods described above. Certain amounts in the historical financial statements of the Canadian Operations of Wyant have been classified to conform to the financial presentation of HPI. The unaudited pro forma condensed combined financial information should be read in conjunction with HPI's historical and the Canadian Operations of Wyant's historical financial statements incorporated herein by reference or appearing elsewhere in this Proxy Statement.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                      SUBTOTAL
                                          HISTORICAL    HISTORICAL    PRO FORMA     PRO FORMA     PRO FORMA
                                             HPI          WYANT       COMBINED     ADJUSTMENTS    COMBINED
                                          ----------    ----------    ---------    -----------    ---------
                                                  ASSETS
Current Assets
  Cash and Cash Equivalents.............   $    686      $     --      $   686       $  (686)(1)   $    --
  Accounts Receivable -- Net............      6,509         7,523       14,032          (450)(2)    13,582
  Income Taxes Recoverable..............        537          (245)         292            --           292
  Inventories...........................      4,574         5,344        9,918            --         9,918
  Prepaid Expenses......................        266           425          691            --           691
                                          ----------    ----------    ---------    -----------    ---------
Total Current Assets....................     12,572        13,047       25,619        (1,136)       24,483
Investments.............................         --             2            2            --             2
Property, Plant and Equipment, Net......     11,280         7,740       19,020            --        19,020
Goodwill................................         --           451          451            --           451
Other Assets............................        398            88          486            --           486
                                          ----------    ----------    ---------    -----------    ---------
Total Assets............................   $ 24,250      $ 21,328      $45,578       $(1,136)      $44,442
                                            =======       =======     ========     =========      ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank Indebtedness.....................   $     --      $  1,186      $ 1,186       $ 3,045(1)    $ 4,231
  Accounts Payable and Accrued
     Expenses...........................      5,347         6,703       12,050          (450)(2)    11,600
  Current Portion of Long-Term Debt.....        350         1,551        1,901            --         1,901
                                          ----------    ----------    ---------    -----------    ---------
Total Current Liabilities...............      5,697         9,440       15,137         2,595        17,732
Long Term Debt..........................      5,387         2,633        8,020            --         8,020
Redeemable Preferred Shares.............         --            --           --         5,331(1)      5,331
Acquisition Clearing Account............         --         8,681        8,681        (8,681)(1)        --
Deferred Income Taxes...................        387           574          961            --           961
                                          ----------    ----------    ---------    -----------    ---------
Total Liabilities.......................     11,471        21,328       32,799          (755)       32,044
Stockholders' Equity
  Common Stock..........................         17            --           17            10(1)         27
  Additional Paid-in Capital............      6,894            --        6,894         4,936(1)      6,503
                                                                                      (5,327)(1)
  Retained Earnings.....................      5,899            --        5,899            --         5,899
                                          ----------    ----------    ---------    -----------    ---------
                                             12,810            --       12,810          (381)       12,429
  Less: Treasury Stock Held, At Cost....         31            --           31            --            31
                                          ----------    ----------    ---------    -----------    ---------
Total Stockholders' Equity..............     12,779            --       12,779          (381)       12,398
                                          ----------    ----------    ---------    -----------    ---------
Total Liabilities and Stockholders'
  Equity................................   $ 24,250      $ 21,328      $45,578       $(1,136)      $44,442
                                            =======       =======     ========     =========      ========

   See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                    SUBTOTAL                      U.S.
                          HISTORICAL   HISTORICAL   PRO FORMA    PRO FORMA        GAAP         PRO FORMA
                             HPI         WYANT      COMBINED    ADJUSTMENTS       ADJS.        COMBINED
                          ----------   ----------   ---------   -----------       ----         ---------
Sales...................  $   31,871    $ 39,601     $71,472     $   (1,748)(3)   $--          $  69,724
Cost of Sales...........      26,473      22,844      49,317         (1,748)(3)    --             47,569
                           ---------     -------     -------      ---------       ----         ---------
Gross Profit............       5,398      16,757      22,155             --        --             22,155
                           ---------     -------     -------      ---------       ----         ---------
Selling, General and
  Administrative........       6,113      14,284      20,397           (167)(6)    30 (8)         20,260
Depreciation and
  Amortization..........          62         363         425             --        --                425
Other Income............        (285)        (60)       (345)           167(6)     --               (178)
Interest Expense........         189         373         562            183(4)     --                745
                           ---------     -------     -------      ---------       ----         ---------
                               6,079      14,960      21,039            183        30             21,252
                           ---------     -------     -------      ---------       ----         ---------
Income (Loss)
  Before Income Tax.....        (681)      1,797       1,116           (183)      (30)               903
Provision for (Recovery
  of)
  Income Taxes..........        (268)        789         521            (66)(5)   (12) (10,11)       443
                           ---------     -------     -------      ---------       ----         ---------
Net Income (Loss).......        (413)      1,008         595           (117)      (18)               460
Dividend Requirements
  and Accretion of
  Mandatorily Redeemable
  Preferred
  Shares................          --          --          --           (213)(1)    --               (213)
                           ---------     -------     -------      ---------       ----         ---------
Net Income (Loss)
  Attributable to Common
  Shares................  $     (413)   $  1,008     $   595     $     (330)      $(18)        $     247
                           =========     =======     =======      =========       ====         =========
Income (Loss) Per Common
  Share ................  $    (0.24)         --          --             --        --          $    0.09
Weighted Average Number
  of Common Shares
  Outstanding...........   1,692,476                              1,000,000(7)                 2,692,476

   See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     SUBTOTAL                      U.S.
                           HISTORICAL   HISTORICAL   PRO FORMA    PRO FORMA        GAAP          PRO FORMA
                              HPI         WYANT      COMBINED    ADJUSTMENTS       ADJS.         COMBINED
                           ----------   ----------   ---------   -----------       -----         ---------
Sales....................   $  40,481    $ 52,165     $92,646      $(1,291)(3)     $  --         $  91,355
Cost of Sales............      33,000      30,404      63,404       (1,291)(3)        --            62,113
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
Gross Profit.............       7,481      21,761      29,242           --            --            29,242
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
Selling, General and
  Administrative.........       7,329      18,930      26,259         (317)(6)        52(8)         25,994
Depreciation and
  Amortization...........          87         572         659           --            --               659
Other Income.............        (435)        (50)       (485)         317(6)         --              (168)
Interest Expense.........         322         742       1,064          244(4)         --             1,308
Non-Recurring Items......         550       1,161       1,711           --           138(9)          1,849
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
                                7,853      21,355      29,208          244           190            29,642
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
Income (Loss) Before
  Income Tax.............        (372)        406          34         (244)         (190)             (400)
Provision for (Recovery
  of) Income Taxes.......        (163)         24        (139)         (88)(5)      (112)(10)(11)      (339)
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
Net Income (Loss)........        (209)        382         173         (156)          (78)              (61)
Dividend Requirements and
  Accretion of
  Mandatorily Redeemable
  Preferred Shares.......          --          --          --         (313)(1)        --              (313)
                                                                                   -------
                                                                                       -
                             --------    --------    --------     --------                        --------
Net Income (Loss)
  Attributable to Common
  Shares.................   $    (209)   $    382     $   173      $  (469)        $ (78)        $    (374)
                             ========    ========    ========     ========         ========       ========
Income (Loss) Per Common
  Share..................   $   (0.12)         --          --           --            --         $   (0.22)
Weighted Average Number
  of Common Shares
  Outstanding............   1,692,476                                   --(7)                    1,692,476

   See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  SUBTOTAL                     U.S.
                        HISTORICAL   HISTORICAL   PRO FORMA    PRO FORMA       GAAP          PRO FORMA
                           HPI         WYANT      COMBINED    ADJUSTMENTS      ADJS.         COMBINED
                        ----------   ----------   ---------   -----------      -----         ---------
Sales.................  $   34,515    $ 52,223     $86,738       $(618)(3)     $ --          $  86,120
Cost of Sales.........      26,534      32,440      58,974        (618)(3)       --             58,356
                        ----------   ----------   ---------   -----------      -----         ---------
Gross Profit..........       7,981      19,783      27,764          --           --             27,764
                        ----------   ----------   ---------   -----------      -----         ---------
Selling, General and
  Administrative......       6,454      20,936      27,390        (298)(6)     (205) (8)        26,887
Depreciation and
  Amortization........         165         601         766          --           --                766
Other Income..........        (672)        (23)       (695)        298(6)        --               (397)
Interest Expense......         385         676       1,061         244(4)        --              1,305
Non-Recurring Items...          --         200         200          --         (138) (9)            62
                        ----------   ----------   ---------   -----------      -----         ---------
                             6,332      22,390      28,722         244         (343)            28,623
                        ----------   ----------   ---------   -----------      -----         ---------
Income (Loss) Before
  Income Tax..........       1,649      (2,607)       (958)       (244)         343               (859)
Provision for
  (Recovery of) Income
  Taxes...............         613        (549)         64         (98)(5)       26 (10,11)         (8)
                        ----------   ----------   ---------   -----------      -----         ---------
Net Income (Loss).....       1,036      (2,058)     (1,022)       (146)         317               (851)
Dividend Requirements
  and Accretion of
  Mandatorily
  Redeemable Preferred
  Shares..............          --          --          --        (343)(1)       --               (343)
                        ----------   ----------   ---------   -----------      -----         ---------
Net Income (Loss)
  Attributable to
  Common Shares.......  $    1,036    $ (2,058)    $(1,022)      $(489)        $317          $  (1,194)
                         =========    ========    =========   ==========       =====         =========
Income (Loss) Per
  Common Share........       $0.61      --           --          --             --              $(0.71)
Weighted Average
  Number of Common
  Shares
  Outstanding.........   1,691,906                                  --(7)                    1,691,906

   See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                    HISTORICAL         U.S. GAAP         PRO FORMA
                                                      WYANT              ADJS.           COMBINED
                                                    ----------         ---------         ---------
Sales.......................................         $ 57,944            $  --           $  57,944
Cost of Sales...............................           34,645               --              34,645
                                                    ----------         ---------         ---------
Gross Profit................................           23,299               --              23,299
                                                    ----------         ---------         ---------
Selling, General and Administrative.........           25,947               22(8)           25,969
Depreciation and Amortization...............              664               --                 664
Other Income................................              (29)              --                 (29)
Interest Expense............................              891               --                 891
Non-Recurring Items.........................            1,436               --               1,436
                                                    ----------         ---------         ---------
                                                       28,909               22              28,931
                                                    ----------         ---------         ---------
Income (Loss) Before Income Tax and Share of
  Net Income of Affiliates..................           (5,610)             (22)             (5,632)
Provision for (Recovery of) Income Taxes....           (1,473)               7(10,11)       (1,466)
                                                    ----------         ---------         ---------
Income (Loss) Before Share of Net Income of
  Affiliates................................           (4,137)             (29)             (4,166)
Share of Net Income of Affiliates...........              588               --                 588
                                                    ----------         ---------         ---------
Net Income (Loss)...........................         $ (3,549)           $ (29)          $  (3,578)
                                                      =======          ========          =========
Income (Loss) Per Common Share..............                                             $   (2.10)
Weighted Average Number
  of Common Shares Outstanding..............                                             1,704,158

   See accompanying notes to unaudited pro forma condensed combined financial information.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

       The pro forma adjustments on the Pro Forma Condensed Combined Balance Sheet reflect the following:

       1. The Transactions result in the payment of $3,731,343 (Cdn$5,000,000) in cash, through the utilization of $686,000 available cash and incurring bank indebtedness of $3,045,343, and the issuance of the following shares:

                               NO.                       REDEMPTION VALUE     FAIR VALUE
            -----------------------------------------    ----------------     ----------
            4,262,741 Class A Preferred Stock........       $   3,181,150     $3,006,000
            3,800,000 Class B Preferred Stock........       $   2,835,821     $2,325,000
            1,000,000 Class E Preferred Stock........                 N/A     $4,946,000

            The shares of Class E Preferred Stock having a fair value of $4,946,000 are recorded at par of $10,000 in HPI Common Stock and $4,936,000 in Additional Paid-in Capital. The fair value was based on the thirty day (to February 5, 1997) average closing price of the HPI Common Stock.

            The excess of the fair value of the consideration paid of $14,008,343 over the book value of the net assets acquired is considered a deemed dividend for accounting purposes, which reduces the balance of Additional Paid-in Capital by $5,327,343.

            The deemed dividend is computed as follows:

            Fair value of consideration:

            Class A Preferred Stock..................................    $3,006,000
            Class B Preferred Stock..................................     2,325,000
            Class E Preferred Stock..................................     4,946,000
            Cash.....................................................     3,731,343
                                                                         ----------
            Total....................................................    $14,008,343
            Less: Book value of net assets acquired..................     8,681,000
                                                                         ----------
                  Excess of fair value of consideration
                  over book value of net assets acquired.............    $5,327,343
                                                                         ===========

            The shares of Class A Preferred Stock and Class B Preferred Stock are mandatorily redeemable and as such, are presented as a liability in the accompanying balance sheet. The excess of their redemption value over their carrying value (fair value) at the Closing Date ($685,971) is to be accreted over the 10 year redemption period resulting in an annual charge against earnings available for common shareholders in addition to the annual dividend on the Class A Preferred Stock and Class B Preferred Stock.

            The dividends on the mandatorily redeemable preferred stock are computed at the rate of 4.0% on the Class A Preferred Stock and 3.999999% on the Class B Preferred Stock, on the number of shares of each class outstanding during the applicable periods. These dividends and the accretion of the excess of the redemption value of the Class A and B shares over their fair value at the Closing Date are broken down as follows:

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION -- (CONTINUED)

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPT. 30, 1996       1995         1994
                                                  --------------     --------     --------
            Dividends...........................     $145,000        $217,000     $241,000
            Accretion...........................       68,000          96,000      102,000
                                                  --------------     --------     --------
                                                     $213,000        $313,000     $343,000
                                                  ===========        =========    =========

       2. Elimination of receivables and payables of $450,000 relating to transactions between HPI and the Canadian Operations of Wyant.

       The pro forma adjustments on the Pro Forma Condensed Combined Statements of Operations result from:

       3. Elimination of sales between HPI and the Canadian Operations of Wyant.

       4.      Interest of 8% per annum on the debt incurred of $3,045,343.

       5.      Income tax benefit resulting from note 4 above.

       6. Elimination of other income and a corresponding selling, general and administrative expense to remove the effect of payments made by the Canadian Operations of Wyant to HPI relating to a marketing agreement between the companies.

       7. 1,000,000 shares of HPI Common Stock issuable upon the exchange of shares of Class E Preferred Stock are considered outstanding for earnings per share purposes only when the effect on earnings per share is dilutive.

       The U.S. GAAP adjustments on the Pro Forma Condensed Combined Statements of Operations result from the following which are more fully described on page F-18 hereof:

       8. The difference in accounting for pension benefits compared to Canadian GAAP.

       9.      The timing of recognition of certain employee severance costs.

       10.    The income tax effect of notes 8 and 9 above.

       11.    The difference in accounting for income taxes.

       The statements of operations of the Canadian Operations of Wyant have been translated into United States dollars at the following average rates of exchange for each of the years ended December 31 ($1.00 United States is equal to the following Canadian dollar amounts):

           1995...............................................    $1.3726
           1994...............................................    $1.3659
           1993...............................................    $1.2898

       For the nine months ended September 30, 1996 the average exchange rate was $1.3680 for every United States dollar. The balance sheet of the Canadian Operations of Wyant has been translated at September 30, 1996 using the exchange rate of $1.3500 for every United States dollar.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND HPI MANAGEMENT

       The following table sets forth certain information concerning shares of HPI Common Stock held by (a) each shareholder known to management to own beneficially more than 5% of the outstanding HPI Common Stock as of February 13, 1997, (b) each director of HPI, (c) each executive officer of HPI named in Table 1 -- 1996 Summary Compensation Table under "EXECUTIVE COMPENSATION" and (d) all directors and executive officers of HPI as a group.

                                                       NUMBER OF SHARES
                                                         BENEFICIALLY
       NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)           PERCENT OF CLASS
---------------------------------------------------  --------------------     ----------------
G.H. Wood + Wyant Inc..............................         937,690(2)              55.4%
1475 32nd Avenue
Lachine, Quebec
Donald C. MacMartin................................          42,100(3)               2.4%
(Board Chairman & CEO)
Joseph H. Weinkam, Jr..............................          36,000(4)               2.1%
(President/Chief Operating Officer)
John C. Zisko......................................           5,000(5)               0.3%
(Vice President, Finance & Secretary)
Stephen A. Maskrey.................................           4,000(6)               0.2%
(Vice President, Sales)
Gerald W. Wyant....................................               0(2)                 0%
(A Director)
James A. Wyant.....................................               0(2)                 0%
(A Director)
John B. Wight......................................           6,000(7)               0.4%
(A Director)
Jane M. Curtis.....................................           4,000(8)               0.2%
(A Director)
Nicholas A. Gallopo................................               0(9)                 0%
(A Director)
Thomas R.M. Davis..................................               0(10)                0%
(A Director)
All Directors and Officers as a Group (10                 1,034,790(11)             57.9%(11)
  persons).........................................

---------------

1. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for the purposes of this table, of any shares of HPI if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership of any shares of HPI within 60 days of the Record Date. Unless otherwise noted, the persons as to whom the information is provided have sole voting and investment power over the shares of HPI as beneficially owned.

2. Because Gerald W. Wyant and James A. Wyant are members of HPI's Board of Directors and stockholders of Wyant, this figure represents Wyant's record and beneficial ownership of 937,690 shares. In anticipation of the execution of the Purchase Agreement, James A. Wyant, John Derek Wyant, Lynne Emond and Gerald W. Wyant entered into a Memorandum of Agreement (the "Wyant Agreement") with Wyant dated as of May 2, 1996, whereby James

     A. Wyant, John Derek Wyant, Lynne Emond and Gerald W. Wyant agreed, subject to the Acquisition being consummated, to exchange their existing stock in Wyant for a combination of cash, promissory notes or preferred shares of Wyant and shares of HPI Common Stock. In furtherance of the Wyant Agreement, Wyant, 1186020 Ontario Limited, a wholly owned Canadian corporation of John Derek Wyant ("Derekco"), 3287858 Canada Inc., a wholly owned Canadian corporation of Lynne Emond ("Lynneco"), and 3271706 Canada Inc., a wholly owned Canadian corporation of Gerald W. Wyant ("Geraldco"), entered into separate Memoranda of Agreement, each dated as of September 3, 1996, whereby Lynneco and Derekco will each acquire 238,000 shares of HPI Common Stock held by Wyant, and Geraldco will acquire 146,000 shares of HPI Common Stock held by Wyant, upon the consummation of the Acquisition. In connection with the foregoing, Wyant, James A. Wyant, John Derek Wyant, Lynne Emond, Gerald W. Wyant, Derekco, Lynneco and Geraldco filed Amendment No. 11 to Schedule 13d on October 9, 1996 as what may constitute a group pursuant to Rule 13d-5 under the Securities Exchange Act of 1934, as amended. Until the consummation of the Acquisition, all of the shares of HPI Common Stock held by Wyant shall continue to be held by Wyant and Wyant is entitled to exercise all voting rights on such shares of HPI Common Stock. On and after the Closing Date, pursuant to the terms of a voting trust agreement, James A. Wyant, as voting trustee, will be entitled to exercise all voting rights on shares of HPI Common Stock held by Wyant, Lynneco and Derekco.

3. Includes 40,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan.

4. Includes 35,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan.

5. Includes 5,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan.

6. Includes 4,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan.

7. Includes 6,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan.

8. Includes 4,000 shares subject to stock options granted under the HPI 1991 Stock Option Plan but does not include 6,000 shares subject to the Non-Employee Director Option granted to Ms. Curtis on November 6, 1996 under the 1997 Stock Incentive Plan, which grant is contingent upon shareholder approval of the 1997 Stock Incentive Plan and completion of the Transactions.

9. Does not reflect 10,000 shares subject to the Non-Employee Director Option granted to Mr. Gallopo on November 6, 1996 under the 1997 Stock Incentive Plan, which grant is contingent upon shareholder approval of the 1997 Stock Incentive Plan and completion of the Transactions.

10. Does not reflect 10,000 shares subject to the Non-Employee Director Option granted to Mr. Davis on November 6, 1996 under the 1997 Stock Incentive Plan, which grant is contingent upon shareholder approval of the 1997 Stock Incentive Plan and completion of the Transactions.

11.  Includes 937,690 shares beneficially owned by G.H. Wood + Wyant Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLES

       The following table summarizes compensation earned in 1996, 1995 and 1994 by the Chief Executive Officer and the only other executive officers whose 1996 salary and bonus exceeded $100,000 (the "named officers").

                                    TABLE 1
                        1996 SUMMARY COMPENSATION TABLE

                                                                                NUMBER OF
                                                              ALL OTHER          SHARES            OTHER
   NAME AND PRINCIPAL                                           ANNUAL         COVERED BY        LONG-TERM
        POSITIONS          YEAR      SALARY       BONUS      COMPENSATION     STOCK OPTIONS     COMPENSATION
-------------------------  ----     --------     -------     ------------     -------------     ------------
Donald C. MacMartin        1996          -0-         -0-              -0-         47,000              -0-
  (1)....................  1995          -0-         -0-              -0-          8,000              -0-
Chief Executive Officer    1994          -0-         -0-              -0-            -0-              -0-
appointed 3/14/96
Gerald W. Wyant (1)......  1996          -0-         -0-              -0-            -0-              -0-
Chief Executive Officer    1995          -0-         -0-              -0-            -0-              -0-
resigned 3/14/96           1994          -0-         -0-              -0-            -0-              -0-
Joseph H. Weinkam, Jr....  1996     $207,511     $31,500              -0-         30,000              -0-
President and Chief        1995      115,384      22,500              -0-         15,000              -0-
Operating Officer          1994          -0-         -0-              -0-            -0-              -0-
appointed 5/24/95
John C. Zisko............  1996      115,000       5,000              -0-          6,000              -0-
Vice President, Finance    1995       48,653       5,000              -0-          4,000              -0-
and Secretary appointed    1994          -0-         -0-              -0-            -0-              -0-
7/7/95
Stephen A. Maskrey.......  1996      100,000       5,000       $6,000 (2)          8,000              -0-
Vice President, Sales      1995       97,282       5,000        6,000 (2)            -0-              -0-
appointed 10/17/94         1994       16,628         -0-        1,000 (2)            -0-              -0-

------------------

(1) Neither Gerald W. Wyant nor Donald C. MacMartin received any compensation for services to HPI, except for the stock options received by Mr. MacMartin which are included on Tables 1, 2 and 3.

(2) Automobile allowance.

       The following tables identify 1996 fiscal-year option grants and exercises by the named officers and reports a valuation of their options.

                                    TABLE 2
                             1996 INDIVIDUAL GRANTS

                                                     PERCENT OF                                 POTENTIAL REALIZED
                                         NO. OF     TOTAL OPTIONS                                VALUE AT ASSUMED
                                       SECURITIES      GRANTED                                    ANNUAL RATE OF
                                       UNDERLYING   TO EMPLOYEES    EXERCISE                        STOCK PRICE
                                        OPTIONS       IN FISCAL      PRICE       EXPIRATION      APPRECIATION FOR
                NAME                    GRANTED         YEAR         ($/SH)         DATE            OPTION TERM
-------------------------------------  ----------   -------------   --------     ----------     -------------------
                                                                                                 5%($)      10%($)
Donald C. MacMartin..................    47,000          25.0         7.50        06/11/06      222,075     560,475
Joseph H. Weinkam, Jr................    30,000          16.0         7.50        06/11/06      141,750     357,750
John C. Zisko........................     6,000           3.2         7.50        06/11/06       28,350      71,550
Stephen A. Maskrey...................     8,000           4.3         7.50        06/11/06       37,800      95,400

                                    TABLE 3
                            1996 STOCK OPTIONS TABLE

                                      NUMBER OF
                                        SHARES       VALUE      NUMBER OF SHARES COVERED        VALUE OF UNEXERCISED
                                     ACQUIRED ON    REALIZED    BY UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
               NAME                    EXERCISE        $            DECEMBER 31, 1996           DECEMBER 31, 1996(1)
-----------------------------------  ------------   --------   ---------------------------   ---------------------------
                                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                               -----------   -------------   -----------   -------------
Donald C. MacMartin................     -0-           -0-         40,000         15,000         -0-           -0-
Joseph H. Weinkam, Jr..............     -0-           -0-         35,000         10,000         -0-           -0-
John C. Zisko......................     -0-           -0-          5,000          5,000         -0-           -0-
Stephen A. Maskrey.................     -0-           -0-          4,000          4,000         -0-           -0-

---------------

(1) Based on the price of $4.63 per share, the closing price of the shares on Nasdaq on December 31, 1996.

COMPENSATION OF DIRECTORS

       Prior to June 1996 each director of HPI who was not an employee of HPI or Wyant received an annual director fee of $5,000 paid in equal quarterly installments. As of June 1996 this fee was increased to $8,000 annually.

       On November 6, 1996, options to purchase HPI Common Stock at $5.25 per share were awarded under the 1997 Stock Incentive Plan to the following directors: Jane M. Curtis (6,000 shares), Thomas R. M. Davis (10,000 shares), Nicholas A. Gallopo (10,000 shares). The options awarded to Ms. Curtis, Mr. Davis and Mr. Gallopo are contingent upon shareholder approval of the 1997 Stock Incentive Plan and completion of the Transactions. The terms of these options are described in greater detail below under "-- PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN." In addition, on June 11, 1996, John B. Wight, a director, was awarded an option to purchase 3,000 shares of HPI Common Stock at $7.50 per share under the HPI 1991 Stock Option Plan.

             PROPOSED ADOPTION OF THE HPI 1997 STOCK INCENTIVE PLAN

       This section of the Proxy Statement describes the significant aspects of the 1997 Stock Incentive Plan and does not purport to be complete. This section is qualified in its entirety by reference to the 1997 Stock Incentive Plan which is included as Appendix B to this Proxy Statement.

       On November 6, 1996, the Board of Directors adopted the 1997 Stock Incentive Plan. According to its terms, the effectiveness of the Plan is subject to the approval of the stockholders of HPI at the Special Meeting and the completion of the Transactions. The Plan provides for the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units (collectively, "Awards") to directors, key employees and consultants of HPI or its subsidiaries (collectively, "Participants"). The number of individuals who may be eligible to receive Awards under the Plan currently consists of approximately 30 to 40 persons, but this number is subject to change as a result of changes in the size of the HPI workforce and changes in the determination of the employees who are key contributors to the success of HPI. All defined terms used herein shall have the same meanings set forth in the Plan, unless otherwise indicated herein.

       The Plan is intended to provide financial incentives to the Participants and to encourage them to associate their interests with those of HPI and its stockholders. The Plan should also assist HPI in attracting and retaining competent and dedicated individuals whose efforts will be important in helping HPI achieve its long-term growth objectives.

PLAN ADMINISTRATION

       The Plan will be administered by the Board or a committee appointed by the Board consisting of at least two Board members who are not employees of HPI or its subsidiaries (the "Committee"). Pursuant to the Plan, the Committee will administer and interpret the Plan and will select Participants to whom Awards will be granted and determine the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of Options and Stock Appreciation Rights and the restrictions or performance criteria relating to Restricted Stock, Performance Shares and Performance Units. However, the Committee will not have discretion over the issuance of Non-Employee Director Options, the terms of which are fixed under the Plan (as described in greater detail below).

SECURITIES TO BE OFFERED

       An aggregate of 300,000 shares of HPI Common Stock ("Shares") may be issued or transferred pursuant to the Plan. Of the aggregate number of Shares available under the Plan, not more than one-third of the allotted number of Shares in the aggregate may be made the subject of Restricted Stock Awards. In the event of any change in capitalization, the Committee shall adjust the maximum number and class of Shares with respect to which Awards may be granted under the Plan, the number of Shares with respect to which Non-Employee Director Options may be granted under the Plan, the number and class of Shares which are subject to outstanding Awards granted under the Plan, and if applicable, the exercise price relating to Awards. In addition, if any Award expires or terminates without having been exercised, the Shares subject to that Award again become available for grant under the Plan.

INDIVIDUALS WHO MAY PARTICIPATE IN THE PLAN

       At the discretion of the Committee, Awards may be granted under the Plan to officers, key employees and consultants of HPI or its subsidiaries. In addition, each Non-Employee Director of HPI will be eligible to receive Non-Qualified Stock Options in accordance with the formula-award provisions of the Plan described below. Non-Employee Directors are not eligible to receive any other types of Awards under the Plan. The granting of an Award does not confer upon the Participant any right to continue in the service of HPI or affect any right or power of HPI to terminate the services of the Participant at any time.

AWARDS

        Options for Non-Employee Directors

       The Plan provides for the award of Non-Employee Director Options to each director of HPI who is not an employee of HPI or a subsidiary (a "Non-Employee Director"). The amount, timing and other material terms of the awards of Non-Employee Director Options are fixed under the Plan. Each Non-Employee Director serving on the Board as of November 6, 1996 (the Effective Date of the
Plan) received an initial Award of a Non-Employee Director Option exercisable for 10,000 Shares, less the number of Shares covered by any Options already held by the Non-Employee Director, subject to shareholder approval of the Plan at the Special Meeting and the completion of the Transactions. Each new Non-Employee Director joining the Board after the Plan Effective Date will receive an initial Award of a Non-Employee Director Option exercisable for 10,000 Shares as of the date he or she is first elected to the Board. In addition, for as long as each Non-Employee Director continues to serve on the Board, he or she will receive an Annual Award of a Non-Employee Director Option exercisable for 1,000 Shares as of the close of each annual meeting of shareholders occurring after the year in which the Non-Employee Director has received an initial award. Each Non-Employee Director Option will be a Non-Qualified Stock Option with an exercise price equal to the Fair Market Value of the covered Shares at the time of grant. Each initial Award of a Non-Employee Director Option will be vested and exercisable as of the grant date, and each Annual Award of a Non-Employee Director Option will be vested and exercisable as of six months after the grant date, subject to full vesting in the event of a Change in Control. Each Non-Employee Director Option will have a ten-year term, except that in the event that a Non-Employee Director's service on the Board terminates for any reason, the Non-Employee Director Options awarded to that director will be exercisable until the end of the ten-year term or the third anniversary of the director's termination of service, whichever is earlier. Under the terms of the Plan, Non-Employee Directors are eligible to receive only the Non-Employee Director Options described above and are not eligible to receive any other Options or other Awards under the Plan.

        Options for Other Participants

       The Committee may grant to Participants (other than Non-Employee Directors) Options to purchase Shares, which may be either Incentive Stock Options (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options. The purchase price of each Share (the "Exercise Price") under each Option will be established by the Committee at the time the Option is granted. The exercise price of an Option will not be less than 100% of the Fair Market Value of the underlying Shares at the time of grant (110% in the case of an Incentive Stock Option granted to a ten-percent stockholder). Options will be exercisable at such times and in such installments as determined by the Committee. The Committee may accelerate the exercisability of any Option at any time and, under the terms of the Plan, all Options will become fully exercisable upon a Change in Control of HPI. Each Option granted pursuant to the Plan will be for such term as determined by the Committee, provided, however, that no Option will be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder). The provisions of each Option grant will set forth the terms and conditions applicable to such Option upon a termination or change in the employment status of the optionee as determined by the Committee.

       Options are not transferable by the Optionee other than to a charity, a family member, family trust, family partnership or by will or the laws of descent and distribution. The exercise price for Shares purchased pursuant to the exercise of an Option may be paid in such form as approved by the

Committee, including cashless exercise procedures which provide for the exercise of an Option and sale of the underlying Shares by a designated broker.

        Stock Appreciation Rights

       The Plan permits the granting of Stock Appreciation Rights to Participants (other than Non-Employee Directors) in connection with an Option or as a freestanding right. A Stock Appreciation Right allows the Participant to receive, upon exercise, an amount equal in value to an amount determined by multiplying (i) the excess, if any, of (x) for those Stock Appreciation Rights granted in connection with an Option, the Fair Market Value per Share on the exercise date over the purchase price per Share under the related Option, or (y) for those Stock Appreciation Rights not granted in connection with an Option, the Fair Market Value per Share on the exercise date over the Fair Market Value per Share on the grant date of the Stock Appreciation Right by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Stock Appreciation Rights granted in connection with an Option cover the same Shares as those covered by such Option and are generally subject to the same terms. Freestanding Stock Appreciation Rights will be granted on such terms and conditions as shall be determined by the Committee, but will not have a term of greater than ten years. In the event of a Change in Control, all Stock Appreciation Rights will become immediately and fully exercisable.

        Restricted Stock

       A Restricted Stock Award consists of Shares that are subject to transfer restrictions which lapse provided that the grantee remains in the employment of HPI or a subsidiary for a stated period of time following the granting of the Restricted Stock Award. The terms of a Restricted Stock Award will be determined by the Committee at the time the Award is made and the Committee has authority to establish the vesting period and the other terms and conditions applicable to each Restricted Stock Award. Generally, a grantee will have the rights of an ordinary shareholder (e.g., voting and dividend rights) with respect to the Shares under a Restricted Stock Award, but any additional Shares issued as a stock dividend or stock distribution will be subject to the same restrictions applicable to the Shares covered by the Restricted Stock Award. In the event of a Change in Control all restrictions on all Restricted Stock Awards will lapse and the Shares underlying the Award will become fully vested and transferable.

        Performance Shares

       Performance Share Awards may be denominated as Shares or as Share units or phantom Shares, and will become vested upon the attainment of performance or service objectives established by the Committee at the time of grant. The Committee will have authority to determine whether the specified performance or service objectives have been met and to revise the objectives upon the occurrence of unforeseen events or changes in circumstances. In the event of a Change in Control all performance and service objectives will be deemed to have been met and all Performance Share Awards will be fully vested.

        Performance Units

       Performance Units are dollar denominated Awards valued by reference to criteria, other than Share price, established by the Committee. Performance Units may take the form of a cash incentive, the amount and payment of which is based on the attainment of performance or service objectives established by the Committee at the time of grant. The Committee will have authority to determine whether the specified performance or service objectives have been met and to revise the objectives upon the occurrence of unforeseen events or changes in circumstances. In the event of a Change in

Control all performance and service objectives will be deemed to have been met and all Performance Unit Awards will be fully vested.

SHARE WITHHOLDING

       The Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to an option or award, the optionee or grantee may request to have withheld a portion of the Shares issuable to him or her having an aggregate Fair Market Value equal to the applicable withholding taxes.

TERM OF PLAN

       The Plan was adopted by the Board of Directors on November 6, 1996, subject to shareholder approval of the Plan at the Special Meeting and completion of the Transactions. The Plan terminates on November 5, 2006. The Board may earlier terminate or amend the Plan, except that shareholder approval will be obtained for any amendment to the extent required by applicable law.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

       In general, an optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option and HPI will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of the exercise of the Shares received over the exercise price of Shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of HPI or a subsidiary from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

       If the optionee has held the Shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Shares by the optionee, the difference, if any, between the sale price of the Shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the fair market value of the Shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the Shares were sold more than one year after the Option was exercised. If the optionee sells the Shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the Shares at the time the Option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the Option. Subject to the discussion below with respect to Section 162(m) of the Code, HPI will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

       In general, an optionee to whom a Non-Qualified Stock Option is granted will recognize no income at the time of the grant of the Option. Upon exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Shares on the date of exercise exceeds the exercise price of the Option. Subject to the discussion below with respect to Section 162(m) of the Code, if it complies with applicable withholding requirements, HPI will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

       Under certain circumstances, the accelerated vesting or the cashout of Options or other Awards in connection with a Change in Control of HPI might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Participant may be subject to a 20% excise tax and HPI may be denied a tax deduction.

       Section 162(m) of the Code and the regulations proposed thereunder generally precludes HPI from receiving a federal income tax deduction for compensation paid to its chief executive officer and its four other most highly compensated executive officers to the extent that the compensation paid to any of such individuals exceeds $1 million in any year. Section 162(m) includes an exception which would exclude from the $1 million limitation compensation relating to certain types of Awards made under the Plan. However, the Board has decided not to utilize this exception because it imposes restrictions on the administration of the Plan which the Board has determined to be undesirable, and in light of the recent compensation history of HPI, the Board believes that it is unlikely (although not impossible) that the compensation of any HPI executive will exceed the $1 million limitation imposed under Section 162(m) at any time in the near future.

NEW PLAN BENEFITS

       Under the terms of the Plan, as of November 6, 1996 each Non-Employee Director received an initial Award of a Non-Employee Director Option. In addition, on November 6, 1996 the Committee granted Non-Qualified Stock Options to certain employees of HPI and Wyant. The exercise price of each of the foregoing Options is $5.25 per share, the Fair Market Value of the underlying Shares on November 5, 1996. Each of these Option grants is subject to the approval of the Plan by shareholders at the Special Meeting and the completion of the Transactions. The foregoing Option grants are listed on the table set forth below:

                                                                       NUMBER OF SHARES
                          OPTION RECIPIENTS                            SUBJECT TO OPTION
---------------------------------------------------------------------  -----------------
Joseph H. Weinkam, Jr................................................        25,000
All Other Current Executive Officers of HPI as a Group...............        40,000
Jane M. Curtis.......................................................         6,000
Thomas R.M. Davis....................................................        10,000
Nicholas A. Gallopo..................................................        10,000
All Other Employees of HPI and Wyant as a Group......................        81,000

       Each of Ms. Curtis and Messrs. Gallopo and Weinkam are members of the Special Committee. The adoption of the Plan by the Board and the award of the Options to Mr. Weinkam as set forth above were made subsequent to the report of the Special Committee regarding the Transactions at the November 6, 1996 meeting of the Board (see "DESCRIPTION OF THE TRANSACTIONS-Background of and Reasons for the Transactions -- Special Committee of the Board"). The Options awarded to Ms. Curtis and Mr. Gallopo were made pursuant to the fixed terms of the Plan applicable to Non-Employee Directors.

       The affirmative vote of the holders of a majority of the outstanding shares of HPI Common Stock entitled to vote is required to approve adoption of the 1997 Stock Incentive Plan. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against the 1997 Stock Incentive Plan.

       THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 1997 STOCK INCENTIVE PLAN.

          PROPOSED AMENDMENTS OF THE HPI CERTIFICATE OF INCORPORATION

CORPORATE NAME CHANGE

       In connection with the Acquisition, the Board intends to change the corporate name of HPI to Wyant Corporation. The primary reason for the corporate name change is that management believes that the Hosposable name will no longer reflect the business composition and the mission of HPI subsequent to the consummation of the Transactions.

INCREASE OF AUTHORIZED SHARES

       Of the 3,000,000 currently authorized shares of HPI Common Stock, as of February 13, 1997, 1,692,476 shares of HPI Common Stock were outstanding and 249,000 shares of HPI Common Stock were required to be reserved for issuance relating to outstanding options. The Charter Proposals would increase the number of authorized shares of Common Stock from 3,000,000 to 6,000,000. The Board believes that additional shares of HPI Common Stock should be available for issuance by the Board for future issuance as share dividends, as restricted stock awards, upon exercise of stock options and exchange rights (including Class E Preferred Stock to be issued in connection with the Transactions), for cash, for acquisitions of property or stock of other corporations and for other corporate purposes.

       While HPI from time to time has various acquisitions under consideration, HPI has not entered into any agreements regarding the issuance of a significant number of additional shares and does not have any present intention to issue any of the additional shares of HPI Common Stock to be authorized other than pursuant to the Purchase Agreement. The Board believes it is desirable that HPI have such additional shares available for situations in which their issuance may be suitable without the delay that would result from holding a meeting of shareholders to authorize the issuance of additional shares.

       If the Charter Proposals are adopted, the additional shares of HPI Common Stock may be issued by the Board without further action by the HPI shareholders except as may be required by law or pursuant to HPI's listing agreement with Nasdaq. The issuance of additional shares of HPI Common Stock otherwise than on a pro-rata basis to all holders of such stock would reduce the proportionate interest of such shareholders.

       The affirmative vote of the holders of a majority of the outstanding shares of HPI Common Stock entitled to vote is sufficient for the adoption of the Charter Proposals to (i) change the name of HPI to Wyant Corporation and
(ii) increase the number of authorized shares of HPI Common Stock to 6,000,000 shares. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against the Charter Proposals.

       THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE CHARTER
PROPOSALS.

                           INFORMATION CONCERNING HPI

       HPI manufactures disposable medical products, wiping products, and nonwoven roll goods. The disposable medical products are produced by various converting equipment. Some products utilize substrate, which is manufactured using in-house "airlaid" processing technology and equipment. The disposable medical products include bedpads incorporating unique designs for incontinent patients. Wiping products include disposable airlaid nonwoven patient washcloths and general wiping products in addition to the use of other nonwoven materials which are purchased and converted in-house.

       The majority of the sales of HPI's branded products are to distributors for eventual use by hospitals, nursing homes and other health care institutions, and to government agencies. The bedpads are HPI's principal products. Their end-use is for protection against mattress-soiling, caused primarily by incontinence. A portion of HPI's revenue is derived through the sale of finished products as private label brands for major customers. HPI's airlaid fabrics (Airlay(R)) are used as components of end-products manufactured by HPI, and also are sold in roll good form to converters who produce a wide range of health care, consumer and industrial products.

       HPI's products are manufactured on a number of continuous production lines that automatically assemble the various layers of product materials, bond them with various fixative means, cut the materials to specific lengths, and fold, count, stack and bag/box the completed products.

       For more information concerning HPI, reference is made to the Incorporated Documents (as defined herein) listed under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HPI

       The selected financial data set forth below is derived from the historical financial statements of HPI. The financial statements for each of the fiscal years in the five-year period ended December 31, 1995 have been audited by Arthur Andersen LLP, HPI's independent public accountants. The financial statements for the nine months ended September 30, 1996 and 1995 is derived from the unaudited financial statements which, in the opinion of HPI management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and the results of operations. Operating results for the nine-month periods ended September 30, 1996 and 1995 are not necessarily indicative of the results for a full year. This information should be read in conjunction with the HPI's Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes thereto included herein by reference. All dollar amounts expressed below are in United States dollars. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                                                                                          NINE MONTHS
                                                                                                             ENDED
                                                      YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                   --------------------------------------------------------------   -----------------------
                                      1991         1992         1993         1994         1995         1995         1996
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
Sales............................. $27,119,764  $29,748,173  $29,909,296  $34,515,494  $40,480,738  $30,065,150  $31,871,537
Cost of Sales..................... 20,872,669   22,384,098   22,253,329   26,534,271   33,000,141   24,375,052   26,473,449
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Profit......................  6,247,095    7,364,075    7,655,967    7,981,223    7,480,597    5,690,098    5,398,088
Selling, General and
  Administrative..................  5,376,139    6,133,922    6,115,045    6,619,308    7,416,448    5,268,409    6,175,297
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from Operations.....    870,956    1,230,153    1,540,922    1,361,915       64,149      421,639     (777,209)
Other (Income) Expense:
  Interest (Income)...............   (269,723)    (185,817)    (211,769)    (216,638)    (148,571)    (100,502)    (118,315)
  Interest Expense................    301,884      181,318      161,893      384,638      321,655      247,898      188,852
  Other (Income)..................   (348,482)    (353,656)    (334,857)    (455,783)    (286,647)    (205,294)    (166,558)
  Writedown of Assets(1)..........         --           --           --           --      550,000           --           --
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (Loss) Before
  Income Taxes....................  1,187,277    1,588,308    1,925,655    1,649,698     (372,288)     479,587     (681,188)
Income Tax (Benefit)
  Provision.......................    477,199      637,034      726,177      613,348     (163,082)     180,500     (268,000)
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Income (Loss)................. $  710,078   $  951,274   $1,199,478   $1,036,350   $ (209,206)  $  299,087   $ (413,188)
                                   ===========  ===========  ===========  ===========  ===========  ===========  ===========
Net Income (Loss) Per
  Common Share....................     $ 0.41       $ 0.56       $ 0.70       $ 0.61      $ (0.12)      $ 0.18      $ (0.24)
Dividends Declared Per
  Common Share....................         --           --           --           --           --           --           --
Weighted Average
  Number of Shares Outstanding....  1,716,211    1,703,270    1,704,158    1,691,906    1,692,476    1,692,476    1,692,476
BALANCE SHEET DATA (AT PERIOD
  END):
Working Capital................... $8,655,696   $9,258,703   $8,859,191   $7,835,808   $7,950,218   $8,205,782   $6,874,943
Total Assets...................... 15,860,029   16,799,170   23,023,408   21,571,753   23,531,434   22,776,251   24,250,229
Long-Term Obligations (excluding
  current maturities).............  2,883,506    2,208,626    6,097,659    4,637,274    4,289,805    4,400,000    5,386,641
Deferred Income Taxes.............    607,202      670,170      618,961      580,596      424,419      527,796      387,419
Total Shareholders' Equity........ 10,149,030   11,121,054   12,356,782   13,401,632   13,192,426   13,700,721   12,779,238

---------------

1. During the fourth quarter of 1995, HPI recorded a charge of $550,000 ($340,000 or $.20 per share after tax) for selected asset writedowns including machinery and equipment, leasehold improvements, and leased property. The charge resulted from management's decision to dispose of certain machinery and accrue for under-utilized space at its IFC facility.

RECENT FINANCIAL RESULTS OF HPI (UNAUDITED)

       HPI's results of operations for the three month period ended December 31, 1996 were negatively impacted by significant non-recurring expenses incurred in connection with the Transactions and significant unanticipated losses resulting from certain uncollectible customer accounts. HPI's loss before income tax recoveries, net loss and loss per common share for the three month period ended December 31, 1996 were approximately $982,000, $642,000 and $0.38, respectively, and for the year ended December 31, 1996 were approximately $1,663,000, $1,055,000 and $0.62, respectively.

       Excluding the effect of the non-recurring expenses incurred in connection with the Transactions, HPI's loss before income tax recoveries, net loss and loss per common share for the three month period ended December 31, 1996 would have been approximately $432,000, $293,000 and $0.17, respectively, and for the year ended December 31, 1996 would have been approximately $1,113,000, $706,000 and $0.41, respectively.

            INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT

       Wyant's principal business is the manufacture and distribution of a broad range of industrial and institutional janitorial products, principally for the maintenance of washrooms, including paper hand towels, bathroom tissue, related sanitary paper products, janitorial chemicals, caretaking supplies and food service and health care products. Wyant is one of two national distributors of sanitary paper products, janitorial chemicals and equipment, and sanitation supplies to institutional markets in Canada with Wyant being the only national full line distributor focused solely on the institutional sanitation market. Wyant, headquartered in Montreal, had sales of approximately US$52.2 million in 1995 and employs 375 people. Wyant operates a paper converting plant and a chemical blending facility in Ontario and services some 20,000 customers through a direct sales organization supported by customer service centers located across Canada.

GENERAL

       Wyant was founded in Montreal in 1950 to act as the principal distributor for paper hand towels manufactured by a leading Canadian manufacturer. Throughout the 1950's, Wyant gradually increased its product line to include a broad range of janitorial products and bathroom tissue. In 1969, to secure a source of supply for paper hand towels, Wyant established a facility in Scarborough, Ontario to purchase base paper and convert it into paper hand towels. In 1975, Wyant sought to reduce its dependence on external sources for janitorial chemicals. As a result, Wyant established a wholly owned subsidiary, Wyant Chemicals Company Limited ("Wyant Chemicals") in Scarborough, Ontario. This subsidiary develops and produces janitorial chemicals, such as floor finishes, disinfectants, detergents and hand cleaners for sale by Wyant. On December 30, 1996, Wyant Chemicals was wound up and now operates as a division of Wyant. In 1977, Wyant entered into a joint venture with Cascades Inc. to build a paper mill to produce paper toweling for Wyant. Later in 1981, the joint venture expanded production capacity and added bathroom tissue to its product line. The joint venture continued until February 1994 when Wyant sold its 50% interest in the joint venture to Cascades Inc.

       Effective December 31, 1992, Wyant acquired the assets of G.H. Wood from Ecolab Ltd. Founded in 1923, G.H. Wood had developed a line of branded janitorial chemicals that were complementary to Wyant's strong position in the paper segments of the industry. Furthermore, the acquisition allowed Wyant to consolidate its position as the only national full line distributor of institutional sanitation supplies focused solely on the institutional sanitation market. The combined entity was renamed G.H. Wood + Wyant Inc. during 1993. Following the acquisition of G.H. Wood, in 1993, Wyant significantly restructured its operations. Among other things, Wyant appointed several key members to its executive and operations teams; consolidated its paper converting operations; relocated its electro-mechanical business to Montreal; completed a study involving sales effectiveness; reduced its physical distribution centers from nineteen to six; consolidated its marketing activities in Montreal; and formed a customer service group.

       Since May 1994, Wyant has appointed several new executives to its management team, including Donald C. MacMartin, who joined Wyant as President and Chief Operating Officer, succeeding James A. Wyant who was named Vice-Chairman. Previously, Mr. MacMartin had been President of Canstar Sports Inc. and Corby Distilleries Ltd. and brought to Wyant thirty years of experience in consumer product industries. Also in June 1994, Marc D'Amour joined Wyant as Vice-President, Finance. Prior to joining Wyant, Mr. D'Amour held senior financial positions with Domtar Inc. after an eleven year career with Price Waterhouse. In October 1994, Eric Dedekam joined Wyant as Vice-President, Marketing. Mr. Dedekam brought to Wyant fifteen years in marketing and sales experience in the Canadian Pulp and Paper Industry and, most recently, was Vice-President, Sales for Temboard Inc. In December 1994, Chuck Bean was appointed Vice-President, Sales of Wyant. Mr. Bean had been with Wyant for eight years and was most recently Division Sales Manager, Western Canada. Also in December 1994, Gilles Desrosiers, Vice-President, Administration took responsibility for all customer service activities which previously were under the direction of the sales group.

STRATEGY AND MARKETING

       Wyant's marketing strategy was established in the fall of 1994 following an extensive study of its sales organization by Wyant and Canada's leading sales and marketing consulting group. This study, which was undertaken over a period of several months, led to the corporate strategy of building a business with superior return based upon a consultative approach of developing comprehensive cost effective solutions to customers' sanitation needs. In pursuing this strategy, Wyant's primary focus was on washroom and floor care programs within the health care, education, industrial and office channels of distribution. This shift in strategy has required increased investment in sales training activities to increase product knowledge and improve sales and account management capabilities. In addition, a broad cross-section of managers participated under the direction of a task force in the development of a new strategic sales plan designed to ensure growth consistent with Wyant's objectives.

       Wyant's new direction in marketing calls for profitable growth based upon a consultative selling approach where skilled and highly trained account managers provide customers with cost effective solutions to sanitation problems. Wyant's marketing activities, which had been fragmented at several locations under the general management of the local sales group, were consolidated in Montreal and strengthened under the direction of a new Vice-President of Marketing. The marketing group of Wyant is responsible for the strategic direction and profitable growth and development of Wyant's various product lines.

SERVICES AND OPERATIONS

       Wyant operates six full service customer service centers located strategically across Canada in Halifax, Montreal, Toronto, Winnipeg, Edmonton and Vancouver. Customer service's responsibility is centralized for a greater control over essential operations of the business in the areas of forecasting, production planning, inventory control and management and purchasing. Service level standards are now established and performance is monitored on a continuous basis. Wyant maintains a policy of next day delivery for all major service centers. Such deliveries are made via courier companies, transportation companies, local cartage or company operated vehicles in selected locations.

       Following a review of Wyant's paper converting activities, a decision was taken in October 1994 to consolidate all of Wyant's paper converting functions at Pickering, Ontario. As a result, Wyant's manufacturing operations in Montreal were closed in November 1994. In addition, Wyant's electro-mechanical business, once managed separately in leased premises in Mississauga, was restructured and moved to Montreal to be integrated into Wyant's overall marketing and customer service functions. Each of these moves, while primarily designed to improve the overall management of these important businesses, resulted in significant savings for Wyant.

CUSTOMERS

       Wyant's principal customer channels are in the health care and education (including schools, universities and colleges) segments, but also include industrial entities and distributors. Most of its customers are located in Canada, with customers in the United States accounting for less than 3% of sales. Wyant has no single customer that accounts for more than 2% of sales.

TECHNOLOGY

       Wyant uses a variety of technologies and processes in the operation of its business, including in-house developed software and a network of IBM A/S 400 computers. Wyant is the owner of 23 unexpired patents and 349 trademarks. Wyant cannot assess any economic advantage particularly attributable to any patent or trademark. Moreover, there is no assurance that trademark rights are enforceable as a mere consequence of trademark registration. Currently, Wyant is seeking to invest in technology as a source of competitive advantage.

COMPETITION

       Wyant competes in the sanitary paper and janitorial product markets across Canada. The Canadian market for sanitary paper and janitorial products is fragmented and is served by over 200 distribution companies that compete directly with Wyant on a regional basis and that tend to be small to medium sized. Only two companies compete on a national basis with Wyant being the only national full line distributor focused solely on the institutional sanitation market.

       Wyant's distribution abilities are enhanced by its vertical integration as a converter of paper products and a manufacturer of a complete line of janitorial chemicals. Wyant's size also permits it to take full advantage of the benefits of bulk pricing and volume discounts offered by its suppliers. However, Wyant's ability to compete successfully is dependent upon its ability to make timely delivery of quality products at competitive prices. With respect to sanitary paper products, Wyant is not fully integrated and competes with fully integrated sanitary paper producers that have substantial financial resources and significant market share relative to Wyant; therefore, Wyant's results of operations could be adversely affected if such fully integrated producers attempt to significantly increase market share.

SUPPLY OF RAW MATERIALS

       Wyant purchases raw materials (chemicals and paper) for the manufacture of its products from several unaffiliated suppliers. These raw materials are available from numerous sources. Wyant is not dependent upon any one major source of supply, and is only limited by one supply contract as described below.

       In February 1994, coincidental with the sale of its fifty percent joint venture interest in a paper producing mill, Wyant signed a five year supply agreement to purchase 16,000 tons annually of paper toweling and tissue at market prices. This supplier provides one hundred percent of Wyant's requirements for these products.

EMPLOYEES

       Wyant currently employs approximately 375 employees, including approximately 290 salaried employees and 85 hourly employees. Wyant's hourly workers are covered under three separate collective bargaining agreements, the largest of which covers 70 workers at Wyant's Pickering plant and expires on October 25, 1999. Wyant has never had a work stoppage in its history nor has it had any other material labor problems.

       On August 14, 1996, Wyant received a notice under Section 14 of the Ontario Labour Relations Act advising it that all fourteen warehouse employees at Wyant's Scarborough distribution facility had joined the Communications, Energy and Paper Workers Union of Canada. Wyant management and union representatives met on January 7, 1997 and February 3, 1997 to negotiate a collective bargaining agreement. Employee negotiating demands include improved wages and benefits as well as additional paid leave. Wyant has estimated the total cost of these demands to be less than $250,000 annually. Wyant believes that the cost of a final negotiated agreement will be less than what was requested during the meetings of January 7, 1997 and February 3, 1997.

GOVERNMENTAL REGULATION

       Wyant is subject to various Canadian federal and provincial laws as well as Canadian municipal regulation of its activities in the areas of environmental protection, workplace safety and materials storage and handling. Wyant believes that it is in material compliance with all applicable laws and regulations and there are no significant capital expenditures required to meet existing regulatory requirements.

PROPERTIES

       Wyant's manufacturing operations include the conversion of base paper and the blending of janitorial chemicals. Base paper is converted into paper hand towels and bathroom tissue at a plant owned by Wyant in Pickering, Ontario. Specialized machinery in this plant cuts, folds or winds the paper into finished products that are packaged and placed in shipping containers. The Pickering plant occupies approximately 149,000 square feet. For the year ended December 31, 1995, production at Pickering totaled 1,553,000 cases, which represents approximately 57% of capacity.

       Wyant Chemicals develops and blends janitorial chemicals from raw materials produced by major base chemical suppliers. The chemicals are blended in large tanks and packed into shipping containers for sale by the Wyant distribution network. The plant is located in a rented 42,000 square feet facility. For the year ended December 31, 1995 total production at the plant reached 2,967,000 liters (55% of capacity).

       Wyant's distribution operations are conducted through leased facilities throughout Canada, thereby providing flexibility in meeting market requirements and eliminating the need to make capital expenditures for real estate. The location of the leased facilities, including square footage and lease expiration dates, are as follows:

                                                                          AREA IN        YEAR OF
                              FACILITY                                  SQUARE FEET     EXPIRATION
--------------------------------------------------------------------    -----------     ----------
Dartmouth (Halifax), Nova Scotia....................................       15,700          1997
Lachine (Montreal), Quebec..........................................       91,700          2004
Scarborough (Toronto), Ontario......................................       42,800          2001
Scarborough (Toronto), Ontario......................................       42,100          2001
Winnipeg, Manitoba..................................................       12,500          2001
Edmonton, Alberta...................................................       14,000          1998
Burnaby (Vancouver), B.C............................................       10,400          2000

LEGAL PROCEEDINGS

       From time to time, Wyant may be a party to legal proceedings incidental to its business. At present, there are no legal proceedings that are material to Wyant.

                     SELECTED HISTORICAL FINANCIAL DATA OF
                        THE CANADIAN OPERATIONS OF WYANT

       The selected financial data set forth below is derived from audited financial statements of the Canadian Operations of Wyant for each of the fiscal years in the five-year period ended December 31, 1995 and the unaudited nine-month periods ended September 30, 1995 and 1996. The financial statements for each of the fiscal years in the four-year period ended December 31, 1994 have been audited by Deloitte & Touche, its prior independent auditor, and the financial statements for the fiscal year ended December 31, 1995 have been audited by Ernst & Young, its current independent auditor. The financial statements have been prepared in accordance with Canadian GAAP. The selected financial information for the nine months ended September 30, 1995 and 1996 is derived from the unaudited financial statements which, in the opinion of Wyant management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and the results of operations. The operating results for the nine month periods are not necessarily indicative of the results for a full year. All dollar amounts expressed below are in Canadian dollars. This information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF THE COMBINED OPERATIONS OF HPI AND THE CANADIAN OPERATIONS OF WYANT" and the financial statements and notes thereto contained elsewhere herein.

CANADIAN GAAP

                                                                                                   NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                          ------------------------------------------------------------------    ------------------------
                             1991          1992          1993          1994          1995          1995          1996
                          ----------    ----------    ----------    ----------    ----------    ----------    ----------
STATEMENTS OF OPERATIONS
  DATA:
Sales.................... $55,763,947   $46,890,659   $74,736,007   $71,331,954   $71,602,554   $53,975,350   $54,174,050
Cost of Sales............ 34,562,752    28,778,890    44,684,699    44,309,801    41,733,300    31,278,335    31,250,678
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross Profit............. 21,201,195    18,111,769    30,051,308    27,022,153    29,869,254    22,697,015    22,923,372
Selling, General And
  Administrative......... 17,005,935    15,633,676    26,534,314    23,032,274    21,137,552    16,019,921    16,153,098
Shipping.................  2,698,062     2,591,611     6,932,702     5,564,360     4,846,818     3,760,652     3,387,069
Amortization.............    376,604       571,358       856,576       821,021       784,854       534,987       497,193
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (Loss) From
  Operations.............  1,120,594      (684,876)   (4,272,284)   (2,395,502)    3,100,030     2,381,455     2,886,012
Interest Expense.........   (753,807)     (576,139)   (1,149,454)     (922,903)   (1,019,147)     (803,387)     (509,668)
Other Income.............     39,641        37,203        42,200        16,899        69,157        53,660        61,102
Unusual and non-recurring
  items (3,4,5,6,7)......         --            --    (1,852,368)     (272,687)   (1,594,000)           --            --
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (Loss) Before
  Income Taxes and Share
  of Net Income of
  Affiliates.............    406,428    (1,223,812)   (7,231,906)   (3,574,193)      556,040     1,631,728     2,437,446
Provision for (Recovery
  of) Income Taxes.......   (142,238)      (70,630)   (1,899,807)     (749,368)       33,529        97,900     1,080,000
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (Loss) Before
  Share of Net Income of
  Affiliates.............    548,666    (1,153,182)   (5,332,099)   (2,824,825)      522,511     1,533,828     1,357,446
Share of Net Income of
  Affiliates.............    561,136       331,244       107,259            --            --            --            --
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net Income (Loss)........ $1,109,802    $ (821,938)   $(5,224,840)  $(2,824,825)  $  522,511    $1,533,828    $1,357,446
                          ===========   ===========   ===========   ===========   ===========   ===========   ===========

                                                     DECEMBER 31                                      SEPTEMBER 30
                          ------------------------------------------------------------------    ------------------------
                             1991          1992          1993          1994          1995          1995          1996
                          ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET ASSET DATA:
Working Capital.......... $9,368,653    $7,233,514    $3,878,953    $4,525,814    $3,545,360    $5,395,517    $4,869,452
Total Assets(2).......... 33,589,440    40,679,454    48,226,411    34,720,866    31,137,840    34,717,111    29,125,129
Long-Term Debt...........  6,517,235     7,111,200     8,851,029     6,895,090     4,292,285     5,421,258     3,553,999
Deferred Income Taxes....    535,359       638,056       683,159            --            --            --       775,408
Net Assets............... 21,340,973    20,421,585    14,755,067    10,335,526    10,362,741    11,843,267    11,720,935

U.S. GAAP

       The selected financial data presented above is prepared in accordance with Canadian GAAP. In the case of the Canadian Operations of Wyant, these differ in certain respects from U.S. GAAP, as shown in the reconciliation presented in note 19 to the financial statements on page F-15. Earnings and statement of net asset data based on U.S. GAAP follow:

                                                                                                   NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31                                SEPTEMBER 30
                          ------------------------------------------------------------------    ------------------------
                             1991          1992          1993          1994          1995          1995          1996
                          ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net Income (loss)........ $1,521,856    $ (987,241)   $(5,262,740)  $(2,390,825)  $  416,111    $1,426,228    $1,332,446
Working capital..........  9,368,653     7,233,514     3,878,953     4,525,814     3,545,360     5,395,517     4,869,452
Total assets............. 33,589,440    40,679,454    48,226,411    34,906,927    31,275,291    34,853,362    29,264,646
Long term debt...........  6,517,235     7,111,200     8,851,029     6,895,090     4,292,285     5,421,258     3,553,999
Deferred income taxes....    522,305       790,305       844,744       131,265            --            --       748,342
Net Assets............... 21,354,027    20,269,336    14,564,918    10,579,377    10,500,192    11,979,518    11,833,386

---------------

1. The summary financial data for the nine months ended September 30, 1996 have been derived from the unaudited financial statements of the Canadian Operations of Wyant which are expressed in Canadian dollars and which also have been prepared in accordance with Canadian GAAP.

2. Effective December 31, 1992, the Canadian Operations of Wyant acquired substantially all of the assets of the G.H.Wood division of Ecolab Ltd. for a total consideration of $7,616,000.

3. During 1993, the Canadian Operations of Wyant incurred $791,108 in employee severance expenses and $1,061,260 in non-recurring transitional expenses related to the integration of the G.H.Wood operations purchased December 31, 1992.

4. During the fourth quarter of 1994, a program was initiated to reduce the number of distribution centers and consolidate the paper converting operations. The resulting restructuring charge comprised:

    Employee severance pay.............................................................................  $1,582,070
    Lease abandonment..................................................................................    628,610
    Employee relocation................................................................................    256,000
    Consulting Fees....................................................................................    180,000
    Write-off of obsolete marketing and operating materials............................................    173,000
    Consolidation of paper converting operations -- other expenses.....................................    170,000
    Other..............................................................................................     43,431
                                                                                                         ----------
                                                                                                         $3,033,111
                                                                                                         ==========

5. On February 21, 1994, the Canadian Operations of Wyant sold its investment in Industries Cascades Inc. for a cash consideration of $10,000,000, resulting in a gain on the sale of $2,760,424.

6. On February 17, 1993, as part of an asset purchase agreement, the Canadian Operations of Wyant entered into a seven-year supply agreement to purchase a specified minimum volume of chemical products. Included in this agreement was the assumption of a lease and a requirement to apply a minimum monthly handling charge over the term of the supply agreement. In addition, the Canadian Operations of Wyant issued a 5% promissory note payable to Ecolab Ltd., repayable in monthly installments to January 17, 2000, to finance a portion of the assets acquired.

    On December 29, 1995, the Canadian Operations of Wyant entered in to an agreement to commute the obligation under the above supply agreement and the related charges and repay the promissory note. The payment has been allocated as follows:

    Supply agreement...................................................................................  $ 749,707
    Monthly handling charges...........................................................................    660,292
    Lease costs........................................................................................     44,000
    Balance to relieve all other obligations...........................................................          1
                                                                                                         ----------
    Expenses accrued in current liabilities............................................................  1,454,000
    Promissory note repayment..........................................................................    846,000
                                                                                                         ----------
                                                                                                         $2,300,000
                                                                                                         ==========

    The entire balance plus applicable sales taxes was paid on January 15, 1996.

7. As a result of the wind-up of its wholly owned subsidiary, Papiers Grande Ville Inc., and the consolidation of the paper converting operations, surplus machinery was identified. A write-down of $272,444 was recorded in 1995 to reflect the estimated realizable value. During 1995, surplus capital assets were sold resulting in a gain on disposal of $132,444.

EXCHANGE RATES

       The following table sets forth (i) the rate of exchange for the United States dollar expressed in Canadian dollars, in effect at the end of the periods indicated, (ii) the average of exchange rates in effect on the last day of each month during such periods, and (iii) the high and low exchange rates during such periods, based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                                                          NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31                         SEPTEMBER 30
                                             -------------------------------------------------------     -------------------
                                              1991        1992        1993        1994        1995        1995        1996
                                             -------     -------     -------     -------     -------     -------     -------
Period end...............................    $1.1555     $1.2711     $1.3256     $1.4030     $1.3655     $1.3417     $1.3620
Average..................................     1.1458      1.2083      1.2902      1.3664      1.3725      1.3781      1.3681
High.....................................     1.1618      1.2938      1.3443      1.4079      1.4267      1.4267      1.3865
Low......................................     1.1197      1.1401      1.2429      1.3103      1.3275      1.3345      1.3515

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF THE COMBINED OPERATIONS
                  OF HPI AND THE CANADIAN OPERATIONS OF WYANT

OVERVIEW

       The following management discussion and analysis of financial condition and results of operations ("MD&A") is based on, derived from and should be read in conjunction with the pro-forma condensed combined financial statements and accompanying notes contained herein. As described herein, those financial statements are prepared in a manner similar to a pooling-of-interest. Accordingly, upon consummation of the Transactions, the assets and liabilities of the Canadian Operations of Wyant will be included with the consolidated balance sheet of HPI and its subsidiaries in the amounts that were included in the financial statements of the Canadian Operations of Wyant immediately prior to the Transactions, subject to adjustments required to conform the accounting policies of the Canadian Operations of Wyant to U.S. GAAP and subject to the adjustments required to conform to pooling-of-interests accounting rules and regulations. Wyant, the common parent of each of HPI and the Canadian Operations of Wyant, obtained legal control (in excess of 50% of voting shares) of HPI on August 4, 1994. Accordingly, operations of the Canadian Operations of Wyant and HPI will be reflected as being combined from January 1, 1994. The Statement of Operations for 1993, reflects the line-by-line results of the Canadian Operations of Wyant and its proportionate share of the results of HPI, determined in accordance with equity accounting as reflected in "Share of Net Earnings of Affiliates." Unless otherwise indicated, all dollar amounts are in U.S. dollars.

       As described more fully under "INFORMATION CONCERNING THE CANADIAN OPERATIONS OF WYANT", Wyant is primarily a distribution business that purchases items in large quantities, inventories such products in leased warehouse facilities and resells them in smaller quantities to its customer base. Wyant currently stocks approximately 3,800 core products.

NINE MONTHS ENDED SEPTEMBER 30, 1996 AS COMPARED WITH THE NINE MONTHS ENDED SEPTEMBER 30, 1995

       Sales. Sales for the nine months ended September 30, 1996 increased by $1,361,000 to $69,724,000 from the year earlier period total of $68,363,000. At HPI, sales for the nine months ended September 30, 1996 were $31,871,000 as compared with $30,065,000 in 1995. The increase of $1,806,000 or 6.0% resulted from general business growth in the health care and airlaid wiper segments of the business, partially offset by lower sales in the airlaid roll goods product line. Selling price movement did not factor in significantly into the change.

       Sales of the Canadian Operations of Wyant at $39,601,000 were unchanged from the year earlier period as increased sales of paper products ($804,000) were for the most part offset by decreases in sales ($660,000) of other products.

       The increase in the sales of paper products was the result of higher average selling prices in 1996 over the same period in 1995, partially offset by lower unit volumes of approximately 8%. The decrease in sales of other products is primarily due to lower unit volumes as product pricing was essentially stable in both periods.

       Cost of Sales and Gross Profit. HPI's cost of sales for the nine months ended September 30, 1996 increased to 83.1% of sales in 1996 compared with 81.1% in 1995. The increase was due to operational matters in both the second and third quarters of 1996. Issues include downtime, unfavorable material usage and production volume variances and unfavorable labor and overhead spending associated with the installation of machine enhancements.

       Gross profit decreased to 16.9% of sales for the nine months ended September 30, 1996 as compared with 18.9% in 1995. The decrease was due to operational matters in the second and third quarters mentioned above.

       Gross profit for the Canadian Operations of Wyant at 42.3% ($16,757,000) for 1996 increased marginally from the year ago performance of 42.0% ($16,483,000). As previously described, the Canadian Operations of Wyant's revenues are derived from the resale of products which are purchased directly from manufacturers or from items processed at one of its two manufacturing facilities. Accordingly, cost of sales do not include a significant fixed cost component and vary proportionally with sales activity. Gross profit performance is measured primarily as a percentage of sales.

       Selling, General and Administrative. Selling, general and administrative expenses increased by $900,000 or 4.65% over the year ago period. Selling, general and administrative expenses at HPI for the nine months ended September 30, 1996 amounted to $6,113,000 or 19.2% of its sales compared with $5,195,000 or 17.3% of its sales in 1995. The increase was due to higher research and development expenditures as well as higher professional and consulting fees. Marketing and promotion expenses for the Canadian Operations of Wyant increased by $145,000 due primarily to publishing a new source guide (catalogue) of products. Due to anticipated changes to the product line, new source guides are required in three year intervals. This increase in marketing and promotional expenses was offset by lower general and administrative expenses resulting from lower staff levels. In June 1996, the Canadian Operations of Wyant improved certain benefits under its defined benefit pension plan. The improvements are expected to reduce the annual pension income by approximately $27,000 and to reduce the plan surplus by approximately $490,000. Wyant is not required to fund benefits under this plan during 1996 due to the large accumulated surplus which approximated $2,542,000 at December 31, 1995. The Canadian Operations of Wyant has not yet determined when it will be required to resume funding and has not funded any benefits under this plan since early 1994.

       Depreciation and Amortization. Depreciation and amortization of $425,000 decreased by $27,000 due to lower capital expenditures in late 1995.

       Other Income. Other income of $178,000 increased by $71,000. The increase was evenly split between Wyant and HPI and no single item was of significance.

       Interest Expense. Interest expense decreased by $269,000 due to lower borrowing levels and lower borrowing costs. Borrowing costs for the Canadian Operations of Wyant are directly related to the prime lending rate in Canada which as of September 30, 1996 was 5.75% (1995 - 8.0%).

       Income Before Income Tax. Income before income tax decreased by $403,000 as the increased earnings of the Canadian Operations of Wyant of $758,000 was offset by a decrease of $1,161,000 in pre-tax earnings at HPI. The decrease in pre-tax results for HPI was due to the decrease in gross profit and higher general, selling and administrative expenses.

       Income Taxes. Income taxes increased by $355,000 in 1996 as tax loss carryforwards available to the Canadian Operations of Wyant were utilized in 1995.

       Net Earnings Attributable to Common Shareholders. During the period, net earnings attributable to common shares decreased to $247,000 ($0.09 per common share) as compared to $985,000 ($0.37 per common share) in 1995. The decrease in net earnings is attributable to the decline of $712,000 in net earnings of HPI. The earnings per common share are fully diluted giving full effect to the Class E Preferred Shares of HPI sub.

LIQUIDITY AND CAPITAL RESOURCES

       Liquidity and capital resources of each segment of the combined entity (HPI and the Canadian Operations of Wyant) will be discussed in detail individually as each segment is self-financing, has separate banking facilities and there were no cross guarantees of either party's obligations.

        HPI

       Trade accounts receivable increased from $5,396,000 at December 31, 1995 to $6,744,000 at September 30, 1996, a change of $1,348,000 or 25.0%. This change is primarily due to a concentration of sales in the latter part of the third quarter of 1996 and some general seasonal related slowness in collections. Management believed that accounts receivable collections will improve during the fourth quarter of 1996.

       Marketable securities decreased from $1,362,000 at December 31, 1995 to $41,000 at September 30, 1996. This change was due to the sale of marketable securities to support the working capital needs of HPI.

       Funds for HPI's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. At September 30, 1996, $1,320,000 was utilized by HPI for the short term financing of equipment. Equipment term financing was subsequently established during October, 1996 and the secured line of credit was replenished at that time.

       HPI believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, HPI believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

        The Canadian Operations of Wyant

       During the nine months ended September 30, 1996, the Canadian Operations of Wyant generated $599,000 in cash as compared to a utilization of cash of $284,000 in the year earlier period. This significant improvement results from increased cash flow from operations which totalled $2,007,000 (1995 - $1,114,700). Cash requirements for working capital increased by $242,000 during the nine month period primarily as a result of paying negotiated amounts to terminate a supply agreement. Under the terms of this settlement, the Canadian Operations of Wyant agreed to pay $1,063,000 to commute its obligations under the agreement and to immediately repay the $618,000 unpaid balance of a note that originally was repayable in monthly installments through the year 2000. Both amounts were included in current liabilities at December 31, 1995 and were paid in early January 1996. In addition, during the period income tax refunds of $436,000 were received and inventories were reduced by $1,167,000 as a result of centralizing inventory forecasting and management. Cash provided by operations was used to fund $713,000 in addition to capital assets, the majority of which were upgrades to paper converting operations that were required following the restructuring of these operations in 1994. The disposal of surplus and obsolete equipment identified during this restructuring generated cash proceeds of $232,000 and Wyant has now liquidated all such surplus equipment.

       The maximum credit available under the revolving credit facility was reduced in 1996 to $4,444,000 (Cdn$6,000,000) from $5,556,000 (Cdn$7,500,000) to reduce the standby fees required to keep the higher revolving credit facility in place. In connection with the payments under the supply agreement settlement discussed in the preceding paragraph, $731,000 of bank indebtedness under this revolving credit facility was converted to term debt and is repayable over three years. Unused availability under the existing revolving credit facility totalled almost $3,216,000 (Cdn$4,400,000) as of September 30, 1996. A term credit facility in the amount of $1,925,000 (Cdn$2,600,000) has been arranged and is available to finance future capital asset additions.

       Management does not expect any significant changes in the future cash flows, and believes that operating cash flows and the unused availability under existing credit facilities will be sufficient to meet on-going operating cash requirements, to repay the term debt as it becomes due and to meet cash requirements for capital asset additions.

        Impact of the Acquisition on Continuing Operations

       As described in this Proxy Statement, HPI Sub will issue Cdn$3,800,000 aggregate liquidation preference of Class B Preferred Stock and Cdn$4,262,741 aggregate liquidation preference of Class A Preferred Stock, subject to adjustment, as part of the Acquisition Consideration. These shares are to be redeemed over a 10 year period at their stated capital amount.

       The Canadian bankers of the Canadian Operations of Wyant have executed a letter of intent to the effect that existing credit facilities will be made available to HPI Sub on substantially the same terms and conditions as they are currently available to the Canadian Operations of Wyant, provided there are no material adverse changes in the Canadian Operations of Wyant's financial condition prior to closing. Management is not aware of any such material adverse change.

       Management believes that operating cash flows and expected credit facilities will be sufficient to fund all previously discussed cash requirements and to meet the requirements in respect of the retirement and dividends of the mandatorily redeemable preferred shares.

       In addition, HPI has arranged, through its bankers, a credit facility sufficient to fund its estimated cash requirements in connection with the Transactions provided there are no material adverse changes to HPI's financial condition prior to closing. Management is not aware of any such material adverse change.

       Upon completion of the Transactions, management intends to attempt to exploit synergistic opportunities made available by the complementary geographical fit of both HPI and Wyant, the opportunities to HPI afforded by Wyant's presence in Canadian health care markets, the opportunities available by enhanced access to Wyant of HPI's IFC divisions's customer base, as well as any economies of scale which may be achieved by the combined entity. At this time, management is not aware of any significant service, supply or cost sharing arrangements, and/or any other significant business arrangements that will be materially affected by the Transactions.

       Management does not anticipate any material changes to accounting principles, methods and practices as a result of the Transactions, other than those required to conform to U.S. GAAP as described in note 19 on page F-15.

FISCAL YEAR 1995 AS COMPARED WITH FISCAL YEAR 1994

       Sales. Sales for the year ended December 31, 1995 increased $5,235,000 or 6.0%, to $91,355,000. This increase is entirely attributable to a 17.4% increase in sales (from $34.5 million to $40.5 million) at HPI as a result of significantly higher sales in the health care and nonwoven segments of its business. During 1995, sales of the Canadian Operations of Wyant were $52.2 million, unchanged from 1994. Sales of paper products increased by approximately $3.1 million which was offset by decreases in sales of other products of approximately $3.1 million.

       Approximately $500,000 of the increase in paper products sales resulted from an increase in unit volumes of approximately 2%. The remainder of the increase is attributable to price increases implemented throughout the year.

       The decrease in the sales of other products was caused by the restructuring plan initiated in the fourth quarter of 1994 as well as the refocusing of sales efforts toward higher margined products.

       Cost of Sales and Gross Profit. At HPI, gross profit was 18.5% of sales in 1995 compared with 23.1% in 1994. The decrease in gross profit was primarily due to significantly higher raw material costs, particularly for paper pulp. This decrease in gross profit was fully offset by increased gross profit of $1,978,000 of the Canadian Operations of Wyant. As a percentage of sales, gross profit increased from 37.9% in 1994 to 41.7% in 1995 due to improved pricing on paper products (approximately $1,457,000), selected pricing increases in other products and improved product mix.

       Selling, General and Administrative. At HPI, selling, general and administrative expenses increased to $7,329,000 in 1995 from $6,454,000 in 1994, a decrease to 18.1% of sales in 1995 from 19.2% in 1994. With respect to the Canadian Operations of Wyant, selling, general and administrative expenses decreased by $1,894,722 to $21,137,552 reflecting the benefits derived from the restructuring undertaken during the fourth quarter of 1994.

       Depreciation and Amortization. Amortization of capital assets and goodwill amounted to $659,000 in 1995 compared to $766,000 in 1994. The reduction of $107,000 reflected lower capital spending in 1995.

       Other Income (Expense). Other income decreased by $229,000 as interest derived from portfolio investments decreased by approximately $149,000 due to lower rates. The remainder of the decrease is due to lower rental income at HPI's Branchburg corporate facility. Interest expense totalled $1,064,000 in 1995, almost unchanged from 1994.

       Non-Recurring Items. Non-recurring charges of $1,849,000 were incurred in 1995 as compared to a net amount of $62,000 in 1994. At HPI, an assessment of the IFC segment of business resulted in taking a pre-tax charge to earnings of $550,000 for machinery and equipment, leasehold improvements and leased space not currently being utilized for operations.

       During 1995, the Canadian Operations of Wyant incurred charges of $1,063,000 to commute its obligations under a supply agreement, incurred $138,000 in severance related to a restructuring program initiated in 1994 and incurred a write-down of surplus machinery and equipment of $198,000. The write-down of surplus machinery resulted from the consolidation of paper converting operations at Pickering. These unusual charges were partially offset by gains on the disposal of other capital assets of $96,000.

       During the fourth quarter of 1994 the Canadian operations of Wyant initiated a program to reduce the number of its distribution centers and consolidate its paper converting operations. The resulting restructuring charge of $2,221,000 was comprised primarily of employee severance costs ($1,160,000), lease abandonment ($460,000), employee relocation ($137,000) and other expenses of $414,000.

       These restructuring costs were partially offset by the gain ($2,021,000) realized on the sale of the 50% interest in Industries Cascades, Inc. On February 21, 1994, Wyant sold its 50% investment in Industries Cascades Inc. for cash consideration of $7,270,000. The proceeds were used to repay existing obligations.

       Income Taxes. Income tax recoveries totalled $339,000 in 1995 as compared to a recovery of $8,000 in 1994. During 1995, HPI's income before income taxes was a loss of $372,000 versus an income of $1,649,000 for 1994. Consequently, 1995 income taxes were $776,000 lower than 1994 reflecting HPI's ability to recover previously incurred income taxes. Income before income taxes for the Canadian Operations of Wyant improved to $216,000 from a loss of $2,264,000 in 1994. Income tax recoveries decreased to $88,000 from $523,000 in 1994 as a result of the return to profitability in 1995.

       Net Earnings Attributable to Common Shareholders. For the year ended December 31, 1995 the net loss attributable to common shareholders improved to ($374,000) (($0.22) per common share) from a loss of $1,194,000 (($0.71) per common share) for 1994. This improvement of $820,000 or $0.49 per common share is due to a $2,045,000 improvement in the results of the Canadian Operations of Wyant partially offset by the decline of $1,245,000 in the net results of HPI. Dividend requirements and accretion of mandatorily redeemable preferred shares decreased from $343,000 to $313,000 as a result of having fewer shares outstanding. All earnings per common share data exclude the effect of the Class E Preferred Shares of HPI Sub as such effects would be anti-dilutive.

FISCAL YEAR 1994 AS COMPARED WITH FISCAL YEAR 1993

       Overview. The pro forma combined Statement of Operations for the year ended December 31, 1994 is the first fiscal period in which the operations of the Canadian Operations of Wyant are combined with those of HPI. Earlier periods cannot be presented on a combined basis as Wyant's legal control (ownership of in excess of 50% of shares with voting rights) was attained on August 4, 1994. For earlier periods, the results of the new entity are those of Wyant with its investment in HPI presented on the equity basis.

       Sales. Sales for the year ended December 31, 1994 increased substantially to $86,120,000 from $57,944,000 in 1993. Sales in 1994 reflect the combined sales of the Canadian Operations of Wyant with those of HPI. Sales of HPI for 1994 amounted to $34,515,000. Sales of the Canadian Operations of Wyant decreased by $5,721,000 from $57,944,000 in 1993 to $52,223,000. The stronger
U.S. dollar in 1994 reflected in a higher average exchange rate used to translate the Canadian Operations of Wyant's results into U.S. dollars ($1.3759 versus $1.2898), represents approximately $5.4 million of the approximately $5.7 million decrease. The remainder of the decrease was due to competitive pressures in all geographic regions as well as lower average selling prices for paper products.

       Cost of Sales and Gross Profit. Cost of sales increased by $23,711,000 and gross profit increased by $4,465,000. In 1994, cost of sales and gross profit from HPI operations amounted to $26,534,000 (1993 - $Nil) and $7,981,000 (1993 - $Nil), respectively. Cost of sales of the Canadian Operations of Wyant decreased to $32,440,000 in 1994 from $34,645,000 in 1993. The stronger U.S.
dollar in 1994 had the effect of reducing cost of sales by approximately $3,372,000. As a percentage of sales, gross profit decreased from 40.2% to 37.9% due to lower average selling prices of paper products and an unfavorable product mix.

       Selling, General and Administrative. Selling, general and administrative expenses increased to $26,887,000 in 1994 as compared to $25,969,000 in 1993. The 1994 expenses included $6,454,000 (1993 - $Nil) of HPI expenses. The 1994 expenses of the Canadian Operations of Wyant totalled $20,936,000 as compared to $25,969,000 in 1993. The decrease is due to the exchange rate impact, as previously discussed, of approximately $1,750,000, lower salaries and benefits (approximately $1,546,000), which resulted from personnel reductions late in 1993 and reduced rent expense (approximately $355,000) and reduced communications expenses (approximately $645,000).

       Depreciation and Amortization. Depreciation and amortization amounted to $766,000 in 1994, an increase of $102,000 over 1993. The 1994 depreciation and amortization for HPI amounted to

$165,000 (1993 - $Nil). Depreciation and amortization for the Canadian Operations of Wyant was $601,000 in 1994 as compared to $664,000 in 1993. This decrease of $63,000 was largely due to the exchange rate impact previously discussed.

       Other Income. Other income increased from $29,000 in 1993 to $397,000 in 1994 as a result of HPI's other income (largely investment income on portfolio investments) earned in 1994 (1993 - $Nil).

       Interest Expense. Interest expense increased to $1,061,000 in 1994 from $891,000 in 1993. The increase is due to the inclusion in 1994 of HPI interest of $385,000 (1993 - $Nil) partially offset by the previously discussed exchange rate impact of $70,000 on interest incurred by the Canadian Operations of Wyant. In Canadian dollars, the interest expense of the Canadian Operations of Wyant decreased by almost 20% as a result of lower debt levels partially offset by higher average interest rates. The lower debt levels were largely the result of repaying $7,270,000 (Can.$10,000,000) of bank debt from the proceeds realized on the sale of the 50% interest in Industries Cascades Inc.

       Non-Recurring Items. Non-recurring items in 1994 totalled $62,000 in 1994 as compared to $1,436,000 in 1993. Non-recurring items incurred in 1993 includes $575,000 of employee severance costs and approximately $360,000 in non-recurring transitional expenses related to the integration of the G.H. Wood business purchased as of December 31, 1992.

       During the fourth quarter of 1994 the Canadian Operations of Wyant initiated a program to reduce the number of its distribution centers and consolidate its paper converting operations. The resulting restructuring charge of $2,221,000 was comprised primarily of employee severance costs ($1,160,000), lease abandonment ($460,000), employee relocation ($137,000) and other expenses of $414,000.

       These restructuring costs were partially offset by the gain ($2,021,000) realized on the sale of the 50% interest in Industries Cascades, Inc. On February 21, 1994, Wyant sold its 50% investment in Industries Cascades Inc. for cash consideration of $7,270,000. The proceeds were used to repay existing obligations.

       Income Taxes. Income tax recoveries decreased to $8,000 in 1994 as tax recoveries on operating losses incurred by the Canadian Operations of Wyant ($523,000) were offset by the income tax expense ($515,000) incurred by HPI. The year earlier recovery of $1,466,000 was due to the loss incurred by the Canadian Operations of Wyant.

       Net Earnings Attributable to Common Shareholders. During the year, the net loss attributable to common shares was ($1,194,000) (($0.71) per common share) an improvement of $2,384,000 over the year earlier period. This significant improvement is due to an improvement of $1,837,000 in the results of the Canadian Operations of Wyant and due to the inclusion of 100% of HPI's results in 1994 versus only 42% in 1993. HPI's net earnings in 1994 at $1,036,000 were $163,000 worse than its 1993 net earnings. For both 1994 and 1993 the Class E Preferred Shares are not reflected in the earnings per common share calculations as it would be anti-dilutive. The difference between the 1994 and 1993 weighted average number of common shares outstanding is not significant.

LIQUIDITY AND CAPITAL RESOURCES

        HPI

       In December, 1993, HPI entered into a loan agreement with the New Jersey Economic Development Authority (the "Authority") and a bank, whereby the authority issued Economic Development Bonds with an aggregate principal amount of $5,325,000 to be loaned to HPI to finance the acquisition of a building and the land on which it is situated (the "Branchburg Property"), as well as the purchase of machinery and equipment to add a production line. As of December 31, 1995, total proceeds of approximately $5,000,000 had been distributed to HPI in order to purchase the Branchburg Property, and the machinery and equipment. The remaining balance is held in escrow and will be distributed to HPI as new machinery and equipment is purchased.

       The bonds are secured by a letter of credit provided by a bank which has obtained: (a) a first mortgage and security interest on the building and land that was acquired; (b) an assignment of HPI's right, title and interest in and to all leases with respect to the building and land; (c) a security interest on any machinery and equipment purchased with a portion of the bond proceeds; and
(d) IFC's and Bridgewater's guarantees of HPI's obligations.

       The agreement contains several restrictive financial covenants which include: (a) minimum net worth requirement; (b) maximum leverage ratio; (c) minimum debt service coverage ratio; (d) minimum current ratio; and (e) maximum amount of annual capital expenditures.

       The remaining bond maturity dates range from December 1, 1996 to December 1, 2013 and bear interest at fixed rates between 4.1% and 5.7%. The bonds mature at various amounts throughout this period in amounts ranging from $140,000 to $940,000. The bonds maturing December 1, 2007, 2009 and 2013 are to be redeemed commencing December 1, 2005 and on each December 1 thereafter through sinking fund payments ranging from $165,000 to $255,000.

       HPI's stockholders' equity was $13,192,426 at December 31, 1995 and $13,401,632 at December 31, 1994. The decrease resulted from a net loss of $209,206 in 1995.

       HPI's working capital position amounted to $7,959,164 at December 31, 1995, including cash and marketable securities of $4,281,702.

       Funds for HPI's current operations are derived from the sale of its products and the ability, when necessary, to borrower on a secured line of credit with First Fidelity Bank, N.A., New Jersey. (As at December 31, 1995, none of the credit line was utilized.)

       As a result, HPI believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, HPI believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

        The Canadian Operations of Wyant

       During 1995, total bank indebtedness was reduced by $2,428,000 (Cdn$3,334,000), represented by repayments of long-term bank debt of $1,457,000 (Cdn$2,000,000) and a reduction of $979,000 (Cdn$1,334,000) in bank indebtedness under the revolving credit facility.

       The reduction in total bank indebtedness resulted from cash generated from operating activities which amounted to $3,020,000 (Cdn$4,145,000) less the $91,800 (Cdn$126,046) of cash used in investing activities and less the $360,000 (Cdn$495,000) distributed to Wyant. Cash generated from operations during 1995 increased significantly to $3,020,000 (Cdn$4,145,000) from $1,356,000
(Cdn$1,852,000) in 1994 primarily as a result of the return to profitability. Included in the cash generated from operations was $1,630,000 (Cdn$2,238,000) in cash generated from working capital, comprised primarily of reductions of $656,000 (Cdn$900,000) in accounts receivable, the receipt of $510,000 (Cdn$700,000) in income tax refunds, reductions of almost $219,000 (Cdn$300,000) in inventories and reductions of $315,000 (Cdn$433,000) in prepaid expenses. The reduction in accounts receivable and inventory are a direct result of a management program initiated in 1994 to improve collection efforts for accounts receivable and to reduce inventory levels.

       During 1995, investing activities consumed only $92,000 (Cdn$126,000) as capital asset purchases were partially funded by the proceeds from the sale of surplus and obsolete equipment. Distributions to Wyant totalled $361,000 (Cdn$495,000) during 1995.

       In 1995, working capital decreased to $2,596,000 (Cdn$3,545,000) from $3,226,000 (Cdn$4,526,000) in 1994. The decrease of $630,000 (Cdn$981,000) is primarily the result of the December 29, 1995 agreement to commute obligations under a supply agreement and to repay a promissory note due January 2000. This agreement increased the current liabilities by $1,131,000 (Cdn$1,545,000) and increased the current portion of long-term debt by $444,000 (Cdn$606,000), the balance of the promissory note net of the $176,000 (Cdn$240,000) which would have been due in 1997.

       During 1994, total bank indebtedness decreased by approximately $6,935,000 (Cdn$9,540,000) primarily as a result of utilizing cash proceeds of $7,270,000 (Cdn$10,000,000) from the sale of the investment in Industries Cascades Inc. Cash provided by operating activities of $1,355,000 (Cdn$1,852,000) came entirely from working capital $1,168,000 (Cdn$6,714,000) as operating losses consumed $3,560,000 (Cdn$4,862,000) in cash. Cash distributions to Wyant increased to $1,168,000 (Cdn$1,595,000) during the year. At the end of both 1994 and 1995, Wyant had a revolving credit facility of $5,492,000 (Cdn$7,500,000). In 1995, in excess of $3,662,000 (Cdn$5,000,000) of this facility was available and in 1994, in excess of $2,637,000 (Cdn$3,700,000) was available. Management believes that cash generated from operations and the unused credit facility will be sufficient to meet anticipated cash requirements including all required long-term debt repayments and capital asset purchases.

SEASONALITY

       Wyant maintains sufficient inventory levels to allow shipment of most orders with minimum delays. For the most part, purchases are based on monthly projections of sales requirements from the sales and marketing departments and historical sales patterns. Wyant's products are generally not subject to seasonal influences.

IMPACT OF INFLATION

       Because its products are sold throughout Canada, Wyant is affected by general economic conditions, including inflation. As a result, any adverse change in economic conditions may have an adverse impact on Wyant's sales and financial condition. However, Wyant believes that inflation has not had a material effect on the results of operations to date.

                               ACCOUNTANT MATTERS

       Since 1990, HPI has engaged Arthur Andersen LLP as its principal independent public accountants. There have been no consultations within the context of Item 304 of Regulation S-K, as amended, with HPI in the two most recent fiscal years and in the subsequent interim period.

       A representative of Arthur Andersen LLP will be present at the Special Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions posed orally at the meeting.

                             SHAREHOLDER PROPOSALS

       Shareholders wishing to present proposals at the 1997 Annual Meeting of Shareholders of HPI should have submitted such proposals, in writing, to HPI at its principal executive offices by January 13, 1997. Shareholders wishing to present proposals at the 1998 Annual Meeting of Shareholders of HPI should submit such proposals, in writing, to HPI at its principal executive offices not later than January 21, 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents filed by HPI (the "Incorporated Documents") with the Securities and Exchange Commission (the "Commission") are provided to each shareholder with this Proxy Statement and are incorporated into this Proxy Statement by reference:

     1. HPI's Annual Report on Form 10-K (Commission file No. 0-8410) for the fiscal year ended December 31, 1995 (filed with the Commission on March 22, 1996), as amended by Form 10-K/A (filed with the Commission on February 11, 1997), included as Appendices D and E hereto, respectively.

     2. HPI's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1996 (filed with the Commission on May 10, 1996), June 30, 1996 (filed with the Commission on August 13, 1996), and September 30, 1996 (filed with the Commission on November 8, 1996), as amended by Form 10-Q/A (filed with the Commission on January 16, 1997), included as Appendices F, G, H and I hereto, respectively.

     3. HPI's Current Report on Form 8-K dated November 14, 1996 (filed with the Commission on November 14, 1996), included as Appendix J hereto.

       The information and financial statements relating to HPI contained in this Proxy Statement do not purport to be comprehensive and should be read together with the financial statements and other information contained in the Incorporated Documents.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                 PAGE
                                                                               ------
Auditor's Reports..............................................................    F-2
Statement of Net Assets of The Canadian Operations of G.H. Wood + Wyant Inc. as
  at December 31, 1994 and 1995................................................    F-4
Statement of Earnings of The Canadian Operations of G.H. Wood + Wyant Inc. for
  the Years Ended December 31, 1993, 1994 and 1995.............................    F-5
Statement of Changes in Net Assets of The Canadian Operations of G.H. Wood +
  Wyant Inc. for the Years Ended December 31, 1993, 1994 and 1995..............    F-6
Statement of Changes in Financial Position of The Canadian Operations of
  G.H. Wood + Wyant Inc. for the Years Ended December 31, 1993, 1994 and
  1995.........................................................................    F-7
Notes to Financial Statements of The Canadian Operations of G.H. Wood + Wyant
  Inc..........................................................................    F-8
Unaudited Statement of Net Assets of The Canadian Operations of G.H. Wood +
  Wyant Inc. as at December 31, 1995 and September 30, 1996....................   F-18
Unaudited Statement of Earnings of The Canadian Operations of G.H. Wood + Wyant
  Inc. for the Nine Months Ended September 30, 1995 and 1996...................   F-19
Unaudited Statement of Changes in Net Assets of The Canadian Operations of
  G.H. Wood + Wyant Inc. for the Nine Months Ended September 30, 1995 and
  1996.........................................................................   F-20
Unaudited Statement of Changes in Financial Position of The Canadian Operations
  of G.H. Wood + Wyant Inc. for the Nine Months Ended September 30, 1995 and
  1996.........................................................................   F-21
Notes to Unaudited Financial Statements of The Canadian Operations of
  G.H. Wood + Wyant Inc. ......................................................   F-22

                                AUDITOR'S REPORT

To the Directors of
G.H. WOOD + WYANT INC.

We have audited the statement of net assets of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1995 and the statements of earnings, changes in net assets and changes in financial position for the year then ended. These financial statements are the responsibility of the management of The Canadian Operations of G.H. Wood + Wyant Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.

The Canadian Operations of G.H. Wood + Wyant Inc. is a component of G.H. Wood + Wyant Inc. and has no separate legal status or existence. Transactions with other divisions and affiliates of G.H. Wood + Wyant Inc. are described in notes 2 and 12.

                                          Ernst & Young
                                          Chartered Accountants

Montreal, Canada
February 15, 1996
(except for notes 19 and 20 for
which the date is November 12, 1996)

                                AUDITOR'S REPORT

To the Directors of
G.H. WOOD + WYANT INC.

We have audited the statement of net assets of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1994 and the statements of earnings, changes in net assets and changes in financial position for each of the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the management of The Canadian Operations of G.H. Wood + Wyant Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1994 and the results of its operations and the changes in its financial position for each of the years ended December 31, 1994 and 1993 in accordance with accounting principles generally accepted in Canada.

The Canadian Operations of G.H. Wood + Wyant Inc. is a component of G.H. Wood + Wyant Inc. and has no separate legal status or existence. Transactions with other divisions and affiliates of G.H. Wood + Wyant Inc. are described in notes 2 and 12.

                                          Deloitte & Touche
                                          Chartered Accountants

Montreal, Canada
March 10, 1995
(except for notes 19 and 20, which were not part of the audited financial statements)

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                            STATEMENT OF NET ASSETS
                               AS AT DECEMBER 31
                             (IN CANADIAN DOLLARS)

                                                                       1995           1994
                                                                    ----------     ----------
ASSETS (note 10)
Current:
  Accounts receivable, net of allowance for doubtful accounts of
     $761,500 (1994 - $696,100) (notes 4, 12)...................    $9,876,105     $10,772,973
  Income taxes recoverable......................................       596,714      1,301,315
  Inventories (note 5)..........................................     8,811,108      9,100,357
  Prepaid expenses..............................................       407,613        841,419
  Capital assets held for resale (note 6).......................       336,634             --
                                                                    ----------     ----------
Total current assets............................................    20,028,174     22,016,064
Investments, at cost (note 7)...................................         3,079          1,179
Capital assets (note 8).........................................    10,183,076     11,698,741
Goodwill (net of amortization of $562,140; 1994 - $374,760).....       749,520        936,900
Other assets (note 9)...........................................       119,400          2,576
Deferred income taxes...........................................        54,591         65,406
                                                                    ----------     ----------
Total Assets....................................................    $31,137,840    $34,720,866
                                                                    ----------     ----------
LIABILITIES
Current:
  Bank indebtedness (note 10)...................................    $2,421,030     $3,765,744
  Accounts payable and accrued liabilities (note 12)............     8,648,772      8,501,211
  Termination of supply agreement (note 14).....................     1,454,000             --
  Restructuring accrual (note 13)...............................       219,000      1,991,685
  Employee related accruals.....................................     1,136,298      1,052,170
  Current portion of long-term debt (note 11)...................     2,603,714      2,179,440
                                                                    ----------     ----------
Total current liabilities.......................................    16,482,814     17,490,250
Long-term debt (note 11)........................................     4,292,285      6,895,090
                                                                    ----------     ----------
Total Liabilities...............................................    $20,775,099    $24,385,340
                                                                    ----------     ----------
Commitments and Contingencies (note 17)
TOTAL NET ASSETS................................................    $10,362,741    $10,335,526
                                                                    ==========     ==========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                             STATEMENT OF EARNINGS
                             YEAR ENDED DECEMBER 31
                             (IN CANADIAN DOLLARS)

                                                         1995           1994           1993
                                                      ----------     ----------     ----------
Sales (note 12)...................................    $71,602,554    $71,331,954    $74,736,007
Cost of sales (including amortization of $527,174;
  1994 - $560,000; 1993 - $595,777) (note 12).....    41,733,300     44,309,801     44,684,699
                                                      -----------    -----------    -----------
Gross profit......................................    29,869,254     27,022,153     30,051,308
                                                      -----------    -----------    -----------
Selling, general and administrative...............    21,137,552     23,032,274     26,534,314
Shipping..........................................     4,846,818      5,564,360      6,932,702
Amortization of capital assets....................       597,474        633,641        669,196
Amortization of goodwill..........................       187,380        187,380        187,380
                                                      -----------    -----------    -----------
Income (loss) from operations.....................     3,100,030     (2,395,502)    (4,272,284)
Interest on long-term debt........................       700,204        699,687        501,327
Interest and bank charges.........................       318,943        223,216        648,127
Restructuring charge (note 13)....................            --      3,033,111      1,852,368
Termination of supply agreement (note 14).........     1,454,000             --             --
Write-down of capital assets (note 6).............       272,444             --             --
Gain on disposal of capital assets................      (132,444)            --             --
Gain on sale of investment (note 7)...............            --     (2,760,424)            --
Other income......................................       (69,157)       (16,899)       (42,200)
                                                      -----------    -----------    -----------
Earnings (loss) before income taxes and share of
  net income (loss) of affiliates.................       556,040     (3,574,193)    (7,231,906)
                                                      -----------    -----------    -----------
Provision for (recovery of) income taxes (note
  15):
  Current.........................................       261,714           (803)    (1,944,910)
  Benefit of losses carried forward...............      (239,000)            --             --
  Deferred........................................        10,815       (748,565)        45,103
                                                      -----------    -----------    -----------
                                                          33,529       (749,368)    (1,899,807)
                                                      -----------    -----------    -----------
Earnings (loss) before share of net income (loss)
  of affiliates...................................       522,511     (2,824,825)    (5,332,099)
Share of net income (loss) of affiliates (note
  7)..............................................            --             --        107,259
                                                      -----------    -----------    -----------
Net earnings (loss)...............................    $  522,511     $(2,824,825)   $(5,224,840)
                                                      ===========    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                       STATEMENT OF CHANGES IN NET ASSETS
                             YEAR ENDED DECEMBER 31
                             (IN CANADIAN DOLLARS)

                                                         1995           1994           1993
                                                      ----------     ----------     ----------
Net Assets at beginning of year...................    $10,335,526    $14,755,067    $20,421,585
Net Income (loss) for the year....................       522,511     (2,824,825)    (5,224,840)
Distributions to Wyant............................      (495,296)    (1,594,716)      (441,678)
                                                      -----------    -----------    -----------
Net Assets at end of year.........................    $10,362,741    $10,335,526    $14,755,067
                                                      ===========    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                             YEAR ENDED DECEMBER 31
                             (IN CANADIAN DOLLARS)

                                                         1995           1994           1993
                                                      ----------     ----------     ----------
OPERATING ACTIVITIES:
Net earnings (loss)...............................    $  522,511     $(2,824,825)   $(5,224,840)
Items not affecting cash:
  Amortization....................................     1,312,028      1,381,021      1,452,353
  Deferred income taxes...........................        10,815       (748,565)        45,103
  Share of net earnings of affiliates.............            --             --       (107,259)
  Write-down of capital assets....................       272,444             --             --
  Write-off of organization costs.................         2,576             --             --
  Gain on disposal of capital assets..............      (132,444)            --         (3,765)
  Decrease in deferred charges....................        38,529         77,016             --
  Deferred pension costs..........................      (119,400)            --             --
  Gain on sale of investment......................            --     (2,760,424)            --
                                                      -----------    -----------    -----------
                                                       1,907,059     (4,875,777)    (3,838,408)
Changes in non-cash working capital balances
  related to operations (note 18).................     2,237,528      6,713,824     (3,182,064)
                                                      -----------    -----------    -----------
Cash provided by (used in) operating activities...     4,144,587      1,838,047     (7,020,472)
                                                      -----------    -----------    -----------
INVESTING ACTIVITIES:
Proceeds on sale of capital assets................       373,069             --         57,118
Acquisition of long-term investments..............        (1,900)          (342)            --
Purchases of capital assets.......................      (497,215)      (926,365)      (844,762)
Purchase of goodwill..............................            --             --        (26,660)
Proceeds on sale of investment....................            --     10,000,000             --
                                                      -----------    -----------    -----------
Cash provided by (used in) investing activities...      (126,046)     9,073,293       (814,304)
                                                      -----------    -----------    -----------
FINANCING ACTIVITIES:
Increase in other long-term liabilities...........            --        223,501      3,700,000
Repayment of short-term debt......................            --             --     (5,163,000)
Repayment of long-term debt.......................    (2,178,531)    (1,960,170)    (1,041,036)
Distributions to Wyant............................      (495,296)    (1,594,716)      (441,678)
                                                      -----------    -----------    -----------
Cash provided by (used in) financing activities...    (2,673,827)    (3,331,385)    (2,945,714)
                                                      -----------    -----------    -----------
Increase (Decrease) in cash during the year.......     1,344,714      7,579,955     (10,780,490)
Bank indebtedness, beginning of year..............    (3,765,744)    (11,345,699)     (565,209)
                                                      -----------    -----------    -----------
Bank indebtedness, end of year....................    $(2,421,030)   $(3,765,744)   $(11,345,699)
                                                      ===========    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

                         NOTES TO FINANCIAL STATEMENTS

1.      NATURE OF BUSINESS

       G.H. Wood + Wyant Inc. ("Wyant") is a company incorporated in Canada, and is an integrated distributor and manufacturer of sanitation products in Canada. The Canadian Operations of G.H. Wood + Wyant Inc. ("Canadian Operations") comprise only those subsidiaries and divisions of Wyant which operate in Canada. Sales by the Canadian Operations are primarily within Canada except for those to related parties as described in note 12.

2.      BASIS OF FINANCIAL STATEMENT PRESENTATION

       These financial statements include the accounts of the Canadian Operations of Wyant and its wholly owned Canadian subsidiary, Wyant Chemicals Company Limited, and are expressed in Canadian dollars. These financial statements reflect the financial position and results of the Canadian Operations of Wyant which are to be sold to Hosposable Products, Inc. ("HPI") pursuant to the transaction described in note 20 and do not reflect Wyant's investment in HPI.

       The net assets of the Canadian Operations comprise the accumulated earnings of the Canadian Operations and contributions of Wyant, net of distributions to Wyant.

WIND-UP

       On January 4, 1995, Wyant's wholly owned subsidiary, Papiers Grande Ville Inc., was wound-up into Wyant on a tax-free basis under subsection 88(l) of the Income Tax Act (Canada) and section 556 of the Quebec Taxation Act. Papiers Grande Ville Inc.'s operations were continued by Wyant, which received all of the assets and assumed all of the liabilities.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The financial statements have been prepared by management in accordance with generally accepted accounting principles generally accepted in Canada, and conform in all material respects to accounting principles generally accepted in the United States except as set forth in note 19. The preparation of financial statements in conformity with such principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

       Revenue is recognized upon shipment of merchandise.

INVENTORIES

       Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

CAPITAL ASSETS

       Capital assets are recorded at cost. The capital assets are amortized over their estimated useful lives on the following basis and rates:

Buildings                                  declining balance      5%
Machinery                                  declining balance      6% to 22%
Furniture and equipment                    declining balance      20% to 30%
Computer equipment                         declining balance      30%
Leasehold improvements                     straight-line          over the terms of the leases
Deferred charges                           straight-line          5 years
Patents                                    straight-line          17 years

GOODWILL

       Costs in excess of net assets of businesses acquired are being amortized on a straight-line basis over seven years.

       On an ongoing basis, management reviews the valuation and amortization of goodwill, taking into consideration any events or circumstances which might have impaired the fair value. These reviews include establishing that the unamortized balance will be recovered over its estimated remaining useful life through the projected undiscounted future net income of the business acquired.

INCOME TAXES

       The Canadian Operations of G.H. Wood + Wyant Inc. follows the deferral method of tax allocation in accounting for income taxes. Under this method, timing differences between accounting and taxable income result in the recording of deferred income taxes.

FOREIGN CURRENCY TRANSLATION

       Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenues and expenses are translated into Canadian dollars at rates of exchange in effect at the related transaction dates. Exchange gains and losses arising from the translation of foreign currency items are included in the determination of net earnings.

4.      ACCOUNTS RECEIVABLE

                                                              1995           1994
                                                            ---------     ----------
Trade...................................................    $9,485,401    $10,328,771
Other...................................................      390,704        444,202
                                                            ----------    -----------
                                                            $9,876,105    $10,772,973
                                                            ==========    ===========

       The Canadian Operations of G.H. Wood + Wyant Inc. operate primarily in the institutional sanitation industry in Canada. The Canadian Operations of G.H. Wood + Wyant Inc. sell to a large number of customers and no single customer accounts for more than 2% of sales or 1% of accounts receivable.

5.      INVENTORIES

                                                              1995           1994
                                                            ---------     ----------
Raw materials...........................................    $1,659,196    $1,117,796
Finished goods..........................................    7,151,912      7,982,561
                                                            ----------    -----------
                                                            $8,811,108    $9,100,357
                                                            ==========    ===========

6.      CAPITAL ASSETS HELD FOR RESALE

       As a result of the wind-up of Papiers Grande Ville Inc. and the consolidation of the paper converting operations, The Canadian Operations of G.H. Wood + Wyant Inc. identified surplus machinery which is recorded at the lower of its depreciated cost and estimated realizable value. A write-down of $272,444 was recorded in 1995.

7.      INVESTMENTS

                                                              1995           1994
                                                            ---------     ----------
Portfolio investments, at cost..........................    $   3,079     $    1,179
                                                            ==========    ===========

       Industries Cascades Inc., which was 50% owned by the Canadian Operations of Wyant is the principal paper supplier to the Canadian Operations. The investment in this company, which was accounted for under the equity method, was disposed of on February 21, 1994 for a cash consideration of $10,000,000, resulting in a gain on sale of $2,760,424. The carrying value of the investment at the date of sale consisted of the investment in share capital of $350,500 and the share of accumulated earnings of $6,889,076.

8.      CAPITAL ASSETS

                                                                      ACCUMULATED    NET BOOK
                                                           COST       AMORTIZATION    VALUE
                                                        ----------    ----------    ----------
1995
Land.................................................   $  896,076    $       --    $  896,076
Building.............................................    4,368,312     1,453,711     2,914,601
Machinery............................................    9,266,751     5,191,826     4,074,925
Furniture and equipment..............................    2,497,721     2,063,124       434,597
Computer equipment...................................    2,213,955     1,737,338       476,617
Leasehold improvements...............................      866,327       458,101       408,226
                                                        -----------   -----------   -----------
                                                        20,109,142    10,904,100     9,205,042
Patents..............................................    1,254,091       276,057       978,034
                                                        -----------   -----------   -----------
                                                        $21,363,233   $11,180,157   $10,183,076
                                                        ===========   ===========   ===========
1994
Land.................................................   $  896,076    $       --    $  896,076
Building.............................................    4,363,912     1,300,311     3,063,601
Machinery............................................   11,703,433     6,547,299     5,156,134
Furniture and equipment..............................    2,076,296     1,716,711       359,585
Computer equipment...................................    2,080,510     1,540,641       539,869
Leasehold improvements...............................      877,461       412,210       465,251
Deposit on equipment.................................      228,394            --       228,394
                                                        -----------   -----------   -----------
                                                        22,226,082    11,517,172    10,708,910
Deferred charges.....................................      411,182       372,653        38,529
Patents..............................................    1,121,321       170,019       951,302
                                                        -----------   -----------   -----------
                                                        $23,758,585   $12,059,844   $11,698,741
                                                        ===========   ===========   ===========

9.      OTHER ASSETS

                                                                           1995         1994
                                                                         --------     --------
Deferred pension costs...............................................    $119,400     $     --
Organization costs...................................................          --        2,576
                                                                          -------       ------
                                                                         $119,400     $  2,576
                                                                          =======       ======

10.    REVOLVING CREDIT FACILITY

       The Canadian Operations of G.H. Wood + Wyant Inc. has arranged a revolving credit facility in the amount of $7.5 million, bearing interest at prime plus 1/4% and is repayable on demand. At December 31, 1995 $2,421,030 (1994 - $3,765,744) was utilized and the prime rate of interest was 7.5% (1994 8.0%). The revolving credit facility and certain term loans described in note 11 are collateralized by a general assignment of book debts, a pledge of inventory under Section 427 of the Bank Act, a hypothec in the amount of $24,000,000 on all movable property, a hypothec in the amount of $15,000,000 on 709,490 shares of HPI owned by Wyant and a general security agreement. The weighted average prime rate of interest was 8.64% for 1995 (1994 -- 6.76%).

11.    LONG-TERM DEBT

                                                                        1995          1994
                                                                      ---------     ---------
Term loan bearing interest at the prime rate plus 1%, repayable in monthly installments of $126,000 plus interest, maturing on June
  30, 1998. The loan is collateralized by the security described
  in note 10......................................................    $3,620,000    $      --
Term loan bearing interest at the prime rate plus 1%, repayable in monthly installments of $20,476 plus interest, maturing on
  October 1, 1997. The loan is collateralized by a first fixed charge in the amount of $4,000,000 on land and a building and by
  the security described in note 10...............................    2,429,999            --
Various term loans replaced by the above term loans...............           --     7,798,029
Promissory note bearing interest at 5%, maturing on January 17,
  2000, which, as described in note 14, was repaid on January 15,
  1996............................................................      846,000     1,053,000
Other long-term liabilities.......................................           --       223,501
                                                                      ----------    ----------
                                                                      6,895,999     9,074,530
Current portion...................................................    2,603,714     2,179,440
                                                                      ----------    ----------
                                                                      $4,292,285    $6,895,090
                                                                      ==========    ==========

       The loans are recorded at book value which approximates market value.

Principal payments required are as follows:
1996...........................................................................    $2,603,714
1997...........................................................................    3,696,287
1998...........................................................................      595,998
                                                                                   ----------
                                                                                   $6,895,999
                                                                                   ==========

       Cash payments for interest in 1995 amounted to $1,017,000 (1994 - $986,000; 1993 - $1,086,000).

12.    RELATED PARTY TRANSACTIONS

       During the year, The Canadian Operations of G.H. Wood + Wyant Inc. purchased raw materials and finished goods in the amount of $334,000 (1994 - $498,000; 1993 - $508,000) from HPI. The Canadian Operations of G.H. Wood + Wyant Inc. also sold finished goods in the amount of $1,460,000 (1994 - $340,000; 1993 - $167,000) to HPI. At December 31, 1995 accounts receivable includes $317,000 (1994 - $130,000) due from HPI and accounts payable includes $29,000 (1994 - $33,000) due to HPI.

       During 1995, the Canadian Operations distributed cash to Wyant in the amount of $495,296 (1994 - $1,595,716; 1993 - $441,678).

13.    RESTRUCTURING CHARGE

       During the fourth quarter of 1994, The Canadian Operations of G.H. Wood + Wyant Inc. initiated a program to reduce the number of its distribution centers and consolidate its paper converting operations. The resulting restructuring charge comprised:

Employee severance pay.........................................................    $1,582,070
Lease abandonment..............................................................       628,610
Employee relocation............................................................       256,000
Consulting fees................................................................       180,000
Write-off of obsolete marketing and operating materials........................       173,000
Consolidation of paper converting operations -- other expenses.................       170,000
Other..........................................................................        43,431
                                                                                   ----------
                                                                                   $3,033,111
                                                                                   ==========

       As at December 31, 1995, the restructuring charge from 1994 had been paid except for employee severance pay of $66,000 and lease abandonment costs of $153,000.

       During 1993, The Canadian Operations of G.H. Wood + Wyant Inc. incurred $791,108 in employee severance expenses and $1,061,260 in non-recurring transitional expenses related to the integration of the G.H. Wood operations purchased as of December 31, 1992.

14.    TERMINATION OF SUPPLY AGREEMENT

       On February 17, 1993, as part of an asset purchase agreement, The Canadian Operations of G.H. Wood + Wyant Inc. entered into a seven-year supply agreement to purchase a specified minimum volume of chemical products. Included in this agreement was the assumption of a lease and a requirement to pay a minimum monthly handling charge over the term of the supply agreement. In addition, The Canadian Operations of G.H. Wood + Wyant Inc. issued a 5% promissory note to the vendor, repayable in monthly installments to January 17, 2000, to finance a portion of the assets acquired.

       On December 29, 1995, The Canadian Operations of G.H. Wood + Wyant Inc. entered into an agreement to commute the obligation under the above supply agreement and the related charges and to repay the promissory note.

       The payment has been allocated as follows:

Supply agreement...............................................................      $749,707
Monthly handling charges.......................................................       660,292
Lease costs....................................................................        44,000
Balance to relieve all other obligations.......................................             1
                                                                                   ----------
Expenses accrued in current liabilities........................................     1,454,000
Promissory note repayment......................................................       846,000
                                                                                   ----------
                                                                                   $2,300,000
                                                                                   ==========

       The entire balance plus applicable sales taxes was paid on January 15, 1996.

15.    INCOME TAXES

       A reconciliation of the statutory income tax rate to the effective income tax rate is as follows:

                                                                      1995      1994      1993
                                                                      -----     -----     -----
                                                                        %         %         %
Statutory income tax rate.........................................     43.9      43.8      43.3
Increase (decrease) resulting from the following:
  Small business deduction........................................     (5.9)       --      (1.0)
  Manufacturing and processing credit.............................     (1.7)       --      (1.7)
  Large corporations tax..........................................      4.1      (0.8)     (1.3)
  Unrecorded tax benefit of losses from prior years...............    (39.8)    (15.1)    (11.9)
  Non-deductible items............................................      4.6      (1.0)     (7.8)
  Revision of estimated tax provisions for prior years............       --      (3.7)      4.0
  Other...........................................................      0.8      (2.2)      2.7
                                                                      ------    ------    ------
                                                                      -----     -----     -----
Effective income tax rate.........................................      6.0      21.0      26.3
                                                                      =========== =========== ===========

       The Canadian Operations of G.H. Wood + Wyant Inc. has non-capital losses of approximately $2,259,000 available to offset future taxable income. Of this amount, $1,815,000 expires in 2001 and $444,000 in 2002. The tax benefit related to these losses has been recognized in the financial statements as a reduction of deferred income taxes.

       Cash payments for income taxes in 1995 amounted to $8,000 (1994 -$790,000; 1993 - $38,000).

16.    PENSION PLAN

       The Canadian Operations of G.H. Wood + Wyant Inc. maintains a contributory defined benefit pension plan. The pension plan includes the employees of Wyant Chemicals Company Limited, as well as certain Canadian employees of G.H. Wood + Wyant Inc. The remaining Canadian employees of G.H. Wood + Wyant Inc. are members of a non-contributory defined contribution plan.

       The accrued pension obligation was estimated to be $4,174,000 (1994 - $6,757,500), based on an actuarial valuation as of January 31, 1995, and the net assets available for benefits at market value are $7,605,900 (1994 - $7,395,200). The Canadian Operations of G.H. Wood + Wyant Inc. is in the process of reviewing the provisions of this plan and the accrued pension obligations are expected to change significantly as a result. To date, The Canadian Operations of G.H. Wood + Wyant Inc. has recognized an asset, deferred pension costs, of $119,400 in other assets.

       The pension income (expense) for the year was $119,400 (1994 - ($97,800); 1993 ($286,700)).

17.    COMMITMENTS & CONTINGENCIES

       (a) The Canadian Operations of G.H. Wood + Wyant Inc. leases its premises under operating leases which expire at various dates to 2004. Future minimum lease payments will aggregate $8,034,000 as follows:

          1996.......................................................    $1,417,000
          1997.......................................................    $1,264,000
          1998.......................................................    $1,195,000
          1999.......................................................    $1,142,000
          2000.......................................................    $1,078,000
          Thereafter.................................................    $1,938,000

       Annual rental expenses incurred during 1995 under operating leases were $1,619,000 (1994 - $2,115,000; 1993 - $2,603,000).

       (b) Supply agreement

       In February 1994, The Canadian Operations of G.H. Wood + Wyant Inc. signed a five-year supply agreement to purchase 16,000 short tons of paper toweling and tissue annually at market prices. This supplier provides 100% of the company's requirements for these products.

18.    CHANGES IN NON-CASH OPERATING WORKING CAPITAL ITEMS

                                                          1995          1994           1993
                                                        ---------     ---------     ----------
Accounts receivable.................................    $ 896,868     $1,988,843    $(6,149,156)
Income taxes recoverable............................      704,601       707,238     (1,150,014)
Inventories.........................................      289,249     2,992,029     (1,267,368)
Prepaid expenses....................................      433,806       111,935        492,556
Accounts payable and accrued liabilities............      (86,996)      913,779      4,891,918
                                                        ----------    ----------    -----------
                                                        $2,237,528    $6,713,824    $(3,182,064)
                                                        ==========    ==========    ===========

19.    ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

       These financial statements have been prepared in accordance with accounting principles generally accepted ("GAAP") in Canada. They conform in all material respects to accounting principles generally accepted in the United States, except as set forth below, and the requirements of the Securities and Exchange Commission pursuant to Item 17 of Form 20-F:

EARNINGS ADJUSTMENTS

                                                          1995          1994           1993
                                                        --------     ----------     ----------
Net earnings (loss) in accordance with Canadian
  GAAP..............................................    $522,511     $(2,824,825)   $(5,224,840)
Restructuring charge, net of income taxes(1)........    (112,600)       114,000             --
Pension income (expense), net of income taxes(2)....     (42,800)       168,000        (17,000)
Deferred income taxes(3)............................      49,000        152,000        (20,900)
                                                        --------     -----------    -----------
Net earnings (loss) in accordance with U.S. GAAP....    $416,111     $(2,390,825)   $(5,262,740)
                                                        ========     ===========    ===========

NOTES TO EARNINGS ADJUSTMENTS

(1) Under U.S. GAAP, recognition of the cost of certain restructuring charges must be deferred for income statement purposes until specified conditions have been satisfied. Accordingly, a charge of $189,055 would have been recognized in 1995 and not in 1994 as reported in the Canadian GAAP financial statements.

(2) Accounting for pension benefits under U.S. GAAP utilized the corridor method to amortize experience gains and losses. In addition, there are differences under U.S. GAAP in the manner of dealing with plan curtailments. The pension income (expense) recorded in 1995 would have been $48,700 (1994 -- $182,200; 1993 -- $(315,300)).

     A weighted average discount rate of 7.5% (1994 -- 6%; 1993 -- 6%) and a rate of compensation increase of 5% (1994 -- 5%; 1993 -- 5%) were utilized to measure the projected benefit obligations and the long term rate of return on plan assets.

     The projected benefit obligation at December 31, 1995 was $4,174,000 (1994 -- $6,757,500) and assets available for benefits at market value was $7,605,900 (1994 -- $7,395,200).

(3) Under U.S. GAAP, the liability method is used in accounting for income taxes. For purposes of this reconciliation, the liability method was applied prospectively from January 1, 1991. This requires recognition of deferred tax assets and liabilities for temporary differences resulting from differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates. Under U.S. GAAP, a valuation allowance of $104,000 (1994 -- $361,000; 1993 -- $721,000) would have been recognized to offset deferred tax assets.

(4) In accordance with Staff Accounting Bulletin 67 issued by the Securities and Exchange Commission, the charges presented in the income statement as restructuring charge, termination of supply agreement and write-down of capital assets would be required to be presented as components of operating income. Under this presentation, earnings (loss) from operations for the year ended December 31, 1995 would be $1,373,586 (1994 -- $(5,428,613),
     1993 -- $(6,124,652)). This difference in presentation has no effect on net income (loss).

NET ASSETS ADJUSTMENTS

                                                          1995                     1994
                                                   -------------------     ---------------------
                                                   CANADIAN     U.S.       CANADIAN       U.S.
                                                    GAAP        GAAP         GAAP         GAAP
                                                   -------     -------     --------     --------
Other assets (1)...............................    119,400     300,167        2,576      254,043
Deferred income tax asset (2)..................     54,591     (31,637)      65,406     (142,116)
Restructuring accrual (3)......................    219,000     219,000     1,991,685    1,802,630

NOTES TO NET ASSETS ADJUSTMENTS

(1) Accounting for pension benefits under U.S. GAAP results in a timing difference in the amortization of experience gains and losses, which causes a change in the deferred pension cost assets.

(2) Income taxes are provided on the deferral method under Canadian GAAP, whereas under U.S. GAAP the liability method is used. In addition, the tax impact of adjustments for pension benefits and restructuring charges are also reflected.

(3) The deferral of recognition of certain restructuring charges under U.S. GAAP, until certain specified conditions have been satisfied, causes a change in the liability at December 31, 1994.

CASH FLOW PRESENTATION

                                                       1995           1994            1993
                                                    ----------     -----------     -----------
Cash provided by (used in) financing activities
  in accordance with Canadian GAAP..............    $(2,673,827)   $(3,331,385)    $(2,945,714)
Repayments (drawdown) of revolving credit
  facility(1)...................................    (1,344,714)     (7,579,955)     10,780,490
                                                    ------------   -------------   -------------
Cash provided by (used in) financing activities
  in accordance with U.S. GAAP..................    $(4,018,541)   $(10,911,340)   $ 7,834,776
                                                    ============   =============   =============
Increase (Decrease) in cash during the year in
  accordance with Canadian GAAP.................    $1,344,714     $ 7,579,955     $(10,780,490)
Repayment (drawdown) of revolving credit
  facility as included in financing
  activities(1).................................    (1,344,714)     (7,579,955)     10,780,490
                                                    ------------   -------------   -------------
Increase (Decrease) in cash during the year in
  accordance with U.S. GAAP.....................             0               0               0
Cash and cash equivalents at beginning of year
  in accordance with U.S. GAAP(2)...............             0               0               0
                                                    ------------   -------------   -------------
Cash and cash equivalents at end of year in
  accordance with U.S. GAAP.....................    $        0     $         0     $         0
                                                    ============   =============   =============

NOTES TO CASH FLOW PRESENTATION

(1) Under U.S. GAAP, changes to amounts outstanding under a revolving credit facility are classified as financing activities in the Statement of Changes in Financial Position.

(2) Under U.S. GAAP, amounts outstanding under a revolving credit facility are classified as debt and consequently are not included in the cash and cash equivalents balance.

20.    SUBSEQUENT EVENT

       As of November 12, 1996, Wyant, HPI and 3290441 Canada Inc., a wholly owned and newly formed subsidiary of HPI, entered into an agreement whereby 3290441 Canada Inc. would acquire all of the assets and assume all of the liabilities of the Canadian Operations. In consideration for this sale, The Canadian Operations will receive cash of $5,000,000, a promissory note ("Note") in the amount of $4,262,741 (the amount of the Note is subject to adjustment on closing of the transaction and will be exchanged, after adjustment, for Class A Preferred shares of 3290441 Canada Inc. on the basis of one share for each dollar of unpaid principal amount of Note), 3,800,000 shares of Class B Preferred shares and 1,000,000 Class E Preferred shares. The Class A and B shares carry cumulative dividends of 4% and 3.9999% respectively and are mandatorily redeemable over ten (10) years. The Class E Preferred shares are exchangeable into 1,000,000 shares of HPI Common Stock.

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                       UNAUDITED STATEMENT OF NET ASSETS
                             (IN CANADIAN DOLLARS)

                                                                    SEPTEMBER       DECEMBER
                                                                        30             31
                                                                       1996           1995
                                                                    ----------     ----------
ASSETS
Current:
     Accounts receivable net of Allowance for doubtful accounts
       of $577,086 (1995 -- $761,500)...........................    $10,155,670    $9,876,105
     Income taxes recoverable...................................            --        596,714
     Inventories (note 3).......................................     7,215,245      8,811,108
     Prepaid expenses...........................................       573,324        407,613
     Capital assets held for resale.............................            --        336,634
                                                                    -----------    -----------
Total current assets............................................    17,944,239     20,028,174
Investments, at cost............................................         3,079          3,079
Capital assets..................................................    10,449,425     10,183,076
Goodwill (net of amortization of $702,675; 1995 -- $562,140)....       608,986        749,520
Other assets....................................................       119,400        119,400
Deferred income taxes...........................................            --         54,591
                                                                    -----------    -----------
Total Assets....................................................    $29,125,129    $31,137,840
                                                                    -----------    -----------
LIABILITIES
Current:
     Bank indebtedness..........................................    $1,601,857     $2,421,030
     Accounts payable and accrued liabilities...................     7,743,134      8,648,772
     Income taxes payable.......................................       330,577             --
     Termination of supply agreement............................            --      1,454,000
     Restructuring accrual......................................            --        219,000
     Employee related accruals..................................     1,305,505      1,136,298
     Current portion of long-term debt..........................     2,093,714      2,603,714
                                                                    -----------    -----------
Total current liabilities.......................................    13,074,787     16,482,814
Long-term debt..................................................     3,553,999      4,292,285
Deferred income taxes...........................................       775,408             --
                                                                    -----------    -----------
Total Liabilities...............................................    $17,404,194    $20,775,099
                                                                    -----------    -----------
TOTAL NET ASSETS................................................    $11,720,935    $10,362,741
                                                                    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                        UNAUDITED STATEMENT OF EARNINGS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                             (IN CANADIAN DOLLARS)

                                                                       1996           1995
                                                                    ----------     ----------
Sales...........................................................    $54,174,050    $53,975,350
Cost of Sales...................................................    31,250,678     31,278,335
                                                                    -----------    -----------
Gross Profit....................................................    22,923,372     22,697,015
Selling, General and Administrative.............................    16,153,098     16,019,921
Shipping........................................................     3,387,069      3,760,652
Depreciation and Amortization...................................       497,193        534,987
                                                                    -----------    -----------
Income From Operations..........................................     2,886,012      2,381,455
Other Income....................................................       (61,102)       (53,660)
Interest Expense................................................       509,668        803,387
                                                                    -----------    -----------
Earnings Before Income Tax......................................     2,437,446      1,631,728
Provision For Income Taxes......................................     1,080,000         97,900
                                                                    -----------    -----------
Net Earnings....................................................    $1,357,446     $1,533,828
                                                                    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                  UNAUDITED STATEMENT OF CHANGES IN NET ASSETS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                             (IN CANADIAN DOLLARS)

                                                                       1996           1995
                                                                    ----------     ----------
Net Assets at beginning of period...............................    $10,362,741    $10,335,526
Net Income for the period.......................................     1,357,446      1,533,828
Distributions from (to) Wyant...................................           748        (26,087)
                                                                    -----------    -----------
Net Assets at end of period.....................................    $11,720,935    $11,843,267
                                                                    ===========    ===========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
              UNAUDITED STATEMENT OF CHANGES IN FINANCIAL POSITION
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                             (IN CANADIAN DOLLARS)

                                                                       1996           1995
                                                                    ----------     ----------
OPERATING ACTIVITIES:
Net earnings....................................................    $1,357,446     $1,533,828
Items not affecting cash:
  Amortization..................................................       872,820        955,062
  Deferred income taxes.........................................       830,000             --
  Gain on disposal of capital assets............................        (3,682)            --
  Decrease in deferred charges..................................            --         38,529
                                                                    ----------     ----------
                                                                     3,056,584      2,527,419
Changes in non-cash working capital balances related to
  operations....................................................      (331,553)    (1,002,482)
                                                                    ----------     ----------
Cash provided by operating activities...........................     2,725,031      1,524,937
                                                                    ----------     ----------
INVESTING ACTIVITIES:
Proceeds on sale of capital assets..............................       318,039             --
Acquisition of long-term investments............................            --         (1,900)
Purchases of capital assets.....................................      (976,358)      (196,754)
                                                                    ----------     ----------
Cash provided by (used in) investing activities.................      (658,319)      (198,654)
                                                                    ----------     ----------
FINANCING ACTIVITIES:
Decrease in other long-term liabilities.........................            --       (223,501)
Increase in long-term debt......................................     1,000,000             --
Repayment of long-term debt.....................................    (2,248,287)    (1,464,601)
Distributions from (to) Wyant...................................           748        (26,087)
                                                                    ----------     ----------
Cash used in financing activities...............................    (1,247,539)    (1,714,189)
                                                                    ----------     ----------
Increase (Decrease) in cash during the period...................       819,173       (387,906)
Bank indebtedness, beginning of period..........................    (2,421,030)    (3,765,744)
                                                                    ----------     ----------
Bank indebtedness, end of period................................    $(1,601,857)   $(4,153,650)
                                                                    ==========     ==========

---------------

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.      NATURE OF BUSINESS

       G.H. Wood + Wyant Inc. ("Wyant") is a company incorporated in Canada, and is an integrated distributor and manufacturer of sanitation products in Canada. The Canadian Operations of G.H. Wood + Wyant Inc. ("Canadian Operations") comprise only those subsidiaries and divisions of Wyant which operate in Canada. Sales by the Canadian Operations are primarily within Canada except for those to related parties as described in note 5.

2.      BASIS OF INTERIM FINANCIAL STATEMENT PRESENTATION

       These financial statements include the accounts of the Canadian Operations of Wyant and its wholly owned Canadian subsidiary, Wyant Chemicals Company Limited, and are expressed in Canadian dollars. These financial statements reflect the financial position and results of the Canadian Operations of Wyant which are to be sold to HPI pursuant to the transaction described in note 6 and do not reflect Wyant's investment in HPI.

       The net assets of the Canadian Operations comprise the accumulated earnings of the Canadian Operations and contributions of Wyant, net of distributions to Wyant.

       As interim financial statements, they do not include all of the information and footnote disclosures required by generally accepted accounting principles. In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring adjustments necessary to present fairly the net assets as at September 30, 1996, the results of operations for the nine months ended September 30, 1996 and 1995 and the changes in financial position for the nine months ended September 30, 1996 and 1995. These financial statements should be read in conjunction with "Information Concerning the Canadian Operations of Wyant" and "Financial Statements of the Canadian Operations of G.H.Wood + Wyant Inc." contained in this Proxy Statement.

3.      INVENTORIES

                                                                      SEPTEMBER     DECEMBER
                                                                         30            31
                                                                        1996          1995
                                                                      ---------     ---------
Raw Materials.....................................................    $1,330,818    $1,659,196
Finished Goods....................................................    5,884,427     7,151,912
                                                                      ----------    ----------
                                                                      $7,215,245    $8,811,108
                                                                      ==========    ==========

4.      ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

       The financial statements have been prepared in accordance with accounting principles generally accepted (GAAP) in Canada. These financial statements conform in all material respects to accounting principles generally accepted in the United States, except as set out below.

EARNINGS ADJUSTMENTS

                                                                        1996          1995
                                                                      ---------     ---------
Net earnings in accordance with Canadian GAAP.....................    $1,357,446    $1,533,828
Restructuring charge, net of income taxes (1).....................           --      (112,600)
Pension (expense), net of income taxes (2)........................      (25,000)      (32,000)
Deferred income taxes (3).........................................           --        37,000
                                                                      ---------     ---------
Net earnings in accordance with United States GAAP................    $1,332,446    $1,426,228
                                                                      =========     =========

NOTES TO EARNINGS ADJUSTMENTS:

(1) Under United States GAAP, recognition of the cost of certain restructuring charges must be deferred for income statement purposes until specified conditions have been satisfied. Accordingly a charge of $189,055 would have been recognized in 1995 and not in 1994 as reported in the Canadian GAAP financial statements.

(2) Accounting for pension benefits under U.S. GAAP requires the corridor method to be used to amortize experience gains and losses, while in Canada experience gains and losses are amortized straight-line over the expected average remaining service life.

(3) Under U.S. GAAP, the liability method is used in accounting for income taxes. This requires recognition of deferred tax assets and liabilities for temporary differences in the recognition of income and expense for financial reporting and tax accounting purposes.

5.      RELATED PARTY TRANSACTIONS

       During the period, The Canadian Operations of G.H. Wood + Wyant Inc. purchased raw materials and finished goods in the amount of $343,000 (1995 -- $287,000) from HPI. The Canadian Operations of G.H. Wood + Wyant Inc. also sold finished goods in the amount of $2,048,000 (1995 -- $953,000) to HPI. At September 30, 1996 accounts receivable includes $544,000 (1995 -- $341,000) due from HPI and accounts payable includes $69,000 (1995 -- $82,000) due to HPI.

       During 1996, the Canadian Operations received cash from Wyant in the amount of $748. For the comparative period in 1995, the Canadian Operations distributed cash of $26,087 to Wyant.

6.      SUBSEQUENT EVENT

       As of November 12, 1996, Wyant, HPI and 3290441 Canada Inc., a wholly owned and newly formed subsidiary of HPI, entered into an agreement whereby 3290441 Canada Inc. would acquire all of the assets and assume all of the liabilities of the Canadian Operations. In consideration for this sale, The Canadian Operations will receive cash of $5,000,000, a promissory note ("Note") in the amount of $4,262,741 (the amount of the Note is subject to adjustment on closing of the transaction and will be exchanged, after adjustment, for Class A Preferred shares of 3290441 Canada Inc. on the basis of one share for each dollar of unpaid principal), 3,800,000 shares of Class B Preferred shares and 1,000,000 Class E Preferred shares. The Class A and B shares carry cumulative dividends of 4% and 3.9999% respectively and are mandatorily redeemable over ten
(10) years. The Class E Preferred shares are exchangeable into 1,000,000 shares of HPI Common Stock.

                                   APPENDICES

APPENDIX A  --  PURCHASE AGREEMENT
APPENDIX A-1 -- AMENDMENT NO. 1 TO PURCHASE AGREEMENT
APPENDIX B   -- 1997 STOCK INCENTIVE PLAN
APPENDIX C   -- FAIRNESS OPINION
APPENDIX D  --  HPI'S 1995 ANNUAL REPORT ON FORM 10-K
APPENDIX E   -- AMENDMENT NO. 1 TO HPI'S 1995 ANNUAL REPORT ON FORM 10-K/A
APPENDIX F   -- HPI'S QUARTERLY REPORT ON FORM 10-Q (March 31, 1996)
APPENDIX G  --  HPI'S QUARTERLY REPORT ON FORM 10-Q (June 30, 1996)
APPENDIX H  --  HPI'S QUARTERLY REPORT ON FORM 10-Q (September 30, 1996)
APPENDIX I   -- AMENDMENT NO. 1 TO HPI'S QUARTERLY REPORT ON FORM 10-Q/A
                (September 30, 1996)
APPENDIX J   -- HPI'S CURRENT REPORT ON FORM 8-K (November 14, 1996)

===============================================================================



                            ASSET PURCHASE AGREEMENT


                                  By and Among


                           Hosposable Products, Inc.,
                            a New York corporation,


                              3290441 Canada Inc.,
                             a Canadian corporation


                                      and


                            G.H. Wood + Wyant Inc.,
                             a Canadian corporation



                         Dated as of November 12, 1996

=============================================================================

                      CROSS-REFERENCE SHEET FOR DEFINITIONS

                                                                                   Defined in
Term                                                                                 Section
----                                                                                 -------
1. Acquired Business......................................................................1.1
2. Acquired Subsidiary....................................................................3.4
3. Affiliate............................................................................3.12a
4. Agreement......................................................................1.0 (Intro)
5. Agreements............................................................................1.5i
6. Auditor ..............................................................................1.4c
7. Benefit Plans .......................................................................3.12a
8. Bill of Sale ..........................................................................1.1
9. Buyer .........................................................................1.0 (Intro)
10. Buyer Benefit Plans .................................................................5.2b
11. Buyer Common Stock ..................................................................4.4b
12. Buyer Disclosure Letter ..............................................................4.3
13. Buyer Indemnified Claims ............................................................8.1f
14. Buyer Indemnitees ....................................................................8.1
15. Buyer Losses .........................................................................8.1
16. Buyer Parent .................................................................1.0 (Intro)
17. Buyer Parent Common Stock ...........................................................4.4a
18. Buyer Parties ........................................................................4.1
19. Class A Excluded Shares..............................................................5.19
20. Class A Mandatorily Redeemable Preferred Stock .......................................1.2
21. Class B Mandatorily Redeemable Preferred Stock ...................................... 1.2
22. Class E Exchangeable Preferred Stock .................................................1.2
23. Cleanup ............................................................................3.15m
24. Closing ..............................................................................2.1
25. Closing Date .........................................................................2.1
26. Contracts ..........................................................................3.16b
27. Covenant Agreement....................................................................7.7
28. Deed ................................................................................1.5a
29. Disclosed Liabilities............................................................8.2b(ii)
30. Encumbrances ........................................................................1.5a
31. Environmental Laws .................................................................3.15m
32. Environmental Liabilities and Costs ................................................3.15m
33. Event of Insolvency of the Buyer.....................................................5.15
34. Excess ..............................................................................1.4e
35. Exchange Act .........................................................................4.7
36. Excise Act ..........................................................................5.11
37. Excluded Assets ......................................................................1.1
38. Excluded Shares......................................................................8.3g
39. Fairness Opinion .....................................................................6.5
40. Family Member.................................................................Undertaking
41. Fee Property ........................................................................3.8a
42. Final Statement of Net Assets .......................................................1.4d
43. Former Property ....................................................................3.15d
44. GAAP ................................................................................1.4a
45. Government Obligations...............................................................5.13
46. Governmental Authority ..............................................................3.5d

47. Guaranty Agreement....................................................................6.8
48. Hazardous Substances, Oils, Pollutants or Contaminants                              3.15m
49. Houlihan Lokey .......................................................................5.3
50. Intellectual Property ..............................................................3.13a
51. Intellectual Property Assignment ....................................................1.5a
52. Investments..........................................................................5.13
53. JDW Shares...........................................................................8.3g
54. Laws ................................................................................3.5a
55. LE Shares............................................................................8.3g
56. Lease Assignments ...................................................................1.5a
57. Material Adverse Effect ..............................................................3.1
58. Material Supplier ...................................................................3.19
59. Net Asset Value .....................................................................1.4a
60. Note .................................................................................1.2
61. Permits ............................................................................3.15b
62. Permitted Encumbrances ..............................................................1.5a
63. Permitted Investments................................................................5.13
64. Permitted Liens .....................................................................3.7b
65. Person ...............................................................................3.5
66. Policy ..............................................................................1.5d
67. Preferred Stock ......................................................................1.2
68. Preliminary Statement of Net Assets .................................................1.4a
69. Proceedings ..........................................................................3.6
70. Property ...........................................................................3.15c
71. Proxy Statement ......................................................................5.9
72. Purchase Price .......................................................................1.2
73. Purchase Price Indemnification Amount............................................8.3e(ii)
74. Real Property .......................................................................3.8a
75. Real Property Leases ................................................................3.8a
76. Related Persons...............................................................Undertaking
77. Reference Balance Sheet ..............................................................3.9
78. Reference Balance Sheet Date .........................................................3.9
79. Registration Rights Agreement.........................................................7.8
80. Release ............................................................................3.15m
81. SEC ..................................................................................4.7
82. SEC Documents ........................................................................4.7
83. Securities Act ......................................................................3.25
84. Securities Laws .....................................................................3.25
85. Seller .......................................................................1.0 (Intro)
86. Seller Disclosure Letter ............................................................1.5a
87. Seller Indemnified Claims ...........................................................8.2c
88. Seller Indemnitees ...................................................................8.2
89. Seller Losses ........................................................................8.2
90. Seller's Best Knowledge .............................................................3.24
91. Shortfall ...........................................................................1.4e
92. Special Committee ....................................................................5.3
93. Transferred Employees ...............................................................5.2a
94. Underlying Shares ...................................................................4.5b
95. Undertaking ..........................................................................1.2
96. Undisclosed Liabilities..............................................................5.15
97. X Shares.............................................................................8.3g

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----

                                    ARTICLE 1

                   TRANSFER OF BUSINESS, PROPERTIES AND ASSETS

1.1  Sale and Transfer of Business, Properties and
         Assets................................................................. 1
1.2  Purchase Price............................................................. 1
1.3  Payment of Purchase Price.................................................. 2
1.4  Post-Closing Adjustment.................................................... 2
     (a)  Preparation of Preliminary Statement of Net
              Assets............................................................ 2
     (b)  Review of Preliminary Statement of Net
              Assets............................................................ 3
     (c)  Disputes.............................................................. 3
     (d)  Final Statement of Net Assets......................................... 3
     (e)  Adjustment to the Note................................................ 4
1.5  Instruments of Conveyance, Transfer, Assumption,
     Etc........................................................................ 4
1.6  Further Assurances......................................................... 6
1.7  Purchase Price Allocation.................................................. 7
1.8  Tax Elections.............................................................. 7

                                    ARTICLE 2

                             CLOSING AND TERMINATION

2.1  Closing.................................................................... 8
2.2  Termination................................................................ 8

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1  Organization............................................................... 8
3.2  Corporate Authority........................................................ 9
3.3  Other Agreements........................................................... 9
3.4  Subsidiaries and Equity Investments........................................ 9
3.5  No Violation...............................................................10
3.6  Litigation.................................................................11
3.7  Personal Property..........................................................11
3.8  Real Property..............................................................11
3.9  Financial Statements.......................................................13
3.10  Books and Records.........................................................14

3.11  Tax Matters...............................................................14
3.12  Employee Matters..........................................................14
3.13  Intellectual Property.....................................................16
3.14  Absence of Change or Event................................................18
3.15  Compliance With Law.......................................................19
3.16  Contracts and Commitments.................................................22
3.17  Insurance.................................................................23
3.18  Affiliate Interests.......................................................24
3.19  Customers and Suppliers...................................................24
3.20  Products..................................................................25

3.21  Accounts Receivable.......................................................25

3.22  Inventory.................................................................25
3.23  Disclosure................................................................25
3.24  Seller's Best Knowledge...................................................25
3.25  Private Placement.........................................................25
3.26  Sufficiency of Assets to Conduct Acquired
          Business..............................................................26
3.27  Corporate Names...........................................................26

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1  Organization...............................................................27
4.2  Corporate Authority........................................................27
4.3  No Violation...............................................................27
4.4  Authorized and Outstanding Shares of Capital
     Stock .....................................................................28
4.5  Preferred Stock ...........................................................28
4.6  Note ......................................................................29
4.7  SEC Documents..............................................................29

                                    ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS
                        OF SELLER, BUYER AND BUYER PARENT

5.1  Conduct of Business Prior to the Closing Date..............................30
5.2  Employee Matters...........................................................30
5.3  Expenses and Finder's Fees.................................................31
5.4  Access to Information and Confidentiality..................................31
5.5  Press Releases.............................................................32
5.6  Transitional Assistance....................................................32
5.7  Transfer Taxes.............................................................32
5.8  Shareholder Meeting .......................................................32
5.9  Proxy Statement ...........................................................33
5.10 Reservation of Underlying Shares; Exchange of
     Class E Exchangeable Preferred Stock ......................................33
5.11 GST Election...............................................................33
5.12 Bulk Sales Legislation.....................................................34

5.13  Conduct of Business by Seller After the Closing
      Date ..................................................................... 34
5.14  No Assignment of Note..................................................... 34
5.15  Seller Reimbursement...................................................... 34
5.16  Corporate Changes......................................................... 35
5.17  Guarantee of Real Property Lease Obligations.............................. 35
5.18  Issuance of Preferred Stock............................................... 36
5.19  Seller Covenant Relating to X Shares...................................... 36
5.20  Seller Covenant Relating to Capital Stock................................. 36

                                    ARTICLE 6

                 CONDITIONS PRECEDENT OF BUYER AND BUYER PARENT

6.1   Representations and Warranties............................................ 36
6.2   Opinion of Seller's Counsel............................................... 37
6.3   No Injunction............................................................. 37
6.4   Consents.................................................................. 37
6.5   Fairness Opinion.......................................................... 37
6.6   Material Adverse Change................................................... 37
6.7   Investment Letters........................................................ 38
6.8   Guaranty Agreement........................................................ 38
6.9   Financing................................................................. 38

                                 ARTICLE 7

                      CONDITIONS PRECEDENT OF SELLER

7.1   Representations and Warranties............................................ 38
7.2   Opinion of Special Counsel for the Special
      Committee................................................................. 38
7.3   No Injunction............................................................. 39
7.4   Consents.................................................................. 39
7.5   Fairness Opinion.......................................................... 39
7.6   Material Adverse Change................................................... 39
7.7   Covenant Agreement........................................................ 39
7.8   Registration Rights Agreement............................................. 39
7.9   Financing................................................................. 39

                                    ARTICLE 8

                                 INDEMNIFICATION

8.1   Indemnification by Seller................................................. 40
8.2   Indemnification by Buyer and Buyer Parent................................. 41
8.3   Certain Limitations....................................................... 42
8.4   Satisfaction of Seller Indemnity.......................................... 44

                                    ARTICLE 9

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1      Representations, Warranties and Covenants.............................. 45

                                   ARTICLE 10

                                  MISCELLANEOUS

10.1   Cooperation.............................................................. 46
10.2   Waiver................................................................... 46
10.3   Notices.................................................................. 46
10.4   Mail Received After Closing.............................................. 47
10.5   Governing Law and Consent to Jurisdiction;
       Dispute Resolution....................................................... 47
10.6   Counterparts............................................................. 48
10.7   Headings................................................................. 48
10.8   Entire Agreement......................................................... 48
10.9   Amendment and Modification............................................... 48
10.10  Binding Effect; Benefits................................................. 48
10.11  Assignability............................................................ 48
10.12  Acquired Subsidiary...................................................... 49

Appendix A                   Terms for the Preferred Stock
Exhibit A                    Bill of Sale
Exhibit B                    List of Excluded Assets
Exhibit C                    Form of Note
Exhibit D                    Undertaking
Exhibit E                    Statement of Net Assets Exceptions
Exhibit F                    Form of Deed for Fee Property
Exhibit G                    Form of Assignment for Intellectual
                             Property
Exhibit H-1 and H-2          Forms of Assignments for Real Property
                             Leases
Exhibit I                    Seller's "best knowledge"
Exhibit J-1 and J-2          Opinions of Seller's Counsel
Exhibit K                    Form of Guaranty Agreement
Exhibit L-1 and L-2          Opinions of Special Counsel to the
                             Special Committee
Exhibit M                    Form of Covenant Agreement
Exhibit N                    Form of Registration Rights Agreement
Exhibit O                    Pro Forma Balance Sheet

                  ASSET PURCHASE AGREEMENT dated as of November 12, 1996 (herein, together with the Exhibits attached hereto, referred to as the "Agreement") by and among G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller"), Hosposable Products, Inc., a New York corporation ("Buyer Parent"), and 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act, and a wholly owned subsidiary of Buyer Parent ("Buyer").

                  In reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:


                                    ARTICLE 1

                   TRANSFER OF BUSINESS, PROPERTIES AND ASSETS

                  1.1 Sale and Transfer of Business, Properties and Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings (including the Undertaking (as defined in Section 1.2)), indemnities and agreements of Buyer and Buyer Parent made hereunder, and in consideration of the purchase by Buyer described below, and execution and delivery by Buyer to Seller of the Undertaking, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer at the Closing provided for in Section 2.1 all the business and assets of Seller including, without limitation, the properties, assets and other rights referred to in the bill of sale (the "Bill of Sale") substantially in the form of Exhibit A attached hereto, excluding only the Excluded Assets, as defined in the next succeeding sentence (such business, properties, assets and other rights to be purchased and sold hereunder being hereinafter referred to as the "Acquired Business"). It is understood and agreed that those assets listed on Exhibit B attached hereto shall not be included in the Acquired Business and shall be excluded therefrom (the "Excluded Assets").

                  1.2 Purchase Price. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings and agreements of Seller made hereunder, and in consideration of such sale, transfer, conveyance, assignment and delivery, Buyer agrees, and Buyer Parent agrees to cause Buyer, (i) to pay and deliver to Seller (w) Cdn$5 million, (x) a promissory note in the aggregate principal amount of Cdn$4,262,741 subject to adjustment, if any, as set forth in Section 1.4, and in the form of Exhibit C attached hereto (the "Note"), (y) 3,800,000 shares of its Class B preferred stock having an aggregate liquidation preference of Cdn$3,800,000, and having the particular terms set forth in Schedule 1 to the Articles of Incorporation, as amended, of Buyer attached hereto as Appendix A (the "Class B

Mandatorily Redeemable Preferred Stock") and (z) 1 million shares of its Class E preferred stock having an aggregate liquidation preference and the particular terms set forth in Schedule 1 to the Articles of Incorporation, as amended, of Buyer attached hereto as Appendix A (the "Class E Exchangeable Preferred Stock") (as adjusted, clauses (w), (x), (y) and (z) are hereinafter referred to collectively as the "Purchase Price"), and (ii) to undertake, assume and agree to perform and otherwise pay, satisfy and discharge in accordance with their respective terms, and to indemnify and hold Seller harmless with respect to, and only with respect to, the debts, liabilities and obligations of Seller specified in the undertaking to be executed by Buyer and delivered to Seller at the Closing substantially in the form of Exhibit D attached hereto (the "Undertaking"). Immediately subsequent to the adjustment as set forth in Section 1.4, Seller hereby agrees to exchange the Note for shares of Buyer's Class A preferred stock having a liquidation preference of Cdn$1 per share and having the particular terms set forth in Schedule 1 to the Articles of Incorporation, as amended, of Buyer attached hereto as Appendix A (the "Class A Mandatorily Redeemable Preferred Stock" and, together with the Class B Mandatorily Redeemable Preferred Stock and the Class E Exchangeable Preferred Stock, the "Preferred Stock") on the basis of one share of Class A Mandatorily Redeemable Preferred Stock for each Cdn$1 in unpaid principal amount of the Note and Buyer hereby agrees, and Buyer Parent agrees to cause Buyer, to issue such shares in such exchange.

                  1.3 Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows: at the Closing (as defined in Section 2.1), Buyer shall deliver to Seller (x) Cdn$5 million in immediately available funds by wire transfer to an account designated by Seller at least two business days prior to the Closing Date, (y) the Note in the form of one typewritten note in the principal amount of the Note, and (z) stock certificate(s), in form suitable for transfer, registered in the name of Seller, evidencing the Class B Mandatorily Redeemable Preferred Stock and the Class E Exchangeable Preferred Stock.

                  1.4 Post-Closing Adjustment.

                  (a) Preparation of Preliminary Statement of Net Assets. As soon as reasonably possible after the Closing Date (but not later than 90 days thereafter), Seller will prepare and will cause Seller's auditors to audit a statement of assets, liabilities and net assets (the "Preliminary Statement of Net Assets") of the Acquired Business dated as of the Closing Date and shall deliver the Preliminary Statement of Net Assets to Buyer. The Preliminary Statement of Net Assets shall, except as set forth on Exhibit E attached hereto, be prepared in accordance with generally accepted accounting principles applicable in Canada ("GAAP") on a basis consistent with the Reference Balance Sheet (as defined in Section 3.9) and shall set forth a net asset value (the "Net Asset Value"); provided that, in any event the Preliminary Statement of Net Assets shall record as a liability all unpaid fees and expenses payable by

Seller to third parties in connection with the consummation of the transactions contemplated by this Agreement. Buyer's auditors will have a right to consult with Seller's auditors and have access to Seller's auditors' working papers in connection with the Preliminary Statement of Net Assets.

                  (b) Review of Preliminary Statement of Net Assets. The Preliminary Statement of Net Assets shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing of any objections thereto consistent with the provisions of this Section 1.4 within 30 days after receipt thereof. The written notice under this Section 1.4(b) shall specify in reasonable detail each item on the Preliminary Statement of Net Assets that Buyer disputes and a summary of Buyer's reasons for such dispute.

                  (c) Disputes. Disputes between Buyer and Seller relating to the Preliminary Statement of Net Assets that cannot be resolved by them within 30 days after receipt by Seller of the notice referred to in Section 1.4(b) may be referred no later than 30 days after such receipt for decision at the insistence of either party to Price Waterhouse (such firm being referred to herein as the "Auditor"). Prior to referring the matter to the Auditor, the parties shall agree on the procedures to be followed by the Auditor (including procedures with regard to presentation of evidence). Such procedures shall not alter the accounting practices, principles and policies to be applied to the Preliminary Statement of Net Assets that will be those required by this Agreement. If the parties are unable to agree upon procedures before the end of 15 days after referral of the dispute to the Auditor, the Auditor shall establish such procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible, which procedures may be, but need not be, those proposed by the parties. The parties shall then submit evidence in accordance with the procedures established and the Auditor shall decide the dispute in accordance therewith. The Auditor's decision on any matter referred to it shall be final and binding on Seller and Buyer. The fee and expenses of the Auditor shall be borne by Seller and Buyer in equal portions, unless the Auditor decides, based on its determination with respect to the reasonableness of the respective positions of the parties, that the fee and expenses shall be borne in unequal proportions.

                  (d) Final Statement of Net Assets. The Preliminary Statement of Net Assets shall become final and binding upon the parties upon the earlier of (i) the failure by Buyer to object thereto within the period permitted under
Section 1.4(b), (ii) the agreement between Buyer and Seller with respect thereto or (iii) the decision by the Auditor with respect to any disputes referred to the Auditor under Section 1.4(c). The Preliminary Statement of Net Assets, as adjusted pursuant to the agreement of the parties or decision of the Auditor, when final and binding is referred to herein as the "Final Statement of Net Assets".

                  (e) Adjustment to the Note. As soon as practicable (but not more than five business days) after the determination and delivery of the Final Statement of Net Assets in accordance with this Section 1.4: (i) the amount, if any, by which the Net Asset Value as at the Closing Date as reflected in the Final Statement of Net Assets is less than Cdn$10,362,741 plus Cdn$2.7 million (the "Shortfall") shall result in an immediate downward adjustment of the principal amount of the Note in an amount equal to the Shortfall, which adjustment shall be effected pursuant to the terms of the Note and which adjustment shall be deemed to have occurred as of the Closing Date; and (ii) the amount, if any, by which the Net Asset Value as at the Closing Date as reflected in the Final Statement of Net Assets is greater than Cdn$10,362,741 plus Cdn$2.7 million (the "Excess") shall result in an immediate upward adjustment of the principal amount of the Note in an amount equal to the Excess, which adjustment shall be effected pursuant to the terms of the Note and which adjustment shall be deemed to have occurred as of the Closing Date.

                  (f) Subject to Section 8.3(f), any payment required by this
Section 1.4 shall not limit or affect Buyer's rights or remedies (or be Buyer's sole or exclusive right or remedy) with respect to this Agreement, the breach of any representation, warranty or obligation herein, the failure of any condition to Buyer's obligations hereunder to be satisfied or the indemnification obligations of Seller hereunder.

                  1.5 Instruments of Conveyance, Transfer, Assumption, Etc. (a) Seller shall properly execute and deliver to Buyer at the Closing: (i) the Bill of Sale; (ii) assignments with respect to each of the contracts and other agreements and rights to be assigned to Buyer hereunder and, where required for such assignment, the consent or waiver of any third party, in each case in form reasonably satisfactory to Buyer; (iii) a deed in the form of Exhibit F attached hereto (the "Deed") sufficient to vest in Buyer good and valid title to the Fee Property (as defined in Section 3.8) free and clear of all pledges, liens, charges, encumbrances, easements, title defects, security interests, adverse claims, options and restrictions of every kind (collectively, the "Encumbrances"), except for (1) Encumbrances reflected in the Reference Balance Sheet or created in the ordinary course of business subsequent to December 31, 1995, that, in either case, do not and will not materially interfere with the present use by Seller of the property subject thereto or affected thereby, (2) Encumbrances for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith, (3) Encumbrances that are reflected in the title reports or surveys, if any, delivered to Buyer or Buyer Parent in connection with the transactions contemplated hereby prior to the date hereof, or (4) the Encumbrances of record and other Encumbrances, in each case, listed on Schedule 1.5 to the disclosure letter provided by Seller to Buyer and Buyer Parent dated the date hereof (the "Seller Disclosure Letter")

(collectively, the "Permitted Encumbrances"); (iv) an assignment in the form of Exhibit G attached hereto (the "Intellectual Property Assignment") sufficient to convey the Intellectual Property (as defined in Section 3.13) free and clear of all Encumbrances other than Permitted Liens (as defined in Section 3.7(b)); (v) assignments in the forms of Exhibit H-1 and H-2 attached hereto (the "Lease Assignments") sufficient to assign the Real Property Leases (as defined in
Section 3.8), with the consent to assignment of the other party to the Real Property Leases, free and clear of all Encumbrances other than Permitted Encumbrances; and (vi) if the Acquired Subsidiary (as defined in Section 3.4) is not merged, amalgamated or otherwise combined with Seller prior to the Closing Date, certificates evidencing all of the issued and outstanding capital stock of the Acquired Subsidiary, accompanied by stock powers duly executed in blank. Buyer shall pay all fees, costs and expenses relating to the Deed, the Intellectual Property Assignment and the Lease Assignments, including but not limited to the execution, delivery and recording thereof (it being understood that only the Lease Assignments relating to the Scarborough, Ontario properties and the Lachine, Quebec property leased by Seller will be recorded), all documentary stamps on the Deed, and all transfer and conveyance taxes and fees but excluding all liability for any income taxes or capital gains taxes assessable in connection with the transfer. Seller and Buyer shall cooperate to prepare and file all required documents and filings with the applicable authorities. Unless otherwise indicated, all references to schedules in this Agreement shall mean schedules to the Seller Disclosure Letter.

                  (b) At or prior to the Closing, Seller shall deliver to Buyer, Buyer Parent and its title insurer such evidence as may be reasonably required by Buyer, Buyer Parent or its title insurer of the due authorization, execution and delivery of this Agreement and the consummation of the transfer of the Fee Property contemplated hereunder.

                  (c) At or prior to the Closing, Seller shall deliver to Buyer and Buyer Parent the real estate tax bills for the Fee Property for the most recent tax year.

                  (d) There shall be available to Buyer and Buyer Parent at the Closing, at Buyer's expense, a commitment or commitments to issue on a customary form acceptable to Buyer and Buyer Parent, an owner's title insurance policy or policies (the "Policy"), for the Fee Property, at standard rates, issued by companies acceptable to Buyer and Buyer Parent, in amounts not less than the value of the Fee Property, insuring title thereto to be good and marketable, free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (e) There shall be available to Buyer and Buyer Parent at the Closing, at Buyer's expense, a survey of the Fee Property, certified to Buyer, Buyer Parent and the title insurance company issuing the Policy in a manner reasonably acceptable to Buyer, Buyer Parent and such title company, by a registered land surveyor, dated not more than forty-five (45) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as applicable under the laws of Ontario.

                  (f) Seller shall use its best efforts to obtain and deliver to Buyer and Buyer Parent a certificate from any landlord or tenant of a Real Property Lease, dated not more than thirty (30) days prior to the Closing Date, certifying (i) that such Real Property Lease is in good standing and full force and effect in accordance with its terms and has not been modified (except for the modifications set forth therein); (ii) the date(s) to which rent and other charges thereunder have been paid; (iii) that there is no default thereunder on the part of any party thereto; (iv) that in such instances where Seller is the landlord, all work required to be done by landlord under the lease has been completed to the satisfaction of tenant; and (v) such further matters as may reasonably be requested by Buyer or Buyer Parent.

                  (g) Simultaneously with the Closing, Seller shall take all steps requisite to put Buyer in actual possession and operating control of the Acquired Business.

                  (h) Buyer shall properly execute and deliver the Undertaking to Seller at the Closing.

                  (i) This Agreement, the Bill of Sale, the Undertaking, the Deed, the Intellectual Property Assignment, the Lease Assignments, the Guaranty Agreement (as defined herein), the Covenant Agreement (as defined herein) and the Registration Rights Agreement (as defined herein) are hereinafter sometimes referred to as the "Agreements".

                  1.6 Further Assurances. At the Closing and from time to time after the Closing, (i) at the request of Buyer or Buyer Parent and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by Buyer or Buyer Parent more effectively to confirm any obligation assumed by Buyer pursuant to the Undertaking, to sell, convey, assign and transfer to and vest in Buyer or to put Buyer in possession of the Acquired Business and to confirm and carry out the indemnification by Seller pursuant to Section 8.1, and (ii) at the request of Seller and without further consideration, (x) Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption and take such other action as may reasonably be requested by Seller more effectively to confirm and carry out the assumption by Buyer of the obligations of Seller assumed by Buyer pursuant to the Undertaking and the indemnification by Buyer pursuant to Section 8.2 and (y) Buyer Parent shall promptly execute and deliver to Seller such certificates and other documents and take such other action as may be reasonably requested by Seller more effectively to confirm and carry out the indemnification by Buyer Parent pursuant to Section 8.2. To the extent that any consents, waivers or approvals necessary to convey assets that are part of the Acquired Business to Buyer are not obtained prior to the Closing, Seller shall use its best efforts to: (i) provide to Buyer, at the request of Buyer or Buyer Parent, the benefits of any such asset, and hold the same in trust for Buyer;
(ii) cooperate in any reasonable and lawful arrangement, approved by Buyer and Buyer Parent, designed to provide such benefits to Buyer; and (iii) enforce and perform, at the request of Buyer or Buyer Parent, for the account of Buyer, any rights or obligations of Seller arising from any such asset against or in respect of any third person (including a government or governmental unit), including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof upon the advice of Buyer or Buyer Parent.

                  1.7 Purchase Price Allocation. The allocation of the Purchase Price shall be set by Seller by notice in writing to the Buyer within ten days subsequent to the issuance of the Final Statement of Net Assets. For informational purposes, the allocation of the Purchase Price if it were based on the net asset value of the assets of the Acquired Business as at December 31, 1995 (excluding the Excluded Assets) would be the allocation set forth on
Schedule 1.7.

                  1.8 Tax Elections. The Seller and Buyer both hereby agree that they will both jointly make an election pursuant to the provisions of section 85 of the Income Tax Act (Canada) and section 518 of the Quebec Taxation Act, so that the proceeds of disposition to the Seller and the cost amount to the Buyer with respect to the following of the assets that are part of the Acquired Business will not be less than the respective cost amounts thereof. For purposes of the tax elections herein referred to, the parties will use the undepreciated capital cost or cumulative eligible capital account as at January 1, 1997 for the following assets:

                  (1)      Machinery

                  (2)      Furniture and Fixtures

                  (3)      Computer Equipment

                  (4)      Leasehold Improvements

                  (5)      Intangibles

                  (6)      Buildings forming part of the Fee Property

                  Seller and Buyer agree to jointly make an election pursuant to
Section 22 of the Income Tax Act (Canada) and Section 184 of the Quebec Taxation Act in respect of the accounts receivable forming part of the Acquired Business. For purposes of this Section 1.8, the term "cost amount" shall have the meaning ascribed to such term in subsection 248(1) of the Income Tax Act (Canada).

                                    ARTICLE 2

                             CLOSING AND TERMINATION

                  2.1 Closing. The closing of the transactions provided for herein (the "Closing") will take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, at 10:00 A.M. (local time) on January 3, 1997 (the "Closing Date") or at such other place, time and date as may be agreed upon by Buyer and Seller.

                  2.2 Termination. Anything contained in this Agreement other than in this Section 2.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time:

                  (a) without liability on the part of any party hereto (unless occasioned by reason of a material breach by any party hereto of any of its representations, warranties or obligations hereunder) by mutual consent of Buyer and Seller;

                  (b) without liability on the part of any party hereto (unless occasioned by reason of a material breach by any party hereto of any of its representations, warranties or obligations hereunder) by either Buyer or Seller, if the Closing shall not have occurred on or before January 31, 1997 (or such later date as may be agreed upon in writing by the parties hereto);

                  (c) by Buyer or Buyer Parent, if Seller shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Seller shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; or

                  (d) by Seller, if Buyer or Buyer Parent shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Buyer or Buyer Parent shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer and Buyer Parent that:

                  3.1 Organization. Seller is a corporation duly organized, validly existing and has made all necessary corporate filings required to be made under the laws of the jurisdiction of its organization to keep Seller in good standing under such laws and has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations (a "Material Adverse Effect") of Seller or the Acquired Business. Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of the certificate and articles of amalgamation and all amendments thereto and by-laws of Seller as currently in effect.

                  3.2 Corporate Authority. Seller has full corporate power and authority to enter into this Agreement and the other Agreements to which it is or will be a party at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of the Agreements to which it is a party or will be a party at Closing have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Agreements to which it will be a party as of the Closing Date will be, duly executed and delivered by Seller, and (assuming due execution and delivery by Buyer and Buyer Parent) this Agreement constitutes, and each of the other Agreements to which it is or will be a party when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                  3.3 Other Agreements. The instruments of conveyance and transfer to be executed by Seller and delivered to Buyer and Buyer Parent at the Closing will be valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing all of the then existing business of the Acquired Business and properties, assets and other rights of Seller used in the business of the Acquired Business, including such title as is specified in Sections 3.7 and 3.8 but excluding the Excluded Assets.

                  3.4 Subsidiaries and Equity Investments. Schedule 3.4 sets forth the name, jurisdiction of incorporation, authorized capitalization and share ownership of the only direct or indirect subsidiary of Seller (the "Acquired Subsidiary") and the jurisdictions in which the Acquired Subsidiary is qualified to do business. As used in the first sentence of this Section 3.4, the term "subsidiary" means any corporation of which Seller, directly or indirectly, owns or controls capital stock representing more than fifty percent of the general voting power under ordinary circumstances of such corporation, except for Buyer, Buyer Parent, American Converting Paper Corporation and any subsidiary of Buyer Parent. Except as disclosed in Schedule 3.4 and except for securities of Buyer Parent, American Converting Paper Corporation and any subsidiary of Buyer Parent, Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business not listed in Schedule 3.4. Except as disclosed in Schedule 3.4, all of the outstanding capital stock of the Acquired Subsidiary is owned by Seller free and clear of all Encumbrances. All such shares of capital stock have been duly authorized, validly issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Acquired Subsidiary or securities convertible into or exchangeable for, or that otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquired Subsidiary committed to issue any such option, warrant, right or security. The Acquired Subsidiary is a corporation duly organized and validly existing and has made all necessary corporate filings required to be made by the Acquired Subsidiary under the laws of its jurisdiction of organization to keep the Acquired Subsidiary in good standing under such laws and has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on the Acquired Business. Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of the certificate and articles of incorporation and all amendments thereto and by-laws or similar corporate organizational documents of the Acquired Subsidiary as currently in effect.

                  3.5 No Violation. Except as disclosed in Schedule 3.5, none of Seller or the Acquired Subsidiary is subject to or bound by any provision of:

                  (a) any law, statute, legally binding rule (including the civil law and the common law), regulation, policy, guideline, directive or judicial or administrative decision (collectively, "Laws"),

                  (b) any articles or certificate of incorporation (or similar corporate organizational documents) or by-laws,

                  (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

                  (d) any judgment, order, writ, injunction or decree of any court, governmental body, regulatory or administrative authority or agency or arbitration tribunal (collectively, "Governmental Authority"), that would prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by Seller of this Agreement and each of the other Agreements to which it is or will be a party at Closing and the consummation of the transactions contemplated hereby and thereby. Except as disclosed in Schedule 3.5, no consent, approval, or authorization of or declaration or filing with any individual, corporation, partnership, trust or unincorporated organization or any Governmental Authority (a "Person") is required for the valid execution, delivery and performance by Seller of this Agreement and each of the other Agreements to which it is or will be a party at Closing and the consummation of the transactions contemplated hereby and thereby.

                  3.6 Litigation. Except as disclosed in Schedule 3.6, there is
(i) no outstanding consent, order, judgment, injunction, award or decree of any Governmental Authority against or involving Seller, the Acquired Subsidiary or any of the business, assets or properties of the Acquired Business, (ii) no action, suit, dispute or proceeding pending by or before any Governmental Authority or, to Seller's best knowledge, threatened against or involving Seller, the Acquired Subsidiary or any of the business, assets or properties of the Acquired Business and (iii) to Seller's best knowledge, no investigation pending by or before any Governmental Authority or threatened against or relating to Seller, the Acquired Subsidiary or any of the business, assets or properties of the Acquired Business (collectively, "Proceedings"). The Proceedings disclosed in Schedule 3.6, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect on the Acquired Business or a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

                  3.7 Personal Property. (a) Schedule 3.7(a) sets forth all loans or advances made by the Acquired Business to any Person in excess of Cdn$1,000.

                  (b) Except for (i) Encumbrances for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith or (ii) the Encumbrances of record and other Encumbrances, in each case, listed on Schedule 3.7(b) (collectively, the "Permitted Liens"), Seller and the Acquired Subsidiary have good and valid title to all of the assets that are part of the Acquired Business that do not constitute the Fee Property, free and clear of all Encumbrances.

                  3.8 Real Property. (a) Schedule 3.8(a) refers to each and every parcel of real property or interest in real estate owned by Seller or the Acquired Subsidiary (the "Fee Property"), held under lease (the "Real Property Leases") or used by, or necessary for the conduct of the business of, the Acquired Business (collectively, the "Real Property"), and separately identifies
(i) the Fee Property, (ii) the real property or interests held under the Real Property Leases and (iii) any other Real Property. Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of each and every of the following, if any, in the possession of Seller or the Acquired Subsidiary: (i) title reports, title binders, survey documents or legal opinions with respect to, certifying to, or evidencing the extent, current title, title history, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance with applicable laws, of the Fee Property; (ii) deed or title-holding or trust agreements, if any, under which any of the Real Property may have been conveyed to Seller or the Acquired Subsidiary or under which the same may be held for the benefit of Seller or the Acquired Subsidiary; and (iii) Real Property Leases and all documents relating thereto, including any amendments thereto and any assignment thereof.

                  (b) Seller or the Acquired Subsidiary:

                  (i) owns and has good and valid title in fee simple to the Fee Property designated as such in Schedule 3.8(a) free and clear of all Encumbrances, except for Permitted Encumbrances;

                  (ii) with respect to the real property held under the Real Property Leases designated as such in Schedule 3.8(a), is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, subject to the rights of subtenants or assignees under any subleases or assignments disclosed in Schedule 3.8(b)(ii), and, except as disclosed in Schedule 3.8(b)(ii), there are no material defaults by it as tenant thereunder and, to Seller's best knowledge, there are no material defaults of the landlord thereunder; and

                  (iii) has good and valid rights of ingress and egress to and from the Fee Property from and to the public street systems for all usual street, road and utility purposes.

                  (c) Neither Seller nor the Acquired Subsidiary has received any written notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable Law relating to or affecting the Real Property, and to Seller's best knowledge, no such proceeding has been threatened or commenced.

                  (d) Except as disclosed in Schedule 3.8(d), all of the buildings, structures, improvements and fixtures which form part of the Fee Property or the properties leased by Seller in Scarborough, Ontario and Lachine, Quebec, are in a good state of repair, maintenance and operating condition and, except as so disclosed and, except for normal wear and tear, there are no defects with respect thereto that are materially impairing the day-to-day use of any such buildings, structures, improvements or fixtures.

                  3.9 Financial Statements. (a) Seller has heretofore furnished Buyer and Buyer Parent with copies of the following financial statements of Seller and the Acquired Subsidiary: (i) audited consolidated financial statements prepared in accordance with GAAP consistently applied as at December 31 for the fiscal year ended 1995; (ii) audited consolidated special purpose financial statements prepared in accordance with GAAP consistently applied as at December 31 for each of the fiscal years ended 1994 and 1995, respectively, including an audited consolidated balance sheet (the "Reference Balance Sheet") as at December 31, 1995 (the "Reference Balance Sheet Date"), except that the investment of Seller in Buyer Parent has been reflected on an equity accounting basis; and (iii) an unaudited interim consolidated special purpose balance sheet as of September 30, 1996 and an unaudited consolidated special purpose statement of income for the nine-month period ended September 30, 1996, in each case prepared in accordance with GAAP consistently applied, except that the investment of Seller in Buyer Parent has been reflected on an equity accounting basis. Except as noted therein and except for normal year-end adjustments with respect to the unaudited financial statements, all such financial statements are complete and correct, were prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the consolidated financial position of Seller and the Acquired Subsidiary at such dates and the consolidated results of their operations and, where applicable, their consolidated cash flows for the periods then ended. The pro forma balance sheet of Seller attached hereto as Exhibit O accurately reflects the assets of Seller immediately after the Closing and after giving effect to the transactions specified in Schedule 3.14 and that Seller will have no liabilities immediately after the Closing other than (x) liabilities of Seller specifically assumed by Buyer pursuant to the Undertaking and (y) the liability to pay two promissory notes held by 1186020 Ontario Limited and 3287858 Canada Inc. each in the amount of Cdn$6,266,790 and expressly excluded from the Undertaking, which liability shall be discharged from assets not reflected on such pro forma balance sheet as specified in Schedule 3.14 no later than the time provided for the post-closing adjustment set forth in Section 1.4.

                  (b) There are no liabilities, debts, obligations or claims against the Acquired Business of any nature, absolute or contingent, except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) as specifically described in any of the schedules delivered to Buyer and Buyer Parent pursuant to the Seller Disclosure Letter (or by reason of thresholds applicable thereto are not required to be disclosed); (iii) as incurred since the Reference Balance Sheet Date in the ordinary course of business or consistent with Section 3.14; (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice; or (v) those that are not required to be disclosed by GAAP; provided that nothing in this Section 3.9(b) constitutes or shall be deemed to constitute a representation or warranty by the Seller with respect to the liabilities, debts, obligations or claims of Buyer Parent or any subsidiary of Buyer Parent insofar as such matters are required to be set forth under GAAP applied on a consistent basis.

                  (c) None of the operating assets of Seller relating to the Acquired Business are being retained by Seller pursuant to the terms of this Agreement.

                  3.10 Books and Records. Seller has made and will make available for inspection by Buyer and Buyer Parent all the books of account relating to the Acquired Business. Such books of account reflect all the transactions and other matters required to be set forth under GAAP applied on a consistent basis.

                  3.11 Tax Matters. Seller or the Acquired Subsidiary has filed, or will prepare and timely file, all Tax returns or reports relating or attributable to the Acquired Business that are required to be filed for all periods prior to or including the Closing Date, and such returns or reports are (or to the extent filed between the date hereof and the Closing Date will be) correct and complete. All Taxes (whether or not requiring the filing of returns or reports) of Seller and the Acquired Subsidiary for the aforementioned periods have been timely and fully paid or adequately reserved against. All Taxes that Seller or the Acquired Subsidiary is required by Law to withhold or collect have been duly withheld or collected and have been paid over to the appropriate Governmental Authority or are properly recorded as a liability on the books of Seller. No Tax liens shall attach to any of the assets in the Acquired Business because of a deficiency or delinquency in payment of Taxes by Seller or because of a failure to qualify in any jurisdiction in which the Acquired Business owns or leases property or conducts business. There will be no Tax deficiencies, or any interest or penalties thereon assessed, related to the Acquired Business for any period ending on or before the Closing Date. As used in this Agreement, the term "Tax" or "Taxes" means any federal, state, provincial, local, foreign or other taxes (including, without limitation, income (net or gross)), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, goods and services, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items).

                  3.12 Employee Matters. (a) Except for two employees of the Acquired Business who will not continue as employees after the Closing, as set forth in Schedule 3.12(a), Schedule 3.12(a) attached hereto sets forth the name, title, current base salary rate and actual bonus payments for the 1995 fiscal year of each present employee of the Acquired Business having a base salary greater than Cdn$30,000; organizational charts of the Acquired

Business; collective bargaining, union or other employee association agreements; employment, managerial, advisory and consulting agreements; employee confidentiality or other agreements protecting proprietary processes, formulae or information; each employee benefit plan (including, without limitation, pension, profit-sharing, supplemental retirement income, hospitalization, insurance and medical insurance plans), stock purchase plan, stock option plan, fringe benefit plan, bonus policy and plan and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained or to which contributions are made by Seller or any of its Affiliates and that cover current or former employees of the Acquired Business (such plans are referred to collectively as the "Benefit Plans"); and the amount of any unfunded retirement liabilities, including medical coverage, arising under any plan, fund, or arrangement described in this Section 3.12 and the identity of the plan, fund, or arrangement giving rise thereto. Except as disclosed in Schedule 3.12(a), neither Seller nor the Acquired Subsidiary has any other written or oral employment agreements other than contractual terms that are implied by Law. As used in this Agreement, the term "Affiliate" of Seller is a Person (other than Buyer Parent or any subsidiary of Buyer Parent) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Seller.

                  (b) Except as set forth on Schedule 3.12(a), neither Seller nor the Acquired Subsidiary (i) is a party to any collective bargaining agreement or employment or consulting agreement of the Acquired Business; and
(ii) has made any promise to create any additional employee benefit plan, arrangement or to modify or improve any existing Benefit Plan, except such modification or improvement as may be required to be made to secure the continued registration, where applicable, of any existing Benefit Plan with each applicable regulatory authority.

                  (c) Except as set forth in Schedule 3.12(c), the Benefit Plans are duly registered where required by, are in substantial compliance with, and are in good standing under, all applicable Laws, including without limitation, the Income Tax Act (Canada), the Taxation Act (Quebec) and the Supplemental Pension Plans Act (Quebec) and all reports, returns, and filings required to be made thereunder have been made. All contributions to such Benefit Plans required to be made by Seller and by members of such plans have been made and will continue to be made up to the Closing Date. To Seller's best knowledge, nothing has occurred which would adversely affect the registered and qualified status of any Benefit Plan.

                  (d) Except as set forth in Schedule 3.12(d), the execution of this Agreement and the performance of the transactions contemplated herein will not constitute an event under any Benefit Plan that will result in any acceleration of vesting or increase in benefits with respect to any employee of the Acquired Business.

                  (e) Except as set forth in Schedule 3.12(e), and except as otherwise provided by Law, no contract, agreement, plan, trust, escrow account, guarantee, letter, understanding or other written or oral agreement requires or provides for any payment in cash or other consideration or otherwise provides a benefit or advantage to any employee of the Acquired Business upon termination of such employee's employment or engagement upon or following a change in control of the Acquired Business, or upon the consummation of this Agreement or any of the transactions contemplated hereby.

                  (f) Except as set forth in Schedule 3.12(f), no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent: (A) holds bargaining rights with respect to any employees of the Acquired Business by way of certification, interim certification, voluntary recognition, designation or successor rights; or (B) has applied to be certified as the bargaining agent of any of the employees of the Acquired Business.

                  3.13 Intellectual Property. (a) Schedule 3.13(a) sets forth the intellectual property of Seller and the Acquired Subsidiary (collectively, the "Intellectual Property"), as follows:

                  (i) all patents held by or licensed by the Seller or the Acquired Subsidiary and all reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by the Acquired Business, including for each such patent the serial or patent number and country;

                  (ii) all registered trademarks and service marks held by or licensed by the Seller or the Acquired Subsidiary and pending registrations by the Acquired Business of trademarks and service marks, including for each such trademark or service mark, the registration number and country;

                  (iii) all registered copyrights held by or licensed by the Seller or the Acquired Subsidiary and applications by the Acquired Business for registration of copyrights, including the registration number and country;

                  (iv) all trade names and common law marks held by or licensed by the Seller or the Acquired Subsidiary and used by, or necessary for the conduct of the business of, the Acquired Business, including a statement of and evidence supporting the date of first use and length of use of such names and marks and the jurisdictions of such use; and

                  (v) all trademark licenses, service mark licenses, copyright licenses, royalty agreements, patent licenses, assignments, grants and contracts of the Seller or the Acquired Subsidiary with employees or others relating in whole or in part to disclosure, assignment, registering or patenting of any trademarks, service marks, copyrights, inventions, discoveries, improvements, processes, formulae, trade secrets or other know-how of, used by, or necessary for the conduct of the business of, the Acquired Business.

                  (b) Except as disclosed in Schedule 3.13(b):

                      (i) Seller and the Acquired Subsidiary own the Intellectual Property set forth in Schedule 3.13(a) free and clear of any Encumbrances, except for Permitted Liens;

                      (ii) neither Seller nor the Acquired Subsidiary has granted any other party rights with respect to the Intellectual Property;

                      (iii) to Seller's best knowledge, the patents, trademarks, service marks and copyrights set forth in Schedule 3.13(a) are valid;

                      (iv) to Seller's best knowledge, the trademark registrations, service mark registrations, copyright registrations and patents set forth in Schedule 3.13(a) have been duly issued and have not been canceled, abandoned or otherwise terminated;

                      (v) the trademark applications, service mark applications, copyright applications and patent applications set forth in Schedule 3.13(a) have been duly filed;

                      (vi) all licenses, assignments, grants, agreements and contracts set forth in Schedule 3.13(a) were entered into in the ordinary course of business, are valid and binding in accordance with their terms and are in full force and effect; and

                      (vii) neither Seller nor any Acquired Subsidiary is in default under any of the foregoing licenses, assignments, grants, agreements and contracts, and, to Seller's best knowledge, no other party is in default thereunder.

                  (c) Except as disclosed in Schedule 3.13(c):

                      (i) none of the processes currently used by the Acquired Business or any of the properties or products currently sold by the Acquired Business or trademarks, trade names, labels or other marks or copyrights used by the Acquired Business, infringes the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other Person;

                      (ii) neither Seller nor the Acquired Subsidiary has received any notice of adverse claim or threat of adverse claim by any third party with respect thereto, and, to

         Seller's best knowledge, no basis exists for any such claim; and

                      (iii) Seller and the Acquired Subsidiary have license agreements in force to the extent necessary to permit their full use of all of the processes used by them in the operation in accordance with present and planned practices.

                  3.14 Absence of Change or Event. Except as disclosed in
Schedule 3.14, since the Reference Balance Sheet Date, Seller and the Acquired Subsidiary have conducted the Acquired Business only in the ordinary course and have not with respect to the Acquired
Business:

                           (a) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, businesses or assets, tangible or intangible, of the Acquired Business;

                           (b) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any Affiliate, except for sales of surplus equipment not exceeding Cdn$350,000 in the aggregate, for inventory sold to customers or returned to vendors and payments to any non- Affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules to the Seller Disclosure Letter, in each case in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice;

                           (c) suffered any damage, destruction or loss (whether or not covered by insurance) that has had or could have a Material Adverse Effect on the Acquired Business;

                           (d) when considered as a whole, made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of Cdn$1,200,000;

                           (e) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs;

                           (f) instituted any litigation, action or proceeding before any Governmental Authority relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice; or

                           (g) except for the dividends disclosed on Schedule 3.14(g), declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired for consideration any of its capital stock.

                  3.15 Compliance With Law. (a) Except as disclosed in Schedule 3.15(a), the operations and activities of the Acquired Business since January 1, 1991 have complied and are in compliance with all applicable federal, provincial and local Laws, including, without limitation, health and safety statutes and regulations and all applicable Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables prescribed by the applicable Environmental Laws or prescribed by any regulation, code, plan, order, decree, judgment, injunction, written notice or demand letter issued, entered, promulgated or approved thereunder and legally binding on Seller.

                  (b) Schedule 3.15(b) sets forth: (i) all federal, provincial, local and foreign governmental licenses, permits and other authorizations (the "Permits") of the Acquired Business; and (ii) all reports of inspection of the Acquired Business and the Real Property in Seller's possession made during the period from January 1, 1994 to the date hereof under all applicable federal, provincial and local health and safety Laws. Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of all of such Permits and reports and all pending applications by Seller for Permits.

                  (c) Except as disclosed in Schedule 3.15(c), Seller and the Acquired Subsidiary have obtained all Permits that are (i) required under all federal, provincial and local Laws, including the applicable Environmental Laws, for the ownership, use and operation of each location owned, operated or leased by Seller and the Acquired Subsidiary in the Acquired Business (the "Property") or (ii) otherwise necessary in the conduct of the business of the Acquired Business. Except as disclosed in Schedule 3.15(c), all such Permits are in effect, each of Seller and the Acquired Subsidiary is in material compliance with all terms and conditions of all such Permits, and, to Seller's best knowledge, no appeal nor any other action is pending to revoke any such Permit.

                  (d) Seller has heretofore delivered to Buyer and Buyer Parent true and complete copies of all environmental site assessments conducted by environmental consultants made in the last three years by or on behalf of Seller (or any other Person unless disclosure would breach a confidentiality obligation) and in Seller's possession relating to (i) the Property or (ii) any other property or facility once owned or leased by Seller or the Acquired Subsidiary and which is not owned or leased by Seller or the Acquired Subsidiary on the Closing Date (the "Former Property"), all of which site assessments are set forth on Schedule 3.15(d).

                  (e) (i) Except as disclosed in Schedule 3.15(e)(i), there is no pending civil, criminal or administrative action, suit, demand, claim, hearing or proceeding as to which Seller or the Acquired Subsidiary is a party relating to Seller, the Acquired Subsidiary or the Fee Property, nor, to Seller's best knowledge, (x) is any other investigation or proceeding pending relating to the foregoing or (y) is any of the foregoing threatened relating to Seller, the Acquired Subsidiary or the Fee Property and in either case relating in any way to the applicable Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, written notice or demand letter issued, entered, promulgated or approved thereunder and legally binding on Seller.

                      (ii) Except as disclosed in Schedule 3.15(e)(ii), there is no pending civil, criminal or administrative action, suit, demand, claim, hearing or proceeding as to which Seller or the Acquired Subsidiary is a party, or, to Seller's best knowledge, any other investigation or proceeding pending relating to any location leased by Seller or the Acquired Subsidiary or the Former Property, nor, to Seller's best knowledge, is any of the foregoing threatened relating to any location leased by Seller or the Acquired Subsidiary or the Former Property and in either case relating in any way to the applicable Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, written notice or demand letter issued, entered, promulgated or approved thereunder and legally binding on Seller.

                  (f) Except as disclosed in Schedule 3.15(f), neither Seller nor the Acquired Subsidiary has Released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes of Seller or the Acquired Subsidiary, on or beneath, the Property or the Former Property in violation of applicable Environmental Laws.

                  (g) Except as disclosed in Schedule 3.15(g), no Release or Cleanup occurred at the Property resulting from any business, commercial or industrial activities, operations or processes of Seller or the Acquired Subsidiary or, to Seller's best knowledge, otherwise, that could result in the assertion or creation of a lien on the Property by any Governmental Authority with respect thereto, nor has any such assertion of a lien been made by any Governmental Authority with respect thereto.

                  (h) Except as disclosed in Schedule 3.15(h), no employee of Seller or the Acquired Subsidiary in the course of his or her employment with Seller or the Acquired Subsidiary has been exposed as a result of the operation of the Acquired Business by Seller or the Acquired Subsidiary to any Hazardous Substances, Oils, Pollutants or Contaminants generated, produced or used by Seller or the Acquired Subsidiary in violation of applicable Environmental Laws that could give rise to any claim against the Acquired Business.

                  (i) Except as disclosed in Schedule 3.15(i), none of Seller and the Acquired Subsidiary has received any written notice or order from any Governmental Authority or private or public entity advising it that pursuant to applicable Environmental Laws Seller or the Acquired Subsidiary is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants or Contaminants in each case at the Property or the Former Property, and none of Seller and the Acquired Subsidiary has entered into any agreements concerning such Cleanup.

                  (j) Except as disclosed in Schedule 3.15(j), to Seller's best knowledge, the Fee Property does not contain any: (a) underground storage tanks;
(b) asbestos; (c) equipment using PCBs; (d) underground injection wells; or (e) septic tanks in which process wastewater or any Hazardous Substances, Oils, Pollutants or Contaminants have been disposed in violation of applicable Environmental Laws.

                  (k) Except as disclosed in Schedule 3.15(k), neither Seller nor the Acquired Subsidiary has entered into any written agreement that by its express terms may require it to pay, reimburse, guarantee, pledge, defer, indemnify, or hold harmless any person for or against Environmental Liabilities and Costs (it being understood that any warranty obligations for the purchase, sale or transport of supplies, materials and goods in the ordinary course of business shall be excluded from this Section 3.15(k)).

                  (l) The following terms shall be defined as follows:

         Cleanup - means all actions ordered by any Governmental Authority in accordance with applicable Environmental Laws to: (1) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any requests from any Governmental Authority for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment.

         Environmental Laws - means all federal, provincial and local Laws relating to pollution or protection of the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

         Environmental Liabilities and Costs - means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, losses, damages, deficiencies, punitive damages, consequential damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, the Release or threatened Release of Hazardous Substances, Oils, Pollutants or Contaminants into the environment in violation of applicable Environmental Laws, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by Seller or the Acquired Subsidiary, including, without limitation, any of the foregoing incurred in connection with the conduct of any Cleanup.

         Hazardous Substances, Oils, Pollutants or Contaminants - means all substances defined as such by, or regulated as such under, any applicable Environmental Law.

         Release - means, when used as a noun, any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property contrary to applicable Environmental Laws and when used as a verb, the occurrence of any Release.

                  (m) Anything to the contrary herein notwithstanding, any representations contained in this Section 3.15 relating to Former Property that constituted Former Property as of January 1, 1994 are made to Seller's best knowledge (it being understood that for purposes of this sentence the definition of Former Property set forth in Section 3.15(d) shall refer to January 1, 1994 instead of the Closing Date).

                  3.16 Contracts and Commitments. (a) Schedule 3.16(a) sets forth each written contract or agreement outstanding as of the date hereof to which Seller or the Acquired Subsidiary is a party relating to the Acquired Business (other than any contract or agreement required to be disclosed on any other schedule to the Seller Disclosure Letter) and which:

                      (i) involves future payment or receipt of in excess of Cdn$250,000 or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of Cdn$250,000, including but not limited to sale and purchase agreements, distributorship and sales representative agreements and loan agreements, notes and other financing documents or commitments to enter into any of the foregoing agreements;

                      (ii) is a guarantee or indemnity in respect of indebtedness of any Person (including Seller or any Affiliate of Seller or the Acquired Subsidiary) which may involve future payment in excess of Cdn$5,000 or is a mortgage, security agreement or other arrangement intended to secure indebtedness of any Person (including Seller or any Affiliate of Seller or the Acquired Subsidiary) in excess of Cdn$5,000 and creating an Encumbrance on any asset relating to the Acquired Business;

                      (iii) imposes a right of first refusal, option or other restriction with respect to any assets relating to the Acquired Business;

                      (iv) is a loan or advance to, or investment in, any Person or an agreement, contract or commitment relating to the making of any such loan, advance or investment in excess of Cdn$5,000 that will be outstanding after the Closing; or

                      (v) is an agreement, contract or commitment limiting the freedom of the Acquired Business to engage in any line of business or to compete with any Person (except for exclusive distributorship agreements of Seller entered into in the ordinary course of business).

                  (b) Except as disclosed on Schedule 3.16(b), Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of each of the agreements set forth in Schedule 3.16(a) and the written agreements or contracts of the Acquired Business disclosed in any other schedule to the Seller Disclosure Letter (the "Contracts"). There is not under any material
Contract: (A) any existing material default by Seller or the Acquired Subsidiary or, to Seller's best knowledge, by any other party thereto, or (B) any event that, after notice or lapse of time or both, would constitute a material default by Seller or the Acquired Subsidiary or, to Seller's best knowledge, by any other party, or result in a right to accelerate or terminate or result in a loss of rights of Seller or the Acquired Subsidiary.

                  3.17 Insurance. Schedule 3.17 sets forth the policies of insurance presently in force covering the Acquired Business and, without restricting the generality of the foregoing, those covering public and product liability, personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy and the name of the insurer. Seller has heretofore delivered to Buyer and Buyer Parent complete and correct copies of the policies and agreements set forth in
Schedule 3.17. No notice of cancellation or termination has been received with respect to any insurance policy set forth in Schedule 3.17.

                  3.18 Affiliate Interests. (a) Schedule 3.18(a) sets forth all amounts in excess of Cdn$5,000 in the aggregate paid (or deemed for accounting purposes to have been paid) and services provided by the Acquired Business to, or received by the Acquired Business from, any Affiliate of Seller (except for Buyer Parent, any subsidiary of Buyer Parent and the Acquired Subsidiary) during the last fiscal year for products or services (including any charge for administrative, purchasing, financial or other services) and all such amounts currently owed by the Acquired Business, or to the Acquired Business by, any Affiliate of Seller (except for Buyer Parent, any subsidiary of Buyer Parent and the Acquired Subsidiary).

                  (b) Each contract, agreement or arrangement between the Acquired Business, on the one hand, and Seller or any Affiliate of Seller (other than Buyer Parent, any subsidiary of Buyer Parent and the Acquired Subsidiary) or any shareholder, officer or director of Seller, the Acquired Subsidiary or any Affiliate of Seller (other than Buyer Parent, any subsidiary of Buyer Parent and the Acquired Subsidiary), on the other hand is described in Schedule 3.18(b).

                  (c) Except as set forth in Schedule 3.18(c), no officer or director of Seller or the Acquired Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Acquired Business.

                  (d) American Converting Paper Corporation has no assets, liabilities, profits or losses reflected in the financial statements of Seller referred to in Section 3.9.

              3.19 Customers and Suppliers. (a) Except as set forth in Schedule 3.19(a), since January 1, 1996, no Material Supplier of the Acquired Business has canceled or otherwise terminated, or made any written threat to Seller or the Acquired Subsidiary or to any of their respective Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Acquired Business, or decreased materially its services or supplies to the Acquired Business. Except as set forth in Schedule 3.19(a), Seller has no knowledge that any such Material Supplier intends to cancel or otherwise terminate its relationship with the Acquired

Business or to decrease materially its services or supplies to the Acquired Business. For purposes of this Section 3.19(a), "Material Supplier" means any of Seller's ten largest suppliers for the 1995 fiscal year based on sales to Seller as set forth in Schedule 3.19(a).

                  (b) None of the Seller or the Acquired Subsidiary has any customers who account for greater than five percent (5%) of all services or products sold by the Acquired Business.

                  3.20 Products. Schedule 3.20 sets forth all claims asserted or, to Seller's best knowledge, threatened at any time during the past five years against the Acquired Business in respect of personal injury, wrongful death or property damage alleged to have resulted from products or services provided by the Acquired Business exceeding Cdn$25,000, together with a description of each such claim or action initiated with respect thereto and the disposition thereof.

                  3.21 Accounts Receivable. The amounts reflected for accounts receivable and reserves for such accounts receivable of the Acquired Business that are set forth on the Reference Balance Sheet or on the Preliminary Statement of Net Assets are properly reflected in accordance with GAAP. Seller makes no warranty, express or implied, as to the collectibility of such accounts receivable.

                  3.22 Inventory. The amount reflected for inventory of the Acquired Business that is set forth on the Reference Balance Sheet or on the Preliminary Statement of Net Assets is properly reflected in accordance with GAAP.

                  3.23 Disclosure. Seller has furnished or caused to be furnished to Buyer and Buyer Parent complete and correct copies of all agreements, instruments and documents set forth on a schedule to the Seller Disclosure Letter. Each of the schedules to the Seller Disclosure Letter is complete and correct.

                  3.24 Seller's Best Knowledge. The term "Seller's best knowledge" shall mean the actual knowledge of the persons listed on Exhibit I attached hereto.

                  3.25 Private Placement. Seller understands (i) that the Preferred Stock has not been, and the Underlying Shares (as defined in Section 4.5) will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws of the United States or Canada (the "Securities Laws") because Buyer is issuing the Preferred Stock, and Buyer Parent will be issuing the Underlying Shares, in reliance upon the exemptions from the registration requirements of the Securities Laws providing for issuance of securities not involving a public offering, (ii) that Buyer has relied upon the fact that the Preferred Stock and the Underlying Shares are to be held by Seller for investment, and (iii) that exemption from registration under the Securities Laws would not be available if the Preferred

Stock and the Underlying Shares were acquired by Seller with a view to distribution. Accordingly, Seller hereby confirms to Buyer and Buyer Parent that Seller is acquiring the Preferred Stock, and will acquire the Underlying Shares, for the account of Seller, for investment and not with a view to the resale or distribution thereof under the Securities Laws. Seller agrees not to transfer, sell or offer for sale all or any portion of the Preferred Stock and the Underlying Shares, unless there is an effective registration or other qualification or exemption relating thereto under the Securities Laws. Except as otherwise contemplated by this Agreement and the Registration Rights Agreement, Seller understands that neither Buyer nor Buyer Parent is under any obligation to register the Preferred Stock and the Underlying Shares or to assist Seller in complying with any exemption from registration under the Securities Laws. Prior to acquiring the Preferred Stock and, upon exchange, the Underlying Shares, Seller has made an investigation of Buyer and Buyer Parent and their respective businesses and has had made available to Seller all information with respect thereto that Seller needs to make an informed decision to acquire the Preferred Stock and the Underlying Shares. Seller considers itself to be a person possessing experience and sophistication as an investor that is adequate for the evaluation of the merits and risk of Seller's investment in the Preferred Stock and, upon exchange, the Underlying Shares. Seller acknowledges that each certificate for the Preferred Stock and the Underlying Shares will be imprinted with a legend in substantially the following form: "The securities represented by this certificate were originally issued on January __, 1997, and have not been registered under the Securities Act of 1933, as amended, or any other securities laws of the United States or Canada. The transfer of the securities represented by this certificate is subject to the conditions specified in the Asset Purchase Agreement dated as of November 12, 1996 among the parties thereto, and 3290441 Canada Inc. reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by 3290441 Canada Inc. to the holder hereof upon written request and without charge."

                  3.26 Sufficiency of Assets to Conduct Acquired Business. Except as disclosed in Schedule 3.26, Seller and the Acquired Subsidiary own, have valid leases or valid contractual rights to use all of the material assets, tangible and intangible, used by, or necessary for the conduct of, the Acquired Business.

                  3.27 Corporate Names. Schedule 3.27 sets forth all of the previous corporate names of Seller whether in French or English.


                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT

                  Each of Buyer and Buyer Parent represents and warrants to Seller, jointly and severally, that:

                  4.1 Organization. Each of Buyer and Buyer Parent (collectively, the "Buyer Parties") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  4.2 Corporate Authority. Each of the Buyer Parties has full corporate power and authority to enter into this Agreement and the Agreements to which it is or will be a party at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer Parties of the Agreements to which they respectively are parties have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Agreements to which a Buyer Party is to be a party as of the Closing Date will be, duly executed and delivered by such Buyer Party, and (assuming due execution and delivery by Seller) this Agreement constitutes, and each of the other Agreements to which a Buyer Party will be a party when executed and delivered will constitute, a valid and binding obligation of such Buyer Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally or by general equitable principles.

                  4.3 No Violation. Except as disclosed in Schedule 4.3 to the disclosure letter provided by Buyer and Buyer Parent to Seller dated the date hereof (the "Buyer Disclosure Letter") and except for rules promulgated by the National Association of Securities Dealers, Inc. for Nasdaq National Market issuers, neither Buyer Parent nor Buyer is subject to or bound by any provision of:

                  (a) any Law or judicial or administrative decision,

                  (b) any articles or certificate of incorporation (or similar corporate organizational documents) or by-laws,

                  (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

                  (d) any judgment, order, writ, injunction or decree of any Governmental Authority,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by Buyer and Buyer Parent of this Agreement and the consummation of the transactions contemplated hereby. Except as disclosed in Schedule 4.3 to the Buyer Disclosure Letter and except as contemplated by this Agreement, and except for approval of the transactions contemplated hereby by the shareholders of Buyer

Parent, no consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by Buyer or Buyer Parent of this Agreement and the consummation of the transactions contemplated hereby.

                  4.4 Authorized and Outstanding Shares of Capital Stock. (a) As of the date hereof, the authorized capital stock of Buyer Parent consists of 3,000,000 shares of Common Stock, par value $.01 per share (the "Buyer Parent Common Stock"), of which 1,692,476 shares of Buyer Parent Common Stock are issued and outstanding. At the Closing Date, the authorized capital stock of Buyer Parent will consist of 6,000,000 shares of Buyer Parent Common Stock. Except as disclosed on Schedule 4.4(a) to the Buyer Disclosure Letter and except as contemplated by this Agreement, no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of Buyer Parent or securities convertible into such capital stock is authorized or outstanding and there is no commitment of Buyer Parent to issue any such shares, warrants, options or other such rights or securities.

                  (b) The authorized capital stock of Buyer consists of an unlimited number of shares of Common Stock (the "Buyer Common Stock"), an unlimited number of Class A Mandatorily Redeemable Preferred Stock, an unlimited number of Class B Mandatorily Redeemable Preferred Stock and an unlimited number of Class E Exchangeable Preferred Stock, of which one share of Buyer Common Stock is issued and outstanding and held of record by Buyer Parent. Except as disclosed on Schedule 4.4(b) to the Buyer Disclosure Letter and except as contemplated by this Agreement, no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of Buyer or securities convertible into such capital stock is authorized or outstanding and there is no commitment of Buyer to issue any such shares, warrants, options or other such rights or securities.

                  4.5 Preferred Stock. (a) The Articles of Incorporation, as amended, of Buyer authorize and establish the terms of the Preferred Stock. The Preferred Stock has been duly authorized and, when the Preferred Stock has been delivered in accordance with this Agreement on the Closing Date and on the date referred to in Section 1.4(e) (with respect to the Class A Mandatorily Redeemable Preferred Stock), the Preferred Stock will have been duly authorized, validly issued, fully paid and nonassessable, free and clear of all Encumbrances of Persons claiming by or through Buyer or Buyer Parent and free and clear of preemptive rights.

                  (b) When the Class E Exchangeable Preferred Stock is delivered pursuant to this Agreement on the Closing Date, the Class E Exchangeable Preferred Stock will be exchangeable for a like amount of shares of Buyer Parent Common Stock, as such shares may be adjusted from time to time (the "Underlying Shares") in accordance with their terms as set forth in Appendix A attached hereto. The Underlying Shares issuable upon the exchange of the Class E Exchangeable Preferred Stock as of the Closing Date will be duly authorized and reserved for issuance upon such exchange by Buyer Parent and, when issued upon such exchange, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances of Persons claiming by or through Buyer or Buyer Parent and free and clear of preemptive rights.

                  4.6 Note. The execution, delivery and performance by Buyer of the Note have been duly authorized by all requisite corporate action. The Note, as of the Closing Date, will be duly executed and delivered by Buyer and will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                  4.7 SEC Documents. Buyer Parent has furnished or will furnish Seller with a true and complete copy of each report, schedule, registration statement and definitive proxy statement (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by Buyer Parent with the Securities and Exchange Commission (the "SEC") since January 1, 1994 (the "SEC Documents"), which are all the SEC Documents (other than preliminary material) that Buyer Parent was required to file with the SEC since such date. As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Buyer Parent included or incorporated by reference in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Buyer Parent as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

                                    ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS
                        OF SELLER, BUYER AND BUYER PARENT

                  5.1 Conduct of Business Prior to the Closing Date. Seller agrees that, between the date hereof and the Closing Date:

                  (a) Except as contemplated by this Agreement or permitted by written consent of Buyer or Buyer Parent, Seller shall cause the Acquired Business to operate its businesses only in the ordinary course consistent with prior practice and not to:

                           (i) take any action of the nature referred to in
         Section 3.14, except as permitted therein; or

                           (ii) change Seller's or the Acquired Subsidiary's certificate or articles of incorporation (or similar corporate organizational documents) or by-laws.

                  (b) Seller shall preserve the business organization of the Acquired Business intact and shall use its best efforts to keep available to Buyer the services of the present officers and employees of the Acquired Business listed on Schedule 3.12(a) as continuing employees and to preserve for Buyer the goodwill of the Acquired Business suppliers, customers, distributors, sales representatives and others having business relations with the Acquired Business except for any loss of the foregoing which would not, singly or in the aggregate, have a Material Adverse Effect on the Acquired Business.

                  (c) Seller shall maintain in force the insurance policies referred to in Schedule 3.17 or insurance policies providing the same or substantially similar coverage; provided, however, that Seller will notify Buyer prior to the expiration of any of such insurance policies.

                  (d) Seller shall diligently pursue its rights with respect to the matters listed in Schedule 3.6 and Schedule 3.13(c).

                  (e) Except as contemplated by this Agreement or permitted by written consent of Buyer or Buyer Parent, no plan, fund, or arrangement disclosed or required to be disclosed in Schedule 3.12(a) has been or will be:

                      (i) terminated by Seller;

                      (ii) amended (except as expressly required by law) in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or

                      (iii) amended in any manner which would materially increase the cost to Buyer of maintaining such plan, fund, or arrangement.

                  5.2 Employee Matters. (a) Buyer shall offer employment to the employees of the Acquired Business listed on Schedule 3.12(a) as continuing employees on the same terms and conditions with respect to employment conditions and remuneration as enjoyed by such employees immediately prior to or effective as of the Closing Date. Employees of the Acquired Business who accept such offer of employment shall be referred to herein as "Transferred Employees". From and after the Closing Date, the employment or cost of termination or future compensation to the Transferred Employees shall be the sole responsibility of Buyer. In the event that an employee of the Acquired Business does not accept the Buyer's offer of employment, the costs of termination or future compensation of such employee shall be the sole responsibility of Buyer.

                  (b) Employee Benefit Plans. Effective as of the Closing Date, Buyer shall assume all of the Benefit Plans set forth on Schedule 3.12(a) and all assets, liabilities and obligations to provide benefits thereunder. Effective as of the Closing Date, Seller shall not have any liabilities or obligations with respect to the Benefit Plans set forth on Schedule 3.12(a).

                  5.3 Expenses and Finder's Fees. Buyer, Buyer Parent and Seller will bear their own expenses in connection with this Agreement and its performance, except that, if this Agreement is terminated, otherwise than by reason of a material breach of the terms hereof by Buyer or Buyer Parent, Seller shall reimburse Buyer and Buyer Parent for all out-of-pocket expenses incurred by them in the preparation, negotiation, execution and delivery and performance of the Agreements, including but not limited to the fees and expenses of (i) Buyer Parent's independent certified public accountants, (ii) Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey") and (iii) special United States and Canadian counsel to the Special Committee of the Board of Directors of Buyer Parent (the "Special Committee"). Seller, on the one hand, and Buyer and Buyer Parent, on the other hand, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party or the Acquired Business for a brokerage commission, finder's fee or other like payment.

                  5.4 Access to Information and Confidentiality. Seller agrees that Buyer and Buyer Parent may conduct such reasonable investigation with respect to the business, business prospects, assets, liabilities (contingent or otherwise), results of operations, employees and financial condition of Seller and the Acquired Subsidiary as will permit Buyer and Buyer Parent to evaluate their interest in the transactions contemplated by this Agreement. Each of Seller, Buyer and Buyer Parent will hold and will cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of Law, all documents and information concerning Seller or the Acquired Business furnished to Buyer and Buyer Parent and all documents and information concerning Buyer and Buyer Parent furnished to Seller in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Buyer or Buyer Parent prior to its disclosure to Buyer or Buyer Parent by Seller, (b) previously known by Seller prior to its disclosure to Seller by Buyer or Buyer Parent, (c) in the public domain through no fault of either Seller or Buyer or Buyer Parent or (d) later lawfully acquired by either Seller or Buyer or Buyer Parent from other sources that are not under an obligation of confidentiality) and will not release or disclose such information to any other Person, except in connection with this Agreement to its lenders, auditors, attorneys, financial advisors and other consultants and advisors.

                  5.5 Press Releases. Except as required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Seller, Buyer and Buyer Parent.

                  5.6 Transitional Assistance. Seller shall cooperate with and assist Buyer in the orderly transfer of the business of the Acquired Business after the Closing Date. Such cooperation and assistance shall include but not be limited to (a) the physical transfer of any books, records and computer software of the Acquired Business; (b) reasonable access to and assistance from any employees of Seller; and (c) reasonable access to and use of the facilities and equipment of Seller during such transitional period.

                  5.7 Transfer Taxes. All transfer Taxes, realty documentary stamp Taxes, sales and use Taxes and goods and services Taxes, if any, payable by reason of this transaction or the sale, transfer or delivery of the Acquired Business shall be borne by Buyer. Seller and Buyer shall cooperate in minimizing any such sales, transfer or similar Taxes, including the execution and delivery of any necessary certificates, questionnaires, affidavits or other similar documents in connection with such Taxes.

                  5.8 Shareholder Meeting; Voting of Buyer Parent Common Stock.
(a) Buyer Parent shall take all action (coordinating the timing thereof with Seller) to the extent necessary, in accordance with applicable Law, Buyer Parent's certificate of incorporation and by-laws, to convene a meeting of its shareholders as promptly as practicable after the execution of this Agreement to consider and vote on the transactions contemplated by this Agreement.

                  (b) At any such shareholder meeting referred to in clause (a) of this Section 5.8, Seller shall cause all of the shares of Buyer Parent Common Stock owned by Seller, beneficially or otherwise, to be voted in favor of the transactions contemplated by this Agreement. After the date hereof, Seller shall cause all of the shares of Buyer Parent Common Stock owned by Seller, beneficially or otherwise, to be voted in favor of maintaining the Special Committee, or a similarly constituted group, for the purpose of monitoring the compliance by Seller of its obligations under the Agreements.

                  5.9 Proxy Statement. Buyer Parent shall promptly prepare and file with the SEC, subject to the prior approval of Seller (which approval shall not be unreasonably withheld), a proxy or information statement relating to the transactions contemplated by this Agreement (the "Proxy Statement") as required by the Exchange Act and the rules and regulations thereunder. Seller shall furnish all information concerning the Acquired Business and the shareholders of Seller as may be reasonably requested by Buyer Parent in connection with the Proxy Statement. Buyer Parent shall use its best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to Buyer Parent's shareholders at the earliest practicable time. Buyer Parent will notify Seller promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Seller with copies of all correspondence between Buyer Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. If at any time prior to the Closing Date, any event shall occur that should be set forth in an amendment or supplement to the Proxy Statement, Buyer Parent will promptly prepare and mail such amendment or supplement. Buyer Parent will not mail the Proxy Statement, or any amendment thereof or supplement thereto, to its shareholders unless it has first obtained consent of Seller to such mailing, which consent shall not be unreasonably withheld or delayed.

                  5.10 Reservation of Underlying Shares; Exchange of Class E Exchangeable Preferred Stock. Buyer Parent shall continue to reserve the Underlying Shares for issuance until exchange of the Class E Exchangeable Preferred Stock pursuant to its terms. Upon exchange of the Class E Exchangeable Preferred Stock pursuant to the terms thereof, Buyer Parent shall cause such exchange to be effected and issue the Underlying Shares in connection with such exchange to the holder or holders of the Class E Exchangeable Preferred Stock.

                  5.11 GST Election. The Buyer and the Seller shall elect jointly pursuant to the provisions of subsection 167(1) of the Canadian Excise Tax Act and section 75 of the Quebec Sales Tax Act (collectively, the "Excise Act"), by completing and filing all prescribed forms and related documents in such manner and at such time as is prescribed, that for the purposes of the Excise Act, no tax is payable under the Excise Act in respect of the assets relating to the Acquired Business and the Buyer shall be deemed to have acquired such assets for use exclusively in commercial activities of the Buyer. Each of the Seller and the Buyer hereby represents that it is a registrant as described under the Excise Act. In the event Revenue Canada (or its Quebec counterpart) does not accept the foregoing and the Seller is challenged by Revenue Canada (or its Quebec counterpart), the Buyer will provide all assistance, cooperation and documentation as reasonably requested by the Seller.

                  5.12 Bulk Sales Legislation. The parties agree to waive compliance with the provisions of any bulk sales legislation or similar legislation which may be applicable to the transactions contemplated by this Agreement.

                  5.13 Conduct of Business by Seller After the Closing Date. Seller agrees that for a period of three years after the Closing Date, except as contemplated by this Agreement or permitted by written consent of Buyer or Buyer Parent, Seller shall not engage in any business other than the making of Permitted Investments. For purposes of this Section 5.13, (a) "Permitted Investments" mean (i) Investments in Government Obligations maturing within 365 days of the date of acquisition thereof, (ii) Investments in certificates of deposit or Eurodollar deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, or any state thereof, or the laws of Canada, or any province thereof, and that has a combined capital and surplus of at least Cdn$1 billion and rated at least A3 by Moody's Investors Service, Inc. or otherwise of investment grade, (iii) Investments in repurchase agreements involving investments in Government Obligations entered into with any bank, trust company or investment bank rated at least A- by Standard & Poor's and at least A3 and P-1 by Moody's Investors Service, Inc. or otherwise of investment grade, (iv) Investments in commercial paper maturing not more than 150 days from the date of acquisition thereof and rated at least A- 1 by Standard & Poor's and at least P-1 by Moody's Investors Service, Inc. or otherwise of investment grade issued by a corporation (except Seller) that is organized under the laws of any state of the United States or the District of Columbia or under the laws of Canada or of any province of Canada and (v) Investments in money market accounts or funds whose assets solely consists of cash or the items listed in clauses
(a)(i), (ii), (iii) and (iv) hereof and this clause (a)(v), (b) "Investments" mean, with respect to any Person, any loan or advance to, any acquisition of equity interests, obligations or other securities of, or capital contribution or other investment in, such Person and (c) "Government Obligations" mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States or any state thereof or Canada or any province thereof (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States or any state thereof or Canada or any province thereof, as the case may be, is pledged.

                  5.14 No Assignment of Note. Seller agrees not to sell, assign, hypothecate, transfer, pledge or otherwise convey the Note until the Note is exchanged for the Class A Mandatorily Redeemable Preferred Stock pursuant to
Section 1.2.

                  5.15 Seller Reimbursement. Within the three-year period following the Closing Date, to the extent any Undisclosed Liabilities are discharged by Buyer or Buyer Parent, and within six months of such discharge, if an Event of Insolvency of the Buyer occurs, Seller shall reimburse Buyer or Buyer Parent, as the case may be, for the amount so discharged (it being understood that Buyer Parent shall reimburse Seller to the extent Seller makes any payment to Buyer Parent under this Section 5.15 and applicable bankruptcy law requires Seller to make such payment to Buyer and such payment is made by Seller). For purposes of this Section 5.15, (a) "Undisclosed Liabilities" shall mean all liabilities of Seller specifically assumed by Buyer pursuant to the Undertaking other than Disclosed Liabilities (as defined in Section 8.2(b)(ii)) and (b) "Event of Insolvency of the Buyer" shall mean (i) the Buyer admits in writing its inability to pay its debts generally as they become due, (ii) the Buyer makes a general assignment for the benefit of creditors, (iii) the Buyer becomes subject to bankruptcy proceedings that it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of thirty (30) days, (iv) the Buyer submits to or makes any application to any Governmental Authority for the purpose of suspension of payment of its liabilities generally, (v) the Buyer petitions to or applies to any Governmental Authority for the appointment of an administrator, receiver, trustee or intervenor for itself or for any substantial part of its property, (vi) the Buyer commences or has commenced against it or in respect of its debts, any proceeding under any Law, relating to reorganization, compromise, settlement, arrangement, adjustment, dissolution or liquidation, which proceedings it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of thirty (30) days or (vii) the Buyer by any act indicates its consent to, approval of or acquiescence in any bankruptcy, reorganization or insolvency proceeding under any Law or any proceeding for the appointment of an administrator, trustee, receiver or intervenor for itself or for any substantial part of its property or suffers any such receivership or trustee to remain undischarged for a period of thirty (30) days.

                  5.16 Corporate Changes. On or about the Closing Date, (a) the Certificate of Incorporation, as amended, of Buyer Parent will be amended to (i) increase the authorized capital stock of Buyer Parent Common Stock from 3,000,000 shares to 6,000,000 shares and (ii) change the corporate name of Buyer Parent from "Hosposable Products, Inc." to "Wyant Corporation," (b) the Articles of Incorporation, as amended, of Seller will be amended to change the corporate name of Seller from "G.H. Wood + Wyant Inc." to another corporate name that may include "Wyant" but otherwise will be distinct from "Wyant Corporation" and "G.H. Wood + Wyant Inc." and (c) the Articles of Incorporation, as amended, of Buyer will be amended to change the corporate name of Buyer from "3290441 Canada Inc." to "Wood-Wyant Inc."

                  5.17 Guarantee of Real Property Lease Obligations. Buyer Parent agrees to guarantee Buyer's obligations under the Real Property Leases being assigned to Buyer pursuant to the Lease Assignments if the landlord requires such guarantee as a condition of consenting to the Lease Assignment or releasing Seller from its obligations under any such Real Property Leases.

                  5.18 Issuance of Preferred Stock. Buyer agrees not to issue additional shares of its Class A preferred stock or its Class B preferred stock until the Class A Mandatorily Redeemable Preferred Stock and the Class B Mandatorily Redeemable Preferred Stock are no longer outstanding.

                  5.19 Seller Covenant Relating to X Shares. Seller agrees that until six years after the Closing Date (a) dividends or other distributions declared or paid with respect to the X Shares (as defined in Section 8.3(g)) will be limited in amount to (i) the proceeds of dividends or other distributions received by Seller with respect to the Excluded Shares (as defined in Section 8.3(g)), (ii) the dividends disclosed on Schedule 3.14 in connection with the corporate reorganization of the Seller and (iii) (x) the shares of Class A Mandatorily Redeemable Preferred Stock to be distributed by Seller to each of 1186020 Ontario Limited and 3287858 Canada Inc. after the exchange of the Note as set forth in Section 1.2 all as specified in Schedule 3.14 (the "Class A Excluded Shares") and (y) Cdn$4.4 million representing the portion of the cash consideration to be paid by Buyer to Seller for the Acquired Business pursuant to Section 1.2 to be distributed by Seller to 1186020 Ontario Limited and 3287858 Canada Inc. after the Closing all as specified in Schedule 3.14 and
(b) any redemption, retraction or purchase price payable by Seller with respect to the X Shares will be payable solely by delivery of the Excluded Shares or the Underlying Shares relating to the Excluded Shares.

                  5.20 Seller Covenant Relating to Capital Stock. Seller agrees until six years after the Closing Date not to issue or sell any shares of Seller's capital stock to any Person other than James A. Wyant, by operation of law or otherwise, unless Seller has first obtained and provided to Buyer and Buyer Parent a guaranty of the transferee thereof substantially to the same effect as the Guaranty Agreement (as defined in Section 6.8) satisfactory in form and substance to Buyer and Buyer Parent; provided, however, that this
Section 5.20 shall not apply to sales or issuances by Seller of the X Shares.

                                    ARTICLE 6

                 CONDITIONS PRECEDENT OF BUYER AND BUYER PARENT

                  Buyer and Buyer Parent need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled:

                  6.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to Buyer and Buyer Parent pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (except for any such representation or warranty that by its terms is qualified as to materiality, which representation and warranty shall then be true in all respects) and (b) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date, and Buyer and Buyer Parent shall have been furnished with a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 6.1.

                  6.2 Opinion of Seller's Counsel. Buyer and Buyer Parent shall have been furnished with opinions dated the Closing Date of each of Winthrop, Stimson, Putnam & Roberts and McCarthy Tetrault, each counsel for Seller, substantially in the forms attached hereto as Exhibits J-1 and J-2.

                  6.3 No Injunction. No injunction, restraining order or decree of any Governmental Authority shall exist against Buyer, Buyer Parent, Seller or the Acquired Subsidiary, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

                  6.4 Consents. All consents and approvals of third parties, including, without limitation, Governmental Authorities and non-governmental self-regulatory agencies and the requisite approval of the transactions contemplated by this Agreement by the shareholders of Buyer Parent, and all filings with and notifications of Governmental Authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Buyer, Buyer Parent, Seller or the Acquired Subsidiary necessary on the part of Buyer, Buyer Parent, Seller or the Acquired Subsidiary, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of Buyer or the Acquired Business in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.

                  6.5 Fairness Opinion. The Board of Directors of Buyer Parent shall have been furnished with an opinion dated the date hereof, and updated to a date not more than five business days prior to the Closing Date, of Houlihan Lokey advising Buyer Parent's Board of Directors that the consideration to be paid by Buyer for the purchase of the Acquired Business pursuant to this Agreement is fair to the shareholders of Buyer Parent, in their capacity as such, from a financial point of view (the "Fairness Opinion").

                  6.6 Material Adverse Change. Since September 30, 1996, there has been no material adverse change in the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations of the Acquired Business.

                  6.7 Investment Letters. Buyer and Buyer Parent shall have been furnished with investment letters from each of James A. Wyant, 1186020 Ontario Limited, John Derek Wyant, 3287858 Canada Inc. and Lynne Emond setting forth substantially the representations contained in Section 3.25.

                  6.8 Guaranty Agreement. Buyer and Buyer Parent shall have been furnished with a guaranty agreement among James A. Wyant, Buyer and Buyer Parent substantially in the form of Exhibit K attached hereto (the "Guaranty Agreement").

                  6.9 Financing. (a) Credit facilities will be available to Buyer and Buyer Parent on substantially the same terms as existing credit facilities of Seller and Buyer Parent, respectively, with such modifications as may be necessary to permit Buyer and Buyer Parent to fulfill their obligations under the terms of this Agreement and the other Agreements, and (b) Buyer Parent shall have entered into a credit agreement with an institutional lender enabling Buyer Parent to borrow at the Closing up to U.S.$2 million at market interest rates and with a maturity date at least three years after the Closing Date.


                                    ARTICLE 7

                         CONDITIONS PRECEDENT OF SELLER

                  Seller need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled:

                  7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Buyer and Buyer Parent contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (except for any such representation and warranty that by its terms is qualified as to materiality, which representation and warranty shall then be true in all respects) and (b) Buyer and

Buyer Parent shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, and Seller shall have been furnished a certificate of an appropriate officer of Buyer and of Buyer Parent, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

                  7.2 Opinion of Special Counsel for the Special Committee. Seller shall have been furnished with opinions dated the Closing Date of each of Sutherland, Asbill & Brennan, L.L.P. and Stikeman, Elliott, each special counsel for the Special Committee, substantially in the forms attached hereto as Exhibits L-1 and L-2.

                  7.3 No Injunction. No injunction, restraining order or decree of any court or Governmental Authority shall exist against Buyer, Buyer Parent, Seller or any Acquired Subsidiary, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

                  7.4 Consents. All consents and approvals of third parties including, without limitation, Governmental Authorities, and non-governmental self-regulatory agencies and the requisite approval of the transactions contemplated by this Agreement by the shareholders of Buyer Parent, and all filings with and notifications of Governmental Authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the Acquired Business, necessary on the part of Seller, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected.

                  7.5 Fairness Opinion. The Board of Directors of Buyer Parent shall have been furnished with the Fairness Opinion.

                  7.6 Material Adverse Change. Since the filing date of its most recent SEC Document, there has been no material adverse change in the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations of Buyer Parent.

                  7.7 Covenant Agreement. Seller shall have been furnished with a covenant agreement among Buyer, Buyer Parent and Seller substantially in the form of Exhibit M attached hereto (the "Covenant Agreement").

                  7.8 Registration Rights Agreement. Seller shall have been furnished with a registration rights agreement among Buyer Parent, Seller and James A. Wyant substantially in the form of Exhibit N attached hereto (the "Registration Rights Agreement").

                  7.9 Financing. (a) Credit facilities will be available to Buyer and Buyer Parent on substantially the same terms as existing credit facilities of Seller and Buyer Parent, respectively, with such modifications as may be necessary to permit Buyer and Buyer Parent to fulfill their obligations under the terms of this Agreement and the other Agreements, and (b) Buyer Parent shall have entered into a credit agreement with an institutional lender enabling Buyer Parent to borrow at the Closing up to U.S.$2 million at market interest rates and with a maturity date at least three years after the Closing Date.


                                    ARTICLE 8

                                 INDEMNIFICATION

                  8.1 Indemnification by Seller. Seller hereby agrees to defend, indemnify and hold harmless Buyer, Buyer Parent, their respective successors, assigns, directors, officers and Affiliates (except for G.W. Wyant and James A. Wyant) (collectively, the "Buyer Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), including Environmental Liabilities and Costs, whether or not involving a third-party claim (collectively, "Buyer Losses"), caused by, resulting from or arising out of:

                  (a) (i) breaches of representation or warranty on the part of Seller contained in this Agreement or in any certificate or document delivered to Buyer or Buyer Parent pursuant hereto; and (ii) failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

                  (b) any liability of Seller not specifically assumed by Buyer pursuant to the Undertaking;

                  (c) any liability for the failure of the parties to comply with the provisions of any bulk sales legislation or similar legislation which may be applicable to the transactions contemplated by this Agreement, provided that nothing herein shall derogate or be deemed to derogate from the obligations of Buyer under the Undertaking and the obligations of Buyer and Buyer Parent under Section 8.2;

                  (d) the invalidity of the Fairness Opinion as a result of (i) the data, material and other information (excluding financial forecasts and projections) provided by or on behalf of Seller only with respect to Seller, its stockholders and the Acquired Subsidiary and identified by Houlihan Lokey in the Fairness Opinion as being relied upon by it being incomplete or incorrect in any material respect or (ii) the financial forecasts and projections provided by or on behalf of Seller only with respect to Seller and the Acquired Subsidiary and identified by

Houlihan Lokey in the Fairness Opinion as being relied upon by it not having been prepared in good faith and on a reasonable basis;

                  (e) (i) the data, material and other information (excluding financial forecasts and projections) provided by or on behalf of Seller only with respect to Seller, its stockholders and the Acquired Subsidiary and identified by Houlihan Lokey in the Fairness Opinion as being relied upon by it being incomplete or incorrect in any material respect or (ii) the financial forecasts and projections provided by or on behalf of Seller only with respect to Seller and the Acquired Subsidiary and identified by Houlihan Lokey in the Fairness Opinion as being relied upon by it not having been prepared in good faith and on a reasonable basis but, in each case, only to the extent Buyer Losses are incurred by the Buyer Indemnitees in connection with any claim of Houlihan Lokey relating thereto;

                  (f) claims of any shareholder of Buyer Parent that the information provided by or on behalf of Seller only with respect to Seller, its stockholders and the Acquired Subsidiary for inclusion in the Proxy Statement, at the date of mailing to shareholders of Buyer Parent and at the time of the meeting of shareholders of Buyer Parent contemplated by Section 5.8(a), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (g) any and all actions, suits, proceedings, claims or demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted against a Buyer Indemnitee in respect of which a Buyer Indemnitee proposes to demand indemnification ("Buyer Indemnified Claims"), Buyer or such other Buyer Indemnitee shall notify Seller thereof, provided further, however, that the failure to so notify Seller shall not reduce or affect Seller's obligations with respect thereto except to the extent that Seller is materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Seller shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Buyer Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Buyer), including, at its own expense, employment of counsel reasonably satisfactory to Buyer; provided, however, that if Seller shall have exercised its right to assume such control, Buyer may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Seller) in any such matter, and in such event counsel selected by Seller shall be required to cooperate with such counsel of Buyer in such defense, compromise or settlement.

                  8.2 Indemnification by Buyer and Buyer Parent. Each of Buyer and Buyer Parent hereby agrees to jointly and severally defend, indemnify and hold harmless Seller and its successors, assigns, directors, officers and Affiliates (collectively, "Seller Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), whether or not involving a third-party claim (collectively, "Seller Losses"), resulting from or arising out of:

                  (a) (i) breaches of representation and warranty on the part of Buyer or Buyer Parent contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto; and (ii) failures by Buyer or Buyer Parent to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

                  (b) (i) with respect to Buyer, all liabilities of Seller specifically assumed by Buyer pursuant to the Undertaking; and (ii) with respect to Buyer Parent, any liability of Seller specifically assumed by Buyer pursuant to the Undertaking (w) as and to the extent reflected or reserved against on the Reference Balance Sheet or the Final Statement of Net Assets; (x) as specifically described in any of the schedules delivered to Buyer and Buyer Parent pursuant to the Seller Disclosure Letter (or by reason of thresholds applicable thereto are not required to be disclosed); (y) as incurred since the Reference Balance Sheet Date in the ordinary course of business or consistent with Section 3.14; or (z) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice (the liabilities in clauses (w), (x), (y) and (z) are hereinafter referred to as "Disclosed Liabilities"); and

                  (c) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Seller Indemnitee proposes to demand indemnification ("Seller Indemnified Claims"), Seller or such other Seller Indemnitee shall notify Buyer and Buyer Parent thereof, provided further, however, that the failure to so notify Buyer and Buyer Parent shall not reduce or affect Buyer's or Buyer Parent's obligations with respect thereto except to the extent that Buyer or Buyer Parent is materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyer and Buyer Parent shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Seller Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Seller) including, at their own expense, employment of counsel reasonably satisfactory to Seller; provided, however, that if Buyer and Buyer Parent shall have exercised their right to assume such control, Seller may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Buyer and Buyer Parent) in any such matter, and in such event counsel selected by Buyer and Buyer Parent shall be required to cooperate with such counsel of Seller in such defense, compromise or settlement.

                  8.3 Certain Limitations. The liability of Seller, Buyer or Buyer Parent, as applicable, for claims under this Agreement shall be limited by the following:

                  (a) If the Closing shall not have occurred, recovery of the Buyer Indemnitees or the Seller Indemnitees, as the case may be, pursuant to Section 8.1 or Section 8.2, as the case may be, shall be limited to actual out-of-pocket expenses and shall in no event include any special, indirect, incidental or consequential damages whatsoever.

                  (b) Two years after the Closing Date (or, in the case of a claim for breach of Section 3.15, three years after the Closing Date, and, in the case of a claim for breach of Section 3.11, six years after the Closing Date), Seller shall have no further obligations under this
         Article 8, this Agreement or otherwise, except for Buyer Losses with respect to which the Buyer Indemnitees have given Seller written notice prior to such date.

                  (c) Two years after the Closing Date, Buyer and Buyer Parent shall have no further obligations under this Article 8, this Agreement or otherwise, except for Seller Losses with respect to which the Seller Indemnitees have given Buyer or Buyer Parent written notice prior to such date.

                  (d) No Buyer Losses or Seller Losses, as the case may be, shall be asserted by a Buyer Indemnitee or a Seller Indemnitee, as applicable, with respect to any matter that is covered by insurance, to the extent proceeds of such insurance are paid.

                  (e) (i) Anything to the contrary herein notwithstanding, the representations and warranties contained in clauses (a) through (e) of
         Section 3.15 and clauses (f) through (h) of Section 3.15 (but only to the extent there was a violation of applicable Environmental Laws at the time the event referred to in such clauses (f) through (h) occurred) shall be deemed to be breached only to the extent that any such breaches result in Buyer Losses in excess of Cdn$50,000 in the aggregate and then only to the extent such Buyer Losses exceed Cdn$50,000 in the aggregate.

                           (ii) Anything to the contrary herein notwithstanding, the representations and warranties contained in clauses (f) through (h) of Section 3.15 (but only to the extent not subject to clause (i) of this Section 8.3(e)) shall be deemed to be breached only to the extent that any such breaches result in Buyer Losses in excess of Cdn$30,000 in the aggregate and then only to the extent such Buyer Losses exceed Cdn$30,000 in the aggregate.

                      (iii) No claim or claims shall be asserted by a Buyer Indemnitee or a Seller Indemnitee, as applicable, pursuant to the provisions of this Article 8, unless the amount of Buyer Losses or Seller Losses, as the case may be, equals at least Cdn$350,000 in the aggregate and then only to the extent such Buyer Losses or Seller Losses, as the case may be, exceed Cdn$350,000 in the aggregate.

                      (iv) The aggregate amount of Buyer Losses recoverable pursuant to the provisions of this Article 8 (other than with respect to Section 8.1(d), (e) and (f)) by all Buyer Indemnitees shall be limited in the aggregate to the Purchase Price Indemnification Amount. For purposes of this Section 8.3(e)(ii), "Purchase Price Indemnification Amount" shall mean the sum of (x) Cdn$13,062,741 (plus or minus any adjustment to the Note as contemplated by Section 1.4(e)) and (y) the product of 1,000,000 multiplied by the average of the closing prices reported on the Nasdaq National Market for Buyer Parent Common Stock for the twenty trading days (whether or not any trades of Buyer Parent Common Stock occur on any such day) prior to the date hereof.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, Buyer or Buyer Parent shall not be entitled to indemnification under Section 8.1 for any Buyer Losses to the extent that Buyer or Buyer Parent receives at or after the Closing an adjustment to the Purchase Price for such Buyer Losses by reason of
         Section 1.4.

                  (g) Anything to the contrary herein notwithstanding, Buyer or Buyer Parent shall not have any recourse against the Excluded Shares for purposes of satisfying any claims under this Agreement. For purposes of this Section 8.3(g), "Excluded Shares" means (i) the 83,333 shares of Class E Exchangeable Preferred Stock that will be held by Seller and, upon issuance thereof, will be identified by the Buyer on its stock records as being attributable to 1186020 Ontario Limited after the Closing through the X1 shares of Seller held by 1186020 Ontario Limited (the "JDW Shares") and (ii) the 83,333 shares of Class E Exchangeable Preferred Stock that will be held by Seller and, upon issuance thereof, will be identified by the Buyer on its stock records as being attributable to 3287858 Canada Inc. after the Closing through the X shares of Seller held by 3287858 Canada Inc. (the "LE Shares" and, together with the JDW Shares, the "X Shares") and, in each case, any distributions, exchanges or other substitutions therefor relating thereto.

                  (h) Anything to the contrary herein notwithstanding, Buyer or Buyer Parent shall not have any recourse against the Class A Excluded Shares (or the unpaid principal amount of the

         Note corresponding to the Class A Excluded Shares to the extent the Note has not been exchanged for the Class A Excluded Shares pursuant to
         Section 1.2) for purposes of satisfying any claims under this Agreement.

                  8.4 Satisfaction of Seller Indemnity. Buyer, Buyer Parent and Seller agree (a) that Seller shall satisfy its obligations under this Article 8 by surrender of the certificates representing, in this order and this order only, the shares of Class A Mandatorily Redeemable Preferred Stock (or the Note to the extent the Note has not been exchanged for the Class A Mandatorily Redeemable Preferred Stock pursuant to Section 1.2), Class B Mandatorily Redeemable Preferred Stock, Class E Exchangeable Preferred Stock, the Underlying Shares, if any, and Buyer Parent Common Stock, in each case held by Seller, which surrender shall be automatic and without any further action of Seller, until such time as all such shares (or the Note, if applicable) have been surrendered, and (b) that Buyer and Buyer Parent will have no recourse against any other assets of Seller until the assets set forth in clause (a) hereof have been exhausted in the order so set forth. For purposes of this Section 8.4, (w) the value of the Note shall be the unpaid principal amount of the Note, (x) the value of each share of Class A Mandatorily Redeemable Preferred Stock and each share of Class B Mandatorily Redeemable Preferred Stock shall be its Redemption Price (as defined in Appendix A hereto), (y) the value of each share of Class E Exchangeable Preferred Stock at any time shall be the value of the Underlying Shares at such time and (z) the value of the Underlying Shares and the Buyer Parent Common Stock at the time any such shares or any shares of Class E Exchangeable Preferred Stock are surrendered pursuant to this Section 8.4 shall be the average of the closing prices reported on the Nasdaq National Market for Buyer Parent Common Stock for the twenty trading days (whether or not any trades of Buyer Parent Common Stock occur on any such day) prior to the date of such surrender.


                                    ARTICLE 9

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  9.1 Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two years, except that any representation or warranty of Seller contained in Section 3.15 (Compliance with Law) shall survive for a period of three years and any representation or warranty contained in Section
3.11 (Tax Matters) shall survive for a period of six years. The right of a Buyer Indemnitee to make a claim for indemnification under Section 8.1(a)(i), and the right of a Seller Indemnitee to make a claim for indemnification under Section 8.2(a)(i), for a breach of any representation or warranty shall be made on or prior to the date, if any, on which the survival period for such representation or warranty expires, it being understood that claims made on or prior to such expiration date shall survive such expiration date.


                                   ARTICLE 10

                                  MISCELLANEOUS

                  10.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto, with respect to all actions, and to do, or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  10.2 Waiver. Any failure of Seller to comply with any of its obligations or agreements herein contained may be waived prior to Closing only in writing by Buyer or Buyer Parent, after the consent of a majority of the Special Committee. Any failure of Buyer or Buyer Parent to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller.

                  10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

                           (i)      If to Seller, to:

                                    G.H. Wood + Wyant Inc.
                                    1475, 32 Avenue
                                    Lachine,  Quebec  H8T 3J1

                                    Telecopier:  (514) 636-1148
                                    Telephone:   (514) 636-9926

                                    Attention:  James A. Wyant

                                    (with a copy to)

                                    Winthrop, Stimson, Putnam & Roberts
                                    One Battery Park Plaza
                                    New York, New York   10004
                                    Telecopier:  (212) 858-1500
                                    Telephone:   (212) 858-1000

                                    Attention:  Kenneth E. Adelsberg, Esq.

                                            and

                                    McCarthy Tetrault
                                    "Le Windsor"
                                    1170 Peel Street, 5th Floor
                                    Montreal, Quebec  H3B 4S8

                                    Telecopier:  (514) 397-4170
                                    Telephone:   (514) 397-4100

                                    Attention:  Thomas R.M. Davis, Esq.

                      (ii)          If to Buyer or Buyer Parent, to

                                    Hosposable Products, Inc.
                                    100 Readington Road
                                    Somerville, New Jersey  08876

                                    Telecopier:  (908) 707-1549
                                    Telephone:   (908) 707-1800

                                    Attention:  Joseph H. Weinkam, Jr.

                                    (with a copy to)

                                    Sutherland, Asbill & Brennan, L.L.P.
                                    1275 Pennsylvania Avenue, N.W.
                                    Washington, D.C. 20004

                                    Telecopier:  (202) 637-3593
                                    Telephone:   (202) 383-0100

                                    Attention:  James Darrow, Esq.

Such names and addresses may be changed by written notice to each person listed above.

                  10.4 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller or any Subsidiary or any agent or former agent thereof and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Acquired Business.

                  10.5 Governing Law and Consent to Jurisdiction; Dispute Resolution. (a) The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

                  (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 10.5. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.

                  (c) The arbitration panel shall consist of three arbitrators, one of whom shall be appointed by each party hereto. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

                  (d) The place of arbitration shall be New York, New York.

                  10.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  10.7 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.8 Entire Agreement. This Agreement, including the Exhibits hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  10.9 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

                  10.10 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 8.1 and 8.2, the other Buyer Indemnitees and Seller Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  10.11 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties provided that Buyer may assign its rights under the Agreement to any Affiliate of Buyer provided that (a) the assignee Buyer and Buyer Parent enter into an agreement with the Seller under which the assignee acknowledges that it has assumed all of the obligations of Buyer and Buyer Parent hereunder and Buyer and Buyer Parent acknowledge that they will remain jointly and severally liable for all obligations of the assignee under this Agreement.

                  10.12 Acquired Subsidiary. Anything to the contrary herein notwithstanding, Buyer and Buyer Parent agree to permit the Acquired Subsidiary to be merged, amalgamated or otherwise combined with the Seller prior to the Closing Date.

                      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                       HOSPOSABLE PRODUCTS, INC.


                                       By /s/ Joseph H. Weinkam, Jr.
                                          -------------------------------------
                                         Name: Joseph H. Weinkam, Jr.
                                         Title:  President and Chief
                                                 Operating Officer

                                       3290441 CANADA INC.



                                       By /s/ Donald C. MacMartin
                                          -------------------------------------
                                         Name: Donald C. MacMartin
                                         Title: President

                                       G.H. WOOD + WYANT INC.



                                       By /s/ G.W. Wyant
                                          -------------------------------------
                                         Name: G.W. Wyant
                                         Title: Chairman of the Board



                                       By /s/ James A. Wyant
                                          -------------------------------------
                                         Name: James A. Wyant
                                         Title: Vice Chairman of the Board

                                                                      APPENDIX A


                    SHARE CONDITIONS FOR 3290441 CANADA INC.


                                   SCHEDULE I


I. An unlimited number of Class A shares, an unlimited number of Class B shares, an unlimited number of Class E exchangeable shares ("Exchangeable Shares") and an unlimited number of common shares are hereby created.

II. The Class A shares, the Class B shares, the Exchangeable shares and the common shares shall carry and be subject to the following rights, privileges, restrictions and conditions, that is to say:

III.                          CLASS A SHARES AND CLASS B SHARES

1.       DIVIDENDS

         (a) The holders of record of the Class A shares shall be entitled to a fixed cumulative preferential dividend, subject to the provisions of the Canada Business Corporations Act, ranking pari passu with holders of record of the Class B shares, in preference and priority to any payment of dividends on any other class of shares of the Corporation, at an annual rate per share of 4% of the Redemption Price (as herein defined), payable monthly, on the last day of each month. Such dividends shall accrue and be cumulative from the respective dates of issue of the Class A shares. If on any dividend payment date the Corporation shall not have paid the said dividends in full on all Class A shares, then the outstanding dividends or the unpaid part thereof shall be paid on a subsequent date or dates in priority to dividends on any shares of any other class of shares of the Corporation ranking junior as to the payment of dividends to the Class A shares.

         (b) The holders of record of the Class B shares shall be entitled to a fixed cumulative preferential dividend, subject to the provisions of the Canada Business Corporations Act, ranking pari passu with the holders of record of the Class A shares, in preference and priority to any payment of dividends on any other class of shares of the Corporation, at an annual rate per share of 3.999999% of the Redemption Price, payable monthly, on the last day of each month. Such dividends shall accrue and be cumulative from the respective dates of issue of the Class B shares. If on any dividend payment date the Corporation shall not have paid the said dividends in full on all Class B shares, then the outstanding dividends or the unpaid part thereof shall be paid on a subsequent date or dates in priority to dividends on any shares of any other class of shares of the Corporation ranking junior as to the payment of dividends to the Class B shares.

         (c) No dividends shall at any time be declared, paid or set apart for payment upon any shares of the Corporation, unless the prescribed monthly dividend on all then outstanding Class A shares and Class B shares shall have been declared, paid or set apart for payment.

         (d) No dividends shall be declared or paid or set aside for payment in any year on any class of shares of the Corporation, other than the Class A shares and the Class B shares, that would result in the Corporation having insufficient assets to redeem the Class A shares and the Class B shares scheduled for redemption in such year at their Redemption Price.

         (e) Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends (less any taxes required to be deducted) and the mailing of such a cheque to any holder shall satisfy the dividend represented thereby.


2.       REDEMPTION AND RETRACTATION

         (a) The Class A shares and the Class B shares shall be redeemable and retractable in the manner hereinafter provided, on payment to the holders thereof of an amount equal to $1.00 per share, plus all dividends accrued thereon and unpaid to the applicable redemption date ("Redemption Price"). The Class A shares and the Class B shares redeemed pursuant to this paragraph shall be cancelled.

         (b) Subject to the provisions of the Canada Business Corporations Act, the Corporation shall be obliged to redeem all the outstanding Class A shares and Class B shares as follows:

              (i) redemptions shall be made in consecutive, annual tranches, each tranche equal to the lesser of (y) ten percent (10%) of the aggregate number of Class A shares and Class B shares outstanding immediately prior to the first such redemption and (z) the aggregate number of Class A shares and Class B shares then outstanding,

              (ii) no Class B shares shall be included for redemption in any such tranche until either (y) all of the Class A shares have been previously redeemed, or (z) all of the then outstanding Class A shares are included for redemption in such tranche, and

              (iii the first tranche shall be redeemed on the third day of January 1998 and the subsequent tranches shall be redeemed on the third day of

                      January of each successive year until all of the Class A shares and Class B shares shall have been redeemed.

         (c) Before redeeming any Class A or Class B shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed notice of the intention of the Corporation to redeem such shares held by such registered holder. Such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any such holder not appearing on the books of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption. Such notice shall set out the Redemption Price, the date on which redemption is to take place and the number thereof so to be redeemed. In case a part only of the then outstanding Class A or Class B shares, as the case may be, is at any time to be redeemed, the shares so to be redeemed shall be redeemed from the respective holders thereof pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares. On and after the date so specified for redemption the Corporation shall pay or cause to be paid to the registered holders the Redemption Price of the shares to be redeemed on presentation and surrender of the certificates for the shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled and the shares represented thereby shall thereupon be and be deemed to be redeemed. From and after the date specified in such notice for redemption, the holders of such shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the Redemption Price, unless payment of the Redemption Price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the Redemption Price of the shares called for redemption in a special account with any chartered bank or trust company named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the Redemption Price payable with respect to their respective shares plus the full amount of all dividends declared and unpaid thereon against presentation and surrender of the certificates representing such shares.

         (d) In the event that the Corporation shall fail to redeem any tranche of Class A shares or Class B shares in accordance with the provisions hereof, the holders of the Class A shares and Class B shares shall be entitled to call upon the Corporation, by written request, to redeem such tranche and, subject to Section 36 of The Canada Business Corporations Act, the Corporation shall redeem such shares within thirty (30) days of receipt of such request in accordance with the provisions of this Section .


3.       PURCHASE FOR CANCELLATION

         The Corporation shall have the right at its option at any time and from time to time to purchase for cancellation the whole or any part of the Class A shares and the Class B shares, pursuant to tenders received by the Corporation upon request for tenders addressed to all holders of Class A or Class B shares, as the case may be, or with the unanimous consent of the holders of all Class A or Class B shares by private contract at a price per share equal to the Redemption Price per share. If in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tenders; provided that no Class B shares shall be purchased for cancellation until all of the Class A shares shall have been previously redeemed or purchased for cancellation as the case may be.


4.       LIQUIDATION

         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A shares and the Class B shares shall be entitled to receive, equally per share, before any distribution of any part of the assets of the Corporation among the holders of any other shares, an amount equal to the Redemption Price per share and no more.


5.       VOTING

         (a) Subject to the provisions of the Canada Business Corporations Act, the holders of the Class A shares and the Class B shares shall not, as such, have any voting rights nor shall they be entitled to attend shareholders' meetings unless and until (a) the Corporation shall fail to pay dividends on the Class A shares or the Class B shares on six dates on which the same should be paid whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation property applicable to the payments of dividends or (b) the Corporation shall have failed to redeem Class A shares or Class B shares in accordance with
              Section 2 of these share conditions; thereafter, but only so long as (i) any dividends on the Class A shares or the Class B shares remain in arrears or (ii) any redemptions which should have been made in accordance with Section 2 of these share conditions remain outstanding, the holders of the Class A shares and the Class B shares shall collectively be entitled, voting separately and exclusively as a class, to elect two members of the board of directors of the Corporation; nothing herein contained shall be deemed to limit the right of the Corporation from time to time to increase or decrease the number of its directors.

         (b) Unless the total number of directors on the board of directors of the Corporation is modified to accommodate the two directors appointed in accordance with subsection 5(a), notwithstanding anything contained in the by-laws of the Corporation, the term of office of all persons who may be directors of the Corporation at any time when the right to elect directors shall accrue to the holders of the Class A shares and the Class B shares as provided in this section 5 or who may be appointed as directors thereafter and before a meeting of shareholders shall have been held shall terminate upon the election of directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors upon not less than 21 days written notice and which shall be called by the one-tenth (1/10) of the outstanding Class A shares and Class B shares; in default of the calling of such special meeting by the secretary within five days after the making of such request such meeting may be called by any holder of record of Class A shares or Class B shares.

         (c) Notwithstanding anything contained in the by-laws of the Corporation (i) upon any termination of the said right to elect directors, the term of office of the directors elected or appointed to represent the holders of Class A shares and the Class B shares exclusively shall forthwith terminate and (ii) it shall not be necessary for a person to be a holder of Class A shares or Class B shares in order to qualify him for election or appointment as a director of the Corporation to represent the holders of Class A shares and the Class B shares exclusively.

IV.                         CLASS E EXCHANGEABLE SHARES


1.       DIVIDENDS

         (a) The Board of Directors shall declare and the Corporation shall pay dividends out of the assets of the Corporation properly applicable to the payment of dividends and after payment of the dividends properly payable on the Class A shares and the Class B shares as follows: (i) in the case of a cash dividend declared in United States currency on a Common Share of the Parent ("Parent Common Share") in an amount in cash in United States currency for each Exchangeable Share equal to the cash dividend declared on each Parent Common Share; (ii) in the case of a stock dividend declared on Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; and (iii) in the case of a dividend declared on Parent Common Shares in property other than United States currency or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or the Economic Equivalent (as defined below) of the type and amount of property declared as a dividend on each Parent Common Share.

         (b) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of this section and each such determination shall be conclusive and binding. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors, (i) the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Value (as determined by the Board of Directors in the manner contemplated below) of a Parent Common Share; and (ii) the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between the taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares). For purposes of these share provisions, the "Current Market Value" of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily closing prices of such security during a period of twenty (20) consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the Current Market Value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), and provided further that any such determination by the Board shall be conclusive and binding.

         (c) Such dividends shall have record and payment dates identical to the record and payment dates for dividends on the Parent Common Shares. In the event a record or payment date for a Parent Common Share is not a business day in Montreal, Quebec or Toronto, Ontario, the record or payment date, as the case may be, for the Exchangeable Shares shall be the next business day.


2.       PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP

         (a) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall be entitled, subject to applicable law and subject to the Liquidation Call Right as set forth below, to receive from the assets of the Corporation for each Exchangeable Share on the effective date ("Liquidation Date"), after the distribution to the holders of Class A shares and Class B shares of their respective liquidation entitlement, but before any distribution of any part of the assets of the Corporation among the holders of common shares or any other shares ranking junior to the Exchangeable Shares an amount per share equal to (y) the Current Market Value of a Parent Common Share, determined on the trading day prior to the Liquidation Date, which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share, plus (z) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively, the "Liquidation Amount"). The Corporation shall immediately give notice to Parent of any proposed liquidation, dissolution or winding-up.

         (b) On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Liquidation Call Right (as set forth below), the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, upon the surrender by the holder thereof of the certificate evidencing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque in United States dollars of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them.

         (c) If Parent or an affiliate of Parent (within the meaning of the Canada Business Corporations Act is the sole holder of common shares of the Corporation, Parent shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to subsection 2(a) of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent to the holder of an amount per share equal to (y) the Current Market Value of a Parent Common Share determined on the trading day prior to the Liquidation Date, which shall be satisfied in full only by causing to be delivered to such holder one Parent Common Share, plus (z) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Parent, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Parent on the Liquidation Date on payment by Parent to the holder of the Liquidation Call Purchase Price for each such share.

         (d) To exercise the Liquidation Call Right, Parent must notify holders of Exchangeable Shares and the Corporation of Parent's intention to exercise such right within two business days of receiving notification of the liquidation, dissolution or winding-up from the Corporation as provided in subsection 2(a) of these share provisions. If Parent exercises the Liquidation Call Right, on the Liquidation Date Parent will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (e) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Parent shall deposit with the secretary of the Corporation, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the secretary of the Corporation, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the secretary of the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the secretary of the Corporation on behalf of Parent shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent payable at par and in United States dollars at any branch of the bankers of Parent or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Parent does not exercise the Liquidation Call

              Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to subsection 2(a) of these share provisions.


3.       CORPORATION VOTING RIGHTS

         (a) The holders of the Exchangeable Shares shall not be entitled to receive notice of, or to attend, any meetings of shareholders of the Corporation, subject to applicable law.


4.       SPECIAL EVENTS

         (a) The Exchangeable Shares shall be subject to adjustment or modification from time to time in each of the following circumstances:

              (i) Parent shall sub-divide the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

              (ii) Parent shall reduce, combine or consolidate the then outstanding Parent Common Shares into a smaller number of Parent Common Shares;

              (iii) Parent shall issue additional Parent Common Shares or shares of another class of Parent or shares of a subsidiary corporation to all or substantially all of the holders of Parent Common Shares by way of options, rights or warrants; or

              (iv) Parent shall reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger or reorganization.

         (b) The Board of Directors shall take all reasonable steps to effect any such adjustment or modification including, if necessary, submitting same to holders of Exchangeable Shares for their approval. Such adjustment or modification shall result in the same, or the Economic Equivalent (as determined below) of the adjustment or modification as that made to the Parent Common Shares and shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

         (c) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of any event referred to in this section 4 and each such determination shall be conclusive and binding. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors:

             (i) in the case of subsection 4(a)(iii), the relationship between the exercise price of each of such options, rights or warrants and the Current Market Value (as determined by the Board of Directors in the manner contemplated in subsection 1(b)) of a Parent Common Share; and

             (ii) the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).


5.       RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

         (a) A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Call Right (as defined below) and otherwise upon compliance with the provisions of this section 5(a), to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (y) the Current Market Value of a Parent Common Share determined on the trading day prior to the Retraction Date (as defined below), which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder plus (z) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively the "Retraction Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act, (Quebec) and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, and together with a duly executed statement in such form as may be acceptable to the Corporation ("Retraction Request"):

              (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

              (ii) stating the business day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five business days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifth business day after the date on which the Retraction Request is received by the Corporation; and

              (iii) acknowledging the overriding right (the "Call Right") of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Rights.

         (b) Subject to the exercise by Parent of the Call Right, upon receipt by the Corporation in the manner specified in section 5(a) hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

         (c) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof. In order to exercise the Call Right, Parent must notify the Corporation in writing of its determination to do so (the "Retraction Call Notice") within two business days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent does not so notify the Corporation within such two business day period, the Corporation will notify the holder as soon as possible thereafter that Parent will not exercise the Call Right. If Parent delivers the Call Notice within such two business day time period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Call Right, Parent shall deposit with the secretary of the Corporation, on or before the Retraction Date, certificates representing Parent Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the secretary of the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Retraction Call Notice within two business day period, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this section 5(c).

         (d) the Corporation or Parent, as the case may be, shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of Parent payable at par and in United States dollars at any branch of the bankers of Parent or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by Parent, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

         (e) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive this proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

         (f) Notwithstanding any other provision of this section 5, the Corporation shall not be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Call Right with respect to the Retracted Shares, the Corporation shall only be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded to the next lower multiple of 100 shares) as would not be contrary to such provisions and shall notify the holder at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Shares in accordance with section 5(b) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 5(b) hereof.


6.       AMENDMENT AND APPROVAL

         (a) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

         (b) Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law.

V.                                 COMMON SHARES


1.       DIVIDENDS

         (a) After dividends have been declared and paid on the Class A shares, the Class B shares and the Exchangeable Shares, as the case may be, as provided for in the articles of the Corporation, the holders of record of the common shares shall be entitled to receive as and when declared by the directors of the Corporation in their discretion, out of the moneys properly applicable to the payment of dividends, dividends on such shares, in such amounts and at such times as the directors of the Corporation shall determine.

         (b) Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends (less any taxes required to be deducted) and the mailing of such a cheque to any holder shall satisfy the dividend represented thereby.


2.       LIQUIDATION

         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary after distribution to the holders of the Class A shares, the Class B shares, and the Exchangeable Shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

3.       VOTE

         The holders of the common shares are entitled to one vote for each share held at all meetings of shareholders.

                                   SCHEDULE II



    No shares of the capital stock of the Corporation shall be transferred without the consent of the directors of the Corporation, evidenced by a resolution passed by them and recorded in the books of the Corporation.

                                  SCHEDULE III



1.       The number of shareholders of the Corporation shall be limited to fifty
         (50), not including persons who are in the employment of the Corporation or of a subsidiary and persons who, having been formerly in the employment of the Corporation or of a subsidiary, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.


3. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                                                                       EXHIBIT A


                                  BILL OF SALE


             G.H. WOOD + WYANT INC., a Canadian corporation ("Assignor"), pursuant to the Asset Purchase Agreement, dated as of November 12, 1996 (the "Agreement"), by and between Assignor, HOSPOSABLE PRODUCTS, INC., a New York corporation, and 3290441 CANADA INC., a corporation incorporated under the Canada Business Corporations Act ("Assignee"), and for good and valuable consideration to it in hand paid, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey, transfer, assign and deliver unto Assignee, its successors and assigns, free and clear of all Encumbrances, except as expressly set forth in the Agreement, as at 12:01 a.m. on the date hereof, all of Assignor's right, title and interest in, to and under all of the assets and business (except for the Excluded Assets) of the Assignor (collectively, the "Purchased Assets"), including without limitation, the respective properties, assets and other rights described in Schedule 1 hereto which by this reference is incorporated herein. The parties acknowledge and agree that the conveyance and transfer herein is made with the representations and warranties set forth in the Agreement and with no other representations and warranties and subject to all of the rights, restrictions and conditions set forth in the Agreement.

             TO HAVE AND TO HOLD the Purchased Assets unto the said Assignee and its successors and assigns, to and for its or their use forever.

             Assignor hereby authorizes Assignee to take any and all appropriate actions in connection with any of the Purchased Assets, in the name of the Assignor or in its own or any other name.

             The Excluded Assets are described in Schedule 2 hereto which by this reference is incorporated herein.

             Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

             IN WITNESS WHEREOF, Assignor has caused this Bill of Sale to be executed by ____________, its ____________, and attested to by _____________, its _____________, as of this ____ day of __________ 1997.


                                       G.H. WOOD + WYANT INC.



                                       By________________________
                                         Name:
                                         Title:



                                       By________________________
                                         Name:
                                         Title:



Attest:

-------------------------
Name:
Title:

                                                                      SCHEDULE 1

                                PURCHASED ASSETS

              All of the assets of Seller not listed on Schedule 2

                                                                      SCHEDULE 2


                                 EXCLUDED ASSETS


-   All of the Seller's shares in the capital stock of Buyer Parent

-   All of the Seller's shares in the capital stock of American
    Converting Paper Corporation

- Prepaid transaction costs paid or accrued by Seller with respect to the transactions contemplated by the Asset Purchase Agreement to December 31, 1996

- Two Promissory Notes issued to Seller each in the amount of Cdn$557,404 by 3271706 Canada Inc. on September 3, 1996

- Promissory Note issued to Seller in the amount of Cdn$1,817,290 by 3287858 Canada Inc. on September 3, 1996

- Promissory Note issued to Seller in the amount of Cdn$1,817,290 by 1186020 Ontario Limited on September 3, 1996

-   Life insurance policy no. T00610007 for Gerald W. Wyant

-   Life insurance policy no. 4157675 for James A. Wyant

-   Life insurance policy no. 4036570 for James A. Wyant

-   Life insurance policy no. 152563 for James A. Wyant

-   Life insurance policy no. 6103763 for James A. Wyant

-   Life insurance policy no. 6027256 for James A. Wyant

-   Life insurance policy no. 4036597 for L.E. Emond

                                                                       EXHIBIT B

                                 EXCLUDED ASSETS


-   All of the Seller's shares in the capital stock of Buyer Parent

-   All of the Seller's shares in the capital stock of American
    Converting Paper Corporation

- Prepaid transaction costs paid or accrued by Seller with respect to the transactions contemplated by the Asset Purchase Agreement to December 31, 1996

- Two Promissory Notes issued to Seller each in the amount of Cdn$557,404 by 3271706 Canada Inc. on September 3, 1996

- Promissory Note issued to Seller in the amount of Cdn$1,817,290 by 3287858 Canada Inc. on September 3, 1996

- Promissory Note issued to Seller in the amount of Cdn$1,817,290 by 1186020 Ontario Limited on September 3, 1996

-   Life insurance policy no. T00610007 for Gerald W. Wyant

-   Life insurance policy no. 4157675 for James A. Wyant

-   Life insurance policy no. 4036570 for James A. Wyant

-   Life insurance policy no. 152563 for James A. Wyant

-   Life insurance policy no. 6103763 for James A. Wyant

-   Life insurance policy no. 6027256 for James A. Wyant

-   Life insurance policy no. 4036597 for L.E. Emond

                                                                       EXHIBIT C

                                 PROMISSORY NOTE



Cdn$4,262,741                                             __________ __, 1997

             FOR VALUE RECEIVED, 3290441 CANADA INC., a corporation incorporated under the Canada Business Corporations Act ("Maker"), hereby promises to pay to G.H. WOOD + WYANT, INC., a corporation incorporated under the Canada Business Corporations Act ("Payee"), Four Million, Two Hundred Sixty-two Thousand, Seven Hundred Forty- one Dollars (Cdn$4,262,741), in legal tender of Canada, sixty
(60) days after the adjustment set forth in Section 1.4(e) of the Asset Purchase Agreement dated as of November 12, 1996, by and among Maker, Hosposable Products, Inc. and Payee (the "Asset Purchase Agreement"), together with interest thereon as herein provided, at the office of Payee at 1475 32nd Avenue, Lachine, Quebec H8T 3J1, or any other place which may be specified in writing by the holder of this Note.

    1. The unpaid principal of this Note shall bear interest at the rate of six (6%) per annum, and shall be calculated based upon a year of 365 days and the actual number of days elapsed. Interest on the unpaid principal amount of this Note shall begin to accrue on the date of this Note and shall be payable together with the unpaid principal of this Note sixty (60) days after the date of the adjustment set forth in Section 1.4(e) of the Asset Purchase Agreement.

    2. If Maker fails to make any payment of principal or interest by Payee, unless otherwise required by law, interest shall accrue on all unpaid principal and such overdue amount at the rate of eight percent (8%) per annum from five days after the demand date until such payments are current.

    3. Maker shall have the right to prepay the unpaid principal of this Note in whole or in part, together with interest accrued on the amount prepaid, at any time without premium or penalty.

    4. Upon the occurrence of any Event of Default (as hereinafter defined) hereunder, in addition to any other remedies available to Payee, Payee may, at its option, satisfy the unpaid principal of this Note in whole or in part, together with any interest accrued thereon, by set-off against any amounts due and owing to Maker by Payee. The following are Events of Default:

             (A) default shall occur in the payment of the principal of, or interest on, this Note when due; or

             (B) Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for any substantial part of his property,
    (ii) admit in writing his inability to pay his debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be the subject of any involuntary petition seeking relief under the Bankruptcy Code, Bankruptcy and Insolvency Act (Canada) or similar applicable legislation, which petition is not dismissed within thirty (30) days, or Maker does not within the first five (5) days of such period interpose valid and good faith defenses to the grant of relief under such petition, or with respect to which petition an order for relief is entered, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or seeking to take advantage of any bankruptcy, reorganization or insolvency statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law.


    5. No delay or omission on the part of Payee in exercising any right, power or remedy hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any single or partial exercise of any such right, power or remedy by Payee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy on any future occasion. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

    6. Maker and Payee agree that the original principal amount of this Note as set forth above shall be adjusted after the date hereof in accordance with the terms of Section 1.4(e) of the Asset Purchase Agreement. Immediately after the determination of such adjustment, if any, Maker and Payee agree to inscribe the adjusted principal amount of this Note onto Annex A, together with the initials of their respective representatives. Maker and Payee agree that the adjusted principal amount of this Note inscribed onto Annex A shall be deemed the original principal amount of this Note as if the same had been set forth above on the date of this Note.

    7. Any notice under or in connection with this Note shall be in writing and addressed to Maker c/o Hosposable Products, Inc., 100 Readington Road, Somerville, New Jersey 08876, and to Payee at G. H. Wood + Wyant Inc., 1475 32nd Avenue, Lachine, Quebec H8T 3J1, or any or at such other address specified by notice given in accordance herewith.

    8. Maker agrees to pay all costs and expenses of enforcement of this Note, including, but not limited to, attorneys' fees and court costs.

    9. This Note, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, estates and heirs.

    10. Neither this Note nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, except by an instrument in writing duly signed by or on behalf of Payee.

    11. This Note is issued under the provisions of the Asset Purchase Agreement. It may be paid by way of issue to the Payee of Class A preferred stock of the Maker, in accordance with the Asset Purchase Agreement, that have priority over the provisions of this Note. Pursuant to Section 5.14 of the Asset Purchase Agreement, this Note may not be assigned by Payee.

    12. This Note shall be construed and enforced in accordance with the laws of the State of New York without regard to principles of choice or conflict of laws.


             IN WITNESS WHEREOF, this Note has been executed and delivered by Maker on the date first set forth above.

                                       3290441 CANADA INC.


                                       By:_____________________________________
                                          Name:
                                          Title:

                           ANNEX A TO PROMISSORY NOTE


             Pursuant to Section 6 of the Note, the adjusted principal amount of the Note is _____________________________ (Cdn$________).




Accepted and Agreed:                            Initials:

3290441 Canada Inc.                             By:______

G.H. Wood + Wyant Inc.                          By:______

                                                                       EXHIBIT D

                                   UNDERTAKING


             Undertaking by 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act ("Buyer"), in favor of G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller").

                              W I T N E S S E T H:

             WHEREAS, pursuant to an Asset Purchase Agreement dated as of November 12, 1996 (the "Purchase Agreement") by and among Seller, Buyer and Hosposable Products, Inc., a New York corporation, Seller has concurrently herewith sold, assigned, transferred and conveyed to Buyer the assets and business of Seller, except as specifically excluded under the list of Excluded Assets set forth on Schedule 2 to the Bill of Sale (the "Acquired Business"); and

             WHEREAS, in partial consideration therefor, the Purchase Agreement requires that Buyer undertake to assume and to agree to perform, pay or discharge all liabilities, debts, obligations and claims of Seller of any nature whatsoever, and whether conditional or unconditional, absolute or contingent, accrued or unaccrued, arising prior to or becoming due following Closing except for (i) any liabilities, debts, obligations or claims relating to criminal activities or fraud of Seller, (ii) claims of Gerald W. Wyant or any of his Related Persons against Seller (other than obligations to Gerald W. Wyant or James A. Wyant who constitute Transferred Employees to the extent their claims arise in their capacity as employees of Seller) and (iii) the liability to pay two promissory notes held by 1186020 Ontario Limited and 3287858 Canada Inc. each in the amount of Cdn$6,266,790; and

             WHEREAS, all terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

             NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Buyer hereby undertakes, assumes and agrees to perform, pay or discharge, when due, each and every liability, debt, obligation and claim of Seller of any nature whatsoever, and whether conditional or unconditional, absolute or contingent, accrued or unaccrued, arising prior to or becoming due following Closing except for (i) any liabilities, debts, obligations or claims relating to criminal activities or fraud of Seller, (ii) claims of Gerald W. Wyant or any of his Related Persons against Seller (other than obligations to Gerald W. Wyant or James A. Wyant who constitute Transferred Employees to the extent their claims arise in their capacity as employees of Seller) and (iii) the liability to pay two promissory notes held by 1186020 Ontario Limited and 3287858 Canada Inc. each in the amount of Cdn$6,266,790.

             For purposes of this Undertaking, the term "Related Persons," with respect to any individual, shall mean and include (i) any parent, spouse, brother, sister, or natural or adopted lineal descendent of such individual and any spouse of any of the foregoing (each, a "Family Member") and (ii) each Affiliate of such individual or of a Family Member.

             Subject to the terms of the Purchase Agreement and other than as specifically stated in the preceding paragraph, Buyer assumes no liability or obligation of Seller by this Undertaking.

             This Undertaking shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

             This Undertaking shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and permitted assigns in accordance with the Purchase Agreement.



                                       3290441 CANADA INC.



                                       By: ________________________
                                             Name:
                                             Title:



Agreed and Accepted:


G.H. WOOD + WYANT INC.



By:  _____________________
         Name:
         Title:



By:  _____________________
    Name:
    Title:

                                                                       EXHIBIT E


              EXCEPTIONS TO GAAP IN CONNECTION WITH PREPARATION OF
                  PRELIMINARY AND FINAL STATEMENT OF NET ASSETS


             - Deferred Income Taxes of Seller in an amount not to exceed Cdn$1,000,000 are excluded from the Preliminary and Final Statement of Net Assets

                                    EXHIBIT F

(1)  Registry  /X/              Land Notes  / /

(2)  Page 1 of 3                Pages

(3)  Property                   Block           Property        Additional
     Identifier(s)                                              See         / /
                                                                Schedule
(4)  Consideration

FOUR MILLION ---------------------------------- Dollars $4,000,000.00

(5)  Description           This is a Property            Property
                                     Division / /        Concession / /

Part of Lot 18, Range 3, Broken Front Concession, Town of Pickering, Regional Municipality of Durham, designated as Part 4 on Plan 40R-3303.

New Property Identifiers                        Additional
                                                See        / /
                                                Schedule

Executions                                      Additional
                                                See        / /
                                                Schedule

(6)  This Document Contains

(a)  Redescription        (b) Schedule for         Additional
     New Easement  / /        Description  / /     Partners  / /     Other  / /
     Plan/Sketch

(7)  Interest/Estate Transferred Fee Supplies

(8)  Transfer(s) The transferer hereby transfers the land to the transferee xxxx

Name(s)                         Signature(s)                   Date of Signature
                                                               Y      M     D
G.H. WOOD + WYANT INC.          Per:
                                Name:
                                Title:

"I/We have the authority to bind the Corporation."

                                Per:
                                Name:
                                Title:

(9)  Spouse(s) of Transferer(s) I hereby consent to this transaction

Name(s)                         Signature(s)                   Date of Signature
                                                               Y      M     D
(10)  Transferer(s) Address for Service
      1475, 32 Avenue, Lachine, Quebec H8T 3J1

(11)  Transferee(s)                                            Date of
      3290441 CANADA INC.                                      Y      M     D

(12)  Transferee(s) Address for Service
      1725 McPherson Court, Pickering, Ontario

(13) Transferer(s) The transferor verifies that to the best of the transferor's knowledge and belief, the transfer does not contravene
      Section 50 of the Planning Act

                        Date of Signature                      Date of Signature
                        Y      M     D                         Y      M     D

Signature                                       Signature

Solicitor for Transferor(s) I have explained the effect of Section 50 of the Planning Act to the transferor and I have made inquiries of the transferor to determine that this transfer does not contravene that Section and based on the information supplied by the transferor, to the best of my knowledge and belief this transfer does not contravene that section I am a solicitor of good standing

Name and                                                       Date of Signature
Address of                                                     Y      M     D
Solicitor
                                                Signature

(14) Solicitor for Transferee(s) I have investigated the land and to ___?___ land where relevant and I am satisfied that the title records revedal no contravention as set out in subclause 50 (22) of the Planning Act and that to the best of my knowledge and belief this transfer does not contravene
      Section 50 of the Planning Act 1 act independently of the solicitor for the transferor(s) and I am an Ontario solicitor in good standing

Name and                                                       Date of Signature
Address of                                                     Y      M     D
Solicitor
                                                Signature

(15)  Assessment Roll Numbers of Property
                18 01 020 022 06250

(16)  Municipal Address of Property
      1725 McPherson Court
      Pickering, Ontario

(17)  Document Prepared by
      Danny C. Grandilli
      McCARTHY TETRAULT
      Suite 4700, P.O. Box 48
      Toronto Dominion Bank Tower
      Toronto-Dominion Centre
      Toronto, Ontario M5K 1E6


FOR OFFICIAL USE ONLY

Fees and Taxes
Registration Fee
Land Transfer Tax
Total

By articles of amendment effective April 1, 1993, P.H.A. Industries Limited changed its name to G.H. Wood + Wyant Inc. as evidenced by a certified copy of said articles filed in the General Register of the Land Registry Office for the Registry Division of Durham as no. D480261.

By articles of amalgamation effective July 31, 1994, G.H. Wood + Wyant Inc. amalgamated with Wyant & Company Limited to continue as G.H. Wood + Wyant Inc. a federally incorporated corporation, as evidenced by a certified copy of the said articles filed in the General Register of the Land Registry Office for the Registry Division of Durham as no. D480260.

                                A F F I D A V I T

                                                                       EXHIBIT G

                   INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT


         THIS AGREEMENT is made this ______ day ___________ of 1996.


BETWEEN:         3290441 Canada Inc., a corporation
                 incorporated under the Canada Business
                 Corporations Act,

                 [hereinafter referred to as "ASSIGNEE"]

AND:             G.H. Wood & Wyant Inc., a corporation
                 incorporated under the Canada Business
                 Corporations Act,

                 [hereinafter referred to as the
                 "ASSIGNOR"]


    Whereas the ASSIGNEE, whose full post office address and principal place of business is 1465-32nd Avenue, Lachine (Quebec), H8T 3J1, and the ASSIGNOR, whose full post office address and principal place of business is -, together with Hosposable Products, Inc., a New York corporation, have entered into an Asset Purchase Agreement dated as of November 6, 1996 ("Asset Purchase Agreement"), pursuant to which the ASSIGNOR sold all of its business and certain of its assets to the ASSIGNEE;

    Whereas capitalized terms used but not defined herein shall have the meaning attributed to them in the Asset Purchase Agreement, unless the context requires otherwise;

    Whereas at article 1.5 of the Asset Purchase Agreement, the ASSIGNOR undertook to properly execute and deliver to Buyer at the Closing and the Buyer agreed to accept an assignment sufficient to convey the Intellectual Property free and clear of all Encumbrances other than Permitted Liens;


    THE PARTIES HERETO AGREE AS FOLLOWS:


1.       ASSIGNMENT

         1.1 The ASSIGNOR hereby assigns to the ASSIGNEE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all of the Assignor's right, title and interest in and to all of its patents, copyrights, industrial designs, trademarks, trade secrets and other intellectual property rights in and to all works including, without limitation, the Intellectual Property, including all goodwill appertaining to such intellectual property.

         1.2 This assignment is made with the representations and warranties provided in the Asset Purchase Agreement and with no other representations and warranties.


2.       COOPERATION

         2.1 The ASSIGNOR agrees to cooperate fully with the ASSIGNEE, with respect to signing further documents and doing such acts and other things reasonably requested by the ASSIGNEE to confirm the assignments made herein and register such assignments in the name of the ASSIGNEE.


3.       GENERAL


         [3.1 THIS AGREEMENT SHALL BE CONSTRUED AND CONTROLLED BY THE LAWS IN
              FORCE IN THE PROVINCE OF QUEBEC, CANADA.]

         3.2 Subject to the limitations set forth in this Agreement, this Agreement will enure to the benefit of and be binding upon the parties, their successors and assigns.

         3.3 If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. The parties agree to negotiate in good faith a substitute provision after receiving notice from a party of the invalidity of the original provision.

4.       LANGUAGE

        [4.1 THIS AGREEMENT HAS BEEN DRAFTED IN ENGLISH AT THE EXPRESS WISH OF THE PARTIES. CE CONTRAT A ETE REDIGE EN ANGLAIS A LA DEMANDE EXPRESSE DES PARTIES.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement by their representatives duly authorized for such purposes as they so declare.

ASSIGNEE                               ASSIGNOR

[3290441 CANADA INC.]                  [G.H. WOOD & WYANT INC.]

----------------------------------     ----------------------------------------
Mr. Donald MacMartin                    Mr. James A. Wyant

                                                                     EXHIBIT H-1

                               ASSIGNMENT OF LEASE


             This assignment made as of the - day of -, 19-


between:


           -
           (hereinafter referred to as the "Assignor")

                                                           of the first part,

                                           - and -

           -
           (hereinafter referred to as the "Assignee")

                                                          of the second part,

                                           - and -

           -
           (hereinafter referred to as the "Landlord")

                                                          of the third part.


witnesses that whereas:

         1. by a lease (the "Lease") dated the - day of -, 19- , a copy of which is attached hereto as Schedule A, the Landlord leased to the Assignor certain premises (the "Premises") in the building municipally known as -, and which premises are more particularly described in the Lease and are outlined in red on the sketch attached hereto as Schedule B for a term expiring the - day of -, 19-;

         2. the Assignor has agreed to assign the Lease to the Assignee;

         3. the Landlord has agreed to consent to this assignment.

             Now therefore in consideration of the covenants in this agreement and $1.00 now paid by each of the parties to the others (the receipt and sufficiency of which are hereby acknowledged by each of them):

         I. The Assignor hereby grants and assigns to the Assignee the Lease and all the rights, benefits and interest granted to the Assignor in the Lease including the Assignor's leasehold estate in the Premises.

         II. The Assignor hereby represents and warrants to the Assignee that:

             1. the Lease is in full force and effect and has not been amended;

             2. all rents and other amounts payable under the Lease have been paid up to the - day of -, 19-;

             3. the Assignor is not in default under the Lease nor is there any circumstance which could give rise to a default; and

             4. the Assignor has the right, power and authority to assign the Lease and all other rights of the tenant thereunder free and clear of all liens, charges or other encumbrances.

         III. The Assignor hereby indemnifies and agrees to save harmless the Assignee from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any non-fulfilment of the obligations of the tenant under the Lease that have accrued or occurred up to the date hereof including any costs or expenses in respect thereof.

         IV. Subject to the payment of rent and to the fulfilment of the tenant's obligations under the Lease, the Assignee shall be entitled to possession of the Premises for the balance of the term of the Lease without any interruption by the Assignor or any other person claiming through or under the Assignor;

         V. The Assignor shall from time to time at the request and cost of the Assignee execute such further assurances as the Assignee shall reasonably require.

         VI. The Assignee covenants with the Assignor and with the Landlord that the Assignee shall from and including the - day of -, 19- pay the rent reserved in the Lease and fulfil the other obligations of the Tenant under the Lease.

         VII. The Assignee will save the Assignor harmless from all actions, suits, costs, losses, charges, demands and expenses with respect to the non-fulfilment of any of the tenant's obligations under the Lease accruing or occurring after the date hereof including any costs or expenses in respect thereof.

         VIII. The Landlord hereby consents to this assignment reserving, however, its right to consent or otherwise in respect of any other assignment, sublease or other disposition. This consent shall operate to release the Assignor from the obligations of the tenant under the Lease for the balance of the term of the Lease.

         IX. The Landlord represents and warrants to the Assignee that:

             1. the Lease is in full force and effect and has not been amended;

             2. all rents and other amounts payable under the Lease have been paid up to the - day of -, 19-;

             3. the Assignor is not in default under the Lease nor is there any circumstance which could give rise to a default; and

             4. the Landlord has the right, power and authority to consent to this assignment.

         X. The Landlord hereby agrees to waive compliance with all applicable bulk sales legislation in respect of this assignment.

             In witness whereof the parties hereto have executed this assignment under seal.


                              -


                              By:

                                                   c/s



                              -


                              By:

                                                   c/s



                              -


                              By:

                                                   c/s

                                                                     EXHIBIT H-2


                               ASSIGNMENT OF LEASE


                              This assignment made as of the - day of -, 19-


between:


                     G.H. WOOD + WYANT INC.
                     (hereinafter referred to as the
                     "Assignor")

                                                            of the first part,

                              - and -

                     3290441 CANADA INC.
                     (hereinafter referred to as the
                     "Assignee")

                                                           of the second part,

                              - and -

                     TRIAD LACHINE DEVELOPMENT LTD.
                     (hereinafter referred to as the
                      "Landlord")

                                                           of the third part.


witnesses that whereas:

                  (i) by a lease (the "Lease") dated the 9th day of January, 1989 and registered by memorial in the Registry Office for the Registration Division of Montreal under the number 4116941, a copy of which is attached hereto as Schedule A, the Landlord leased to Papiers Grande Ville Inc. a certain emplacement fronting on 32nd Avenue, in the City of Lachine, Province of Quebec, being original lot number two thousand nine hundred and thirty-nine (2,939) of the Official Cadastre of the Parish of St- Laurent, having a superficial area of approximately nineteen thousand one hundred and sixty-two decimal five square-meters (19,162.5 m2) together with the industrial building then in course of construction thereon, comprising approximately ninety-one thousand six hundred ninety decimal forty-one square feet (91,690.41 ft2) and now bearing civic number 1475 of said 32nd Avenue;

                  (ii) Papiers Grande Ville Inc. sublet a portion of the said building to Wyant & Company Limited by Agreement of Sublease dated as of April 1, 1989, a copy of which is attached hereto as Schedule B;

                  (iii) Wyant & Company Limited and G.H. Wood + Wyant Inc. amalgamated on July 31, 1994 to form the Assignor;

                  (iv) Papiers Grande Ville Inc. was wound- up as of January 4, 1995 into its sole shareholder, the Assignor;

                  (iv) the Assignor has agreed to assign the Lease to the Assignee;

                  (v) the Landlord has agreed to consent to this assignment.

                  Now therefore in consideration of the covenants in this agreement and $1.00 now paid by each of the parties to the others (the receipt and sufficiency of which are hereby acknowledged by each of them):

         1. The Assignor hereby grants and assigns to the Assignee the Lease and all the rights, benefits and interest granted to the Assignor in the Lease including the Assignor's leasehold estate in the Premises.

         2. The Assignor hereby represents and warrants to the Assignee that:

                  (i) the Lease is in full force and effect and has not been amended;

                  (ii) all rents and other amounts payable under the Lease have been paid up to the - day of -, 19-;

                  (iii) the Assignor is not in default under the Lease nor is there any circumstance which could give rise to a default; and

                  (iv) the Assignor has the right, power and authority to assign the Lease and all other rights of the tenant thereunder free and clear of all liens, charges or other encumbrances.

         3. The Assignor hereby indemnifies and agrees to save harmless the Assignee from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any non-fulfilment of the obligations of the tenant under the Lease that have accrued or occurred up to the date hereof including any costs or expenses in respect thereof.

         4. Subject to the payment of rent and to the fulfilment of the tenant's obligations under the Lease, the Assignee shall be entitled to possession of the Premises for the balance of the term of the Lease without any interruption by the Assignor or any other person claiming through or under the Assignor;

         5. The Assignor shall from time to time at the request and cost of the Assignee execute such further assurances as the Assignee shall reasonably require.

         6. The Assignee covenants with the Assignor and with the Landlord that the Assignee shall from and including the - day of -, 19- pay the rent reserved in the Lease and fulfil the other obligations of the Tenant under the Lease.

         7. The Assignee will save the Assignor harmless from all actions, suits, costs, losses, charges, demands and expenses with respect to the non-fulfilment of any of the tenant's obligations under the Lease accruing or occurring after the date hereof including any costs or expenses in respect thereof.

         8. The Landlord hereby consents to this assignment reserving, however, its right to consent or otherwise in respect of any other assignment, sublease or other disposition. This consent shall operate to release the Assignor from the obligations of the tenant under the Lease for the balance of the term of the Lease.

         9. The Landlord represents and warrants to the Assignee that:

                  (i) the Lease is in full force and effect and has not been amended;

                  (ii) all rents and other amounts payable under the Lease have been paid up to the - day of -, 19-;

                  (iii) the Assignor is not in default under the Lease nor is there any circumstance which could give rise to a default; and

                  (iv) the Landlord has the right, power and authority to consent to this assignment.

                  10. The Landlord hereby agrees to waive compliance with the provisions of the Civil Code of Quebec relating to the sale of an enterprise in respect of this assignment.

                  11. This assignment will be governed by, interpreted and construed in accordance with the laws of Quebec and the laws of Canada applicable therein.

                  12. The Landlord, Assignor and Assignee acknowledge having requested and being satisfied that this assignment as well as all documents and notices relating thereto be drawn up in English. Le locateur, le cedant et le cessionnaire reconnaissent avoir demande que cette cession ainsi que les documents et avis y afferents soient rediges en anglais et s'en declarent satisfaits.

                  In witness whereof the parties hereto have executed this assignment.


                                       G.H. WOOD + WYANT INC.


                                       By:_____________________________________

                                       ________________________________________

                                       ________________________________________
                                       Witness

                                       ________________________________________
                                       Witness


                                       3290441 CANADA INC.


                                       By:_____________________________________


                                       ________________________________________

                                       ________________________________________
                                       Witness

                                       ________________________________________
                                       Witness

                                       TRIAD LACHINE DEVELOPMENT INC.

                                       By:_____________________________________


                                       ________________________________________

                                       ________________________________________
                                       Witness

                                       ________________________________________
                                       Witness

                                                                       EXHIBIT I


                             SELLER'S BEST KNOWLEDGE


                                  Gerald Wyant
                                 James A. Wyant
                               Donald C. MacMartin
                                  Marc D'Amour
                                  John B. Wight
                                Edward DeFreitas

                                                                     EXHIBIT J-1

               FORM OF WINTHROP, STIMSON, PUTNAM & ROBERTS OPINION



                                                               January ___, 1997



Hosposable Products, Inc.
100 Readington Road
Somerville, New Jersey  08876

3290441 Canada Inc.
c/o Hosposable Products, Inc.
100 Readington Road
Somerville, New Jersey  08876



Ladies and Gentlemen:

                   We have acted as special United States counsel to G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller"), in connection with that certain Asset Purchase Agreement dated as of November 12, 1996 (the "Agreement"), by and among Seller, Hosposable Products, Inc., a New York corporation, and 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act. This opinion is given to you pursuant to Section 6.2 of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                   In giving this opinion, we have examined and relied upon, among other things, executed copies of the Agreement, the Bill of Sale, the Guaranty Agreement, the Covenant Agreement and the Registration Rights Agreement (collectively, the "Agreements"). In connection with the foregoing, we have also examined and relied upon originals or copies satisfactory to us of such other instruments and documents and we have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity with the original document of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, we have, to the extent that the relevant facts were not independently established by us, relied upon certificates of public officials and certificates, oaths and declarations of officers or other representatives of Seller as well as the accuracy of the representations and warranties of Seller made in the Agreements.

                   Whenever used in any statement set forth in this opinion letter, "to our knowledge" qualifies and limits such statement to the current awareness of the attorneys of this firm primarily responsible for representing Seller of factual matters that such attorneys recognize as being relevant to the statement so qualified and limited. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

                   We are admitted to practice in the State of New York, and do not express any opinion herein as to matters governed by any laws other than the laws of the United States of America and the State of New York.

                   Based upon the foregoing, we are of the opinion that:

                   1. Assuming that Seller has sufficient legal capacity under the laws of its jurisdiction of incorporation to enter into and carry out its obligations under the Agreements, and assuming the due execution and delivery by each of the parties named therein, each of the Agreements constitutes a valid and legally binding agreement of Seller, enforceable against Seller in accordance with the respective terms thereof, except as (i) limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers and (ii) limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, the availability or unavailability of equitable remedies.

                   2. The execution and delivery by Seller of the Agreements, and the performance by Seller of its obligations thereunder, are not prevented by and do not violate or result in a default under (i) the Business Corporation Law of the State of New York, (ii) any other applicable statute or regulation of the State of New York that a lawyer in such state exercising customary professional diligence would reasonably recognize as being directly applicable or (iii) to our knowledge, any order or ruling of any court or other governmental authority of the United States or the State of New York.

                   This opinion is delivered to you solely for your use in connection with the Agreement and the transactions contemplated thereby. This opinion may not be used or relied upon by you for any other purpose, or by any other person, without our prior written consent.

                                             Very truly yours,

                                   EXHIBIT J-2

                       FORM OF McCARTHY TETRAULT OPINION



                                                              [January __, 1997]


HOSPOSABLE PRODUCTS, INC.
100 Readington Road
Somerville, NJ
U.S.A.  08876

and

3290441 CANADA INC.
1475 32nd Avenue
Lachine, Quebec
H8T 3J1


Dear Sir/Madam:

         This opinion is furnished pursuant to Section 6.2 of the Asset Purchase Agreement executed by and among G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller"), 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act ("Buyer"), and Hosposable Products, Inc., a New York corporation ("Buyer Parent"), dated as of November 12, 1996 (the "Asset Purchase Agreement") whereby Seller sold all of its business and certain of its assets as more fully set out in the Asset Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning attributed to them in the Asset Purchase Agreement. We have acted as counsel to Seller in connection with the foregoing.

         We have examined originals or copies, certified or otherwise identified to our satisfaction of:

         (a)      the Asset Purchase Agreement;
         (b)      the Bill of Sale;
         (c)      the Guaranty Agreement;
         (d)      the Covenant Agreement; and
         (e)      the Registration Rights Agreement

         (collectively, the "Purchase Documents").

         In rendering the opinions set forth below, we have assumed that (i) each of the parties to the Purchase Documents (other than Seller) has duly and validly executed and delivered each instrument, document and agreement to which such party is a signatory, (ii) each person executing any instrument, document or agreement on behalf of any such party (other than Seller) is duly authorized to do so, (iii) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so, (iv) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals, and (v) the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

         In connection with the opinions hereinafter expressed, we have considered such questions of law and examined such public and corporate records, certificates, opinions and other documents and concluded such other examinations as we have considered necessary for the purposes of the opinions hereinafter expressed.

         This opinion is limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein, as presently in effect, and we express no opinion with respect to the laws of any other jurisdiction. In particular, we express no opinion as to (i) any antitrust or unfair competition laws or regulations or (ii) any securities laws or regulations relating to the Purchase Documents or the transactions contemplated thereby or otherwise governed by the laws of any other jurisdiction.

         On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Seller is duly constituted, validly in existence and in good standing under the Canada Business Corporations Act, and has all the corporate power and authority to carry on its business and to own its properties under the laws of Canada and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it was required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on the business, financial condition, assets, liabilities (contingent or otherwise) or results of operations of the Seller.

2. The Seller has full corporate power and authority to enter into and execute the Purchase Documents, and the performance by Seller of its obligations thereunder will not contravene or result in a breach of or constitute a default under the Articles or By-laws or any resolutions of the directors or shareholders of Seller.

3. No consent, approval, order, authorization of or registration, declaration or filing with any government authority is required for the execution and delivery by Seller of the Purchase Documents.

4. The execution and delivery by Seller of the Purchase Documents to which it is a party, and the performance by Seller of its obligations thereunder, have been duly authorized by all requisite corporate action on the part of Seller.

5. Each of the Purchase Documents to which Seller is a party has been duly executed and delivered on behalf of Seller.

6. The choice of laws of the State of New York to govern the Purchase Documents is permitted under the laws of the Province of Quebec, subject to such laws being specifically pleaded and proved in the manner required by the court. In an action brought before a court of competent jurisdiction in the Province of Quebec to enforce the Purchase Documents, a Quebec court would give effect to such choice of law, excluding the rules governing conflict of laws and penal, fiscal, procedural and expropriatory laws and rules, of the State of New York and laws of the United States of America applicable therein, subject to the following:

         (i) the application of the laws of the State of New York, if manifestly inconsistent with the public order as understood in international relations, would not be given effect by the courts in Quebec; however, we have no reason to believe that this would be the case as regards the Purchase Documents;

         (ii) under the Currency Act (Canada), Canadian courts may render judgement only in Canadian currency;

         (iii) all applicable bankruptcy, insolvency, rearrangement, reorganization and other debtor relief legislation affecting the rights of creditors; and

         (iv) the discretion of the courts to limit the availability of the remedies of specific performance and injunctive relief.

7. We have no reason to believe that a Quebec court would not give effect to the provisions of the Purchase Agreement under which the parties agreed to submit disputes thereunder to arbitration under the rules of the American Arbitration Association.

8. In an action brought before a court of competent jurisdiction in the Province of Quebec to enforce a decision by an arbitration panel against the Buyer made in accordance with the terms and conditions of the Purchase Agreement, the Quebec court would enforce such decision provided such decision is enforceable in the jurisdiction in which it was rendered and subject to the exceptions and exclusions provided and referred to in Articles 3155 to 3168 of the Civil Code, a copy of which is attached as Schedule A.

         The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred.

         This opinion letter is solely for your benefit. This opinion letter may not be relied on by, nor copies delivered to, any other person without our prior written consent.

                                   Yours Truly

                                McCarthy Tetrault

                                                                       EXHIBIT K

                               GUARANTY AGREEMENT


                  THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of _______ __, 1997, among JAMES A. WYANT, having an address c/o G.H. Wood + Wyant Inc., 1475 32nd Avenue, Lachine, Quebec H8T 3J1 ("Guarantor"), HOSPOSABLE PRODUCTS, INC., a New York corporation ("HPI"), and 3290441 CANADA INC., a corporation incorporated under the Canada Business Corporations Act, and a wholly owned subsidiary of HPI ("HPI Sub", and collectively with HPI and the other Buyer Indemnitees, the "Guaranteed Parties").

                              W I T N E S S E T H:

                  WHEREAS, G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller"), HPI and HPI Sub have entered into an Asset Purchase Agreement dated as of November 12, 1996 (the "Asset Purchase Agreement"), providing for the sale by Seller to HPI Sub of the Acquired Business;

                  WHEREAS, immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement, Guarantor will be the legal and beneficial owner of all of the issued and outstanding shares of Seller's voting stock;

                  WHEREAS, in order to provide the Guaranteed Parties further assurance as to the payment by Seller of its indemnity obligations under Section
8.1 of the Asset Purchase Agreement and as a condition precedent to the obligations of HPI and HPI Sub to consummate the Closing under the Asset Purchase Agreement, Guarantor, simultaneously with the Closing, will execute and deliver to HPI and HPI Sub this Guaranty; and

                  WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

                  NOW, THEREFORE, as an inducement to HPI and HPI Sub to consummate the transactions contemplated by the Asset Purchase Agreement and in consideration of them so doing, each party hereto hereby covenants and agrees as follows:


                                    ARTICLE 1

                                    GUARANTY

                  Section 1.01. Guaranty. Subject to Section 2.01 hereof, Guarantor hereby guarantees the full and faithful performance by Seller of Seller's obligations to indemnify the Guaranteed Parties pursuant to Article 8 of the Asset Purchase Agreement, but only to the extent one or more Guaranteed Parties have made a written demand of Seller to satisfy its obligations pursuant to such Article 8 and Seller has failed to satisfy its obligations pursuant to such Article 8 for fifteen days after such demand (the "Guaranteed Obligations").

                  Section 1.02. Payment and Performance of the Guaranteed Obligations. If the Guaranteed Obligations are not paid by Seller through set-off or otherwise in accordance with the terms and conditions of the Asset Purchase Agreement (an "Event of Default") and the Guaranteed Parties shall have complied with Section 1.01 hereof, Guarantor shall, upon written demand made by a Guaranteed Party upon Guarantor, subject to Section 2.01 hereof, immediately pay or cause the performance of the same in accordance with the terms and conditions of the Asset Purchase Agreement. Payment to such Guaranteed Party shall be made at such place and in such manner as directed by such Guaranteed Party, without any deduction whatsoever whether for counterclaim, set-off or otherwise.

                  Section 1.03. Continuing Liability of Guarantor. In the event the Guaranteed Obligations are paid in whole or in part by Seller, the liability of Guarantor pursuant to this Guaranty shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered by Seller or its successors from a Guaranteed Party as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Each of the Guaranteed Parties agrees to take all actions that are reasonably appropriate to defend against any such attempt to recover all or part of any such payment.


                                    ARTICLE 2

                             LIMITATION OF GUARANTY

                  Section 2.01. Limitation of Guaranty. Guarantor's liability hereunder shall not exceed in the aggregate the excess of (i) the aggregate amount of any cash or non-cash dividends, payments or other distributions, including compensation or other bonus arrangement received by him from Seller, from the Closing through the date on which a claim is made hereunder by a Guaranteed Party over (ii) an amount equal to Cdn$35,000 for each successive twelve month period that has elapsed from the Closing Date to the date as of which the maximum liability of Guarantor is being determined under this Section 2.01, provided that this Section 2.01 shall not require any reimbursement by any Guaranteed Party to Guarantor of any amount paid to such Guaranteed Party hereunder that was consistent with the limitations in this Section 2.01 at the time such payment was made.

                                    ARTICLE 3

                            SATISFACTION OF GUARANTY

                  Section 3.01. Satisfaction of Guaranty. The Guarantor and the Guaranteed Parties agree (a) that Guarantor shall satisfy his obligations under this Guaranty by surrender of the certificates representing, in this order and this order only, the shares of Class A Mandatorily Redeemable Preferred Stock (other than the Class A Excluded Shares), the Class B Mandatorily Redeemable Preferred Stock, the Class E Exchangeable Preferred Stock (other than the Excluded Shares), the Underlying Shares, if any, and Buyer Parent Common Stock, in each case held by Guarantor, which surrender shall be automatic and without any further action of Guarantor, until such time as all such shares have been surrendered, and (b) that the Guaranteed Parties will have no recourse against any other assets of Guarantor until the assets set forth in clause (a) hereof have been exhausted in the order so set forth. For purposes of this Section 3.01, (w) the value of each share of Class A Mandatorily Redeemable Preferred Stock and each share of Class B Mandatorily Redeemable Preferred Stock shall be its Redemption Price (as defined in the Articles of Incorporation of HPI Sub),
(x) the value of each share of Class E Exchangeable Preferred Stock at any time shall be the value of the Underlying Shares at such time, (y) the value of the Underlying Shares or the Buyer Parent Common Stock at the time any such shares or any shares of Class E Exchangeable Preferred Stock are surrendered pursuant to this Section 3.01 shall be the average of the closing prices reported on the Nasdaq National Market for Buyer Parent Common Stock for the twenty trading days (whether or not any trades of Buyer Parent Common Stock occur on any such day) prior to the date of such surrender and (z) the value of any Preferred Stock, Underlying Shares or Buyer Parent Common Stock sold by Guarantor shall be the sale price of such Preferred Stock, Underlying Shares or Buyer Parent Common Stock, as the case may be, in such sale by Guarantor.


                                    ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTOR

                  Section 4.01. Representations, Warranties and Covenants. Guarantor hereby represents, warrants and covenants to and for the benefit of the Guaranteed Parties as follows:

                  (a) As of the date hereof, Guarantor is the holder of all of the issued and outstanding capital stock of Seller other than the X Shares; and

                  (b) Guarantor agrees not to sell or otherwise transfer any shares of Seller's capital stock, or permit Seller to issue or sell any shares of Seller's capital stock for as long as Guarantor owns that number of shares of voting capital stock of

         Seller sufficient to enable him to elect a majority of Seller's Board of Directors, to any Person other than Guarantor, by operation of law or otherwise, unless Guarantor or Seller has first obtained and provided to HPI and HPI Sub a guaranty of the purchaser or other transferee thereof substantially to the same effect as this Guaranty satisfactory in form and substance to HPI and HPI Sub.

                                    ARTICLE 5

                                  MISCELLANEOUS

                  Section 5.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, certified or registered mail, return receipt requested, or telecopy transmission with confirmation of receipt, to the Guarantor at the address set forth in the preamble, and to the Guaranteed Parties at 100 Readington Road, Somerville, New Jersey 08876; Attention: Joseph
H. Weinkam, Jr. Such names and addresses may be changed by written notice to each person listed above.

                  Section 5.02. Binding Effect; No Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Guaranty may only be assigned by the Guaranteed Parties to an assignee of their rights in accordance with Section 10.11 of the Asset Purchase Agreement.

                  Section 5.03. Governing Law. The rights and duties of the parties hereto under this Guaranty shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

                  Section 5.04. Severability of Provisions. If any provision or portion of such provision of this Guaranty shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Guaranty shall not be affected thereby.

                  Section 5.05. Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 5.06. Headings. The headings in this Guaranty are for reference only, and shall not affect the interpretation of this Guaranty.

                  Section 5.07. Third-Party Beneficiaries. The Buyer Indemnitees shall be third-party beneficiaries of this Guaranty.

                  Section 5.08. Termination. Except as otherwise provided in
Section 1.03, this Guaranty shall terminate on the later of (a) six years after the date hereof and (b) the date which all indemnification claims of any Buyer Indemnitee as to which claims were made in accordance with the Asset Purchase Agreement prior to such expiration shall have been paid in full pursuant to the Asset Purchase Agreement or this Guaranty or determined not to be payable by any settlement agreement with the claimant or any final and non-appealable arbitration award or judgment of a competent court.

                  IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the day and year first above written.



                                       _______________________________
                                       JAMES A. WYANT



                                       HOSPOSABLE PRODUCTS, INC.


                                       By:____________________________
                                          Name:
                                          Title:



                                       3290441 CANADA INC.


                                       By:____________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT L-1



               FORM OF OPINION OF SPECIAL COMMITTEE'S U.S. COUNSEL


                                January __, 1997

G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec H8T 3J1

3287858 Canada Inc.
c/o G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec  H8T 3J1

1186020 Ontario Limited
c/o G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec  H8T 3J1


Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 7.2 of that certain Asset Purchase Agreement dated as of November 12, 1996 ("Purchase Agreement"), among G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act, Hosposable Products, Inc., a New York corporation ("Buyer Parent"), and 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of Buyer Parent ("Buyer"). Capitalized terms defined in the Purchase Agreement and used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. We have acted as independent U.S. counsel to the Special Committee in connection with the execution and delivery of the Purchase Agreement, the Note, the Undertaking, the Guaranty Agreement, the Registration Rights Agreement and the Covenant Agreement (collectively, the "Purchase Documents").

                  In rendering the opinions set forth below, we have assumed that (i) each of the parties to the Purchase Documents (other than Buyer Parent and Buyer (collectively, the "Companies")) has duly and validly executed and delivered each instrument, document and agreement to which such party is a signatory and that such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (ii) each person executing any instrument, document or agreement on behalf of any such party (other than the Companies) is duly authorized to do so

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 2

and (iii) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.

                  Except as expressly stated in the next sentence, this opinion is limited to the effect of the laws of the State of New York and the laws of the United States of America, as presently in effect, and we express no opinion with respect to the laws of any other jurisdiction. Insofar as the opinions expressed in numbered paragraph 4 below relate to matters governed by the laws of Canada, we have not made an independent investigation of such laws and have relied, with your consent, as to such laws, upon the opinion of Stikeman, Elliott, independent Canadian counsel to the Special Committee, of even date herewith addressed to you. We express no opinion as to (i) any antitrust or unfair competition laws and regulations, or (ii) any securities laws or regulations, relating to the Purchase Documents or the transactions contemplated thereby or otherwise.

                  We have made such inquiry of Buyer Parent and have examined such records of Buyer Parent, public records and other documents as we have deemed necessary to form the basis of the opinions hereinafter expressed, including, without limitation, (i) the Purchase Documents, (ii) a certificate of good standing from the New York Department of State dated ____________ __, 199_ for Buyer Parent, (iii) the current certificate of incorporation and bylaws of Buyer Parent and (iv) certain certificates and other documents executed by officers of each of the Companies. In addition, we have made such investigations of law as we deem necessary and relevant for the purposes of this opinion.

                  In our examination of documents for purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed the genuineness of all signatures on all documents submitted to us for examination. We have also assumed that all certificates issued by public officials have been properly issued and that such certificates are accurate.

                  Whenever used in any statement set forth in this opinion letter, "to our knowledge" or other words of similar meaning qualify and limit such statement to the current awareness of the attorneys of this firm primarily responsible for representing the Special Committee of factual matters that such attorneys recognize as being relevant to the statement so qualified and limited. Except as otherwise stated herein, we

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 3


have undertaken no independent investigation or verification of such matters.

                  Based upon and subject to the foregoing and subject to the further exceptions and qualifications set forth below, we are of the opinion that:

                  1. Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  2. Buyer Parent has full corporate power and authority to execute and deliver the Purchase Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Buyer Parent of the Purchase Documents to which it is a party, and the performance by Buyer Parent of its obligations thereunder, have been duly authorized by all requisite corporate action on the part of Buyer Parent.

                  3. Each of the Purchase Documents to which Buyer Parent is a party has been duly executed and delivered by Buyer Parent, and constitutes a valid and binding obligation of Buyer Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4. Each of the Purchase Documents to which Buyer is a party has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  5. The execution and delivery by Buyer Parent of the Purchase Documents to which it is a party, and the performance by Buyer Parent of its obligations thereunder, are not prevented by and do not violate or result in a default under (i) the Business Corporation Law of the State of New York, (ii) any other applicable statute or regulation of the State of New York that a lawyer in such state exercising customary professional diligence would reasonably recognize as being directly applicable, (iii)

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 4


any provision of its certificate of incorporation or bylaws, or (iv) to our knowledge, any order or ruling of any court or other governmental authority of the United States or the State of New York.

                  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred.

                  This opinion letter is solely for your benefit. This opinion letter may not be relied on by, nor copies delivered to, any other person without our prior written consent.

                  We do not undertake to advise you of any changes in the opinions expressed herein subsequent to the issuance of this letter resulting from changes in law or matters which may hereafter be brought to our attention.

                                  Very truly yours,

                                  SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                  By:____________________________________
                                               James D. Darrow

                                                                     EXHIBIT L-2


             FORM OF OPINION OF SPECIAL COMMITTEE'S CANADIAN COUNSEL


                                January __, 1997



G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec H8T 3J1

3287858 Canada Inc.
c/o G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec  H8T 3J1

1186020 Ontario Limited
c/o G.H. Wood + Wyant Inc.
1475, 32 Avenue
Lachine, Quebec  H8T 3J1


Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 7.2 of that certain Asset Purchase Agreement dated as of November 12, 1996 ("Purchase Agreement"), among G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act, Hosposable Products, Inc., a New York corporation ("Buyer Parent"), and 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of Buyer Parent ("Buyer"). Capitalized terms defined in the Purchase Agreement and used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. We have acted as independent Canadian counsel to the Special Committee in connection with the execution and delivery of the Purchase Agreement, the Note, the Undertaking, the Guaranty Agreement and the Covenant Agreement (collectively, the "Purchase Documents").

         In rendering the opinions set forth below, we have assumed that (i) each of the parties to the Purchase Documents (other than Buyer) has duly and validly executed and delivered each instrument, document and agreement to which such party is a signatory, (ii) each person executing any instrument, document or agreement on behalf of any such party (other than Buyer) is duly authorized to do so and (iii) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 2


         This opinion is limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein, as presently in effect, and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion as to (i) any antitrust or unfair competition laws or regulations or (ii) any securities laws or regulations relating to the Purchase Documents or the transactions contemplated thereby or otherwise.

         We have made such inquiry of Buyer and have examined such records of Buyer, public records and other documents as we have deemed necessary to form the basis of the opinions hereinafter expressed, including, without limitation,
(i) the Purchase Documents, (ii) a certificate of compliance issued under Subsection 263(2) of the Canada Business Corporations Act dated _________ __, 199_ concerning Buyer, (iii) the current articles of incorporation and bylaws of Buyer and (iv) certain certificates and other documents executed by officers of each of Buyer and Buyer Parent. In addition, we have made such investigations of law as we deem necessary and relevant for the purposes of this opinion.

         In our examination of documents for purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed the genuineness of all signatures on all documents submitted to us for examination. We have also assumed that all certificates issued by public officials have been properly issued and that such certificates are accurate.

         Whenever used in any statement set forth in this opinion letter, "to our knowledge" or other words of similar meaning qualify and limit such statement to the current awareness of the attorneys of this firm practicing in the Province of Quebec and primarily responsible for representing the Special Committee of factual matters that such attorneys recognize as being relevant to the statement so qualified and limited. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

         Based upon and subject to the foregoing and subject to the further exceptions and qualifications set forth below, we are of the opinion that:

         1. Buyer is a corporation duly organized and validly existing and has made all the necessary corporate filings

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 3


required to be made under the laws of its jurisdiction of incorporation to keep the Buyer in good standing under such laws.

         2. Buyer has full corporate power and authority to execute and deliver the Purchase Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Buyer of the Purchase Documents to which it is a party, and the performance by Buyer of its obligations thereunder, have been duly authorized by all requisite corporate action on the part of Buyer.

         3. Each of the Purchase Documents to which Buyer is a party has been duly executed and delivered on behalf of Buyer.

         4. The choice of laws of the State of New York to govern the Purchase Documents is permitted under the laws of the Province of Quebec, subject to proof of such laws as a question of fact. A Court in Quebec would give effect to such choice of law, excluding the rules governing conflict of laws and penal, fiscal, procedural and expropriatory laws and rules, of the State of New York, and would enforce the Purchase Documents, in any action brought to enforce the Purchase Documents in the Province of Quebec, as provided in Article 3111 of the Civil Code, subject to the following:

(i) the laws of the State of New York would have to be proved as a question of fact;

(ii) the application of the laws of the State of New York, if manifestly inconsistent with the public order as understood in international relations, would not be given effect by the courts in Quebec; however, we have no reason to believe that this would be the case as regards the Purchase Documents;

(iii) under the Currency Act (Canada), Canadian courts may render judgment only in Canadian currency;

(iv) even though a Quebec authority has jurisdiction to hear a dispute, it may exceptionally, and on an application by a party, decline jurisdiction if it considers that the authorities of another jurisdiction are in a better position to decide upon the matter;

(v) all applicable bankruptcy, insolvency, rearrangement, reorganization and other debtor relief legislation affecting the rights of creditors; and

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 4


(vi) the discretion of the courts to limit the availability of the remedies of specific performance and injunctive relief.

         5. Under Article 3111 of the Civil Code, a juridical act, whether or not it contains a foreign element, is governed by the law expressly designated by such act. The application of the conflict of laws rules of the Province of Quebec would therefore result in the laws of the State of New York determining whether or not the Purchase Documents are legal, valid and enforceable in accordance with their respective terms.

         6. Quebec law implicitly recognizes that the parties to the Purchase Agreement may contractually submit to arbitration under the rules of the American Arbitration Association.

         7. If a decision from the arbitration panel is obtained against the Buyer pursuant to the Purchase Agreement, the Quebec courts, in the face of the express submission to the arbitration contained in the Purchase Agreement, will recognize and declare enforceable a decision from the arbitration panel, subject to the exceptions and exclusions provided in Articles 3155 to 3163 of the Civil Code, a copy of which is joined hereto as Schedule A.

         8. The execution and delivery by Buyer of the Purchase Documents to which it is a party, and the performance by Buyer of its obligations thereunder, are not prevented by and do not violate or result in a default under (i) the Canada Business Corporations Act, (ii) any other applicable statute or regulation of Canada or of the Province of Quebec that a lawyer in such jurisdiction exercising customary professional diligence would reasonably recognize as being directly applicable, (iii) any provision of its articles of incorporation or bylaws, or (iv) to our knowledge, any order or ruling of any court or other governmental authority of Canada of the Province of Quebec.

         9. The 3,800,000 shares of Class B Mandatorily Redeemable Preferred Stock and the 1,000,000 shares of Class E Exchangeable Preferred Stock issued to Seller pursuant to the Purchase Agreement have been validly issued in accordance with the requirements of the Canada Business Corporations Act and are fully paid and non-assessable.

         10. The authorized capital of Buyer comprises, inter alia, an unlimited number of shares of Class A Redeemable Preferred Stock, none of which have been issued yet. The issuance of the shares of Class A Redeemable Preferred Stock in accordance with the Purchase Agreement as it now reads has been duly authorized

G.H. Wood + Wyant Inc.
3287858 Canada Inc.
1186020 Ontario Limited
January __, 1997
Page 5


by resolution of the Board of Directors of Buyer and, once the consideration for their issuance has been fully paid to Buyer, the shares of Class A Redeemable Preferred Stock then so issued in accordance with the Purchase Agreement as it now reads and such resolution of the Board of Directors shall be shares that are validly issued in accordance with the requirements of the Canada Business Corporations Act and that are fully paid and non-assessable, on the condition that no event or change in circumstances occurs between the date of this opinion and the date of issuance of such shares of Class A Redeemable Preferred Stock that would prevent such issuance in accordance with the Purchase Agreement as it now reads.

         The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred.

         This opinion letter is solely for your benefit. This opinion letter may not be relied on by, nor copies delivered to, any other person without our prior written consent.

         We do not undertake to advise you of any changes in the opinions expressed herein subsequent to the issuance of this letter resulting from changes in law or matters which may hereafter be brought to our attention.

                                            Very truly yours,


                                            Stikeman, Elliott

                                                                       EXHIBIT M

                               COVENANT AGREEMENT


            MEMORANDUM OF AGREEMENT MADE AS OF THE - DAY OF - , 1996


BETWEEN: HOSPOSABLE PRODUCTS, INC., a corporation incorporated under the laws of the State of New
              York,

              (hereinafter referred to as the "Parent"),

                                                           OF THE FIRST PART,


AND: 3290441 CANADA INC., a corporation incorporated under the Canada Business Corporations Act,

              (hereinafter referred to as the "Corporation"),

                                                          OF THE SECOND PART,


AND:          G.H. WOOD + WYANT INC., a corporation
              incorporated under the Canada Business Corporations
              Act,

              (hereinafter referred to as the "Seller"),

                                                           OF THE THIRD PART,



         WHEREAS pursuant to an asset purchase agreement dated as of - , 1996 among the Parent, the Corporation and the Seller (the "Asset Purchase Agreement"), the Seller sold all of its business and certain assets to the Corporation;

         WHEREAS the Corporation is a subsidiary of the Parent;

         WHEREAS the Asset Purchase Agreement provided that as part of the consideration for the sale of such business and assets, the Seller was issued:

         (i) a promissory note in the aggregate principal amount of Cdn $4,262,741, subject to adjustment, if any, as set forth in the Asset Purchase Agreement, which note will be exchanged for fully paid and non-assessable non-voting Class A shares of the capital stock of the Corporation, such shares being entitled to an annual fixed, cumulative, preferential dividend equal to 4% of their redemption price and a redemption privilege (the "Class A Shares"),

         (ii) 3,800,000 fully paid and non-assessable non-voting Class B shares of the capital stock of the Corporation such shares being entitled to an annual fixed, cumulative, preferential dividend equal to 3.999999% of their redemption price and a redemption privilege (the "Class B Shares"), and

         (iii) 1,000,000 fully paid and non-assessable non-voting Class E shares of the Corporation (the "Exchangeable Shares") such Exchangeable Shares being subject to a call right and a liquidation call right in favour of the Parent (the "Parent Call Rights");

         WHEREAS the articles of incorporation of the Corporation, as amended, set forth the rights, privileges, restrictions and conditions attaching to the Class A Shares (collectively the "Class A Share Provisions"), the Class B Shares (collectively the "Class B Share Provisions") and the Exchangeable Shares (collectively, the "Exchangeable Share Provisions");

         WHEREAS Parent is the registered and beneficial owner of all of the issued and outstanding voting common shares of the Corporation and wishes to make certain covenants in respect of the Corporation relating to:

         (i) payments in respect of the Class A Shares pursuant to the Class A Share Provisions;

         (ii) payments in respect of the Class B Shares pursuant to the Class B Shares pursuant to the Class B Share Provisions;

         (iii) payments in respect of the Exchangeable Shares pursuant to the Exchangeable Share Provisions; and

         (iv) the availability of common shares of the capital stock of Parent, $0.01 par value per share (the "Parent Common Shares") to holders of Exchangeable Shares ("Exchangeable Holders") pursuant to the Exchangeable Share Provisions;

         WHEREAS all defined terms not defined herein shall have the meanings ascribed to them in the Exchangeable Share Provisions;

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                          COVENANTS OF THE CORPORATION

1. RESPECT TERMS OF SHARES. To the extent permitted by applicable law, including without limitation the provisions of the Canada Business Corporations Act, the Corporation covenants and agrees in favour of each of the Seller, Parent and all subsequent holders of the Class A Shares, Class B Shares and Exchangeable Shares (collectively the "Subsequent Holders") to observe and perform the Class A Share Provisions, the Class B Share Provisions and the Exchangeable Share Provisions.


                               COVENANTS OF PARENT

2. PAYMENTS UNDER CLASS A SHARES, CLASS B SHARES AND EXCHANGEABLE SHARES. Parent agrees and covenants in favour of each of the Corporation, the Seller and the Subsequent Holders to ensure that the Corporation is able and has the financial resources (taking into account any requirements under applicable law):

         2.1 To declare and pay dividends on its Class A Shares, to redeem and retract and pay the redemption price for such Class A Shares and to pay the liquidation entitlement in respect of the Class A Shares at the times and in accordance with the terms set forth in the Class A Share Provisions;

         2.2 To declare and pay dividends on its Class B Shares, to redeem and retract and pay the redemption price for such Class B Shares and to pay the liquidation entitlement in respect of the Class B Shares at the times and in accordance with the terms set forth in the Class B Share Provisions; and

         2.3 To declare and pay dividends on its Exchangeable Shares, to pay the Liquidation Amount and to redeem and pay the Retraction Price for such Exchangeable Shares upon receipt of a retraction request, at the times and in accordance with the terms set forth in the Exchangeable Share Provisions.

         2.4      Notwithstanding the foregoing provisions of this Section :

                  2.4.1 in the event that (i) the Corporation notifies the Seller and the Parent that the Corporation does not have the financial resources (taking into account any requirements under applicable law) to pay any of the amounts payable in accordance with the foregoing or
                           (ii) the Corporation has failed to pay any of the amounts payable in accordance with the foregoing and such failure to pay persists for thirty (30) days following a written demand for such payment by Seller, the Seller may, at its sole option and discretion, elect by giving written notice to the Parent and the Corporation within twenty (20) days of receipt of such notice from the Corporation or within twenty (20) days following the expiry of the aforementioned thirty (30) day delay, as the case may be, to receive directly from the Parent any such amount payable to the Seller. The Parent undertakes to pay directly to the Seller within five days of receipt of the Seller's notice the amount which Seller has elected to receive directly from Parent. The Seller's election to receive any such amount directly from Parent and the payment of such amount by Parent to Seller will not (i) affect the right of Seller to receive from the Corporation any other amounts payable to Seller in accordance with the Class A Share Provisions, the Class B Share Provisions and the Exchangeable Share Provisions, or
                           (ii) deprive the Parent of any recourse it may have against the Corporation by reason of having paid such amount to Seller;

                  2.4.2 in the event that (i) the Corporation has given notice to the Seller and the Parent in accordance with subsection and the Seller has not elected to receive payment directly from the Parent as provided for in subsection or (ii) the Corporation has failed to pay any of the amounts payable in accordance with the foregoing and such failure to pay persists for thirty (30) days following a written demand for such payment by Seller, then the Parent may, at its sole option and discretion, elect to pay any of such amounts directly to Seller, by giving written notice to the Seller and the Corporation within five (5) days of the expiry of the applicable twenty (20) day notice period set out in subsection . The Parent undertakes to pay directly to Seller within five (5) days of giving such notice the amount which it has elected to pay directly to Seller. The Parent's election to pay such amount directly to Seller and the payment of such amount by Parent to Seller will not (i) affect the right of Seller to receive from the Corporation any other amounts payable to Seller in accordance with the Class A Share Provisions, the Class B Share Provisions and the Exchangeable Share Provisions, and (ii) deprive the Parent of any recourse it may have against the Corporation by reason of having paid such amount to Seller.

3. AVAILABILITY OF PARENT COMMON SHARES. Parent agrees and covenants in favour of the Corporation, the Seller and each Exchangeable Holder:

         3.1 to ensure at all times that sufficient numbers of authorized but unissued shares or treasury shares and Parent Shares are available to the Corporation to permit the Corporation to satisfy its obligation to deliver Parent Common Shares to Exchangeable Holders pursuant to the Exchangeable Share Provisions; and

         3.2 to ensure that such Parent Common Shares are validly authorized and reserved for issuance and, when issued upon exchange, shall be validly issued, fully paid and non-assessable, free and clear of any encumbrances and preemptive rights.

4. PARENT'S CALL RIGHT. Parent agrees and covenants in favour of the Corporation and each Exchangeable Holder, that if the Parent exercises any of the Parent Call Rights it will deliver the appropriate number of Parent Common Shares to the relevant Exchangeable Holder, the whole in conformity with the Exchangeable Share Provisions.

5. EVENT OF INSOLVENCY OF THE CORPORATION. If an Event of Insolvency of the Corporation should occur, then the Seller may, at its option, give notice to the Parent that the Seller has elected to require the Parent to purchase from the Seller all of the Class A Shares and the Class B Shares then outstanding and held by the Seller for a price of $1.00 (Canadian) per Class A Share and per Class B Share and the Parent shall purchase and pay the aggregate purchase price for such shares on a date (the "Closing Date") specified in the notice from the Seller which shall not be less than 15 days after the sending of the notice. At the closing on the Closing Date, the Seller shall deliver to the Parent the share certificates representing such Class A Shares and Class B Shares duly endorsed for transfer against delivery of the entire amount of the purchase price which shall be payable by way of a promissory note to be issued by Parent to Seller providing for payments in such amounts payable on such dates and bearing such rate of interest to reflect the dividend entitlement and redemption entitlement as provided in the Class A Share Provisions and the Class B Share Provisions.

         For purposes hereof:

         5.1 "EVENT OF INSOLVENCY OF THE CORPORATION" shall mean the occurrence of any of the following events:

                  5.1.1 the Corporation admits in writing its inability to pay its debts generally as they become due;

                  5.1.2 the Corporation makes a general assignment for the benefit of creditors;

                  5.1.3 the corporation becomes subject to bankruptcy proceedings which it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of thirty (30) days;

                  5.1.4 the Corporation submits to or makes any application for the purpose of suspension of payment of its liabilities;

                  5.1.5 the Corporation petitions to or applies to any authority for the appointment of an administrator, receiver, trustee or intervenor for itself or for any substantial part of its property;

                  5.1.6 the Corporation commences or has commenced against it or in respect of its debts, any proceeding under any Law, relating to reorganization, compromise, settlement, arrangement, adjustment, dissolution or liquidation, which proceedings it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of thirty (30) days;

                  5.1.7 the Corporation becomes bankrupt within the meaning of the laws of its country; or

                  5.1.8 the Corporation by any act indicates its consent to, approval of or acquiescence in any bankruptcy, reorganization or insolvency proceeding under any Law or any proceeding for the appointment of an administrator, receiver, trustee or intervenor for itself or for any substantial part of its property or suffers any such receivership or trustee to remain undischarged for a period of thirty (30) days.

         5.2 "GOVERNMENTAL AUTHORITY" means any federal, provincial, state, regional, municipal, local or other governmental authority, domestic or foreign, and includes any court, tribunal, agency, department, commission, board, bureau or instrumentality thereof and other Person exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

         5.3  "LAW" means:

                  5.3.1 all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international;

                  5.3.2 all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any Governmental Authority;

                  5.3.3 all policies, voluntary restraints, practices or guidelines of any Governmental Authority; and

                  5.3.4   all provisions of the foregoing,
                  in each case binding on or affecting the Person referred to in the context in which such word is used.

         5.4 "PERSON" includes any individual, corporation, body corporate, partnership, limited partnership, limited liability company, joint venture, trust, estate, unincorporated association or other entity or any government or governmental authority (including any Governmental Authority) however designated or constituted.

6.       EVENT OF DEFAULT OF PARENT.

         6.1 If Parent is in default of its obligation to make a payment in accordance with section hereof, and Parent fails to remedy such default within 10 days of receiving written notice thereof from Seller, then the Seller may, at its option, give notice to the Parent that the Seller has elected to require the Parent to purchase from the Seller all of the Class A Shares and the Class B Shares then outstanding and held by the Seller for a price of $1.00 (Canadian) per Class A Share and per Class B Share and the Parent shall purchase and pay the aggregate purchase price for such shares plus any accrued and unpaid dividends thereon on a date (the "Closing Date") specified in the notice from the Seller which shall not be less than 15 days after the sending of the notice. At the closing on the Closing Date, the Seller shall deliver to the Parent the share certificates representing such Class A Shares and Class B Shares duly endorsed for transfer against delivery of the entire amount of the purchase price which shall be payable by certified cheque or bank draft payable to Seller and drawn on a branch of a Canadian chartered bank located in the City of Montreal, Quebec, Canada or, at the option of the Seller, by wire transfer to Seller's bank in Canada in accordance with wire transfer instructions set forth in a notice by Seller to the Parent.

         6.2 If Parent is in default of its obligation to make a payment pursuant to a promissory note issued pursuant to Section and Parent fails to remedy such default within 10 days of receiving written notice thereof from Seller or if an Event of Insolvency of the Parent should occur, then the entire principal amount and all accrued and unpaid interest thereon payable under such promissory note shall become immediately due and payable by Parent to Seller by certified cheque or bank draft payable to Seller and drawn on a branch of a Canadian chartered bank located in the City of Montreal, Quebec, Canada or, at the option of the Seller, by wire transfer to Seller's bank in Canada in accordance with wire transfer instructions set forth in a notice by Seller to the Parent. For purposes of this section "Event of Insolvency of the Parent" shall have the same meaning as "Event of Insolvency of the Corporation" except that all references to the "Corporation" in such definition shall be read as if they referred to the "Parent".

                               COVENANTS OF SELLER

7. PARENT CALL RIGHTS. The Seller agrees to be bound by, and to cooperate with the Parent in the Parent's exercise of, the Parent Call Rights. Seller shall not assign, transfer or otherwise dispose of any of the Exchangeable Shares or any interest therein to any Person without obtaining and providing to the Parent the written agreement of such Person to be bound by, and to cooperate with the Parent in the Parent's exercise of, the Parent Call Rights.

8. VOTING RIGHTS. The Seller agrees not to exercise its right to elect directors of the Corporation pursuant to Section 5 of the Class A Share Provisions and the Class B Share Provisions for so long as Parent shall have made payments to the Seller in accordance with section hereof.


                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

9. AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation, the Parent and the Seller.


                                   TERMINATION

10. SURVIVAL OF AGREEMENT. This agreement shall continue until the later of the following events:

         10.1 the Class A Shares and the Class B Shares have been completely redeemed and the redemption price in respect of such redemptions shall have been fully paid in accordance with the Class A Share Provisions and the Class B Share Provisions respectively; and

         10.2 there are no issued and outstanding Exchangeable Shares except any Exchangeable Shares which may be held by Parent following the redemption or exchange of all the Exchangeable Shares and the payment of the Retraction Price therefor.


                     WARRANTY OF PARENT AND THE CORPORATION

11. CORPORATE AUTHORITY. Each of Parent and the Corporation has full corporate power and authority to enter into this Agreement and to provide the covenants set out herein. The execution, delivery and performance by Parent and the Corporation of this

         Agreement have been duly authorized by all requisite corporate action. Upon the due execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of each of Parent and the Corporation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.


                                     GENERAL

12. CONTINUING LIABILITY OF PARENT. In the event Parent makes payments to Seller in accordance with this Agreement, the liability of Parent pursuant to this Agreement shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered by Parent or its successors from Seller or a Subsequent Holder as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Parent agrees to take all actions that are reasonably appropriate to defend against any such attempt to recover all or part of any such payment.

13. SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14. ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and to the benefit of any Subsequent Holders and for such purposes the provisions of this Agreement in favour of the "Seller" and the "Exchangeable Holders" (including, without limitation the provisions of sections 2, 3, 5 and 6 hereof) shall be interpreted as if each reference therein to the "Seller" or the "Exchangeable Holders" referred to the Subsequent Holders.

15. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

         15.1     IF TO THE PARENT OR THE CORPORATION, TO:

                  Hosposable Products, Inc.
                  100 Readington Road
                  Somerville, New Jersey 08876
                  Attention:  Joseph H. Weinkam, Jr.

                  Telecopier:       (908) 707-1549
                  Telephone:        (908) 707-1800

                  WITH A COPY TO:

                  Sutherland, Asbill & Brennan, L.L.P.
                  1275 Pennsylvania Avenue, NW
                  Washington, DC 20004
                  Attention:  James Darrow, Esq.

                  Telecopier:       (202) 637-3593
                  Telephone:        (202) 383-0132

         15.2     IF TO THE SELLER, TO:

                  G.H. Wood + Wyant Inc.
                  1475 32nd Avenue
                  Lachine, Quebec H8T 3J1
                  Attention:  James A. Wyant

                  Telecopier:       (514) 636-1148
                  Telephone:        (514) 636-9926

                  WITH A COPY TO:

                  Winthrop, Stimson, Putnam & Roberts
                  One Battery Park Plaza
                  New York New York 10004
                  Attention:  Ken Adelsberg, Esq.

                  Telecopier:       (212) 858-1500
                  Telephone:        (212) 858-1213

16. GOVERNING LAW. The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

17. The parties hereto recognize the non-exclusive jurisdiction of the courts of the State of New York over disputes relating to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                       HOSPOSABLE PRODUCTS, INC.


                                       By:_____________________________________

                                       By:_____________________________________



                                       3290441 CANADA INC.


                                       By:_____________________________________




                                       G.H. WOOD + WYANT INC.


                                       By:_____________________________________

                                       By:_____________________________________

                                  INTERVENTION


         Each of 3287858 Canada Inc. ("3287858") and 1186020 Ontario Limited ("1186020") intervene to the covenant agreement dated January - by and among Hosposable Products, Inc., 3290441 Canada Inc. and G.H. Wood + Wyant Inc. (the "Covenant Agreement"), declares that it has read the Covenant Agreement, understands its meaning and scope and is satisfied therewith.

         Each of 3287858 and 1186020 accepts the benefit of any provisions of the Covenant Agreement which may accrue to it as a Subsequent Holder (as defined in the Covenant Agreement) and, as a Subsequent Holder, agrees to be bound by the covenants of Seller set out therein as if it were the party making such covenant.

                                       3287858 CANADA INC.


                                       Per:____________________________________
                                             Lynne Emond


                                       1186020 ONTARIO LIMITED


                                       Per:____________________________________
                                             John Derek Wyant, M.D.

                                                                       EXHIBIT N

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of _____________, 1997 (the "Agreement") by and among Hosposable Products, Inc., a New York corporation (the "Company"), G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Wyant"), and James A. Wyant (a "Stockholder" and, collectively with Wyant, the "Stockholders").


                              W I T N E S S E T H:


                  WHEREAS, the Company, 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act, and a wholly owned subsidiary of the Company ("Buyer"), and Wyant have entered into an Asset Purchase Agreement dated as of November 12, 1996 (the "Purchase Agreement") pursuant to which, subject to the terms and conditions set forth therein, Buyer has agreed to acquire, and Wyant has agreed to sell, all of the operating assets of Wyant (the "Acquired Business");

                  WHEREAS, as partial consideration for the Acquired Business, Wyant shall receive certain shares of Class E Preferred Stock of Buyer, which shares are exchangeable, at the option of the holder, for an equal number of shares of Common Stock;

                  WHEREAS, it is a condition to Wyant's obligations to sell the Acquired Business that the Company enter into this Agreement to provide certain registration rights.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Definitions. The following capitalized terms have the following meanings:

          Commission: The United States Securities and Exchange Commission or any other United States Federal agency administering the Securities Act.

          Common Stock: The Company's Common Stock, par value $.01 per share, and any securities issued with respect to such Common Stock by way of a stock dividend, stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction.

          Demand Stockholder: Each of the Stockholders, either acting individually or jointly pursuant to Section 2(a) of this

          Agreement; provided, however, that such Persons shall not be deemed to be Demand Stockholders unless the aggregate net proceeds to be received by such Persons from the sale of their Registrable Securities pursuant to the requested Demand Registration, as determined by the lead managing underwriter of the offering for such Demand Registration (or if such offering is not an underwritten offering, as reasonably determined by the Persons that requested such Demand Registration), exceed $1,000,000.

          Exchange Act: The United States Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as in effect from time to time.

          Exempt Transfer: The transfer of Common Stock (i) by any Stockholder to an Affiliate of such Stockholder, (ii) to a member of such Stockholder's Family Group, (iii) pursuant to a registered public offering and (iv) pursuant to Rule 144 under the Securities Act.

          Family Group: With respect to James A. Wyant, his spouse, siblings, parents, grandparents and descendants, whether natural or adopted.

          Public Offering: The closing of an underwritten public offering of equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities registered with the Commission under the Securities Act.

          NASD: The National Association of Securities Dealers, Inc. and any successor organization.

          Person: An individual, corporation, partnership, limited liability company, association, joint-stock company, trust where the interests of the beneficiaries are evidenced by a security, unincorporated organization, estate, governmental or political subdivision thereof or governmental agency.

          Registrable Securities: Shares of Common Stock that (i) at any time, are owned by any Stockholder, including, among other things, shares of Common Stock received by any Stockholder pursuant to an exchange of shares of Class E Preferred Stock of Buyer or received by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction, and (ii) have not at any time been transferred except pursuant to an Exempt Transfer.

          Registration Statement: A registration statement provided for in
          Section 6 of the Securities Act under which securities are registered under the Securities Act, together with any preliminary, final or summary prospectus contained therein, any amendment or supplement thereto, and any document incorporated by reference therein.

          Securities Act: The United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Capitalized terms used herein and not defined herein have the meanings as defined in the Purchase Agreement. Terms defined in the Exchange Act or the Securities Act and not otherwise defined herein have the meanings herein as therein defined.

                  2. Demand Registration.

                  (a) Right to Demand. From and after the second anniversary date of the Closing, each Demand Stockholder shall, have the one-time right, exercisable by written notice to the Company, to request that the Company effect the registration under the Securities Act of all or part of such Demand Stockholder's Registrable Securities (a "Demand Registration").

                  Upon receipt of such notice, the Company shall promptly give written notice of such Demand Registration to all registered holders of Registrable Securities, and shall use its best efforts to effect the registration under the Securities Act of:

                          (i) the Registrable Securities that the Company has been requested to register by such Demand Stockholder (including, without limitation, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act), and

                          (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof, by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities so to be registered.

                  (b) Selection of Underwriters. The underwriters of any offering pursuant to a Demand Registration shall be (a) a lead managing underwriter (which shall be a nationally-recognized investment banking firm) selected by the Demand Stockholder which requested such Demand Registration, subject, however, to the approval of the other Stockholder that did not request such Demand Registration, which approval shall not be unreasonably withheld, and
(b) such co-managing underwriters (which shall be one or more nationally-recognized investment banking firms) selected by the Demand Stockholder that requested such Demand Registration.

                  (c) Priority in Demand Registrations. If the managing underwriter advises the Company that, in its opinion, the number of Registrable Securities requested to be included in a Demand Registration exceeds what can be sold in such offering at a price acceptable to the Demand Stockholder(s), then the Company will include in such Demand Registration the number of Registrable

Securities requested to be included in such Demand Registration which the Company is so advised can be sold in such offering in accordance with the following priority: first, all Registrable Securities requested by the Demand Stockholders to be included in such Demand Registration, allocated between such Persons as they shall determine; and second all Registrable Securities requested by other holders of Registrable Securities to be included in such Demand Registration, pro rata among such Persons.

                  (d) Additional Demand Registrations. If the Company effects the registration of less than all of the Registrable Securities held by the Demand Stockholders pursuant to the Demand Registration pursuant to Subsection 2(a) solely as a result of the operation of Subsection 2(c), the Demand Stockholder may at any time request an additional two Demand Registrations, provided that at least six months have elapsed since the effective date of the most recent Demand Registration. Any such Demand Registration shall be requested, effected and in all other respects be in accordance with the terms of the first Demand Registration.

                  (e) Restrictions on Demand Registrations. The Company may postpone for up to three months the filing or the effectiveness of a Registration Statement for a Demand Registration, whether pursuant to Subsection 2(a) or 2(d), if the Company's Board of Directors determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction. In such event, the Demand Stockholders will be entitled to withdraw their request for the Demand Registration. If the request for the Demand Registration is so withdrawn, such Demand Registration request shall not count as a Demand Registration request hereunder.

                  (f) Registration of Other Securities. Whenever the Company shall effect a Demand Registration pursuant to this Section 2, no securities other than Registrable Securities shall be included among the securities covered by such Demand Registration unless the Demand Stockholder which requested such Demand Registration shall have previously consented in writing to the inclusion of such other securities.

                  (g) Other Registration Rights. Except as otherwise provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of each of the Stockholders.

                  (h) Effective Registration Statement. A Demand Registration pursuant to this Section 2 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective, (ii) if after it has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the Registrable Securities are not sold to the public thereunder as a result of the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration not being satisfied, other than by reason of some act or omission by the selling Stockholders.

                  3. Piggyback Registration.

                  (a) Right to Piggyback. If the Company at any time proposes to register any securities under the Securities Act (other than registrations on Form S-4 or S-8 or the equivalent thereof) with respect to an underwritten public offering and the form of Registration Statement to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intent to do so. Within 30 days after receipt of such notice, any Stockholder which is a holder of Registrable Securities may by written notice to the Company request the registration by the Company under the Securities Act of Registrable Securities in connection with such proposed registration by the Company under the Securities Act of securities (a "Piggyback Registration"). Such written notice to the Company shall specify the Registrable Securities intended to be disposed of by such Stockholders and the intended method of distribution thereof. Upon receipt of such request, the Company will use its best efforts to register under the Securities Act all Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving notice of its intent to register securities and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give notice of such determination to the Stockholders requesting such Piggyback Registration, and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay registration expenses pursuant to Section 5 hereof) without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a Demand Registration under Section 2 hereof, and (ii) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any Demand Registration upon request under Section 2 hereof.

                  (b) Selection of Underwriters. The underwriters of any offering pursuant to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

                  (c) Priority in Piggyback Registrations. If the managing underwriter informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering: first, all securities proposed by the Company to be sold for its own account; and second, such Registrable Securities requested by the Stockholders to be included in such Piggyback Registration pro rata on the basis of the number of shares of such Registrable Securities so proposed to be sold and so requested to be included.

                  4. Registration Procedures.

                  (a) Company Covenants. Whenever the Company is hereunder required to use its best efforts to effect the registration under the Securities Act of any Registrable Securities as provided in Section 2 or 3, the Company will:

                           (i) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Subsection 3(a), its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

                           (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (a) such time as all such securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and (b) the expiration of 180 days from the date such Registration Statement first becomes effective (exclusive of any period during which the Stockholders are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of any event described in Section 4(a)(v)(a), (vii) or 4(c)), at which time the Company shall have the right to deregister any of such securities which remain unsold;

                          (iii) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of the Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

                          (iv) use its best efforts to register or qualify all securities covered by such Registration Statement under such other securities or blue sky laws of jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

                          (v) use its best efforts to (a) obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or sales thereunder at the earliest possible time and (b) cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the seller thereof to consummate the disposition of such Registrable Securities;

                           (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, of:

                                    (x) an opinion of counsel for the Company
                  dated the effective date of the Registration Statement (and dated the closing date under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                                    (y) a "comfort letter" dated the effective
                  date of the Registration Statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement and, in the case of the "comfort letter," with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and, in the case of the legal opinion, such other legal matters, and, in the case of the "comfort letter," such other financial matters, as such seller or the underwriter may reasonably request;

                          (vii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each seller of Registrable Securities covered by such Registration Statement promptly after the Company discovers that the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

                           (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

                           (x) use its best efforts to list all Registrable Securities covered by such Registration Statement on a securities exchange on which similar securities issued by the Company are then listed and shall take any other action necessary or advisable to facilitate the disposition of such Registrable Securities.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may request. Any Person participating in any Demand Registration or Piggyback Registration must (a) agree to sell their securities on the basis provided in the underwriting agreement and (b) complete and execute all documents required under this Agreement or the underwriting agreement.

                  Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph (vii) of this Subsection 4(a), such holder will discontinue immediately such holder's disposition of securities pursuant to the Registration

Statement until such holder receives copies of the supplemented or amended prospectus contemplated by such subparagraph (vii) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (b) Underwriting Agreements. The Company will enter into an underwriting agreement with the underwriters for any offering pursuant to a Demand Registration or Piggyback Registration if requested by the underwriters so to do. The underwriting agreement will contain such representations and warranties by the Company and such other terms as are generally prevailing at such time in underwriting agreements. The holders of Registrable Securities to be distributed by the underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations, warranties, and other agreements by the Company to and for the benefit of the underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any representations required by law.

                  (c) Holdback Agreements. (i) Each holder of Common Stock party hereto agrees by acquisition of such Common Stock not to effect any public sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 120 days after any Public Offering, Demand Registration or Piggyback Registration has become effective, except as part of such Public Offering, Demand Registration or Piggyback Registration, as the case may be, unless the managing underwriter of the Public Offering, Demand Registration or Piggyback Registration otherwise agrees to such sale or distribution.

                           (ii) The Company agrees (x) not to effect any public
sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 120 days after any Public Offering, Demand Registration or Piggyback Registration has become effective, except as part of such Demand Registration or Piggyback Registration, as the case may be, and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto and
(y) to use its best efforts to cause each holder of at least 5% of its equity securities (on a fully-diluted basis), or any securities convertible into or exchangeable or exercisable for any such securities, to agree not to effect any such public sale or distribution of such securities during such period, unless the managing underwriter otherwise agrees to such sale or distribution.

                  (d) Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, the underwriters and their respective counsel and accountants, the opportunity to participate in preparing the Registration Statement. The Company will also give each of such Persons such access to its books and records and opportunities to discuss the business of the Company with the Company's officers and independent public accountants who have certified the Company's financial statements as shall, in the opinion of such holders' and such underwriters' respective counsel, be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act to enable the Stockholders to sell their Registrable Securities without registration under the Securities Act and within the exemptions provided under the Securities Act by Rule 144 or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  5. Registration Expenses. The Company will bear all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all securities and blue sky compliance fees and expenses, all word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, all Company general and administrative expenses, all Company counsel and accountants fees and disbursements, all special audit, financial statement and reconstruction costs, all comfort letter costs, all underwriter fees and disbursements customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distribution), all "road show" expenses and allocations and the expense for other Persons retained by the Company, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

                  6. Indemnification.

                  (a) Indemnification by the Company. In the event of any Demand Registration or Piggyback Registration of any Registrable

Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by the Registration Statement with respect thereto, such seller's partners, directors and officers, each underwriter (including any "qualified independent underwriter" required by the rules of the NASD) of the offering or sale of such securities, and each Person who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such seller, partner, director, officer, underwriter or controlling Person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Registrable Securities were sold or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified Person for expenses reasonably incurred by it in connection with defending such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon information furnished to the Company by such Person through an instrument duly executed by such Person specifically stating that it is for use in the preparation thereof; and provided further that the Company shall not be liable to and does not indemnify any underwriter in the offering or sale of Registrable Securities, or any Person who controls an underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person, if such statement or omission was corrected in such final prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any Registration Statement, that the Company receive an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection
(a) of this Section 6) the Company, its directors, its officers, and each other Person who controls the Company within the meaning of the

Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such Registration Statement. The prospective sellers' obligation to indemnify will be several, not joint and several, among such sellers and the liability of each such seller of Registrable Securities shall be in proportion to and limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Subsection 6(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 6, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                  (e) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If the indemnification provided for in this Agreement is for any reason unavailable or insufficient to indemnify an indemnified party under Subsection 6(a), (b) or (d) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in a proportion which reflects: (i) first, the relative benefits received on the one hand by the Company and on the other hand by the holders of the Registrable Securities included in the offering; and (ii) second, the relative fault with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, on the one hand of the Company and on the other hand of the holders of the Registrable Securities included in the offering, as well as any other relevant equitable considerations.

                  The relative benefits received shall be deemed to be in the same proportion which the sum of the total subscription price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of the securities (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of the securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the subscription price paid to the Company in respect of the Registrable Securities, and in each case, the net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus.

                  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holders of the Registrable Securities; the intent of the parties; the parties' relative knowledge; the parties' access to information; and the parties' opportunity to correct or prevent such statement or omission. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 6 is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

                  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Subsection 6(f) shall be deemed to include, for purposes of this Subsection 6(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of "fraudulent misrepresentation" within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7. Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may be amended or waived by the consent of the Company and each of the Stockholders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Subsection 7(a), whether or not such Registrable Securities shall have been marked to indicate such consent.

                  (b) Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of (i) any action by holders of Registrable Securities pursuant to this Agreement and (ii) any determination of number of Registrable Securities held by any holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances of such beneficial owner's ownership of such Registrable Securities.

                  (c) Notices. All consents, notices and other communications provided for hereunder shall be in writing and sent in the manner provided in the Purchase Agreement. Communications to a stockholder must be addressed to such stockholder in the manner set forth in the Purchase Agreement or at such other address as such stockholder communicates to the Company, or to the address of the last holder of such security who has communicated an address to the Company. Communications to the Company must be addressed to the Company in the manner set forth in the Purchase Agreement.

                  (d) Assignment. This Agreement is personal to the parties hereto and not assignable and may not be enforced by any subsequent holder of securities of the Company; provided, however, that upon execution and delivery to the Company of a commitment to be bound by the terms of this Agreement, this Agreement may be assigned to, and may be enforced by, a transferee of Common Stock pursuant to clauses (i), (ii) and (iii) of the definition of "Exempt Transfer", which transferee shall thereupon have all of the rights and obligations of its transferor hereunder.

                  (e) Descriptive Headings. The descriptive headings of the sections and paragraphs of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

                  (g) WAIVER OF JURY TRIAL. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREON.

                  (h) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any state thereof having jurisdiction.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                       HOSPOSABLE PRODUCTS, INC.


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       G.H. WOOD + WYANT INC.


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       By:_____________________________________
                                          Name:
                                          Title:



                                          _____________________________________
                                          James A. Wyant

                                                                       EXHIBIT O

                             G.H. WOOD + WYANT INC.
                      PRO-FORMA POST CLOSING BALANCE SHEET
                               JANUARY X, 1997(1)


===================================================================================
                                     Assets
-----------------------------------------------------------------------------------
Cash                                                                  $600,000

(2) Hosposable shares (315,690)                                       2,162,476
(3) Redeemable Preferred shares                                       4,562,741
(4) Class "E" Exchangeable Preferred shares
                                                                      6,850,000
                                                                    ---------------

                                                                      $14,175,217
                                                                    ===============


Liabilities                                                              NIL

Shareholder's equity                                                  14,175,217
                                                                    ---------------

                                                                     $14,175,217
                                                                    ===============


NOTES TO PRO-FORMA POST CLOSING BALANCE SHEET

1. Assumes transactions contemplated by the Asset Purchase Agreement have occurred. All Wyant corporate reorganization transactions have occurred prior to balance sheet preparation date.

2. Based on a market value of U.S. $5.00 per share and an exchange rate of U.S. $1.00 = CDN $1.37.

3.       The amount will increase dollar for dollar with 1996 pre-tax earnings.

4. The amount is derived from the product of 1,000,000 shares at a price of U.S. $5.00 (the assumed value of Hosposable common shares) and an exchange rate of U.S. $1.00 = CDN $1.37. Of the 1,000,000 Class "E" Exchangeable Preferred shares in the Company, only 833,333 will be owned and controlled by James A. Wyant. The remainder, 166,667 shares, will be owned and controlled by James A. Wyant's siblings.

                                                                    APPENDIX A-1

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


                  THIS AMENDMENT NO. 1 dated as of January 22, 1997 (the "Amendment"), among G.H. Wood + Wyant Inc., a corporation incorporated under the Canada Business Corporations Act ("Seller"), Hosposable Products, Inc., a New York corporation ("Buyer Parent"), and 3290441 Canada Inc., a corporation incorporated under the Canada Business Corporations Act, and a wholly owned subsidiary of Buyer Parent ("Buyer"), to the Asset Purchase Agreement dated as of November 12, 1996 (the "Asset Purchase Agreement").

                  The parties hereto, being the parties to the Asset Purchase Agreement, required to amend the Asset Purchase Agreement in accordance with
Section 10.9 thereof, hereby amend the Asset Purchase Agreement as follows:

                  1. Section 1.2 of the Asset Purchase Agreement is hereby amended by inserting in the seventh line after the word "note" the words "dated the Closing Date".

                  2. Section 1.2 of the Asset Purchase Agreement is hereby amended by adding a sentence to the end thereof as follows: "In connection with such exchange, Buyer agrees to pay, and Buyer Parent agrees to cause Buyer to pay, the interest accrued on the Note pursuant to the terms thereof from and including the Closing Date to and excluding the date of such exchange, such amount to be due and payable on the first dividend payment date with respect to the Class A Mandatorily Redeemable Preferred Stock."

                  3. Section 2.2(b) of the Asset Purchase Agreement is hereby amended by deleting the words "January 31, 1997" and by substituting therefor the words "April 30, 1997".

                  4. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

                  5. This Amendment shall be governed by the internal law, and not the law of conflicts, of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.


                                       HOSPOSABLE PRODUCTS, INC.


                                       By /s/ Joseph H. Weinkam, Jr.
                                         --------------------------------------
                                         Name: Joseph H. Weinkam, Jr.
                                         Title:  President and Chief
                                                 Operating Officer



                                       3290441 CANADA INC.



                                       By /s/ Donald C. MacMartin
                                         --------------------------------------
                                         Name: Donald C. MacMartin
                                         Title: President


                                       G.H. WOOD + WYANT INC.



                                       By /s/ G. W. Wyant
                                         --------------------------------------
                                         Name: G.W. Wyant
                                         Title: Chairman of the Board



                                       By /s/ James A. Wyant
                                         --------------------------------------
                                         Name: James A. Wyant
                                         Title: Vice Chairman of the
                                                Board

                                                                      APPENDIX B


                            HOSPOSABLE PRODUCTS, INC.
                            1997 STOCK INCENTIVE PLAN

                ARTICLE I. PURPOSE, ADOPTION AND TERM OF THE PLAN

          1.01 PURPOSE. The purposes of the Plan are to advance the interests of the Company and its stockholders by encouraging and providing for the acquisition of an equity interest in the Company by Non-Employee Directors, key employees of the Company and its Subsidiaries and consultants of the Company and its Subsidiaries through the grant of awards with respect to shares of Common Stock and to enable the Company to attract and retain the services of outstanding Non-Employee Directors, key employees and consultants whose judgment, interest, and special effort are essential to the successful conduct of its operations.

          1.02 ADOPTION AND TERM. The Plan shall become effective on the Effective Date, subject to (1) the subsequent approval of a majority of the holders of Voting Stock entitled to vote at an annual or special meeting of the holders of Voting Stock, and (2) the acquisition of G. H. Wood + Wyant, Inc. by Hosposable Products, Inc., both of which must occur within 12 calendar months of the Effective Date. If the Plan shall have been approved by the Board prior to shareholder approval and the acquisition, stock options and other awards under the Plan may be granted by the Stock Option Committee as provided herein, subject to such subsequent shareholder approval and completion of the acquisition. The Plan shall terminate on November 5, 2006, or on such earlier date as shall be determined by the Board.

                             ARTICLE II. DEFINITIONS

                  For purposes of the Plan, capitalized terms shall have the following meanings:

          2.01 "Annual Award" means an option to a Non-Employee Director for 1,000 shares of Common Stock.

          2.02 "Award" means (a) any grant to an Employee or a Consultant Participant of any one or a combination of Non-Qualified Stock Options, Incentive Stock Options described in Article VI, or Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Dividends or Dividend Equivalents described in Article VII, or (b) any grant to a Non-Employee Director of a Non-Employee Director Option described in Article VIII.

          2.03 "Award Agreement" means a written agreement between the Company and a Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an Award granted to a Participant under the Plan.

          2.04 "Beneficiary" means an individual, trust or estate who or that, by will or the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

          2.05 "Board" means the Board of Directors of the Company.

          2.06 "Cause" means, with respect to an Employee Participant or a Consultant Participant, termination for, as determined by the Stock Option Committee in its sole discretion, (i) dishonest or fraudulent conduct relating to the Company or any of its Subsidiaries or their businesses; (ii) conviction of any felony that, in the judgment of the Stock Option Committee, involves moral turpitude or otherwise reflects on the Company or any of its Subsidiaries in a significantly adverse way; or (iii) gross neglect by the Participant in the performance of his or her duties as an employee or a consultant, or any material breach by a Participant under any employment agreement or consulting agreement with the Company or any of its Subsidiaries.

          2.07 "Change in Control" shall mean the occurrence, after the Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions:

                  (i) Approval of the Company's shareholders of a consolidation, merger or reorganization of the Company with any Third Party, unless holders of the Voting Stock immediately before such consolidation, merger or reorganization own, directly or indirectly, immediately following such consolidation, merger or reorganization at least 80% of the classes of stock entitled to vote generally in the election of directors of the corporation resulting from the consolidation, merger or reorganization;

                  (ii) Approval of the Company's shareholders of a transfer of all or substantially all of the assets of the Company to a Third Party or a complete liquidation or dissolution of the Company;

                  (iii) A Third Party (other than any person serving as a director of the Company on the Effective Date, and his or her affiliates), directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities:

                           (A) acquires beneficial ownership of more than 20% of
                  the Voting Stock;

                           (B) acquires irrevocable proxies representing more
                  than 20% of the Voting Stock;

                           (C) acquires any combination of beneficial ownership
                  of Voting Stock and irrevocable proxies representing more than 20% of the Voting Stock;

                           (D) acquires the ability to control in any manner the
                  election of a majority of the directors of the Company; or

                           (E) acquires the ability to directly or indirectly
                  exercise a controlling influence over the management or policies of the Company;

                  (iv) Any election has occurred of persons to the Board that causes a majority of the Board to consist of persons other than (A) persons who were members of the Board on the Effective Date and/or (B) persons who were nominated for election as members of the Board by the Board (or a committee of the Board) at a time when the majority of the Board (or of such committee) consisted of persons who were members of the Board on the Effective Date; provided, however, that any persons nominated for election by the Board (or a committee of the Board), a majority of whom are persons described in clauses (A) and/or (B), or are persons who were themselves nominated by such Board

          (or a committee of such Board), shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause
          (A); or

                  (v) A determination is made by the SEC or any similar agency having regulatory control over the Company that a change in control to a Third Party, as defined in the securities laws or regulations then applicable to the Company, has occurred.

Notwithstanding any provision contained herein, a Change in Control shall not include any of the above described events if they are the result of a Third Party's inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 20% or more of the Voting Stock, and the Third Party as promptly as practicable thereafter divests itself of beneficial ownership or irrevocable proxies for a sufficient number of shares so that the Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 20% or more of the Voting Stock.

          2.08 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes said section.

          2.09 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          2.10 "Company" means Hosposable Products, Inc., a corporation organized under the laws of the State of New York, and its successors, and also means and includes G. H. Wood + Wyant, Inc., a corporation organized under the laws of Canada, which is an affiliated company under common ownership with Hosposable Products, Inc., and which is to be merged into Hosposable Products, Inc. subsequent to the Effective Date.

          2.11 "Consultant Participant" means a Participant who is a consultant to the Company or one of its Subsidiaries.

          2.12 "Date of Grant" means the date designated by the Plan or the Stock Option Committee as the date as of which an Award is granted, which shall not be earlier than the date on which the Stock Option Committee approves the granting of such Award.

          2.13 "Disability" means any physical or mental injury or disease of a permanent nature that renders an Employee or a Consultant Participant incapable of meeting the requirements of the employment or other work that Employee or Consultant Participant performed immediately before that disability commenced. The determination of whether an Employee or a Consultant Participant is disabled and when an Employee or a Consultant Participant becomes disabled shall be made by the Stock Option Committee in its sole and absolute discretion.

          2.14 "Disability Date" means the date which is six months after the date on which an Employee or a Consultant Participant is first absent from active employment or work with the Company due to a Disability.

          2.15 "Effective Date" means November 6, 1996.

          2.16 "Employee Participant" means a Participant who is an employee of the Company or one of its Subsidiaries.

          2.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          2.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.19 "Fair Market Value" of a share of Common Stock means, as of any given date, the closing sale price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sale price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"); provided, however, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. In the event the Common Stock is not admitted to trade on a securities exchange or quoted on Nasdaq, the Fair Market Value of a share of Common Stock as of any given date shall be as determined in good faith by the Stock Option Committee, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Company's line of business. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall never be less than par value per share.

          2.20 "Incentive Stock Option" means an Option designated as an incentive stock option and that meets the requirements of Section 422 of the Code.

          2.21 "Non-Employee Director" means each member of the Board who is not an employee of the Company or of any of its Subsidiaries.

          2.22 "Non-Employee Director Option" means an Option granted in accordance with Article VIII.

          2.23 "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          2.24 "Option" means any option to purchase Common Stock granted to a Participant pursuant to Article VI or to a Non-Employee Director pursuant to
Article VIII.

          2.25 "Participant" means any employee of or consultant to the Company or any of its Subsidiaries selected by the Stock Option Committee to receive an Option under the Plan in accordance with Article VI and/or Restricted Shares and other forms of awards in accordance with Article VII and, solely to the extent provided in Article VIII, any Non-Employee Director.

          2.26 "Performance Shares" means awards granted to employee or consultant participants pursuant to Part 7.4 of Article VII.

          2.27 "Performance Units" means awards granted to employee or consultant participants pursuant to Part 7.3 of Article VII.

          2.28 "Plan" means the Hosposable Products, Inc. 1997 Stock Incentive Plan as set forth herein, and as the same may be amended from time to time.

          2.29 "Reload Option" shall have the meaning set forth in Section 6.03(e) of the Plan.

          2.30 "Restricted Shares" means shares of Common Stock subject to restrictions imposed in connection with Awards granted under Part 7.2 of Article VII.

          2.31 "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as amended, and any successor rule.

          2.32 "SEC" means the Securities and Exchange Commission.

          2.33 "Section 162(m)" means Section 162(m) of the Code and the regulations thereunder.

          2.34 "Stock Appreciation Rights" means awards granted to employee or consultant participants pursuant to Part 7.1 of Article VII.

          2.35 "Stock Option Committee" means a committee of the Board as may be appointed, from time to time, by the Board. The Board may, from time to time, appoint members of the Stock Option Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Stock Option Committee. The Stock Option Committee shall be composed of at least two directors of the Company, each of whom is a Non-Employee Director. At any time, however, to the extent permitted by law, the Board may by resolution designate the entire Board as the Stock Option Committee under this Plan in lieu of appointing a committee of two or more Non-Employee Directors. The Stock Option Committee shall have the power and authority to administer the Plan in accordance with Article III.

          2.36 "Subsidiary" means a company more than 50% of the equity interests of which are beneficially owned, directly or indirectly, by the Company.

          2.37 "Ten Percent Shareholder" means a Participant who, at the time of grant of an Option, owns (or is deemed to own under Section 424(d) of the Code) more than 10% of the Voting Stock.

          2.38 "Termination of Employment" means, with respect to an Employee Participant, the voluntary or involuntary termination of a Participant's employment with the Company or any of its Subsidiaries for any reason, including death, Disability, retirement or as the result of the sale or other divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, and whether a Termination of Employment is a result of Disability, shall be determined in each case by the Stock Option Committee. Termination of Employment means, with respect to a consultant, termination of his or her services as a consultant to the Company or one of its Subsidiaries.

          2.39 "Third Party" includes a single person or a group of persons or entities acting in concert not affiliates of the Company or wholly owned directly or indirectly by the Company and shall exclude James A. Wyant, John Derek Wyant, Lynne Emond, Gerald Wyant, the spouse or descendants (whether natural or adopted) of any such individual, and any trust or family partnership whose primary beneficiary shall be any of the aforesaid individuals (including said spouse or descendants), and any trust, corporation, partnership, limited liability company or other entity directly or indirectly controlled by any one or any combination of the aforesaid persons or entities (including said spouses or descendants).

          2.40 "Voting Stock" means the classes of stock of the Company entitled to vote generally in the election of directors of the Company.

                           ARTICLE III. ADMINISTRATION

          3.01 STOCK OPTION COMMITTEE. The Plan shall be administered by the Stock Option Committee, which shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and its Participants other than as provided with respect to Non-Employee Director Options under Article VIII. The Stock Option Committee shall have the sole and absolute discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select the Employee and Consultant Participants to whom Awards may be granted, to determine the terms and provisions of the respective Award Agreements (which need not be identical), to determine all claims for benefits under the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to determine whether the shares offered with respect to an Award will be treasury shares or will be authorized but previously unissued shares, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. No action of the Stock Option Committee will be effective if it contravenes or amends the Plan in any respect.

          3.02 ACTIONS OF THE STOCK OPTION COMMITTEE. All determinations of the Stock Option Committee shall be made by a majority vote of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Stock Option Committee shall also have express authorization to hold Stock Option Committee meetings by conference telephone, or similar communication equipment by means of which all persons participating in the meeting can hear each other.

             ARTICLE IV. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

          4.01 NUMBER OF SHARES OF COMMON STOCK ISSUABLE. The maximum number of shares of Common Stock that may be made the subject of Options and Awards granted under the Plan is 300,000; provided, however, that in the aggregate, not more than one-third of the number of allotted shares may be made the subject of Restricted Stock Awards under Part 7.2 of Article VII of the Plan. Upon a change in capitalization, the maximum number of shares shall be adjusted in number and kind pursuant to Section 9.05. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares or out of shares held in the Company's treasury, or partly out of each, such number of shares as shall be determined by the Board.

          4.02 CALCULATION OF NUMBER OF SHARES OF COMMON STOCK AWARDED TO ANY PARTICIPANT. In the event the exercise price of an Option is paid, or tax or withholding payments relating to an Award are satisfied, in whole or in part through the delivery of shares of Common Stock, a Participant will be deemed to have received an Award with respect to those shares of Common Stock.

          4.03 SHARES OF COMMON STOCK SUBJECT TO TERMINATED AWARDS. The Common Stock covered by any unexercised portions of terminated Options, shares of Common Stock forfeited as provided in Section 7.21(a) and shares of Common Stock subject to Awards that are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan.

                            ARTICLE V. PARTICIPATION

          5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall include such officers, other key employees of and consultants to the Company or its Subsidiaries, whether or not directors of the Company, as the Stock Option Committee, in its sole discretion, may designate from time to time. In making such designation, the Stock Option Committee may take into account the nature of the services rendered by the officers, key employees and consultants, their present and potential contributions to the success of the Company, and such other factors as the Stock Option Committee, in its discretion, may deem relevant. The Stock Option Committee's designation of a Participant in any year shall not require the Stock Option Committee to designate such person to receive Awards in any other year. The Stock Option Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. A Participant may hold more than one Award granted under the Plan.

          5.02 AWARDS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors shall receive Non-Employee Director Options in accordance with Article VIII, the provisions of which are automatic and non-discretionary in operation. Non-Employee Directors shall not be eligible to receive any other Awards under the Plan unless they are no longer Non-Employee Directors on the Date of Grant of such Awards or unless said other Awards are approved by a resolution adopted by a majority of the entire Board of Directors, excluding any Director directly affected by such resolution.

                            ARTICLE VI. STOCK OPTIONS

          6.01 GRANT OF OPTION. Any Option granted under this Article VI shall have such terms as the Stock Option Committee may, from time to time, approve, and the terms and conditions of Options need not be the same with respect to each Participant. Under this Article VI, the Stock Option Committee may grant to any Employee or Consultant Participant one or more Incentive Stock Options, Non-Qualified Stock Options or both types of Options; provided, however, that Incentive Stock Options may only be granted to Employee Participants. To the extent any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise), that Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

          6.02 INCENTIVE STOCK OPTIONS. In the case of any grant of an Incentive Stock Option, whenever possible, each provision hereof and each provision in any Award Agreement relating to such Option shall be interpreted to entitle the holder thereof to the tax treatment afforded by Section 422 of the Code, except
(a) in connection with the exercise of Options following a Participant's Termination of Employment; (b) in accordance with a specific determination of the Stock Option Committee with the consent of the affected Participant and (c) to the extent that the operation of Section 9.05 would cause an Option to no longer be entitled to such treatment. If any provision of this Plan or any provision of any Award Agreement is held not to comply with the requirements necessary to entitle that Option to that tax treatment, then, except as otherwise provided in the preceding sentence: (a) that provision shall be deemed to have contained from the outset such language as is necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code; and (b) all other provisions hereof and of that Award Agreement remain in full force and effect. Except as otherwise specified in the first sentence of this Section 6.02, if any Award Agreement covering an Option the Stock Option Committee designates to be an Incentive Stock Option hereunder does not explicitly include any term required to entitle that Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of that Option, and that Option shall be deemed to have been granted subject to all such terms.

          6.03 TERMS AND CONDITIONS OF OPTIONS. Options granted under this
Article VI shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Stock Option Committee shall deem desirable:

                  (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Option shall be determined by the Stock Option Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date immediately preceding the Date of Grant, in the case of a Non-Qualified Option, or the Date of Grant, in the case of an Incentive Stock Option; provided, however, that, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the option price per share shall be at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (b) OPTION TERM. The term of each Option shall be fixed by the Stock Option Committee, but no Option shall be exercisable more than ten years after its Date of Grant; provided, however, that, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Option shall not be exercisable more than five years after its Date of Grant.

                  (c) EXERCISABILITY. An Award Agreement with respect to Options may contain such performance targets, vesting periods, exercise dates, restrictions on exercise (including, but not limited to, a requirement that an Option is exercisable in periodic installments), and restrictions on the transfer of the underlying shares of Common Stock, if any, as may be determined by the Stock Option Committee at the time of grant. To the extent not exercised, installments shall cumulate and be exercisable, in whole or in part, at any time after becoming exercisable, subject to the limitations set forth in Sections 6.03(b) and (h). If an Option is an Incentive Stock Option, and if required by
         Section 422 of the Code, the aggregate Fair Market Value of the shares of Common Stock underlying such Option (determined at the time the Option is granted) that becomes exercisable in any one calendar year shall not exceed $100,000, or such other limit as may be required by the Code, giving consideration to the effect of any carryover options.

                  (d) METHOD OF EXERCISE. Subject to whatever installment exercise and vesting period provisions that apply under Section 6.03(c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Stock Option Committee may accept (including payment in accordance with a cashless exercise program approved by the Stock Option Committee). If and to the extent the Stock Option Committee determines in its sole discretion at or after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the Participant (and for which the Participant has good title, free and clear of any liens or encumbrances) based on the Fair Market Value of the shares of Common Stock on the date the Option is exercised; provided, however, that the right to make payment of the purchase price of an Incentive Stock Option in the form of already owned shares may be authorized only at the time of grant. Any already owned Common Stock used for payment must have been held by the Participant for at least six months. No Common Stock shall be issued on exercise of an Option until payment, as provided herein, therefor has been made. A Participant shall generally have the right to dividends or other rights of a stockholder with respect to Common Stock subject to the Option only when certificates for shares of Common Stock are issued to the Participant.

                  (e) RELOAD OPTIONS. The Stock Option Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant,

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         that an Employee or a Consultant Participant shall be granted a
         Non-Qualified Stock Option (a Reload Option) in the event such Participant exercises all or a part of an Option (an "Original Option") by surrendering in accordance with Section 6.03(d) of the Plan already owned shares of Common Stock in full or partial payment of the purchase price under the Original Option, subject to the availability of shares of Common Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the purchase price under such Original Option, shall have a purchase price per share of Common Stock equal to the 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of such Reload Option, and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time after the time of grant of such Reload Option (or, as the Stock Option Committee in its sole discretion shall determine at or after the time of grant, at such time or times as shall be specified in the Reload Option). Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 6.03(e), as the Stock Option Committee in its sole discretion shall specify at or after the Date of Grant of such Reload Option. A Reload Option shall contain such other terms and conditions, as the Stock Option Committee in its sole discretion shall deem desirable, and which may be set forth in rules or guidelines adopted by the Stock Option Committee or in the Award Agreements evidencing the Reload Options.

                  (f) TRANSFERABILITY OF OPTIONS. During the lifetime of an optionee, an Option shall not be transferable, except pursuant to a domestic relations order; provided, however, that the Stock Option Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified Stock Option to
(i) a member of the optionee's immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the optionee's immediate family,
(iii) a partnership, the partners of which consist exclusively of members of the optionee's immediate family, or (iv) a tax-exempt charitable organization qualified under Section 501(c)(3) of the Code. After the death of an optionee, an Option may be transferred pursuant to the laws of descent and distribution.

                  (g) ACCELERATION OR EXTENSION OF EXERCISE TIME. The Stock Option Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of Common Stock subject to any Option granted to an Employee or a Consultant Participant prior to the time such Option would otherwise become exercisable under the terms of the Award Agreement. In addition, the Stock Option Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted to an Employee or a Consultant Participant to be exercised after its expiration date, subject, however to the limitation set forth in
         Section 6.03(b).

                  (h) EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT.

                           (i) EXERCISE OF VESTED OPTIONS UPON TERMINATION OF EMPLOYMENT.

                                    (A) TERMINATION. Unless the Stock Option
                           Committee, in its sole discretion, provides for a shorter or longer period of time in the Award Agreement or a longer period of time in accordance with Section 6.03(g), upon an Employee or a Consultant Participant's Termination of Employment other than

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                           by reason of death or Disability, the Employee or a
                           Consultant Participant may, within three months from the date of such Termination of Employment, exercise all or any part of his or her Options as were exercisable on the date of Termination of Employment, but only to the extent not previously exercised, if such Termination of Employment is not for Cause. If such Termination of Employment is for Cause, the right of the Employee or Consultant Participant to exercise such Options shall terminate on the date of Termination of Employment. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.03(b).

                                    (B) DISABILITY. Unless the Stock Option
                           Committee, in its sole discretion, provides for a shorter or longer period of time in the Award Agreement or a longer period of time in accordance with Section 6.03(g), upon an Employee or a Consultant Participant's Disability Date, the Employee or Consultant Participant may, within one year after the Disability Date, exercise all or a part of his or her Options, whether or not such Option was exercisable on the Disability Date, but only to the extent not previously exercised. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.03(b).

                                    (C) DEATH. Unless the Stock Option
                           Committee, in its sole discretion, provides for a shorter or longer period of time in the Award Agreement or a longer period of time in accordance with Section 6.03(g), in the event of the death of an Employee or a Consultant Participant while employed by the Company, the right of the Employee or Consultant Participant's Beneficiary to exercise the Option in full or in part (whether or not all or any part of the Option was exercisable as of the date of death of the Employee or Consultant Participant, but only to the extent not previously exercised) shall expire upon the expiration of one year from the date of the Employee or Consultant Participant's death or on the date of expiration of the Option determined pursuant to Section 6.03(b), whichever is earlier.

                            (ii) EXPIRATION OF UNVESTED OPTIONS UPON TERMINATION
                  OF EMPLOYMENT. Subject to Sections 6.03(g) and 6.03(h)(i)(B) and (C), to the extent all or any part of an Option granted to an Employee or a Consultant Participant was not exercisable as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Stock Option Committee, in its sole discretion and under such terms as it deems appropriate, may permit an Employee or a Consultant Participant who will continue to render significant services to the Company after his or her Termination of Employment to continue to accrue service with

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                  respect to the right to exercise his or her Options during the period in which the individual continues to render such services.

          6.04 LIMITATIONS ON THE GRANT OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value of the Common Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of the Company (or any parent or subsidiary of the Company) are exercisable for the first time by any specific individual during any calendar year shall not exceed $100,000. No Incentive Stock Option may be granted hereunder to an individual who immediately after such Option is granted is a Ten Percent Shareholder unless (a) the Option price is at least 110% of the fair market value of such stock on the date of grant and
(b) the Option may not be exercised more than five (5) years after the date of grant.


   ARTICLE VII. STOCK APPRECIATION RIGHTS, RESTRICTED SHARES, AND OTHER AWARDS

          7.01 AWARDS. The Stock Option Committee, in its discretion, may grant to Employee Participants and Consultant Participants Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Dividends and Dividend Equivalents under this Article VII.

          7.02 NON-EMPLOYEE DIRECTORS. Nothing in this Article VII shall apply to Non-Employee Directors or authorize the grant of any award to Non-Employee Director Participants.

                       Part 7.1 STOCK APPRECIATION RIGHTS.

          7.11 GRANTS AND VALUATION. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Fair Market Value of a stated number of shares of Common Stock from the exercise price to the Fair Market Value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the Fair Market Value on the date of exercise.

          7.12 TERMS AND CONDITIONS OF TANDEM SARS. A Tandem SAR shall be exercisable only to the extent that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically, to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with paragraph 4.01 hereof.

          7.13 TERMS AND CONDITIONS OF FREESTANDING SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such time as may be determined by the Stock Option Committee. The Exercise Price of a Freestanding SAR shall also be determined by the Stock Option Committee; provided, however, that such price shall not be less than the Fair Market Value of the Common Stock on the date of the Freestanding SAR's grant.

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          7.14 DEEMED EXERCISE. The Stock Option Committee may provide that an
SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

                           Part 7.2 RESTRICTED SHARES

          7.21 RESTRICTED SHARE AWARDS. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Stock Option Committee may grant to any Employee or Consultant Participant an Award of shares of Common Stock in such number, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Stock Option Committee shall establish. The terms of any Restricted Share Award granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Stock Option Committee and not inconsistent with the Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.

                  (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Stock Option Committee, the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the Participant in nominee form, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. Each Participant, as a condition to the receipt of a Restricted Share Award, shall pay to the Company in cash the par value of a share of Common Stock multiplied by the number of shares of Common Stock covered by such Restricted Share Award. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the stock certificates representing such Restricted Shares shall be held in custody by the Company or its designee. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.21(d), one or more stock certificates, registered in the name of the Participant, for an appropriate number of shares of Common Stock as provided in Section 7.21(d), free of any restrictions set forth in the Plan and the Award Agreement, shall be delivered to the Participant.

                  (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award, and subject to execution of the Award Agreement as provided in Section 7.21(a), the Participant shall become a shareholder of the Company with respect to all shares of Common Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares of Common Stock and, except as otherwise determined by the Stock Option Committee and specified in the applicable Award Agreement, the right to receive dividends (or dividend equivalents); provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be held in custody by the Company as prescribed in Section 7.21(a).

                  (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

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                  (d) DELIVERY OF SHARES OF COMMON STOCK UPON RELEASE OF
          RESTRICTIONS. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Stock Option Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.04, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more stock certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

          7.22  TERMS OF RESTRICTED SHARES.

                  (a) FORFEITURE OF RESTRICTED SHARES. Subject to Section 7.22(b), all Restricted Shares shall be forfeited and returned to the Company, and all rights of the Participant with respect to such Restricted Shares shall terminate, unless the Participant continues in the service of the Company or any Subsidiary of the Company as an employee or consultant, as the case may be, until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Stock Option Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

                  (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Stock Option Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of Restricted Shares) as the Stock Option Committee shall deem appropriate, provided that the Participant shall at that time have completed at least one year of employment or service as a consultant after the Date of Grant.

                           Part 7.3 PERFORMANCE UNITS

          7.31 GRANTS. Awards may be granted in the form of performance units. Performance units shall refer to the Units valued by reference to designated criteria established by the Stock Option Committee, other than Units which are expressed in terms of Common Stock.

          7.32 PERFORMANCE OR SERVICE CRITERIA. Performance units shall be contingent on the attainment during a performance period of certain performance or service objectives. The length of the performance period, the performance or service objectives to be achieved, and the extent to which such objectives have been attained shall be conclusively determined by the Stock Option Committee in the exercise of its absolute discretion. Performance or service objectives may be revised by the Stock Option Committee during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

                           Part 7.4 PERFORMANCE SHARES

          7.41 GRANTS. Awards may be granted in the form of performance shares. Performance shares shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock, including, without limitation, shares of phantom stock.

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          7.42 PERFORMANCE OR SERVICE CRITERIA. Performance shares shall be contingent upon the attainment during a performance period of certain performance or service objectives. The length of the performance period, the performance or service objectives to be achieved, and the extent to which such objectives have been attained shall be conclusively determined by the Stock Option Committee in the exercise of its absolute discretion. Performance and service objectives may be revised by the Stock Option Committee during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

                        Part 7.5 DISCRETIONARY PROVISIONS

          7.51 PAYMENT OF AWARDS. At the discretion of the Stock Option Committee, payment of Awards to Employee and Consultant Participants under this
Article VII may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Stock Option Committee shall determine.

          7.52 DIVIDENDS AND DIVIDEND EQUIVALENTS. If an Award is granted in the form of Restricted Shares, stock options, or performance shares, or in the form of any other stock-based grant, the Stock Option Committee may, at any time up to the time of payment, include as part of an Award an entitlement to receive dividends or dividend equivalents, subject to such terms and conditions as the Stock Option Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Stock Option Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Stock Option Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

          7.53 DEFERRAL OF AWARDS. At the discretion of the Stock Option Committee, the receipt of the payment of shares of Restricted Shares, performance shares, performance units, dividends, dividend equivalents, or any portion thereof, may be deferred by a Participant until such time as the Stock Option Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to such time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Stock Option Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Stock Option Committee. The Stock Option Committee may also credit interest, at such rates to be determined by the Stock Option Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

                   ARTICLE VIII. NON-EMPLOYEE DIRECTOR OPTIONS

          8.01 INITIAL AWARD OF NON-EMPLOYEE DIRECTOR OPTIONS. On the date a Non-Employee Director, other than those persons serving as Non-Employee Directors on the Effective Date, is elected as such for the first time by the holders of Voting Stock, such person shall be granted a Non-Employee Director Option consisting of an Option to purchase 10,000 shares of Common Stock; provided, however, that each Non-Employee Director serving as a director of the Company on the Effective Date shall, on the Effective Date, receive a Non-Employee Director Option consisting of an Option to purchase 10,000 shares of Common Stock, less any shares exercisable and not already exercised under options previously granted to said Non-Employee Director under the Hosposable Products, Inc. 1991 Stock Option Plan.

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          8.02 ANNUAL AWARDS. For each year after receipt of an initial award, effective as of the close of each annual meeting of the stockholders of the Company, each Non-Employee Director shall be granted an Annual Award.

          8.03 TERMS OF AWARD. The option price for such Non-Employee Director Options shall be the Fair Market Value of a share of Common Stock on the date immediately preceding the Date of Grant. All such Options shall be designated as Non-Qualified Stock Options and shall have a ten year term. Each Initial Award of Stock Options shall become exercisable in full on the Date of Grant of such Option. Each Annual Award shall become exercisable six months after the date of grant.

          8.04 AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of shares of Stock to which the Option pertains and such other matters, not inconsistent herewith, as the Stock Option Committee deems necessary or appropriate.

          8.05 TERMINATION OF SERVICE. If a Non-Employee Director's service with the Company terminates for any reason, any Option held by such Non-Employee Director may be exercised by said person or by his or her estate until the expiration of the stated term of the Option or until the third anniversary of the Non-Employee Director's date of termination, whichever is earlier.

          8.06 OTHER PLAN PROVISIONS. All applicable provisions of the Plan not inconsistent with this Article VIII shall apply to Options granted to Non-Employee Directors.

        ARTICLE IX. TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

          9.01 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement authorized by the Stock Option Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

          9.02 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Stock Option Committee have the power to grant to a Participant any Award under the Plan that is contrary to any provisions of the Plan. If any provision of any Award shall conflict with any of the terms in the Plan as constituted on the Date of Grant of such Award, the terms in the Plan as constituted on the Date of Grant of such Award shall control.

          9.03 MODIFICATION OF AWARD AFTER GRANT. Except with respect to Awards to Non-Employee Directors under Article VIII, the Stock Option Committee may at any time unilaterally modify or amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent; and provided further that any such changes shall not be inconsistent with the terms of the Plan.

          9.04 TAXES. The Company shall be entitled, if the Stock Option Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Award. The Company may defer issuance of Common Stock under an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Stock Option Committee or its delegate and shall be payable by the Participant at such time as the Stock Option Committee determines. A Participant shall be permitted to satisfy his or

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her tax or withholding obligation by (a) having cash withheld from the
Participant's salary or other compensation payable by the Company, (b) the payment of cash by the Participant to the Company, (c) the payment in shares of Common Stock already owned by the Participant valued at Fair Market Value, and/or (d) the withholding from the Award, at the appropriate time, but in any event not during the six month period immediately following the grant of the Award, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements. The Stock Option Committee shall be authorized, in its sole discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate.

          9.05 ADJUSTMENTS TO REFLECT CAPITAL CHANGES; CHANGE IN CONTROL.

                  (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the purchase price or exercise price of such Awards, the amount of Non-Employee Director Options to be granted on any date under Article VIII, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock or property dividend, stock split, reverse stock split, combination or exchange of shares, merger, consolidation, spin-off, issuance of warrants, rights or debentures or other change in capitalization or corporate structure with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Stock Option Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. In no event shall any adjustments be made under the provisions of this Section 9.05(a) to any outstanding Restricted Share Award if an adjustment has been or will be made to the shares of Common Stock awarded to a Participant in such person's capacity as a stockholder.

                  (b) SALE OR REORGANIZATION. Subject to Section 9.05(c), after any reorganization, merger, or consolidation, each Participant shall, at no additional cost, be entitled upon the exercise of an Option outstanding prior to such event to receive, in lieu of the number of shares of Common Stock receivable on exercise pursuant to such Option, the number and class of shares of stock, securities, cash, property or other consideration to which such Participant would have been entitled pursuant to the terms of the reorganization, merger, or consolidation if, at the time of such reorganization, merger, or consolidation, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on exercise of such Option; provided, however, that such consideration shall remain subject to all of the conditions, restrictions and performance criteria that would apply to the Award in the absence of the reorganization, merger or consolidation. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers, or consolidations of the character described above.

                  (c) OPTIONS TO PURCHASE STOCK OF ACQUIRED COMPANIES. After any reorganization, merger, or consolidation in which the Company shall be a surviving entity, the Stock Option Committee may grant substituted Options under the provisions of the Plan, replacing old options granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options may no longer be issued following such reorganization, merger, or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Stock Option Committee in its sole discretion. Any such adjustments may provide

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          for the elimination of any fractional shares of Common Stock that might otherwise become subject to any Options.

                  (d) CHANGE IN CONTROL. Upon a Change in Control:

                           (1) Any and all Options and Stock Appreciation Rights
                  shall become exercisable as of the date of the Change in Control; and

                           (2) The restrictions on vesting on all Restricted
                  Share, Performance Unit and Performance Share Awards shall be deemed to have been satisfied as of the date of the Change in Control.

                  (e) EXISTENCE OF AWARDS. The existence of outstanding Awards shall not affect the right of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reclassifications, reorganizations and other changes in the Company's capital structure, the Company's business, any merger or consolidation of the Company, any issue of bonds, debentures or preferred stock of the Company, the Company's liquidation or dissolution, any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

          9.06 SURRENDER OF AWARDS. Any Award granted to a Participant under the Plan may be surrendered to the Company for cancellation on such terms as the Stock Option Committee and holder approve.

          9.07 NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT. Except as provided in
Article VIII, no director, employee, consultant or other person shall have any claim or right to be granted an Award. Neither the Plan nor any action taken thereunder shall be construed as giving any director, employee or consultant any right to be retained by the Company or any of its Subsidiaries.

          9.08 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

          9.09 NONCOMPETITION PROVISION. Notwithstanding anything contained in this Plan to the contrary, unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the deferral of any Award, dividend, or dividend equivalent under section 7.53 hereof on a Participant's compliance with the terms of this section 9.09, and cause such a Participant to forfeit any payment which is so deferred if the Participant fails to comply with the terms hereof. The provisions of this Section 9.09 shall not be applicable following a Change of Control as defined in Section 2.07 of this Plan.

          9.10 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of New York other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

          9.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Stock Option Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Stock Option Committee.

          9.12 COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m). It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3 as determined by the Stock Option Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3. Notwithstanding the foregoing, the Board may amend the Plan so that it (or certain of its provisions) no longer comply with Rule 16b-3 if the Board specifically determines that such compliance is no longer appropriate. It is initially intended that the Plan not be administered to comply with Section 162(m). If, however, the Board determines that it would be in the best interest of the Company to modify the Plan so that it complies with Section 162(m), the Board may amend the Plan (or certain of its provisions) to achieve such compliance, subject to shareholder approval if required.

          9.13 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

          9.14 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

          9.15 LEGENDS. All certificates for Common Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Stock Option Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Stock Option Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

          9.16 INVESTMENT REPRESENTATION. The Stock Option Committee may, in its discretion, demand that any Participant awarded an Award deliver to the Stock Option Committee at the time of grant or exercise of such Award a written representation that the shares of Common Stock subject to such Award are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such written representation by the Participant prior to the delivery of any shares of Common Stock pursuant to the grant or exercise of his or her Award shall be a condition precedent to the Participant's right to purchase or otherwise acquire such shares of Common Stock by such grant or exercise. The Company is not legally obliged hereunder if fulfillment of its obligations under the Plan would violate federal or state securities laws.

          9.17 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Awards resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

          9.18 AMENDMENT AND TERMINATION.

                  (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that the Board shall not, without the affirmative approval of the holders of Voting Stock entitled to vote at an annual or special meeting of the holders of Voting Stock, make any amendment that requires stockholder approval under any applicable law or rule, unless the Board determines that compliance with such law or rule is no longer appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award; provided, however, that the Stock Option Committee may, in its sole discretion, make provision in an Award Agreement for such amendments that, in its sole discretion, it deems appropriate.

                  (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised and may vest after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable or vest had the Plan not terminated.

          9.19 COSTS AND EXPENSES. All costs and expenses incurred in administering the Plan shall be borne by the Company.

          9.20 UNFUNDED PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan.

                                   APPENDIX C

                                FAIRNESS OPINION

          [HOULIHAN, LOKEY, HOWARD & ZUKIN FAIRNESS OPINION LETTERHEAD]


November 12, 1996



To The Board of Directors
  Hosposable Products, Inc.



Ladies and Gentlemen:

We understand that Hosposable Products, Inc. ("HPI" or the "Company"), 3290441 Canada Inc., a wholly owned and newly-formed Canadian subsidiary of HPI ("HPI Sub"), and G.H. Wood + Wyant Inc. ("Wyant") are contemplating entering into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which HPI Sub will agree to purchase (the "Transaction") the business and all operating assets (collectively, the "Acquired Business") and assume the operating liabilities of Wyant for (w) Cdn$5,000,000 (the "Cash Consideration"), (x) a promissory note in the principal amount of Cdn$4,262,741, subject to adjustment, if any, pursuant to the terms of the Purchase Agreement (the "Note"), which Note will be exchanged for shares of Class A Preferred Stock immediately after such adjustment, having a liquidation preference of Cdn$1.00 per share (on the basis of one share of Class A Preferred Stock of HPI Sub for each Cdn$1.00 of unpaid principal amount of the Note), which shares will be manditorily redeemable pursuant to the terms thereof (the "Class A Preferred Stock"), (y) 3,800,000 shares of Class B Preferred Stock of HPI Sub having an aggregate liquidation preference of Cdn$3,800,000, which shares will be mandatorily redeemable pursuant to the terms thereof (the "Class B Preferred Stock"), and (z) 1,000,000 shares of Class E Preferred Stock of HPI Sub having an aggregate liquidation preference per share satisfied by delivery of one share of HPI Common Stock pursuant to the terms thereof (the "Class E Preferred Stock"). The purchase price is based on the December 31, 1995 financial statements of Wyant. Except for certain deferred taxes of Wyant, any profits or losses retained by Wyant from January 1, 1996 until the closing date of the Transaction will be for the account of Wyant and will be reflected by adjusting the amount of the Note issued at the Closing of the Transaction.

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

To The Board of Directors
  Hosposable Products, Inc.
November 12, 1996

                                                                          Page 2

In connection with this Opinion, we have made such reviews, analyses and inquires as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed Wyant's audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995 and the unaudited financial statements for the nine months ended September 30, 1996, which Wyant's management has identified as being the most current financial statements available;

          2. reviewed HPI's audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995 and unaudited statements for the nine months ended September 30, 1996, which HPI's management has identified as being the most current financial statements available;

          3.      reviewed copies of the following documents and agreements:

                  (i) Asset Purchase Agreement by and among Wyant, HPI Sub and the Company dated as of November 12, 1996, including the exhibits thereto (the "Asset Purchase Agreement");
                  (ii) Share Conditions of Class A Preferred Stock in the form annexed to the Asset Purchase Agreement;
                  (iii) Share Conditions of Class B Preferred Stock in the form annexed to the Asset Purchase Agreement;
                  (iv) Share Conditions of Exchangeable Shares in the form annexed to the Asset Purchase Agreement;
                  (v) Covenant Agreement among HPI, HPI Sub and Wyant in the form annexed to the Asset Purchase Agreement;

         4. met with certain members of the senior management of HPI and Wyant to discuss the operations, financial condition, future prospects and projected operations and performance of HPI and Wyant, respectively;

         5. reviewed projections prepared by Wyant for the fiscal years ending December 31, 1996 through December 31, 1999;

         6. reviewed a projected income statement prepared by HPI for the fiscal year ending December 31, 1996;

         7. reviewed the historical market prices and trading volume for HPI's publicly traded common stock;

To The Board of Directors
  Hosposable Products, Inc.
November 12, 1996

                                                                          Page 3

         8. reviewed certain publicly available financial data for certain companies that we deem comparable to Wyant and HPI;

         9. reviewed certain publicly available financial data for certain transactions that we deem comparable to the Transaction;

         10. reviewed certain alternatives to the Transaction available to HPI that we deemed relevant; and

         11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and Wyant, and that there has been no material change in the assets, financial condition, business or prospects of the Company or Wyant since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and Wyant and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or Wyant. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

As you are aware, certain aspects of the financing for the Transaction have not been finalized. Accordingly, this Opinion is subject to the following assumptions and is qualified to the extent thereof. We are assuming that the Company and HPI Sub will obtain the financing and financial commitments referred to in section 6.9 of the Asset Purchase Agreement prior to the closing of the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the shareholders of the Company, in their capacity as such, from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

/s/ Houlihan, Lokey, Howard & Zukin, Inc.

                                   APPENDIX D

                FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------


                                    FORM 10-K

                        FOR ANNUAL AND TRANSITION REPORTS
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[ ]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended             12/31/95
                             ----------------------------
                                       OR
[X] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to
                                --------------    ----------------
Commission file number                  0-8410
                         --------------------------------------------
                            HOSPOSABLE PRODUCTS, INC.
  ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                           11-2236837
---------------------------------------------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

 100 Readington Road     Somerville, New Jersey         08876
---------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                  --------------
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class                   Name of Each Exchange
                                      on Which Registered
Common Stock                          Traded on the NASDAQ
par value $.01 per share              National Market

Securities registered pursuant to Section 12 (g) of the Act: NONE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
YES  X            NO
   ------            ------
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X]

The aggregate market value of the voting stock held by non-affiliates of the registrant (i.e., by persons other than officers and directors of Hosposable Products, Inc. as reflected in the table incorporated by reference in Item 12 of this Annual Report on Form 10-K) as of March 22, 1996, was $4,064,434.

As of March 22, 1996, there were 1,692,476 Common Shares of the Registrant outstanding.


                       DOCUMENTS INCORPORATED BY REFERENCE

         1. The Exhibits identified in Item 14 (b).

                                TABLE OF CONTENTS



                     Item                                           Page
                     ----                                           ----

PART I.     1.       Business                                        1

            2.       Properties                                      4

            3.       Legal Proceedings                               5

            4.       Submission of Matters to a
                     Vote of Security Holders                        5

PART II.
            5.       Market for the Registrant's Common
                     Stock and Related Shareholder
                     Matters                                         6

            6.       Selected Financial Data                         7

            7.       Management's Discussion and
                     Analysis of Financial Condition
                     and Results of Operations                       8

            8.       Financial Statements and
                     Supplementary Data                             10

            9.       Changes in and Disagreements
                     with Accountants on Accounting
                     and Financial Disclosure                       10

PART III.
            10.      Directors and Executive Officers               11

            11.      Executive Compensation                         11

            12.      Security Ownership of Certain
                     Beneficial Owners and Management               11

            13.      Certain Relationships and
                     Related Transactions                           11

PART IV.
            14.      Exhibits, Consolidated Financial
                     Statements and Schedules and Reports
                     on Form 8-K                                    12

                                     PART I

Item 1. BUSINESS

A. GENERAL

                  Hosposable Products, Inc., a New York corporation incorporated in 1971(hereinafter "Hosposable"), and its wholly-owned subsidiaries, Bridgewater Manufacturing Corp., a New Jersey corporation ("Bridgewater"), and IFC Disposables, Inc., a Tennessee corporation ("IFC"), manufacture disposable medical products, wiping products, and nonwoven roll goods. The disposable medical products are produced by various converting equipment some of which utilize in-house "airlaid" processing technology and equipment. The disposable medical products include bedpads incorporating unique designs for incontinent patients. Wiping products include disposable airlaid nonwoven patient washcloths and general wiping products in addition to the use of other nonwoven materials which are purchased and converted in-house. (The "Company" is used herein to make general references, without distinction among Hosposable, Bridgewater and IFC.)

                  The majority of the sales of the Company's branded products are to distributors for eventual use by hospitals, nursing homes and other health care institutions, and to government agencies. The bedpads are the Company's principal products. Their end-use is for protection against mattress-soiling, caused primarily by incontinence. A portion of the Company's revenue is derived through the sale of finished products as private label brands for major customers. The Company's airlaid fabrics (Airlay(TM))are used as components of end-products manufactured by the Company, and also are sold in roll good form to converters who produce a wide range of health care, consumer and industrial products.

                  The Company's products are manufactured on a number of continuous production lines that automatically assemble the various layers of product materials, bond them with various fixative means, cut the materials to specific lengths, and fold, count, stack and bag/box the completed products. During 1995, the Company produced the vast majority of its products with its own equipment, at leased facilities in Fresno, California and Jackson, Tennessee, and at the premises and plant facility in Branchburg, New Jersey purchased by Hosposable in December 1993. (See "The 1993 Purchase of Property, The Related Bond Issue and Loan Agreement.")

         i.       The 1993 Purchase of Property, The
                  Related Bond Issue and Loan Agreement

                  In December 1993, the Company entered into a loan agreement with the New Jersey Economic Development Authority (the "Authority"), pursuant to which the Authority issued Economic Development Bonds with an aggregate principal amount of $5,325,000, to be loaned to the Company to finance the acquisition of additional airlaid production equipment, land and a warehouse-type facility with 111,640 square feet of space situated in Branchburg, New Jersey (the "Branchburg Property"). (Although the property is in Branchburg, the mailing address is 100 Readington Road, Somerville, New Jersey 08876.)

                  On December 22, 1993, the Company purchased the Branchburg Property for $3,741,331. The purchase was an 'arms-length' purchase from Green Acres Partnership. Neither the Company nor any member of its management had any prior relations with that partnership or any of its partners.

                  The bonds issued by the Authority have maturity dates which commenced on December 1, 1994 and continue annually through December 1, 2013. They bear interest at fixed rates of 3.1% to 5.7%. In connection with the bond financing, The Company made the following principal agreements, all dated as of December 1, 1993 and effected December 23, 1993: a Loan Agreement with the Authority, a Letter of Credit and Reimbursement Agreement with the First

Fidelity Bank, National Association, New Jersey (the "New Jersey Bank") and a Trust Indenture Agreement with the Bank of New York. In consequence, the Authority sold the bonds and proceeds of $5,325,000 therefrom were paid to the Bank of New York, as trustee of The Company. The Bank of New York then paid approximately $3,200,000 to The Company for and in respect of the Branchburg Property acquisition, and approximately $127,000 to reimburse The Company for new purchases of equipment. As of December 31, 1995, total proceeds of approximately $5,000,000 had been distributed to the Company in order to complete its purchase of the Branchburg Property (land and building), and machinery and equipment. During 1995 an additional $1,070,000 of the fund was utilized by The Company for purchases of new equipment.

                  The bonds are secured by the New Jersey Bank's letter of credit, and the New Jersey Bank therefore holds (a) a first mortgage upon the Branchburg Property, (b) an assignment of all of The Company's right, title and interest in and to all leases with respect to the Branchburg Property,(c)a security interest in machinery and equipment purchased with a portion of the bond proceeds and (d) IFC's and Bridgewater's guarantees of The Company's obligations.

         ii. The 1990/1991 Agreements with G.H. Wood + Wyant Inc.

                  On July 10, 1990, the shareholders of the Company approved a series of agreements with Wyant & Company Limited, now known as G.H. Wood + Wyant Inc., a Canadian corporation ("Wood-Wyant"), pursuant to which and among other things Wood-Wyant (a)purchased 229,288 shares of the Company's common stock and received an option to purchase an additional 456,157 of such shares (see "Security Ownership of Certain Beneficial Owners and Management"); (b) agreed, for a six-year term, to purchase 72 hours of production time, per week, of the Company's airlaid fabric production ("Supply Agreement"); and (c) agreed to pay $1,900,000 ($100,000 "down" and nine semi-annual payments of $200,000) for six years of The Company's services, in the nature of consultation concerning product research and development, sales training, marketing and advertising.

                  On February 27, 1991, the Supply Agreement was amended. The Company believed that it might be unable to fulfill all Supply Agreement commitments because IFC's purchase of the assets of IFC Nonwovens, Inc. (see "The 1991 Start-up of IFC") would result in additional utilization of the Company's airlaid equipment. Thus, pursuant to the amendment, the Company was required only to advise Wood-Wyant of the availability of production time, to use its best efforts to meet Wood-Wyant's demands and, if unable to meet such demands, to use its best efforts to obtain additional equipment. In turn, Wood-Wyant provided the Company with a right of first refusal in respect of all Wood-Wyant's requirements for airlaid product.

         iii. The 1991 "Start-up" of IFC

                  In December 1990, IFC was incorporated in Tennessee, and in January 1991 purchased substantially all of the assets of IFC Nonwovens, Inc. for $4,722,831. (The purchase was made pursuant to an 'arms-length' agreement from the unrelated entity. IFC Nonwovens, Inc. was required to change its name, and discontinued its business in the field in which IFC competes.)

         IFC produces disposable, industrial and "clean-room" wiping products, some of which utilize airlaid, nonwoven fabric. The Company, prior to 1991, was a supplier of such fabric to IFC Nonwovens, Inc.


B. INDUSTRY SEGMENTS

                  The Company operates in one industry segment. Its assets, net sales and net income are shown in "Selected Financial Data" (Part II, Item 6) and "Consolidated Financial Statements" (Part IV, Item 14).

C. SUPPLY OF RAW MATERIALS

                  The Company purchases raw materials necessary for the manufacture of its products from several unaffiliated suppliers. These raw materials are readily available from numerous sources. The Company is not dependent upon any one major source of supply, and is not limited by any supply contracts.


D.       MARKETING AND SALES

                  The Company's products are sold by 13 sales and marketing personnel who are paid salaries and several independent sales organizations that work on a commission basis.

                  Most of the Company's sales (other than inter-company transactions with IFC) are made to distributors that, in turn, sell the Company's products to institutional users such as hospitals and nursing homes, and to industrial users. Other sales are made to retail outlets through private labellers that sell to individual/chain stores. The distributors and retail chains usually sell the products under private label.

                  The following table shows, for the years-ended as indicated, percentage information in respect of the Company's net sales.

                                        1991      1992         1993         1994         1995
                                        ----      ----         ----         ----         ----
Major Distributor . . . . . . . . .     8.7       12.5         12.5         11.1         11.8

Other Distributors. . . . . . . . .    50.2       51.0         52.9         55.9         47.9

Government Agencies . . . . . . . .     0.5        1.5          1.0          0.8          1.0

Private Label . . . . . . . . . . .     4.3        3.2          3.1          2.5          7.2

Converters (airlaid/non-
woven fabrics). . . . . . . . . . .     5.8*       4.7*         6.1*         7.0*         8.2*

Industrial Wiping Products
(IFC Disposables, Inc.) . . . . . .    30.5       27.1         24.4         22.7         23.9

* Does not include inter-company sales of $1,709,494, $1,266,306, $1,235,853,
$1,428,746 and $1,353,087, in 1995, 1994, 1993, 1992 and 1991, respectively, to
IFC Disposables, Inc.

                  At December 31, 1995, the Company had 'backlogs' of firm orders of approximately $2,700,000, or approximately 29% less than the backlog at December 31, 1994. The Company has fairly consistently maintained a four to five week "backlog" of orders.

                  There is no seasonal fluctuation in demand for the Company's products.

                  Delivery of the Company's products to its customers is primarily accomplished through the use of unaffiliated truckers. The Company leases two tractor-trailer trucks, which it uses for some 'local' deliveries. The majority of sales are delivered in trailer-load quantities.


E. COMPETITION

                  The industry in which the Company competes is highly competitive. Among the competitors are such major firms as Inbrand Corporation, Paper-Pak Products, Inc. and others with substantially greater resources than the Company's, as well as many firms comparable to the Company in 'size' and the primary businesses of which are directly competitive. The Company is not a significant factor in its market.

                  The Company's ability to compete successfully is dependent upon its ability to make timely deliveries of value added products of the quality of its competitors and at competitive prices.


F. EMPLOYEES/UNION CONTRACT

                  The Company has 276 employees. 162 are employed in New Jersey, 62 in Fresno, California and 52 in Jackson, Tennessee. Over 90% work in sales and production.

                  The Company is party to collective bargaining agreements with the International Production Service & Sales Employees Union that serves its New Jersey factory-labor employees. The agreements expire in 1998. The Company considers its relations with its employees to be satisfactory, and no labor disputes are anticipated or have affected operations negatively to date.


G. PATENTS AND TRADEMARKS

                  The Company is the owner of one unexpired United States patent; No. 4,391,010. (It expires July 5, 2000.) The patent concerns features of the construction or method of producing the Company's "Tuckable(TM)" underpads. While the sale of "TuckableTM" underpads has increased in recent years, the Company cannot assess any economic advantage particularly attributable to the patent.

                  The Company acquired a group of 13 trademarks with its purchase of the assets of IFC Nonwovens, Inc. ("Presto Wipes," "Bench-Pac," "Busboy," "IFC," "Jumbies," "Lab Grade," "Like-Rags," "Redd Rags," "Suit-All," "Tuff-Job," "Ultras," "Drawing of Hand on Wiper" and "Vacuumed and Packaged in a Class 100 Clean Room"). Trademarks are used to protect the individual identifications of products, but the Company cannot assess any economic advantage particularly attributable to any trademark. Moreover, there is no assurance that trademark rights are enforceable as mere consequence of trademark registration.


Item 2. PROPERTIES

                  For several years and through the first half of 1994, the Company was a tenant under two leases for an aggregate of approximately 82,650 square feet in two one-story buildings in the Central Jersey Industrial Park, Bound Brook, New Jersey. The leases expired in January 1994 and May 1994, respectively. Now (and since May 31, 1994), all New Jersey operations are (and have been) conducted at the Branchburg Property. (See Item 1, "Business -- The 1993 Purchase of Property, The Related Bond Issue and Loan Agreement".)

                  The Company leases approximately 80,000 square feet, used for manufacturing and warehousing, in a building at 95 Santa Fe Avenue, Fresno, California, from Len-Sid Realty Co. Leonard Schramm, the former President of the Company is a partner in Len-Sid Realty Co. The terms of the lease agreement, including $109,968 as annual rent, are comparable to terms that might be obtainable from an unaffiliated lessor of like property in the immediate vicinity of the Fresno warehouse. The lease term is for one year, but terminable on 90 days' notice (essentially, because the landowner, The Atchison, Topeka and Santa Fe Railroad, has the right to terminate Len-Sid Realty CO.'s 'possession' on 90 days' notice).

                  IFC leases a warehouse-type facility in Madison County, Tennessee. The base rent was $428,480 in 1995. The lease expires in 1997, and provides for a base-rent increase of $20,000 in 1996 with no change in 1997. The lease contains an option to renew for a seven year term ending in 2004 (with rent escalation potential based upon consumer-price indices). IFC subleases approximately 85,000 square feet in its leased premises to an unrelated party and is paid rent of $150,000 per annum. The sub-lease expires May 31, 1996.


Item 3. LEGAL PROCEEDINGS

        The Company is not a party to any material litigation.


Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  On May 24, 1995, the Company held its annual meeting of shareholders. 1,496,669 shares, a quorum, were represented in person or by proxy. Gerald W. Wyant, James A. Wyant, Richard L. Cohan, John B. Wight, Jane Curtis, and Leonard Schramm were each elected to serve as a director for a one-year period expiring in 1996. (1,490,916 'for'). The appointment of Arthur Andersen LLP as auditors for the year ended December 31, 1995 was ratified (1,493,316 'for'). Mr. Schramm resigned as a director.

                  The Board of Directors meeting was held directly following the annual meeting. Mr. G.W. Wyant was approved as Chairman of the Board of Directors. Mr. Joseph H. Weinkam, Jr. was elected as a Director to serve until the next annual meeting and named President and Chief Operating Officer. Mr. Schramm was retained and appointed as a consultant for a three-year term.

                                     PART II


Item 5.           MARKET FOR THE REGISTRANT'S COMMON
                  STOCK AND RELATED SHAREHOLDER MATTERS

          a. Principal Market and Sales Prices

                  The Company's Common Stock is traded on the NASDAQ National Market. The sales highs and lows during each quarter of the last three fiscal years, as reported by the National Quotation Bureau, Inc. are as follows:

                                 HIGH                       LOW
                                 ----                       ---
1993

1st Quarter                      6 3/4                      5
2nd Quarter                      6                          4 3/8
3rd Quarter                      6 1/2                      4 3/4
4th Quarter                      7 1/4                      6

1994

1st Quarter                      7 1/2                      5 3/4
2nd Quarter                      9 1/2                      6 3/4
3rd Quarter                      9 1/4                      7
4th Quarter                      8 1/4                      7 1/4

1995

1st Quarter                      7 3/4                      5 1/2
2nd Quarter                      7 5/8                      5
3rd Quarter                      8 1/4                      4
4th Quarter                      8 3/4                      6 3/4

          b. Holders

                  The number of holders of the Company's Common Stock as at March 22, 1996, was approximately 600 based on the number of holders of record and an estimate of the number of individual participants represented by security position listings.

          c. Dividends

                  The Company has never paid a cash dividend, and does not anticipate paying dividends in the foreseeable future.

Item 6 SELECTED FINANCIAL DATA

                                                                  Year ended December 31
                                              1995              1994              1993             1992              1991
                                              ----              ----              ----             ----              ----
                                                     (In thousands, except per share amounts)
Operations Data:
Net Sales                                   $40,481           $34,515           $29,909          $29,748           $27,120
Cost of Sales                                33,000            26,534            22,253           22,384            20,873

Selling, general and
 administrative expenses                      7,417             6,619             6,115            6,134             5,376

Operating income                                 64             1,362             1,541            1,230               871

Other income, Net                              (436)              288               385              358               316

Income before income taxes                     (372)            1,650             1,926            1,588             1,187
Income taxes                                   (163)              613               726              637               477
Net income                                     (209)            1,037             1,200              951               710


Per Share Data:

Net income:
  Primary                                   $  (.12)          $  .61            $  .70           $  .56            $  .41
  Fully-diluted                                (.12)             .61               .70              .56               .41

Weighted average
  number of Common and
  Common equivalent
  shares outstanding                          1,692             1,692             1,704            1,703             1,716

                                                                         At December 31
                                              1995              1994              1993             1992              1991
                                              ----              ----              ----             ----              ----
Balance Sheet Data:

Working capital                             $ 7,950           $ 7,836           $ 8,859          $ 9,259           $ 8,656
Total assets                                 23,531            21,572            23,023           16,799            15,860
Long-term obligations
 (excluding current
  maturities)                                 4,290             4,637             6,120            2,209             2,884
Stockholders' equity                         13,192            13,402            12,357           11,121            10,149
Cash Dividends declared
 per common share                              --                --                --               --                --

Item 7.           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1995


Introduction

                  The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and accompanying notes. (See Item 14.)

Results of Operations for Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

SALES:  Sales were $40,480,738 in 1995 as compared to $34,515,494 in 1994.
The increase of 17.3% was due to significantly higher sales in the health care and airlaid nonwoven segments of the business.

COST OF SALES AND GROSS PROFIT: Gross profit was 18.5% of sales in 1995 compared with 23.1% in 1994. As a ratio to sales, cost of sales was 81.5% of sales in 1995 and 76.9% in 1994. The decrease in gross profit was primarily due to significantly higher raw material costs, particularly for paper pulp.

OTHER INCOME (EXPENSES): Selling, general and administrative expenses increased to $7,416,448 in 1995 from $6,619,308 in 1994, a decrease to 18.3% of sales in
1995 from 19.2% in 1994.

Interest income decreased to $148,571 compared with $216,638 in 1994, due to lower rates on portfolio holdings. Other income declined to $286,647 compared with $455,783 in 1994, due to reduced rental income at the Branchburg corporate facility. An assessment of the IFC segment of business resulted in taking a pre-tax charge to earnings of $550,000 for machinery and equipment, leasehold improvements and leased space not currently being utilized for operations.

NET INCOME: A net loss of $209,206 was incurred in 1995 as compared to net income of $1,036,350 in 1994.


Results of Operations for Year Ended December 31, 1994
Compared to Year Ended December 31, 1993

SALES:  Sales were $34,515,494 in 1994 as compared to $29,909,296 in 1993.
The increase of 15.4% was due to increased sales in the health care and airlaid nonwoven businesses.

COST OF SALES AND GROSS PROFIT: Gross profit was 23.1% of sales in 1994 compared with 25.6% in 1993. Cost of sales was 76.9% of sales in 1994 and 74.4% in 1993. The decrease in gross profit was mainly attributable to sharply rising raw material costs, particularly for paper pulp.

OTHER INCOME (EXPENSES): Selling, general and administrative expenses increased to $6,619,308 in 1994 from $6,115,045 in 1993, but that represented a decrease to 19.2% of sales in 1994 from 20.4% in 1993.

Interest expense increased to $384,638 in 1994 compared to $161,893 in 1993 (see Liquidity and Capital Resources). Other income increased to $455,783 in 1994 compared with $334,857 in 1993.

NET INCOME: Net income was $1,036,350 in 1994 as compared to $1,199,478 in 1993, a decrease of 13.6%.

Liquidity and Capital Resources

                  In December 1993, the Company entered into a loan agreement with the New Jersey Economic Development Authority (the "Authority") and a bank, whereby the Authority issued Economic Development Bonds with an aggregate principal amount of $5,325,000 to be loaned to the Company to finance the acquisition of a building and the land on which it is situated (the "Branchburg Property"), as well as the purchase of machinery and equipment to add a production line (see Item 14). As of December 31, 1995, total proceeds of approximately $5,000,000 had been distributed to the Company in order to purchase the Branchburg Property, and machinery and equipment. The remaining balance is held in escrow and will be distributed to the Company as new machinery and equipment is purchased.

                  The bonds are secured by a letter of credit provided by a bank which has obtained; (a) a first mortgage and security interest on the building and land that was acquired; (b) an assignment of the Company's right, title and interest in and to all leases with respect to the building and land; and (c) a security interest on any machinery and equipment purchased with a portion of the bond proceeds and (d) IFC's and Bridgewater's guarantees of The Company's obligations.

                  The agreement contains several restrictive financial covenants which include; (a) minimum net worth requirement; (b) maximum leverage ratio;
(c) minimum debt service coverage ratio; (d) minimum current ratio; and (e) maximum amount of annual capital expenditures.

                  The remaining bond maturity dates range from December 1, 1996 to December 1, 2013 and bear interest at fixed rates between 4.1% and 5.7%. The bonds mature at various amounts throughout this period in amounts ranging from $140,000 to $940,000. The bonds maturing December 1, 2007, 2009 and 2013 are to be redeemed commencing December 1, 2005 and on each December 1 thereafter through sinking fund payments ranging from $165,000 to $255,000.

                  The Company's stockholders' equity was $13,192,426 at December 31, 1995 and $13,401,632 at December 31, 1994. The decrease resulted from a net loss of $209,206 in 1995.

                  The Company's working capital position amounted to $7,959,164 at December 31, 1995, including cash and marketable securities of $4,281,702.

                  Funds for the Company's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. (As at December 31, 1995, none of the credit line was utilized.)

                  As a result, the Company believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, the Company believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

Backlog, Impact of Inflation, Seasonality

                  The Company attempts to maintain sufficient inventory levels for all products to allow shipment against most orders within a three week period. To some extent, however, certain components must be inventoried further in advance of actual orders to ensure availability. For the most part, purchases are based upon quarterly requirements as projected after calculating sales indications from the sales and marketing departments.

                  The Company's products are not subject to seasonal influences.

                  Because its products are sold to distributors and wholesale and retail outlets throughout the United States, the Company is affected by general economic conditions. Accordingly, any adverse change in the economic climate may have an adverse impact on the Company's sales and financial condition.


Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        See Item 14.


Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PART III


Item 10. DIRECTORS AND EXECUTIVE OFFICERS

         Information as required for this Item 10 is incorporated by reference to the Company's definitive proxy statement for its Annual Meeting of Shareholders (the "1996 Proxy Statement"), to be filed with the Securities and Exchange Commission pursuant to Regulation 14A.


Item 11. EXECUTIVE COMPENSATION

         Information as required in respect of this Item 11 is incorporated by reference to the 1996 Proxy Statement.


Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Information as required in respect of this Item 12 is incorporated by reference to the 1996 Proxy Statement.


Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Information as required in respect of this Item 13 is incorporated by reference to the 1996 Proxy Statement.

                                     PART IV


Item 14. EXHIBITS, CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES AND REPORTS ON FORM 8-K

(a)      1.       The following Financial Statements are included in Item 8.

                  Report of Independent Public Accountants                          F-1

                  Consolidated Balance Sheets as of December 31, 1995 and 1994.     F-2

                  Consolidated Statements of Operations for the years ended
                  December 31, 1995, 1994 and 1993.                                 F-3

                  Consolidated Statements of Stockholders' Equity for
                  the years ended December 31, 1995, 1994 and 1993.                 F-4

                  Consolidated Statements of Cash Flows for the years ended
                  December 31, 1995, 1994 and 1993.                                 F-5

                  Notes to Consolidated Financial Statements.                       F-6


                  2.       Financial Statement Schedules.

                  Schedule II - Valuation and Qualifying Accounts.                  F-13

                  All other schedules are omitted because they are not applicable or not required, or the applicable information is shown in the Consolidated Financial Statements or in notes thereto.


(b)      Exhibit Table

1. Articles of Incorporation and Amendments thereof and By-Laws are incorporated by reference. They were filed as exhibits with the Company's February 2, 1984 and January 7, 1987 Registration Statements and the Registrant's Proxy Statement filed May 1990 (the "May 1990 Proxy").

2. Material Contracts and Amendments: The Stock Purchase and Option Agreement, the Supply Agreement and the Marketing and Sales Support Agreement, each between the Company and Wood-Wyant and filed as exhibits with the May 1990 Proxy, are incorporated by reference thereto; as are, and by the same reference, the Stock Option Agreement between Leonard Schramm and Wood-Wyant, the Employment Agreement between Leonard Schramm and the Company, and the Non-Competition Agreement between Leonard Schramm and Wood-Wyant.

3. The Purchase Contract for the "Branchburg Property," the Loan Agreement, and the Letter of Credit and Reimbursement Agreement (see
         Item 1, BUSINESS - The 1993 Purchase of Property, The Related Bond Issue and Loan Agreement) and the Company's 1991 Stock Option Plan, filed with the Company's 1994 Proxy Statement, are incorporated by reference thereto.

                  Shareholders may obtain a copy of any exhibit not filed herewith by writing to Hosposable Products, Inc., P.O. Box 8609, Somerville, New Jersey 08876.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders' of Hosposable Products, Inc.:

                  We have audited the accompanying consolidated balance sheets of Hosposable Products, Inc. (a New York corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hosposable Products, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                  Our audit was made for the purpose of forming an opinion on the basic financial statements. The schedule in Item 14(a)2 is not a required part of the basic financial statements but is supplementary information required by the Securities and Exchange Commission. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


New York, New York
February 15, 1996

                    HOSPOSABLE PRODUCTS, INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                                      1995                 1994                 1993
                                                      ----                 ----                 ----
NET SALES                                         $ 40,480,738         $ 34,515,494         $ 29,909,296

COST OF SALES                                       33,000,141           26,534,271           22,253,329
                                                  ------------         ------------         ------------
         Gross Profit                                7,480,597            7,981,223            7,655,967

OTHER EXPENSES (INCOME):
         Selling, General & Administrative           7,416,448            6,619,308            6,115,045
         Interest Income                              (148,571)            (216,638)            (211,769)
         Interest Expense                              321,655              384,638              161,893
         Other Income                                 (286,647)            (455,783)            (334,857)
         Write-down of assets(Note 9)                  550,000                   --                   --
                                                  ------------         ------------         ------------

  Income(loss)before income tax expense               (372,288)           1,649,698            1,925,655

INCOME TAX (BENEFIT) EXPENSE (Note 7)                 (163,082)             613,348              726,177
                                                  ------------         ------------         ------------
         Net Income (loss)                        $   (209,206)           1,036,350            1,199,478

EARNINGS (LOSS)PER SHARE                          $       (.12)        $        .61         $        .70

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES                       1,692,476            1,691,906            1,704,158

The accompanying notes are an integral part of these consolidated financial statements

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                              Common       Additional                                       Total
                                              Stock, $.01  Paid-in         Retained          Treasury       Stockholders'
                                              Par Value    Capital         Earnings          Stock          Equity
BALANCE, December 31,1993                     $17,017      $6,885,769      $ 5,485,526       $(31,530)      $ 12,356,782

         Net Income for the Year                   --              --        1,036,350             --          1,036,350

         Exercise of 2,000 Stock Options           20           8,480               --             --              8,500
                                              -------      ----------      -----------       --------       ------------

BALANCE, December 31, 1994                     17,037       6,894,249        6,521,876        (31,530)        13,401,632

         Net loss for the Year                     --              --         (209,206)            --           (209,206)
                                              -------      ----------      -----------       --------       ------------

BALANCE, December 31, 1995                    $17,037      $6,894,249      $ 6,312,670       $(31,530)      $ 13,192,426
                                              =======      ==========      ===========       ========       ============

The accompanying notes are an integral part of these consolidated financial statements.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                           1995           1994              1993
                                                                                           ----           ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income (Loss)                                                                   $  (209,206)    $ 1,036,350       1,199,478
   Adjustments to reconcile net income (loss) to net cash provided by operating activities-
            Depreciation and Amortization                                                  982,352       1,064,718         795,076
            Provision for Doubtful Accounts                                                 14,289          37,000          25,497
            Loss on Sale of Fixed Asset                                                     33,426              --              --
            Deferred Income Tax Benefit                                                   (156,157)        (38,365)        (51,209)
            Write-down of Assets                                                           550,000              --              --
            Changes in Assets and Liabilities-
                     (Increase)Decrease in-
                              Accounts Receivable, trade                                (1,252,859)       (485,657)       (596,109)
                              Advances to Officers and Directors                                --              --          17,373
                              Other Accounts Receivable                                      9,061          13,383         137,089
                              Prepaid Income Taxes                                        (202,738)        (83,686)          4,939
                              Inventories                                                  468,275        (485,848)         84,365
                              Prepaid Expenses and Other                                   147,784         (74,419)       (162,480)
                     Increase (decrease) in-
                              Accounts Payable and Accrued Expenses                      2,462,532         240,905         193,703
                              Income Taxes Payable                                              --        (178,931)        178,931
                                                                                       -----------     -----------     -----------
                                Net Cash Provided by Operating Activities                2,846,759       1,045,450       1,826,653
                                                                                       -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures                                                                 (1,505,141)     (2,433,372)     (4,155,724)
   Cash Proceeds from Sale of Fixed Asset                                                  130,000              --              --
   Sale (purchase) of Marketable Securities                                              1,049,936       2,265,376        (549,378)
                                                                                       -----------     -----------     -----------
                                Net Cash Used in Investing Activities                     (325,205)       (167,996)     (4,705,102)
                                                                                       -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Utilization of Acquisition Escrow Fund                                                  712,737         843,150
   Principal Payments Under Borrowing Agreements                                          (340,000)     (2,520,114)       (666,608)
   Borrowing Under Long-term Debt Agreement, Net Acquisition Escrow Fund                        --              --       3,401,510
   Proceeds from Issuance of Common Stock                                                       --           8,500          36,250
                                                                                       -----------     -----------     -----------
                                Net Cash Provided by (Used in)Financing Activities         372,737      (1,668,464)      2,771,152
                                                                                       -----------     -----------     -----------
                                Net Increase (Decrease)in Cash and Cash Equivalents      2,894,291        (791,010)       (107,297)

CASH AND CASH EQUIVALENTS, Beginning of Year                                                25,178         816,188         923,485
                                                                                       -----------     -----------     -----------

CASH AND CASH EQUIVALENTS, End of Year                                                 $ 2,919,469     $    25,178     $   816,188
                                                                                       -----------     -----------     -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash Paid During the Year for-
            Interest                                                                   $   296,530     $   368,920     $   150,584
            Income Taxes                                                                   287,037         863,046         618,128

The accompanying notes are an integral part of these consolidated financial statements

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995, 1994 & 1993


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

                  Hosposable Products, Inc., a New York corporation incorporated in 1971, and its wholly owned subsidiaries, Bridgewater Manufacturing Corp., a New Jersey corporation ("Bridgewater"), and IFC Disposables, Inc., a Tennessee corporation ("IFC"), manufacture disposable medical products, wiping products, and nonwoven roll goods. The disposable medical products are produced by various converting equipment, some of which utilize in-house "airlaid" processing technology and equipment. The disposable medical products include bedpads incorporating unique designs for incontinent patients. Wiping products include disposable airlaid nonwoven patient washcloths and general wiping products in addition to the use of other nonwoven materials which are purchased and converted in-house.

Principles of Consolidation

                  The consolidated financial statements include the accounts of Hosposable Products, Inc. and its wholly owned subsidiaries, Bridgewater Manufacturing Corp. and IFC (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Utilization of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

                  The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

                  Inventories are stated at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

                  Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is provided over the estimated useful life of the respective assets on the straight-line basis ranging from 5 to 30 years. Leasehold improvements are amortized on a straight-line basis over the term of the related leases or the estimated useful life, whichever is shorter.

Income Taxes

                  The Company files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Deferred income taxes result primarily from differences between financial and tax reporting of depreciation.

Per Share Data

                  Per share data is based on the weighted average number of common shares and common equivalent shares which would arise from the exercise of dilutive stock options (Note 8).


2. MARKETABLE SECURITIES

                  Marketable securities at December 31, consist of:

                                                         1995             1994
                                                         ----             ----
                  U.S. Treasury Bills                $   -            $  358,115
                  U.S. Government Obligations           623,048          327,755
                  Municipal Bonds                       654,035        1,633,314
                  Other Bonds                            85,150           92,985
                                                      ---------       ----------
                                                     $1,362,233       $2,412,169

As of December 31, 1995 and 1994, substantially all short-term investments have been classified as held to maturity. These investments are stated at amortized cost.


3. INVENTORIES

                  Inventories at December 31, consist of:

                                              1995            1994
                                              ----            ----
                  Raw Materials            $2,308,121       $2,812,716
                  Finished Goods            1,098,959        1,062,639
                                           ----------       ----------
                                           $3,407,080       $3,875,355

4. LONG-TERM DEBT

                  Long-term debt at December 31, consisted of the following:

                                                                1995                     1994
                                                                ----                     ----
                  Authority Bonds - II(a)                     $4,655,000              $4,995,000
                                                              ----------              ----------
                           Total long-term debt               $4,655,000              $4,995,000

                  Less:
                  Unamortized discount on bonds                   15,195                  17,726
                  Current maturities                             350,000                 340,000
                                                               ---------              ----------
                                                              $4,289,805              $4,637,274

                  Maturities of long-term debt over the next five years are as follows:

                             1996           $350,000
                             1997            365,000
                             1998            380,000
                             1999            395,000
                             2000            415,000

(a) In December 1993, the Company entered into a loan agreement with the New Jersey Economic Development Authority (the "Authority") and a bank, whereby the Authority issued Economic Development bonds with an aggregate principal amount of $5,325,000 to be loaned to the Company to finance the acquisition of a building and the land upon which it is situated, as well as to purchase machinery and equipment to add a production line. As of December 31, 1995, total proceeds of approximately $4,978,000 had been distributed to the Company in order to complete its purchase of the above-mentioned land and building and machinery and equipment. The remaining balance is held in escrow, as identified in the accompanying consolidated balance sheets, and will be distributed to the Company as machinery and equipment is purchased. The bonds are secured by a letter of credit provided by a bank which has obtained: (i) a first mortgage and security interest on the building and land that was acquired; (ii) an assignment of all of the Company's right, title and interest in and to all leases with respect to the building and land; and (iii) a security interest in any machinery and equipment purchased with a portion of the bond proceeds.

         The agreement contains several restrictive financial covenants which include: (i)minimum net worth requirement; (ii) maximum leverage ration; (iii) minimum debt service coverage ratio; (iv) minimum current ratio; and (v) maximum amount of annual capital expenditures.

                  The remaining bond maturity dates range from December 1, 1996 to December 1, 2013, and bear interest at fixed rates from 4.1% to 5.7%. The bonds mature at various amounts throughout this period ranging from $140,000 to $940,000. The bonds maturing December 1, 2007, 2009 and 2013 are to be redeemed commencing December 1, 2005 and on each December 1 thereafter through sinking fund payments ranging from $165,000 to $255,000.

Line of Credit

                  The Company has available a secured line of credit from a bank which expires on July 31, 1996, in the amount of $2,000,000 which bears interest at the prime rate (8.5% at December 31, 1995). The Company had no borrowing outstanding under the line at December 31, 1995 and 1994. Under the agreement, the Company is required to provide the bank a first priority lien on accounts receivable and inventory.


5. PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment at December 31, consisted of the following:

                                                                    1995                      1994
                                                              ----------                ----------
                  Land                                        $   374,133               $   374,133
                  Building and improvements                     3,639,338                 3,589,752
                  Capitalized equipment leases                     72,311                   126,997
                  Machinery and equipment                       9,208,427                 9,344,140
                  Machinery and equipment -
                           in progress                          2,196,677                 1,124,608
                  Trucks and automobiles                           68,198                    68,198
                  Furniture and fixtures                          659,913                   604,176
                  Leasehold improvements                          113,759                   112,762
                                                               ----------               -----------
                                                              $16,332,756               $15,344,766

                  Less-Accumulated depreciation
                           and amortization                     6,887,558                 5,933,940
                                                              -----------               -----------
                                                              $ 9,445,198               $ 9,410,826

6. RELATED-PARTY TRANSACTIONS

                  On July 10, 1990, the Company entered into a six-year marketing and sales support agreement with a significant shareholder, G.H. Wood + Wyant

Inc. ("Wood + Wyant"), pursuant to which the Company would be paid by Wood + Wyant, over a five-year period, for providing services based upon and in respect of its air-laid fabric production and marketing expertise. At the closing, $100,000 was paid and thereafter $200,000 was payable on June 30, and December 31, of each year through December 1994. Income recognized in connection with this agreement amounted to $316,667 in each of the three years ended 1995, 1994 and 1993. Deferred income of $166,662 and $283,450 is included in other accrued liabilities as of December 31, 1995 and 1994, respectively.

         Sales made to Wood + Wyant amounted to approximately $222,000, $373,000 and $313,000 in 1995, 1994 and 1993 respectively. Purchases made from Wood + Wyant amounted to approximately $1,040,000, $261,799 and $124,000 in 1995, 1994
and 1993, respectively.


7. INCOME TAXES

                  Components of income tax expense (benefit) are as follows:

                                                     Current      Deferred      Total
                                                     -------      --------      -----
                  1995:
                           Federal                   $ (19,407)   $ (119,339)   $ (138,746)
                           State                        12,482       (36,818)      (24,336)
                                                      --------    ----------    ----------
                                                     $  (6,925)   $ (156,157)   $ (163,082)

                  1994:
                           Federal                   $ 581,251    $  (73,302)   $  507,949
                           State                       120,249       (14,850)      105,399
                                                      ------------------------------------
                                                     $ 701,500    $  (88,152)   $  613,348

                  1993:
                           Federal                   $ 618,438    $  (27,211)   $  591,227
                           State                       158,948       (23,998)      134,950
                                                     -------------------------------------
                                                     $ 777,386    $  (51,209)   $  726,177

                  The actual tax expense differed from the "expected" amounts by applying the U.S. federal income tax rate of 34% as follows:

                                                                      Years Ended December 31
                                                             1995             1994              1993
                                                             ----             ----              ----
Federal income tax expense at statutory rate              $(126,578)       $560,897          $ 654,723
State income taxes net of federal income
         tax benefit                                        (16,062)         69,563             89,067
Other                                                       (20,442)        (17,112)           (17,613)
                                                           ---------       ---------------------------
         Actual tax (benefit)expense                      $(163,082)       $613,348          $ 726,177

8. COMMON STOCK

                  During 1991, 1987, and 1986, the stockholders of the Company approved the adoption of stock option plans that each permit the granting of options for up to 250,000 shares of the Company's common stock. Options under these three plans may be either incentive or nonqualified stock options. Incentive stock options may be granted to employees only, while nonqualified stock options may be granted to directors, employees, and consultants of the Company. The exercise price of the nonqualified and incentive stock options must be equal to 85% and 100% respectively, of the fair market value of common stock on the date of grant. Any plan participant who is granted an incentive stock option and possesses more than 10% of the voting rights of the Company's outstanding common stock is granted an option price of 110% of the fair market value on the date of grant and the option must be exercised within five years from the date of grant. Other participants also must exercise the options within five years of the date of grant.

                                                          Number           Option Price
                                                          of Shares        Per Share
                                                          ---------        ---------
Outstanding and exercisable, December 31, 1993            93,700           $ 2.50 - $ 6.00
         Exercised                                        (2,000)                     4.25
         Expired/Canceled                                 (3,000)            2.50 -   6.00
                                                          -------          ---------------
Outstanding and exercisable, December 31, 1994            88,700             4.25 -   6.00
         Expired/Canceled                                (47,700)            4.25 -   6.00
         Granted                                          65,000             5.00 -   7.25
                                                          ------           ---------------
Outstanding and exercisable, December 31, 1995           106,000           $ 4.25 - $ 7.25

                  On July 10, 1990, the Company's stockholders approved a series of capitalization agreements between the Company and Wood + Wyant in which Wood + Wyant acquired 229,288 newly issued shares from the Company for $5.75 per share, 448,702 shares from the President of the Company and received a five-year option to acquire an additional 456,157 common shares from the Company at $7.00 per share or 1.25 times the market price, whichever is greater. These options expired in 1995. Wood + Wyant's current ownership is 55%.


9. WRITE-DOWN OF ASSETS

                  During the fourth quarter of 1995, the Company recorded a charge of $550,000 ($340,000 or $.20 per share after tax) for selected asset write-downs including machinery and equipment, leasehold improvements, and leased property. The charge resulted from management's decision to dispose of certain machinery and accrue for under-utilized space at its IFC facility.


10. COMMITMENTS

                  The Company occupies manufacturing and office facilities under an operating lease which expires on December 31, 1997. At December 31, 1995, the minimum rental commitment under this lease is as follows:

                           Year:
                                    1996        $ 448,480
                                    1997          448,480
                                                ---------
                                                $ 896,960

                  Aggregate rental expense amounted to $410,148 (net of sublease income of $152,000), $525,301 and $967,493 for the years ended December 31, 1995, 1994 and 1993, respectively.

                  The Company maintains a consulting agreement with its former president which expires on July 9, 1998. The aggregate commitment for future fees on this agreement is approximately $400,000.


11. SIGNIFICANT CUSTOMERS/CONCENTRATIONS OF CREDIT

                  The Company operates primarily in the disposable health care products industry.

                  For the years ended December 31, 1995, 1994 and 1993, the largest customer accounted for approximately 11.8%, 11% and 13% of net sales, respectively.

12. RECENTLY ISSUED ACCOUNTING STANDARDS

                  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995, although earlier application is encouraged. The Company has not concluded its evaluation of the effect, if any, the adoption of SFAS No. 121 will have on its financial position or results of operations.

                  In November 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes a fair value-based method of accounting for an employee stock option or similar equity instrument but allows companies to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Companies electing to remain with the accounting under APB Opinion No. 25 must, however, make pro forma disclosures of net income and earnings per share as if the fair value-based method of accounting defined in SFAS No. 123 has been applied. These disclosure requirements are effective for years beginning after December 15, 1995.

                                                                     SCHEDULE II




                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                         Balance at        Charged to                           Balance
                                         Beginning         Costs and                            at End
                  Description             of Year          Expenses         Deductions(6)       of Year
                  -----------             -------          --------         -------------       -------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
         Year ended December 31 -
                           1995          $118,759          $125,399         $111,110            $133,048
                           1994            95,643            37,000           13,884             118,759
                           1993           170,795            25,497          100,649              95,643

(1)  Represents amounts written off, net of recoveries

                                   APPENDIX E

           AMENDMENT NO. 1 TO HPI'S 1995 ANNUAL REPORT ON FORM 10-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                   FORM 10-K/A

                                 AMENDMENT NO. 1

                        FOR ANNUAL AND TRANSITION REPORTS
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[ ]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended      12/31/95
                             ------------
                                       OR
[X] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                to
                               --------------    ------------------
Commission file number          0-8410
                        ---------------------------------
                            HOSPOSABLE PRODUCTS, INC.
  ---------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

          New York                           11-2236837
---------------------------------------------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

 100 Readington Road     Somerville, New Jersey           08876
---------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                 ----------------
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange
                                             on Which Registered
Common Stock                                 Traded on the NASDAQ
par value $.01 per share                     National Market

Securities registered pursuant to Section 12 (g) of the Act: NONE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
YES  X            NO
   ------            ------
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X]

The aggregate market value of the voting stock held by non-affiliates of the registrant (i.e., by persons other than officers and directors of Hosposable Products, Inc. as reflected in the table incorporated by reference in Item 12 of this Annual Report on Form 10-K) as of March 22, 1996, was $4,064,434.

As of March 22, 1996, there were 1,692,476 Common Shares of the Registrant outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

1. The Exhibits identified in Item 14 (b).

                                     PART IV


Item 14.          EXHIBITS, CONSOLIDATED FINANCIAL STATEMENTS
                  AND SCHEDULES AND REPORTS ON FORM 8-K

(a)      1.       The following Financial Statements are included in Item 8.

                  Report of Independent Public Accountants                       F-1

                  Consolidated Balance Sheets as of December 31, 1995 and 1994.  F-2

                  Consolidated Statements of Operations for the years ended
                  December 31, 1995, 1994 and 1993.                              F-3

                  Consolidated Statements of Stockholders' Equity for
                  the years ended December 31, 1995, 1994 and 1993.              F-4

                  Consolidated Statements of Cash Flows for the years ended
                  December 31, 1995, 1994 and 1993.                              F-5

                  Notes to Consolidated Financial Statements.                    F-6


                  2.       Financial Statement Schedules.

                  Schedule II - Valuation and Qualifying Accounts.               F-13

                  All other schedules are omitted because they are not applicable or not required, or the applicable information is shown in the Consolidated Financial Statements or in notes thereto.


(b)      Exhibit Table

1. Articles of Incorporation and Amendments thereof and By-Laws are incorporated by reference. They were filed as exhibits with the Company's February 2, 1984 and January 7, 1987 Registration Statements and the Registrant's Proxy Statement filed May 1990 (the "May 1990 Proxy").

2. Material Contracts and Amendments: The Stock Purchase and Option Agreement, the Supply Agreement and the Marketing and Sales Support Agreement, each between the Company and Wood-Wyant and filed as exhibits with the May 1990 Proxy, are incorporated by reference thereto; as are, and by the same reference, the Stock Option Agreement between Leonard Schramm and Wood-Wyant, the Employment Agreement between Leonard Schramm and the Company, and the Non-Competition Agreement between Leonard Schramm and Wood-Wyant.

3. The Purchase Contract for the "Branchburg Property," the Loan Agreement, and the Letter of Credit and Reimbursement Agreement (see
         Item 1, BUSINESS - The 1993 Purchase of Property, The Related Bond Issue and Loan Agreement) and the Company's 1991 Stock Option Plan, filed with the Company's 1994 Proxy Statement, are incorporated by reference thereto.

                  Shareholders may obtain a copy of any exhibit not filed herewith by writing to Hosposable Products, Inc., P.O. Box 8609, Somerville, New Jersey 08876.

                                   SIGNATURES

                  Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      HOSPOSABLE PRODUCTS, INC.
                                      (Registrant)


Date: February 11, 1997               Signature:/c/ Joseph H. Weinkam, Jr.
      -----------------                         --------------------------
                                                Joseph H. Weinkam, Jr.
                                                President and
                                                Chief Operating Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders' of Hosposable Products, Inc.:

                  We have audited the accompanying consolidated balance sheets of Hosposable Products, Inc. (a New York corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hosposable Products, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                  Our audit was made for the purpose of forming an opinion on the basic financial statements. The schedule in Item 14(a)2 is not a required part of the basic financial statements but is supplementary information required by the Securities and Exchange Commission. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Arthur Andersen, LLP
New York, New York
February 15, 1996

                    HOSPOSABLE PRODUCTS, INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                                      1995                 1994                 1993
                                                      ----                 ----                 ----
NET SALES                                         $ 40,480,738         $ 34,515,494         $ 29,909,296

COST OF SALES                                       33,000,141           26,534,271           22,253,329
                                                  ------------         ------------         ------------
         Gross Profit                                7,480,597            7,981,223            7,655,967

OTHER EXPENSES (INCOME):
         Selling, General & Administrative           7,416,448            6,619,308            6,115,045
         Interest Income                              (148,571)            (216,638)            (211,769)
         Interest Expense                              321,655              384,638              161,893
         Other Income                                 (286,647)            (455,783)            (334,857)
         Write-down of assets(Note 9)                  550,000                   --                   --
                                                  ------------         ------------         ------------

  Income(loss)before income tax expense               (372,288)           1,649,698            1,925,655

INCOME TAX (BENEFIT) EXPENSE (Note 7)                 (163,082)             613,348              726,177
                                                  ------------         ------------         ------------
         Net Income (loss)                        $   (209,206)           1,036,350            1,199,478

EARNINGS (LOSS)PER SHARE                          $       (.12)        $        .61         $        .70

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES                       1,692,476            1,691,906            1,704,158

The accompanying notes are an integral part of these consolidated financial statements

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                 Common         Additional                                    Total
                                                 Stock, $.01    Paid-in        Retained        Treasury       Stockholders'
                                                 Par Value      Capital        Earnings        Stock          Equity
                                                 ---------      -------        --------        -----          ------
BALANCE, December 31,1993                        $  17,017      $6,885,769     $5,485,526      $(31,530)       $12,356,782

         Net Income for the Year                        -             -         1,036,350          -           1,036,350

         Exercise of 2,000 Stock Options                20           8,480          -              -               8,500
                                                 ---------      ----------     ----------      ---------      ----------

BALANCE, December 31, 1994                          17,037       6,894,249      6,521,876       (31,530)      13,401,632

         Net loss for the Year                          -             -          (209,206)         -            (209,206)
                                                 ---------      -----------    ----------      ---------      ----------

BALANCE, December 31, 1995                       $  17,037      $6,894,249     $6,312,670      $(31,530)      $13,192,426
                                                 =========      ==========     ==========      =========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


CASH FLOWS FROM OPERATING ACTIVITIES:                                                      1995            1994             1993
                                                                                           ----            ----             ----
   Net Income (Loss)                                                                   $  (209,206)    $ 1,036,350       1,199,478
   Adjustments to reconcile net income (loss) to net cash provided by operating activities-
            Depreciation and Amortization                                                  982,352       1,064,718         795,076
            Provision for Doubtful Accounts                                                 14,289          37,000          25,497
            Loss on Sale of Fixed Asset                                                     33,426              --              --
            Deferred Income Tax Benefit                                                   (156,157)        (38,365)        (51,209)
            Write-down of Assets                                                           550,000              --              --
            Changes in Assets and Liabilities-
                     (Increase)Decrease in-
                              Accounts Receivable, trade                                (1,252,859)       (485,657)       (596,109)
                              Advances to Officers and Directors                                --              --          17,373
                              Other Accounts Receivable                                      9,061          13,383         137,089
                              Prepaid Income Taxes                                        (202,738)        (83,686)          4,939
                              Inventories                                                  468,275        (485,848)         84,365
                              Prepaid Expenses and Other                                   147,784         (74,419)       (162,480)
                     Increase (decrease) in-
                              Accounts Payable and Accrued Expenses                      2,462,532         240,905         193,703
                              Income Taxes Payable                                              --        (178,931)        178,931
                                                                                       -----------     -----------     -----------
                                Net Cash Provided by Operating Activities                2,846,759       1,045,450       1,826,653
                                                                                       -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures                                                                 (1,505,141)     (2,433,372)     (4,155,724)
   Cash Proceeds from Sale of Fixed Asset                                                  130,000              --              --
   Sale (purchase) of Marketable Securities                                              1,049,936       2,265,376        (549,378)
                                                                                       -----------     -----------     -----------
                                Net Cash Used in Investing Activities                     (325,205)       (167,996)     (4,705,102)
                                                                                       -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Utilization of Acquisition Escrow Fund                                                  712,737         843,150
   Principal Payments Under Borrowing Agreements                                          (340,000)     (2,520,114)       (666,608)
   Borrowing Under Long-term Debt Agreement, Net Acquisition Escrow Fund                        --              --       3,401,510
   Proceeds from Issuance of Common Stock                                                       --           8,500          36,250
                                                                                       -----------     -----------     -----------
                                Net Cash Provided by (Used in)Financing Activities         372,737      (1,668,464)      2,771,152
                                                                                       -----------     -----------     -----------
                                Net Increase (Decrease)in Cash and Cash Equivalents      2,894,291        (791,010)       (107,297)

CASH AND CASH EQUIVALENTS, Beginning of Year                                                25,178         816,188         923,485
                                                                                       -----------     -----------     -----------

CASH AND CASH EQUIVALENTS, End of Year                                                 $ 2,919,469     $    25,178     $   816,188
                                                                                       -----------     -----------     -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash Paid During the Year for-
                  Interest                                                             $   296,530     $   368,920     $   150,584
                  Income Taxes                                                             287,037         863,046         618,128

The accompanying notes are an integral part of these consolidated financial statements

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995, 1994 & 1993


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

                  Hosposable Products, Inc., a New York corporation incorporated in 1971, and its wholly owned subsidiaries, Bridgewater Manufacturing Corp., a New Jersey corporation ("Bridgewater"), and IFC Disposables, Inc., a Tennessee corporation ("IFC"), manufacture disposable medical products, wiping products, and nonwoven roll goods. The disposable medical products are produced by various converting equipment, some of which utilize in-house "airlaid" processing technology and equipment. The disposable medical products include bedpads incorporating unique designs for incontinent patients. Wiping products include disposable airlaid nonwoven patient washcloths and general wiping products in addition to the use of other nonwoven materials which are purchased and converted in-house.

Principles of Consolidation

                  The consolidated financial statements include the accounts of Hosposable Products, Inc. and its wholly owned subsidiaries, Bridgewater Manufacturing Corp. and IFC (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Utilization of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

                  The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

                  Inventories are stated at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

                  Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is provided over the estimated useful life of the respective assets on the straight-line basis ranging from 5 to 30 years. Leasehold improvements are amortized on a straight-line basis over the term of the related leases or the estimated useful life, whichever is shorter.

Income Taxes

                  The Company files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Deferred income taxes result primarily from differences between financial and tax reporting of depreciation.

Per Share Data

                  Per share data is based on the weighted average number of common shares and common equivalent shares which would arise from the exercise of dilutive stock options (Note 8).


2. MARKETABLE SECURITIES

                  Marketable securities at December 31, consist of:

                                                                 1995               1994
                                                                 ----               ----
                  U.S. Treasury Bills                         $   -             $  358,115
                  U.S. Government Obligations                    623,048           327,755
                  Municipal Bonds                                654,035         1,633,314
                  Other Bonds                                     85,150            92,985
                                                               ---------        ----------
                                                              $1,362,233        $2,412,169

As of December 31, 1995 and 1994, substantially all short-term investments have been classified as held to maturity. These investments are stated at amortized cost.


3. INVENTORIES

                  Inventories at December 31, consist of:

                                              1995                    1994
                                              ----                    ----
                  Raw Materials            $2,308,121              $2,812,716
                  Finished Goods            1,098,959               1,062,639
                                           ----------              ----------
                                           $3,407,080              $3,875,355

4. LONG-TERM DEBT

                  Long-term debt at December 31, consisted of the following:

                                                                 1995              1994
                                                                 ----              ----
                  Authority Bonds - II(a)                     $4,655,000        $4,995,000
                                                              ----------        ----------
                           Total long-term debt               $4,655,000        $4,995,000

                  Less:
                  Unamortized discount on bonds                   15,195            17,726
                  Current maturities                             350,000           340,000
                                                               ---------        ----------
                                                              $4,289,805        $4,637,274

                  Maturities of long-term debt over the next five years are as follows:

                                    1996           $350,000
                                    1997            365,000
                                    1998            380,000
                                    1999            395,000
                                    2000            415,000

(a) In December 1993, the Company entered into a loan agreement with the New Jersey Economic Development Authority (the "Authority") and a bank, whereby the Authority issued Economic Development bonds with an aggregate principal amount of $5,325,000 to be loaned to the Company to finance the acquisition of a building and the land upon which it is situated, as well as to purchase machinery and equipment to add a production line. As of December 31, 1995, total proceeds of approximately $4,978,000 had been distributed to the Company in order to complete its purchase of the above-mentioned land and building and machinery and equipment. The remaining balance is held in escrow, as identified in the accompanying consolidated balance sheets, and will be distributed to the Company as machinery and equipment is purchased. The bonds are secured by a letter of credit provided by a bank which has obtained: (i) a first mortgage and security interest on the building and land that was acquired; (ii) an assignment of all of the Company's right, title and interest in and to all leases with respect to the building and land; and (iii) a security interest in any machinery and equipment purchased with a portion of the bond proceeds.

         The agreement contains several restrictive financial covenants which include: (i)minimum net worth requirement; (ii) maximum leverage ration; (iii) minimum debt service coverage ratio; (iv) minimum current ratio; and (v) maximum amount of annual capital expenditures.

                  The remaining bond maturity dates range from December 1, 1996 to December 1, 2013, and bear interest at fixed rates from 4.1% to 5.7%. The bonds mature at various amounts throughout this period ranging from $140,000 to $940,000. The bonds maturing December 1, 2007, 2009 and 2013 are to be redeemed commencing December 1, 2005 and on each December 1 thereafter through sinking fund payments ranging from $165,000 to $255,000.

Line of Credit

                  The Company has available a secured line of credit from a bank which expires on July 31, 1996, in the amount of $2,000,000 which bears interest at the prime rate (8.5% at December 31, 1995). The Company had no borrowing outstanding under the line at December 31, 1995 and 1994. Under the agreement, the Company is required to provide the bank a first priority lien on accounts receivable and inventory.

5.       PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment at December 31, consisted of the following:

                                                              1995              1994
                                                        ----------        ----------
                  Land                                  $   374,133       $   374,133
                  Building and improvements               3,639,338         3,589,752
                  Capitalized equipment leases               72,311           126,997
                  Machinery and equipment                 9,208,427         9,344,140
                  Machinery and equipment -
                           in progress                    2,196,677         1,124,608
                  Trucks and automobiles                     68,198            68,198
                  Furniture and fixtures                    659,913           604,176
                  Leasehold improvements                    113,759           112,762
                                                         ----------       -----------
                                                        $16,332,756       $15,344,766

                  Less-Accumulated depreciation
                           and amortization               6,887,558         5,933,940
                                                        -----------       -----------
                                                        $ 9,445,198       $ 9,410,826

6. RELATED-PARTY TRANSACTIONS

                  On July 10, 1990, the Company entered into a six-year marketing and sales support agreement with a significant shareholder, G.H. Wood + Wyant Inc. ("Wood + Wyant"), pursuant to which the Company would be paid by Wood +

Wyant, over a five-year period, for providing services based upon and in respect of its air-laid fabric production and marketing expertise. At the closing, $100,000 was paid and thereafter $200,000 was payable on June 30, and December 31, of each year through December 1994. Income recognized in connection with this agreement amounted to $316,667 in each of the three years ended 1995, 1994 and 1993. Deferred income of $166,662 and $283,450 is included in other accrued liabilities as of December 31, 1995 and 1994, respectively.

         Sales made to Wood + Wyant amounted to approximately $222,000, $373,000 and $313,000 in 1995, 1994 and 1993 respectively. Purchases made from Wood + Wyant amounted to approximately $1,040,000, $261,799 and $124,000 in 1995, 1994
and 1993, respectively.

7.       INCOME TAXES

                  Components of income tax expense (benefit) are as follows:

                                                     Current       Deferred       Total
                                                     -------       --------       -----
                  1995:
                           Federal                   $ (19,407)    $ (119,339)    $ (138,746)
                           State                        12,482        (36,818)       (24,336)
                                                      --------     ----------     ----------
                                                     $  (6,925)    $ (156,157)    $ (163,082)

                  1994:
                           Federal                   $ 581,251     $  (73,302)    $  507,949
                           State                       120,249        (14,850)       105,399
                                                      --------------------------------------
                                                     $ 701,500     $  (88,152)    $  613,348

                  1993:
                           Federal                   $ 618,438     $  (27,211)    $  591,227
                           State                       158,948        (23,998)       134,950
                                                     ---------------------------------------
                                                     $ 777,386     $  (51,209)    $  726,177

                  The actual tax expense differed from the "expected" amounts by applying the U.S. federal income tax rate of 34% as follows:

                                                             Years Ended December 31
                                                        1995         1994          1993
                                                        ----         ----          ----
Federal income tax expense at statutory rate         $(126,578)    $560,897      $654,723
State income taxes net of federal income
         tax benefit                                   (16,062)      69,563        89,067
Other                                                  (20,442)     (17,112)      (17,613)
                                                      ---------    ----------------------
         Actual tax (benefit)expense                 $(163,082)    $613,348      $726,177

8. COMMON STOCK

                  During 1991, 1987, and 1986, the stockholders of the Company approved the adoption of stock option plans that each permit the granting of options for up to 250,000 shares of the Company's common stock. Options under these three plans may be either incentive or nonqualified stock options. Incentive stock options may be granted to employees only, while nonqualified stock options may be granted to directors, employees, and consultants of the Company. The exercise price of the nonqualified and incentive stock options must be equal to 85% and 100% respectively, of the fair market value of common stock on the date of grant. Any plan participant who is granted an incentive stock option and possesses more than 10% of the voting rights of the Company's outstanding common stock is granted an option price of 110% of the fair market value on the date of grant and the option must be exercised within five years from the date of grant. Other participants also must exercise the options within five years of the date of grant.

                                                            Number           Option Price
                                                            of Shares        Per Share
                                                            ---------        ---------
Outstanding and exercisable, December 31, 1993              93,700           $ 2.50 - $ 6.00
         Exercised                                          (2,000)                     4.25
         Expired/Canceled                                   (3,000)            2.50 -   6.00
                                                            -------          ---------------
Outstanding and exercisable, December 31, 1994              88,700             4.25 -   6.00
         Expired/Canceled                                  (47,700)            4.25 -   6.00
         Granted                                            65,000             5.00 -   7.25
                                                            ------           ---------------
Outstanding and exercisable, December 31, 1995             106,000           $ 4.25 - $ 7.25

                  On July 10, 1990, the Company's stockholders approved a series of capitalization agreements between the Company and Wood + Wyant in which Wood + Wyant acquired 229,288 newly issued shares from the Company for $5.75 per share, 448,702 shares from the President of the Company and received a five-year option to acquire an additional 456,157 common shares from the Company at $7.00 per share or 1.25 times the market price, whichever is greater. These options expired in 1995. Wood + Wyant's current ownership is 55%.

9. WRITE-DOWN OF ASSETS

                  During the fourth quarter of 1995, the Company recorded a charge of $550,000 ($340,000 or $.20 per share after tax) for selected asset write-downs including machinery and equipment, leasehold improvements, and leased property. The charge resulted from management's decision to dispose of certain machinery and accrue for under-utilized space at its IFC facility.

10. COMMITMENTS

                  The Company occupies manufacturing and office facilities under an operating lease which expires on December 31, 1997. At December 31, 1995, the minimum rental commitment under this lease is as follows:

                           Year:
                                    1996           $ 448,480
                                    1997             448,480
                                                   ---------
                                                   $ 896,960

                  Aggregate rental expense amounted to $410,148 (net of sublease income of $152,000), $525,301 and $967,493 for the years ended December 31, 1995, 1994 and 1993, respectively.

                  The Company maintains a consulting agreement with its former president which expires on July 9, 1998. The aggregate commitment for future fees on this agreement is approximately $400,000.

11. SIGNIFICANT CUSTOMERS/CONCENTRATIONS OF CREDIT

                  The Company operates primarily in the disposable health care products industry.

                  For the years ended December 31, 1995, 1994 and 1993, the largest customer accounted for approximately 11.8%, 11% and 13% of net sales, respectively.

12. RECENTLY ISSUED ACCOUNTING STANDARDS

                  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995, although earlier application is encouraged. The Company has not concluded its evaluation of the effect, if any, the adoption of SFAS No. 121 will have on its financial position or results of operations.

                  In November 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes a fair value-based method of accounting for an employee stock option or similar equity instrument but allows companies to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Companies electing to remain with the accounting under APB Opinion No. 25 must, however, make pro forma disclosures of net income and earnings per share as if the fair value-based method of accounting defined in SFAS No. 123 has been applied. These disclosure requirements are effective for years beginning after December 15, 1995.

                                                                     SCHEDULE II



                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                          Balance at     Charged to                           Balance
                                          Beginning      Costs and                            at End
                  Description              of Year       Expenses         Deductions(6)       of Year
                  -----------              -------       --------         -------------       -------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
         Year ended December 31 -
                           1995           $118,759       $125,399         $111,110            $133,048
                           1994             95,643         37,000           13,884             118,759
                           1993            170,795         25,497          100,649              95,643

(1)  Represents amounts written off, net of recoveries

                                   APPENDIX F

               FORM 10-Q FOR QUARTERLY PERIOD ENDED MARCH 31, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 10-Q

(MARK ONE)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended       March 31, 1996
                                -------------------------

                                       OR

[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the transition period from                     to
                                ------------------     ---------------------

Commission file number       0-8410
                       --------------------

                            HOSPOSABLE PRODUCTS, INC.
       -----------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         New York                           11-2236837
-----------------------------------------------------------------
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)                No.)

 100 Readington Road     Somerville, New Jersey       08876
-----------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                  -------------

                                      NONE
-----------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report.)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.
YES  X            NO
   ------            ------

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the latest practicable date.

         Class                      Outstanding at May 10, 1996
-----------------------------------------------------------------
Common Stock, $.01 par Value             1,692,476

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                                    FORM 10-Q

                          QUARTER ENDED MARCH 31, 1996

                                          PART I - FINANCIAL INFORMATION


ITEM 1.           FINANCIAL STATEMENTS.

The attached unaudited consolidated financial statements of Hosposable Products, Inc.("Hosposable") and Subsidiaries reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the operating results for the interim periods.

         Consolidated balance sheets                      3-4

         Consolidated statements of operations             5

         Consolidated statements of cash flows            6-7

         Note to consolidated financial statements         8


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                               March 31,        December 31,
                                                 1996              1995
                                             -----------        ------------
                                             (unaudited)         (see note
                                                                   below)
Current assets:
  Cash and cash equivalents                  $ 2,385,761        $ 2,919,469
                                             -----------        -----------
  Marketable securities                        1,181,163          1,362,233
                                             -----------        -----------
  Receivables:
         Trade accounts                        5,175,312          5,396,185
         Other                                    61,157             40,000
                                             -----------        -----------
                                               5,236,469          5,436,185
         Less: allowance for doubtful
               accounts                          155,851            133,048
                                             -----------        -----------
                                               5,080,618          5,303,137
                                             -----------        -----------
  Inventories:
         Raw materials                         2,880,768          2,308,121
         Finished goods                        1,335,170          1,098,959
                                             -----------        -----------
                                               4,235,938          3,407,080
                                             -----------        -----------
  Prepaid income taxes                           286,424            286,424
  Prepaid expenses and other                     157,196            196,659
                                             -----------        -----------
     Total current assets                     13,327,100         13,475,002
                                             -----------        -----------

Property, plant and equipment                 16,605,941         16,332,756
  Less: accumulated depreciation
    and amortization                           7,149,669          6,887,558
                                             -----------        -----------
     Net property, plant and
         equipment                             9,456,272          9,445,198
                                             -----------        -----------
Acquisition escrow fund                          351,509            347,346
                                             -----------        -----------
Other assets                                     301,636            263,888
                                             -----------        -----------
     Total assets                            $23,436,517        $23,531,434
                                             ===========        ===========

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                            March 31,          December 31,
                                              1996                 1995
                                          ------------         ------------
                                           (unaudited)           (See note
                                                                   below)
Current liabilities:
  Current maturities of
   long-term debt                         $    350,000         $    350,000
  Accounts payable-trade                     4,128,220            4,016,185
  Accrued expenses                             817,932            1,158,599
  Income taxes payable                         118,700                   --
                                          ------------         ------------
         Total current liabilities           5,414,852            5,524,784
                                          ------------         ------------
Long-term debt, excluding current
  maturities                                 4,292,500            4,389,805
                                          ------------         ------------

Deferred income taxes                          398,019              424,419
                                          ------------         ------------
         Total liabilities                  10,105,371           10,339,008
                                          ------------         ------------
Stockholders' equity:
  Common stock, par value
    $.01 per share                              17,037               17,037
  Additional paid-in capital                 6,894,249            6,894,249
  Retained earnings                          6,451,390            6,312,670
  Less:Cost of 11,200 shares of
    common stock held in treasury              (31,530)             (31,530)
                                          ------------         ------------
      Total stockholders' equity            13,331,146           13,192,426
                                          ------------         ------------
      Total liabilities and
          stockholders' equity            $ 23,436,517         $ 23,531,434
                                          ============         ============

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (unaudited)



                                               1996                1995
                                           ------------         -----------
Net sales                                  $ 11,180,969         $ 9,628,562
Cost of sales                                 9,041,351           7,627,570
                                           ------------         -----------

  Gross profit                                2,139,618           2,000,992

Selling, general and administrative
  expenses                                    2,005,703           1,691,371
                                           ------------         -----------

Operating income                                133,915             309,621
                                           ------------         -----------

Other income (expense):

  Interest income                                51,688              44,391
  Interest expense                              (40,001)            (73,467)
  Other                                          85,418              45,935
                                           ------------         -----------
                                                 97,105              16,859
                                           ------------         -----------
Income before income taxes                      231,020             326,480
                                           ------------         -----------

Income tax expense (benefit):
  Current                                       118,700             142,510
  Deferred                                      (26,400)            (13,600)
                                           ------------         -----------
                                                 92,300             128,910
                                           ------------         -----------

Net income                                 $    138,720         $   197,570
                                           ============         ===========

Net income per share-primary
  and fully diluted                        $        .08         $       .12
                                           ============         ===========

Weighted average number of common
  and common equivalent shares                1,692,476           1,692,476
                                           ============         ===========

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (unaudited)


                                                 1996             1995
                                              ---------         ---------
Cash flows from operating activities:
Net income                                    $ 138,720         $ 197,570
                                              ---------         ---------
Adjustments to reconcile net
 income to net cash provided by
 (used in) operating activities-
 Depreciation and amortization                  262,111           258,732
 Loss on sale of equipment                           --            33,425
 Provision for doubtful accounts                 23,500             5,700
 Deferred income tax expense (benefit)          (26,400)          (13,600)
 Changes in assets and liabilities -
  (Increase) decrease in -
    Accounts receivable, trade                  220,009           (52,161)
    Accounts receivable, other                  (21,157)          (34,492)
    Inventories                                (828,858)         (572,806)
Prepaid income taxes                                 --            83,686
    Prepaid expenses and other                   39,463           (61,364)
    Other assets                                (37,748)               --
  (Decrease) increase in -
    Accounts payable/Accrued expenses          (228,465)          306,492
    Income taxes payable                        118,700            56,861
                                              ---------         ---------
       Total adjustments                       (478,845)           10,473
                                              ---------         ---------
       Net cash provided by
         (used in) operating
         activities                            (340,125)          208,043
                                              ---------         ---------

Cash flows from investing activities:
 Capital expenditures                          (273,185)         (382,494)
 Proceeds from sale of equipment                     --           130,000
 Sale of marketable securities                  181,070           263,111
                                              ---------         ---------
       Net cash provided by
       (used in) investing
       activities                               (92,115)          (10,617)
                                              ---------         ---------

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                   THREE MONTHS ENDED MARCH 30, 1996 AND 1995
                                   (unaudited)

                                                             1996              1995
                                                         -----------         ---------
Cash flows from financing activities:
 Principal payments under borrowing
    agreements                                           $   (97,305)        $ (85,000)
Utilization of acquisition escrow
    fund                                                      (4,163)          243,867
                                                         -----------         ---------
       Net cash provided by (used in)
         financing activities                               (101,468)          158,867
                                                         -----------         ---------

       Net increase (decrease) in cash
         and cash equivalents                               (533,708)          377,527

Cash and cash equivalents, beginning
 of year                                                   2,919,469            25,178
                                                         -----------         ---------
Cash and cash equivalents, March 31                      $ 2,385,761         $ 402,705
                                                         ===========         =========

Supplemental disclosure of cash flow information:
  Cash paid during the three months for-
   Interest                                              $    19,973         $  63,447
   Income taxes                                                   --             1,966
                                                         -----------         ---------
                                                         $    19,973         $  65,413
                                                         ===========         =========

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

NOTE 1 - BASIS OF PRESENTATION:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals considered necessary to present fairly the financial position as of March 31 1996. The results of operations for the three months ended March 31, 1996 and 1995 and cash flows for the three months ended March 31, 1996 and 1995. For further information, refer to the financial statements and notes thereto included in the Company's annual report for the year ended December 31, 1995.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the accompanying unaudited financial statements and the note thereto included in Item I of this quarterly report, and the financial statements and the notes thereto and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1996 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1995.

Sales for the three months ended March 31, 1996 were $11,180,969 as compared with $9,628,562 in 1995, an increase of 16.1%. The increase resulted from stronger revenues in both the healthcare and airlaid nonwoven segments of the business.

Cost of sales for the three months ended March 31, 1996 was 80.9% of sales compared with 79.2% of sales in 1995. This slight increase in the cost of sales was due to higher raw material costs, particularly pulp, which had been purchased in late 1995 and early 1996. After the first month of the quarter raw material costs began to decrease.

Gross profit decreased to 19.1% of sales in the first quarter of 1996 compared to 20.8% in 1995. This was due to higher raw material costs.

Selling, general and administrative expenses for the first quarter of 1996 totalled $2,005,703 or 17.9% of sales compared to $1,691,371 or 17.6% in 1995.

The other income (expense) category increased in the first quarter to $97,105 from $16,859, a change of $80,246. The principal components of this change were lower interest expense due to the retirement of long-term debt, and higher other income due to a non-recurring loss on the sale of fixed assets in 1995.

The pre-tax income earned in the first quarter of 1996 amounted to $231,020 compared to $326,480 in 1995, a decrease of $95,460. This change was primarily due to reduced gross profit margin performance in 1996 partially offset by increased other income.

Net income for the three months ended March 31, 1996 amounted to $138,720 compared to $197,570 in 1995, a decrease of 29.8%. Net income per share was $.08 in 1996 compared with $.12 in 1995 and reflects a weighted average of 1,692,476 shares outstanding in both years.

LIQUIDITY AND CAPITAL RESOURCES

         Funds for the Company's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. At March 31, 1996, none of the above credit line was utilized.

         The Company believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, the Company believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

PART II - OTHER INFORMATION


ITEM 1 - LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings.


ITEMS 2,3,4 & 6

Not applicable

ITEM 5

Mr. Gerald W. Wyant chose to relinquish the position of Chairman of the Board of Directors, but to remain active as a director. Accordingly, Mr. Donald C. MacMartin was appointed Chairman of the Board of Directors on March 25, 1996 to serve out the remainder of the term. (See 1996 Proxy Statement).

                            HOSPOSABLE PRODUCTS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  HOSPOSABLE PRODUCTS, INC.
                                  (Registrant)



Date:  5/10/96                    SIGNATURE:  /c/ Joseph H. Weinkam, Jr.
     ----------------                        ----------------------------------
                                             Joseph H. Weinkam, Jr.
                                             President and
                                             Chief Operating Officer

                                   APPENDIX G

               FORM 10-Q FOR QUARTERLY PERIOD ENDED JUNE 30, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 10-Q

(MARK ONE)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended    June 30, 1996
                               --------------------
                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                                ------------------     ----------------------

Commission file number       0-8410
                       --------------------

                            HOSPOSABLE PRODUCTS, INC.
  ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                           11-2236837
---------------------------------------------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification
incorporation or organization)                     No.)

 100 Readington Road     Somerville, New Jersey 08876
---------------------------------------------------------------------------
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                  ---------------

                                      NONE
---------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report.)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.
YES  X            NO
   ------            ------

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the latest practicable date.

         Class                        Outstanding at June 30, 1996
--------------------------------------------------------------------------
Common Stock, $.01 par Value                    1,692,476

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                                    FORM 10-Q

                           QUARTER ENDED JUNE 30, 1996

                         PART I - FINANCIAL INFORMATION


ITEM 1.           FINANCIAL STATEMENTS.

The attached unaudited consolidated financial statements of Hosposable Products, Inc.("Hosposable") and Subsidiaries reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the operating results for the interim periods.

         Consolidated balance sheets                        3-4

         Consolidated statements of operations              5-6

         Consolidated statements of cash flows              7-8

         Note to consolidated financial statements            9


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                               June 30,         December 31,
                                                 1996              1995
                                             -----------        -----------
                                             (unaudited)         (see note
                                                                   below)
Current assets:
  Cash and cash equivalents                  $   806,454        $ 2,919,469

                                             -----------        -----------
  Marketable securities                        1,168,190          1,362,233
                                             -----------        -----------
  Receivables:
         Trade accounts                        5,146,579          5,396,185
         Other                                    21,094             40,000
                                             -----------        -----------
                                               5,167,673          5,436,185
         Less: allowance for doubtful
               accounts                          170,351            133,048
                                             -----------        -----------
                                               4,997,322          5,303,137
                                             -----------        -----------
  Inventories:
         Raw materials                         3,438,402          2,308,121
         Finished goods                        1,473,159          1,098,959
                                             -----------        -----------
                                               4,911,561          3,407,080
                                             -----------        -----------
  Prepaid income taxes                           312,024            286,424
  Prepaid expenses and other                     255,517            196,659
                                             -----------        -----------
     Total current assets                     12,451,068         13,475,002
                                             -----------        -----------

Property, plant and equipment                 17,037,638         16,332,756
  Less: accumulated depreciation
    and amortization                           7,418,836          6,887,558
                                             -----------        -----------
     Net property, plant and
         equipment                             9,618,802          9,445,198
                                             -----------        -----------

Acquisition escrow fund                           93,348            347,346
                                             -----------        -----------
Other assets                                     296,782            263,888
                                             -----------        -----------

Total assets                                 $22,460,000        $23,531,434
                                             ===========        ===========

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                            June 30,            December 31,
                                              1996                 1995
                                          ------------         -------------
                                           (unaudited)           (See note
                                                                   below)
Current liabilities:
  Current maturities of
   long-term debt                         $    350,000         $    350,000
  Accounts payable-trade                     3,337,076            4,016,185
  Accrued expenses                           1,090,269            1,158,599
                                          ------------         ------------
         Total current liabilities           4,777,345            5,524,784
                                          ------------         ------------
Long-term debt, excluding current
  maturities                                 4,180,000            4,389,805
                                          ------------         ------------

Deferred income taxes                          398,019              424,419
                                          ------------         ------------
         Total liabilities                   9,355,364           10,339,008
                                          ------------         ------------
Stockholders' equity:
  Common stock, par value
    $.01 per share                              17,037               17,037
  Additional paid-in capital                 6,894,249            6,894,249
  Retained earnings                          6,224,880            6,312,670
  Less: Cost of 11,200 shares of
    common stock held in treasury              (31,530)             (31,530)
                                          ------------         ------------
      Total stockholders' equity            13,104,636           13,192,426
                                          ------------         ------------
      Total liabilities and
          stockholders' equity            $ 22,460,000         $ 23,531,434
                                          ============         ============

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (unaudited)



                                               1996                 1995
                                           ------------         ------------
Net sales                                  $ 21,337,655         $ 19,968,212

Cost of sales                                17,543,515           16,161,251
                                           ------------         ------------

Gross profit                                  3,794,140            3,806,961

Selling, general and administrative
  expenses                                    4,065,306            3,428,958
                                           ------------         ------------

Operating income (loss)                        (271,166)             378,003
                                           ------------         ------------

Other income (expense):

  Interest income                                86,238               87,029
  Interest expense                             (119,070)            (174,220)
  Other                                         163,988              126,483
                                           ------------         ------------
                                                131,156               39,292
                                           ------------         ------------
Income (loss) before income taxes              (140,010)             417,295
                                           ------------         ------------

Income tax expense (benefit):
  Current                                       (25,600)             188,444
  Deferred                                      (26,400)             (27,000)
                                           ------------         ------------
                                                (52,000)             161,244
                                           ------------         ------------

Net income (loss)                          $    (88,010)        $    256,051
                                           ============         ============

Net income (loss) per share-primary
    and fully diluted                      $       (.05)        $        .15
                                           ============         ============

Weighted average number of common
  and common equivalent shares                1,692,476            1,692,476
                                           ============         ============

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (unaudited)



                                               1996                 1995
                                           ------------         ------------
Net sales                                  $ 10,156,687         $ 10,339,650
Cost of sales                                 8,502,168            8,533,681
                                           ------------         ------------

Gross profit                                  1,654,519            1,805,969

Selling, general and administrative
  expenses                                    2,059,607            1,737,587
                                           ------------         ------------
Operating income (loss)                        (405,088)              68,382
                                           ------------         ------------

Other income (expense):

  Interest income                                34,280               42,638
  Interest expense                              (79,069)            (100,753)
  Other                                          79,067               80,548
                                           ------------         ------------
                                                 34,278               22,433

                                           ------------         ------------
Income (loss) before income taxes              (370,810)              90,815
                                           ------------         ------------

Income tax expense (benefit):
  Current                                      (144,300)              45,934
  Deferred                                           --              (13,600)
                                           ------------         ------------
                                               (144,300)              32,334
                                           ------------         ------------

Net income (loss)                          $   (226,510)        $     58,481
                                           ============         ============

Net income (loss) per share-primary
   and fully diluted                       $       (.13)        $        .03
                                           ============         ============

Weighted average number of common
  and common equivalent shares                1,692,476            1,692,476
                                           ============         ============

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (unaudited)


                                                  1996               1995
                                              -----------         -----------
Cash flows from operating activities:
Net income (loss)                             $   (88,010)        $   256,051
                                              -----------         -----------
Adjustments to reconcile net
 income (loss) to net cash provided by
 (used in) operating activities -
 Depreciation and amortization                    531,278             483,367
 Loss on sale of equipment                             --              33,425
 Provision for doubtful accounts                   37,303               5,700
 Deferred income tax expense (benefit)            (26,400)            (27,200)
 Changes in assets and liabilities -
  (Increase) decrease in -
    Accounts receivable, trade                    249,606             (75,306)
    Accounts receivable, other                     18,906              (1,736)
    Inventories                                (1,504,481)         (1,217,484)
    Prepaid income taxes                          (25,600)             38,035
    Prepaid expenses and other                    (58,858)            103,009
    Other assets                                  (32,894)                 --
  (Decrease) increase in -
    Accounts payable/Accrued expenses            (747,219)            388,340
                                              -----------         -----------
       Total adjustments                       (1,558,359)           (269,850)
                                              -----------         -----------
       Net cash (used in)
         operating activities                  (1,646,369)            (13,799)
                                              -----------         -----------

Cash flows from investing activities:
 Capital expenditures                            (704,882)           (934,254)
 Proceeds from sale of equipment                       --             130,000
 Sale of marketable securities                    194,043             221,573
                                              -----------         -----------
       Net cash (used in)
         investing activities                    (510,839)           (582,681)
                                              -----------         -----------

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (unaudited)

                                                             1996               1995
                                                         -----------         ---------
Cash flows from financing activities:
 Utilization of acquisition escrow
    fund                                                 $   253,998         $ 611,743
 Borrowings                                                       --            17,726
 Decrease (increase) in other assets                              --           (67,884)
 Principal payments under borrowing
    agreements                                              (209,805)         (170,000)
 Principal payments under capital
    lease obligations                                             --            (4,456)
                                                         -----------         ---------

       Net cash provided by
         financing activities                                 44,193           387,129
                                                         -----------         ---------

       Net increase (decrease) in cash and
         cash equivalents                                 (2,113,015)         (209,351)
Cash and cash equivalents, beginning
 of year                                                   2,919,469            25,178
                                                         -----------         ---------
Cash and cash equivalents, June 30                       $   806,454         $(184,173)
                                                         ===========         =========

Supplemental disclosure of cash flow information:
  Cash paid during the six months for-
   Interest                                              $   119,068         $ 148,498
   Income taxes                                                   --            38,035
                                                         -----------         ---------
                                                         $   119,068         $ 186,533
                                                         ===========         =========

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995

NOTE 1 - BASIS OF PRESENTATION:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals considered necessary to present fairly the financial position as of June 30, 1996, the results of operations for the six months and three months ended June 30, 1996 and 1995 and cash flows for the six months ended June 30, 1996 and 1995. For further information, refer to the financial statements and notes thereto included in the Company's annual report for the year ended December 31, 1995.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the accompanying unaudited financial statements and the note thereto included in Item I of this quarterly report, and the financial statements and the notes thereto and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 1996 COMPARED WITH THREE MONTHS ENDED JUNE 30, 1995.

Sales for the three months ended June 30, 1996 were $10,156,687 as compared with $10,339,650 in 1995. The decrease resulted from lower sales of the airlaid roll goods product line, partially offset by increased sales in the health care and airlaid wiper segments of the business.

Cost of sales for the three months ended June 30, 1996 increased to 83.7% of sales compared with 82.5% in 1995. The increase was due to operational issues including downtime associated with the installation of machine enhancements, resulting in unfavorable labor and overhead spending and higher training costs.

Gross profit decreased to 16.3% in the second quarter of 1996 compared to 17.5% in 1995. The decrease was due to operational issues.

Selling, general and administrative expenses for the second quarter of 1996 totaled $2,059,607 or 20.3% of sales compared to $1,737,587 or 16.8% of sales in 1995. This change is principally due to increased research and development spending and higher professional and consulting fees.

Net other income increased in the second quarter of 1996 to $34,278 from $22,433 in 1995, mainly as a result of lower interest expense in 1996.

The pre-tax loss of $370,810 incurred in the second quarter compared with a profit of $90,815 in 1995, a decline of $461,625. This adverse pre-tax change resulted from a reduced gross profit margin performance in 1996 and higher selling, general and administrative expenses.

The net loss for the three months ended June 30, 1996 amounted to $226,510 compared to net income of $58,481 in 1995. The net loss per share was $.13 in 1996 compared with net income per share of $.03 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.


RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1996 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1995.

Sales for the six months ended June 30, 1996 were $21,337,655 compared with $19,968,212 in 1995. The increase of 6.9% resulted from increases in the health care and airlaid wiper segments of the business, partially offset by lower sales in the airlaid roll goods product line.

Cost of sales for the six months ended June 30, 1996 increased to 82.2% of sales compared with 80.9% of sales in 1995. The increase was due to operational issues in the second quarter, principally downtime and unfavorable labor and overhead spending associated with the installation of machine enhancements and to higher raw material costs in the first quarter which moderated in the second quarter.

Gross profit decreased to 17.8% of sales for the six months ended June 30, 1996 as compared to 19.1% in 1995. The decrease was due to operational issues and higher raw material costs during the first quarter.

Selling, general and administrative expenses for the six months ended June 30, 1996 amounted to $4,065,306 or 19.1% of sales compared to $3,428,958 or 17.2% of sales in 1995. The increase was due to higher research and development expenditures as well as higher professional and consulting fees.

The pre-tax loss incurred for the six months ended June 30, 1996 amounted to $140,010 compared to a pre-tax profit of $417,295 in 1995. This adverse change was principally due to the gross profit shortfall in the second quarter and higher selling, general and administrative expenses.

The net loss for the six months ended June 30, 1996 amounted to $88,010 compared with net income of $256,051 in 1995. The net loss per share was $.05 in 1996 compared with net income per share of $.15 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.

LIQUIDITY AND CAPITAL RESOURCES

         Funds for the Company's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. At June 30, 1996, none of the above credit line was utilized.

         The Company believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, the Company believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

PART II - OTHER INFORMATION


ITEM 1 - LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings.


ITEMS 2,3,4 & 6

Not applicable

                            HOSPOSABLE PRODUCTS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HOSPOSABLE PRODUCTS, INC.
                                       (Registrant)



Date:                                  SIGNATURE:
     ----------------                            ------------------------------
                                                 Joseph H. Weinkam, Jr.
                                                 President and
                                                 Chief Operating Officer

                                   APPENDIX H

             FORM 10-Q FOR QUARTERLY PERIOD ENDED SEPTEMBER 30, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 10-Q

(MARK ONE)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended  September 30, 1996
                               --------------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to
                               --------------      ---------------
Commission file number          0-8410
                        ------------------------
                            HOSPOSABLE PRODUCTS, INC.
  ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                           11-2236837
---------------------------------------------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification
incorporation or organization)                      No.)

 100 Readington Road     Somerville, New Jersey 08876
---------------------------------------------------------------------------
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                 -----------------

                                      NONE
  ---------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report.)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.
YES  X            NO
   ------            ------

         APPLICABLE ONLY TO CORPORATE ISSUERS:

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the latest practicable date.

         Class                       Outstanding at September 30, 1996
--------------------------------------------------------------------------
Common Stock, $.01 par Value              1,692,476

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                                    FORM 10-Q

                        QUARTER ENDED SEPTEMBER 30, 1996

                         PART I - FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS.

The attached unaudited consolidated financial statements of Hosposable Products, Inc.("Hosposable") and Subsidiaries reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the operating results for the interim periods.

                  Consolidated balance sheets                   3-4

                  Consolidated statements of operations         5-6

                  Consolidated statements of cash flows         7-8

                  Note to consolidated financial statements      9



ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                             September 30,      December 31,
                                                 1996              1995
                                             ------------       -----------
                                              (unaudited)        (see note
                                                                   below)
Current assets:
  Cash and cash equivalents                  $   645,158        $ 2,919,469
                                             -----------        -----------
  Marketable securities                           41,312          1,362,233
                                             -----------        -----------
  Receivables:
         Trade accounts                        6,744,513          5,396,185
         Other                                    12,199             40,000
                                             -----------        -----------
                                               6,756,712          5,436,185
         Less: allowance for doubtful
               accounts                          247,356            133,048
                                             -----------        -----------
                                               6,509,356          5,303,137
                                             -----------        -----------
  Inventories:
         Raw materials                         3,143,830          2,308,121
         Finished goods                        1,430,263          1,098,959
                                             -----------        -----------
                                               4,574,093          3,407,080
                                             -----------        -----------
  Prepaid income taxes                           536,477            286,424
  Prepaid expenses and other                     265,478            196,659
                                             -----------        -----------
     Total current assets                     12,571,874         13,475,002
                                             -----------        -----------

Property, plant and equipment                 19,023,833         16,332,756
  Less: accumulated depreciation
    and amortization                           7,743,899          6,887,558
                                             -----------        -----------
     Net property, plant and
         equipment                            11,279,934          9,445,198
                                             -----------        -----------

Acquisition escrow fund                           94,593            347,346
                                             -----------        -----------
Other assets                                     303,828            263,888
                                             -----------        -----------
     Total assets                            $24,250,229        $23,531,434
                                             ===========        ===========

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                          September 30,         December 31,
                                              1996                1995
                                          ------------         ------------
                                           (unaudited)        (See note below)
Current liabilities:
  Current maturities of
   long-term debt                         $    350,000         $    350,000
  Accounts payable-trade                     4,315,720            4,016,185
  Accrued expenses                           1,031,211            1,158,599
                                          ------------         ------------
         Total current liabilities           5,696,931            5,524,784
                                          ------------         ------------
Long-term debt, excluding current
  maturities                                 5,386,641            4,389,805
                                          ------------         ------------

Deferred income taxes                          387,419              424,419
                                          ------------         ------------
         Total liabilities                  11,470,991           10,339,008
                                          ------------         ------------
Stockholders' equity:
  Common stock, par value
    $.01 per share                              17,037               17,037
  Additional paid-in capital                 6,894,249            6,894,249
  Retained earnings                          5,899,482            6,312,670
  Less:  Cost of 11,200 shares of
    common stock held in treasury              (31,530)             (31,530)
                                          ------------         ------------
      Total stockholders' equity            12,779,238           13,192,426
                                          ------------         ------------
      Total liabilities and
          stockholders' equity            $ 24,250,229         $ 23,531,434
                                          ============         ============

Note: The balance sheet at December 31, 1995 has been taken from the audited financial statements at that date.

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (unaudited)



                                               1996                 1995
                                           ------------         ------------
Net sales                                  $ 31,871,537         $ 30,065,150

Cost of sales                                26,473,449           24,375,052
                                           ------------         ------------

Gross profit                                  5,398,088            5,690,098

Selling, general and administrative
  expenses                                    6,175,297            5,268,409
                                           ------------         ------------

Operating income (loss)                        (777,209)             421,689
                                           ------------         ------------

Other income (expense):

  Interest income                               118,315              100,502
  Interest expense                             (188,852)            (247,898)
  Other                                         166,558              205,294
                                           ------------         ------------
                                                 96,021               57,898
                                           ------------         ------------
Income (loss) before income taxes              (681,188)             479,587
                                           ------------         ------------

Income tax expense (benefit):
  Current                                      (231,000)             233,300
  Deferred                                      (37,000)             (52,800)
                                           ------------         ------------
                                               (268,000)             180,500
                                           ------------         ------------

Net income (loss)                          $   (413,188)        $    299,087
                                           ============         ============

Net income (loss) per share-primary
   and fully diluted                       $       (.24)        $        .18
                                           ============         ============

Weighted average number of common
  and common equivalent shares                1,692,476            1,692,476
                                           ============         ============

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (unaudited)



                                               1996                 1995
                                           ------------         ------------
Net sales                                  $ 10,533,883         $ 10,096,938

Cost of sales                                 8,821,406            8,213,801
                                           ------------         ------------

Gross profit                                  1,712,477            1,883,137

Selling, general and administrative
  expenses                                    2,219,209            1,839,451
                                           ------------         ------------
Operating income (loss)                        (506,732)              43,686
                                           ------------         ------------

Other income (expense):

  Interest income                                28,339               13,473
  Interest expense                              (69,782)             (73,678)
  Other                                           6,997               78,811
                                           ------------         ------------
                                                (34,446)              18,606


                                           ------------         ------------
Income (loss) before income taxes              (541,178)              62,292
                                           ------------         ------------

Income tax expense (benefit):
  Current                                      (205,400)              44,856
  Deferred                                      (10,600)             (25,600)
                                           ------------         ------------
                                               (216,000)              19,256
                                           ------------         ------------

Net income (loss)                          $   (325,178)        $     43,036
                                           ============         ============

Net income (loss) per share-primary
   and fully diluted                       $       (.19)        $        .03
                                           ============         ============

Weighted average number of common
  and common equivalent shares                1,692,476            1,692,476
                                           ============         ============

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (unaudited)


                                                     1996               1995
                                                 -----------         -----------
Cash flows from operating activities:
Net income (loss)                                $  (413,188)        $   299,087
                                                 -----------         -----------
Adjustments to reconcile net
 income (loss) to net cash provided by
 (used in) operating activities-
 Depreciation and amortization                       856,341             714,028
 Loss on sale of equipment                                --              33,425
 Provision for doubtful accounts                     114,308              22,400
 Deferred income tax expense (benefit)               (37,000)            (52,800)
 Changes in assets and liabilities -
  (Increase) decrease in -
    Accounts receivable, trade                    (1,348,328)           (947,877)
    Accounts receivable, other                        27,801              (1,736)
    Inventories                                   (1,167,013)           (120,567)
Prepaid income taxes                                (250,053)             83,686
    Prepaid expenses and other                       (68,819)             82,979
    Other assets                                     (39,940)                 --
  (Decrease) increase in -
    Accounts payable/Accrued expenses                172,147           1,196,138
                                                 -----------         -----------
       Total adjustments                          (1,740,556)          1,009,676
                                                 -----------         -----------
       Net cash provided by(used in)
         operating activities                     (2,153,744)          1,308,763
                                                 -----------         -----------

Cash flows from investing activities:
 Capital expenditures                             (2,691,077)         (1,128,125)
 Proceeds from sale of equipment                          --             130,000
 Sale (purchase) of marketable securities          1,320,921            (382,325)
                                                 -----------         -----------
       Net cash (used in)
         investing activities                     (1,370,156)         (1,380,450)
                                                 -----------         -----------

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (unaudited)

                                                            1996                1995
                                                         -----------         ---------
Cash flows from financing activities:
 Utilization of acquisition escrow
    fund                                                 $   252,753         $ 717,103
 Borrowings                                                1,320,000            17,726
 Decrease (increase) in other assets                              --           (53,988)
 Principal payments under borrowing
    agreements                                              (323,164)         (237,274)
 Principal payments under capital
    lease obligations                                             --            (5,870)
                                                         -----------         ---------

       Net cash provided by
         financing activities                              1,249,589           437,697
                                                         -----------         ---------

       Net increase (decrease) in cash and
         cash equivalents                                 (2,274,311)          366,010
Cash and cash equivalents, beginning
 of year                                                   2,919,469            25,178
                                                         -----------         ---------
Cash and cash equivalents, September 30                  $   645,158         $ 391,188
                                                         ===========         =========

Supplemental disclosure of cash flow information:
  Cash paid during the nine months for-
   Interest                                              $   188,851         $ 189,028
   Income taxes                                               19,053            83,686
                                                         -----------         ---------
                                                         $   207,904         $ 272,714
                                                         ===========         =========

                             See accompanying note.

                   HOSPOSABLE PRODUCTS, INC. AND SUBSIDIARIES

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


NOTE 1 - BASIS OF PRESENTATION:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals considered necessary to present fairly the financial position as of September 30, 1996, the results of operations for the nine months and three months ended September 30, 1996 and 1995 and cash flows for the nine months ended September 30, 1996 and 1995. For further information, refer to the financial statements and notes thereto included in the Company's annual report for the year ended December 31, 1995.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 1995

Sales for the three months ended September 30, 1996 were $10,533,883 as compared with $10,096,938 in 1995, an increase of 2.6%. The increase resulted from higher sales volume in the health care and airlaid wiper segments of the business due to general business growth. This improved performance was partially offset by lower sales volume of the airlaid roll goods product line. Selling price movement did not factor in significantly in the sales change.

Cost of sales for the three months ended September 30, 1996 increased to 83.7% of sales compared with 81.3% in 1995. The increase was due to several operational matters including increased overhead spending, unfavorable material usage and to volume variances associated with reduced activity, principally in the airlaid roll goods business.

Gross profit decreased to 16.3% in the third quarter of 1996 compared to 18.7% in 1995. This change is due to the previously mentioned operational issues.

Selling, general and administrative expenses for the third quarter of 1996 totalled $2,219,209 or 21.1% of sales as compared with $1,839,451 or 18.2% of sales in 1995. This change is principally due to higher professional and consulting fees, increased research and development spending and employee separation costs.

Other income and expense resulted in an expense of $34,446 in the third quarter of 1996 as compared with income of $18,606 in the third quarter of 1995. The change was primarily due to the lower other income associated with the expiry of the sales and marketing consulting agreement between the Company and G.H. Wood + Wyant.

The pre-tax loss of $541,178 in 1996 compares to a pre-tax profit of $62,292 in 1995, an unfavorable change of $603,470, which resulted from a reduced gross profit margin performance in 1996 as well as higher selling, general and administrative expenses.

The net loss for the three months ended September 30, 1996 amounted to $325,178 compared to net income of $43,036 in 1995. The net loss per share was $.19 in 1996 compared with net income per share of $.03 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.


RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1995.

Sales for the nine months ended September 30, 1996 were $31,871,537 as compared with $30,065,150 in 1995. The increase of $1,806,387 or 6.0% resulted from general business growth in the health care and airlaid wiper segments of the business, partially offset by lower sales in the airlaid roll goods product line. Selling price movement did not factor in significantly into the change.

Cost of sales for the nine months ended September 30, 1996 increased to 83.1% of sales in 1996 compared with 81.1% in 1995. The increase was due to operational matters in both the second and third quarters of 1996. Issues include downtime, unfavorable material usage and production volume variances and unfavorable labor and overhead spending associated with the installation of machine enhancements.

Gross profit decreased to 16.9% of sales for the nine months ended September 30, 1996 as compared with 18.9% in 1995. The decrease was due to operational matters in the second and third quarters mentioned above.

Selling, general and administrative expenses for the nine months ended September 30, 1996 amounted to $6,175,297 or 19.4% of sales compared with $5,268,409 or 17.5% of sales in 1995. The increase was due to higher research and development expenditures as well as higher professional and consulting fees.

Other income and expense resulted in income of $96,021 for the nine months ended September 30, 1996 compared with $57,898 in 1995. The principal components of this change were slightly higher interest income and lower interest expense due to the retirement of debt.

The pre-tax loss incurred for the nine months ended September 30, 1996 amounted to $681,188 compared to a pre-tax profit of $479,587 in 1995. This unfavorable change was principally due to the gross profit shortfall in the second and third quarters and higher selling, general and administrative expenses.

The net loss for the nine months ended September 30, 1996 amounted to $413,188 compared with net income of $299,087 in 1995. The net loss per share was $.24 in 1996 compared with net income per share of $.18 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.

LIQUIDITY AND CAPITAL RESOURCES

         Funds for the Company's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. At September 30, 1996, $1,320,000 was utilized by the company for the short term financing of equipment. Equipment term financing was subsequently established during October, 1996 and the secured line of credit was replenished at that time.

         The Company believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, the Company believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

PART II - OTHER INFORMATION


ITEM 1 - LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings.


ITEMS 2,3,4 & 6

Not applicable

                                 PRODUCTS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HOSPOSABLE PRODUCTS, INC.
                                    (Registrant)



Date:                                  SIGNATURE:
     ----------------                            ------------------------------
                                                 Joseph H. Weinkam, Jr.
                                                 President and
                                                 Chief Operating Officer

                                                                      APPENDIX H

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   FORM 10-Q/A

                                 AMENDMENT NO. 1

(MARK ONE)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended  September 30, 1996
                                ------------------
                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to _________________

Commission file number       0-8410
                           ----------

                            HOSPOSABLE PRODUCTS, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

                   New York                           11-2236837
                                  -------------

(State or other jurisdiction of                  (I.R.S. Employer
Identification incorporation or organization)                No.)

100 Readington Road     Somerville, New Jersey 08876
----------------------------------------------------------------
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number including area code  908-707-1800
                                                  --------------
                                      NONE
        ----------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report.)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.

YES  X   NO

                      APPLICABLE ONLY TO CORPORATE ISSUERS:
         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the latest practicable date.

         Class                              Outstanding at September 30, 1996
------------------------------------------------------------------------------
Common Stock, $.01 par Value                           1,692,476

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 1995

Sales for the three months ended September 30, 1996 were $10,533,883 as compared with $10,096,938 in 1995, an increase of 4.3%. The increase resulted from higher sales volume in the health care and airlaid wiper segments of the business due to general business growth. This improved performance was partially offset by lower sales volume of the airlaid roll goods product line. Selling price movement did not factor in significantly in the sales change.

Cost of sales for the three months ended September 30, 1996 increased to 83.7% of sales compared with 81.3% in 1995. The increase was due to several operational matters including increased overhead spending, unfavorable material usage and to volume variances associated with reduced activity, principally in the airlaid roll goods business.

Gross profit decreased to 16.3% in the third quarter of 1996 compared to 18.7% in 1995. This change is due to the previously mentioned operational issues.

Selling, general and administrative expenses for the third quarter of 1996 totalled $2,219,209 or 21.1% of sales as compared with $1,839,451 or 18.2% of sales in 1995. This change is principally due to higher professional and consulting fees, increased research and development spending and employee separation costs.

Other income and expense resulted in an expense of $34,446 in the third quarter of 1996 as compared with income of $18,606 in the third quarter of 1995. The change was primarily due to the lower other income associated with the expiry of the sales and marketing consulting agreement between the Company and G.H. Wood + Wyant, Inc.

The pre-tax loss of $541,178 in 1996 compares to a pre-tax profit of $62,292 in 1995, an unfavorable change of $603,470, which resulted from a reduced gross profit margin performance in 1996 as well as higher selling, general and administrative expenses.

The net loss for the three months ended September 30, 1996 amounted to $325,178 compared to net income of $43,036 in 1995. The net loss per share was $.19 in 1996 compared with net income per share of $.03 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1995.

Sales for the nine months ended September 30, 1996 were $31,871,537 as compared with $30,065,150 in 1995. The increase of $1,806,387 or 6.0% resulted from general business growth in the health care and airlaid wiper segments of the business, partially offset by lower sales in the airlaid roll goods product line. Selling price movement did not factor in significantly into the change.

Cost of sales for the nine months ended September 30, 1996 increased to 83.1% of sales in 1996 compared with 81.1% in 1995. The increase was due to operational matters in both the second and third quarters of 1996. Issues include downtime, unfavorable material usage and production volume variances and unfavorable labor and overhead spending associated with the installation of machine enhancements.

Gross profit decreased to 16.9% of sales for the nine months ended September 30, 1996 as compared with 18.9% in 1995. The decrease was due to operational matters in the second and third quarters mentioned above.

Selling, general and administrative expenses for the nine months ended September 30, 1996 amounted to $6,175,297 or 19.4% of sales compared with $5,268,409 or 17.5% of sales in 1995. The increase was due to higher research and development expenditures as well as higher professional and consulting fees.

Other income and expense resulted in income of $96,021 for the nine months ended September 30, 1996 compared with $57,898 in 1995. The principal components of this change were slightly higher interest income and lower interest expense due to the retirement of debt.

The pre-tax loss incurred for the nine months ended September 30, 1996 amounted to $681,188 compared to a pre-tax profit of $479,587 in 1995. This unfavorable change was principally due to the gross profit shortfall in the second and third quarters and higher selling, general and administrative expenses.

The net loss for the nine months ended September 30, 1996 amounted to $413,188 compared with net income of $299,087 in 1995. The net loss per share was $.24 in 1996 compared with net income per share of $.18 in 1995. The per share calculation reflects a weighted average of 1,692,476 shares outstanding in both 1996 and 1995.

LIQUIDITY AND CAPITAL RESOURCES

Trade accounts receivable increased from $5,396,185 at December 31, 1995 to $6,744,513 at September 30, 1996, a change of $1,348,328 or 25.0%. This change is primarily due to a concentration of sales in the latter part of the third quarter of 1996 and some general seasonal related slowness in collections. Management believes that accounts receivable collections will improve during the fourth quarter of 1996.

Marketable securities decreased from $1,362,233 at December 31, 1995 to $41,312 at September 30, 1996. This change was due to the sale of marketable securities to support the working capital needs of the company.

Funds for the Company's current operations are derived from the sale of its products and the ability, when necessary, to borrow on a secured line of credit with First Fidelity Bank, N.A., New Jersey. At September 30, 1996, $1,320,000 was utilized by the Company for the short term financing of equipment. Equipment term financing was subsequently established during October, 1996 and the secured line of credit was replenished at that time.

The Company believes that it has adequate funds available to conduct and continue to expand its business and that of its subsidiaries. In addition, the Company believes that, if necessary, it will be able to make favorable financial arrangements for any future capital requirements.

                            HOSPOSABLE PRODUCTS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HOSPOSABLE PRODUCTS, INC.
                                    (Registrant)



Date: January 14, 1997                 SIGNATURE: /c/ Joseph H. Weinkam, Jr.
     -----------------                           ---------------------------
                                                 Joseph H. Weinkam, Jr.
                                                 President and
                                                 Chief Operating Officer

                                   APPENDIX J

                            FORM 8-K - CURRENT REPORT

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date earliest event reported): November 12, 1996


===============================================================================
                         Registrant, State of                    I.R.S.
Commission File          Incorporation, Address and              Employer
Number                   Telephone Number                        Identificati
                                                                 on No.
-------------------------------------------------------------------------------
0-8410                   HOSPOSABLE PRODUCTS, INC.               11-2236837
                         (a New York corporation)
                         100 Readington Road
                         Somerville, New Jersey 08876
                         Telephone (908) 707-1800
===============================================================================

Form 8-K                                                                Page 1





ITEM 5. OTHER INFORMATION.


                  The following press release was released on November 12, 1996:

FOR IMMEDIATE RELEASE

HOSPOSABLE PRODUCTS INC. AGREES TO ACQUIRE G.H. WOOD + WYANT INC.

November 12, 1996

CONTACT:  JOSEPH H. WEINKAM, JR. (908) 707-1800 EXT. 310


Hosposable Products, Inc. (Hosposable) (Nasdaq: HOSP) today announced that it has entered into a definitive agreement under which a wholly owned and newly formed Canadian subsidiary (Buyer) will purchase the business and all operating assets and assume the operating liabilities of G.H. Wood + Wyant Inc. (Wood-Wyant).

The consideration to be paid by Buyer consists of cash and three classes of preferred stock. At the closing of the proposed transaction, Buyer will pay Wood-Wyant Cdn$5 million (US$3.7 million). In addition, Buyer will issue two classes of preferred stock to Wood-Wyant that will be mandatorily redeemable over ten years, will have dividend rates of 4% and 3.999% per annum, respectively, and will have an aggregate liquidation preference of Cdn$8,062,741 (US$5,972,400), subject to adjustment. Lastly, Buyer will issue to Wood-Wyant one million shares of a third class of preferred stock that will be exchangeable for Hosposable common stock on a share for share basis. Hosposable anticipates closing the proposed transaction in January 1997.

Wood-Wyant owns approximately 55.4% of the outstanding shares of Hosposable common stock. The proposed transaction was negotiated on behalf of Hosposable by a special committee composed of disinterested members of its board of directors. The special committee, which engaged a financial advisor, Houlihan, Lokey, Howard & Zukin, Inc. (Houlihan Lokey), and legal counsel, concluded that the terms and conditions of the proposed transaction are fair to Hosposable shareholders, and that the consummation of the proposed transaction on such terms and conditions is in the interests of Hosposable shareholders. Houlihan Lokey has rendered its opinion setting forth its view that the proposed transaction is fair from a financial point of view to Hosposable shareholders. The proposed transaction was then approved by Hosposable's board of directors.

Form 8-K                                                                Page 2


The closing of the proposed transaction is contingent upon, among other things, the approval of a majority of Hosposable's shareholders in accordance with the applicable rules of the NASD. Wood-Wyant has undertaken to vote all of its shares of Hosposable common stock in favor of the proposed transaction. Hosposable will distribute definitive proxy materials to its shareholders in connection with a special meeting to consider the proposed transaction. The date for the special meeting has not been determined.

After the consummation of the proposed transaction, Hosposable, which will be renamed Wyant Corporation, is expected to have combined assets of approximately US$45 million and annual sales of approximately US$95 million.

Hosposable manufactures and markets premium branded and custom absorbent products and air-laid nonwoven fabrics for health care and industrial markets. Headquartered in Branchburg, New Jersey, Hosposable had sales of approximately US$40.5 million in 1995 and currently employs 333 people. Hosposable is diversified through its subsidiary, IFC Disposables, Inc., and has manufacturing facilities in New Jersey, Tennessee and California and markets products in the United States and abroad via an extensive sales and distribution network.

Wood-Wyant is Canada's leading national manufacturer and distributor of sanitary paper products, janitorial chemicals, caretaking equipment and sanitation supplies to institutional markets in Canada. Headquartered in Montreal, Wood-Wyant had sales of approximately US$52.2 million in 1995 and currently employs 375 people. Wood-Wyant operates a paper converting plant and a chemical blending facility in Ontario and services approximately 20,000 customers through a direct sales organization supported by customer service centers located across Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: the statements which are not historical facts contained in this press release are forward looking statements that involve risks and uncertainties, including, but not limited to, risks associated with Hosposable's future growth and profitability, the ability of Hosposable to successfully integrate the business and personnel of Wood-Wyant into Hosposable's operations and the effects of competitive and general economic conditions.

Form 8-K                                                               Page 3



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) Exhibits

                      2.1 Asset Purchase Agreement dated as of November 12, 1996 among Hosposable Products, Inc., 3290441 Canada Inc. and G.H. Wood + Wyant Inc.

Form 8-K                                                                Page 4



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HOSPOSABLE PRODUCTS, INC.


                                        By: /s/ Joseph H. Weinkam, Jr.
                                           -------------------------------
                                           Name: Joseph H. Weinkam, Jr.
                                           Title: President and Chief
                                                   Operating Officer




Dated:  November 13, 1996

                                  EXHIBIT 2.1


                                See Appendix A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           HOSPOSABLE PRODUCTS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, MARCH 17, 1997
           The undersigned, revoking all prior proxies, hereby appoints Joseph H. Weinkam, Jr. and John B. Wight, or each or either of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of common stock of HOSPOSABLE PRODUCTS, INC. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of HOSPOSABLE PRODUCTS, INC. to be held on March 17, 1997, at 10:00 A.M. (E.S.T.), at the offices of Hosposable Products, Inc., 100 Readington Road, Somerville, New Jersey, or any adjournments or postponements thereof, including, without limiting such general authorization, the following proposals described in the accompanying Proxy Statement:

       (1) Approval of the Asset Purchase Agreement, by and among Hosposable Products, Inc., 3290441 Canada Inc., and G.H. Wood + Wyant Inc., pursuant to which 3290441 Canada Inc. will acquire the business and all operating assets and assume the operating liabilities of G.H. Wood + Wyant, Inc. upon the terms and conditions set forth therein.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       (2) Approval of the amendment to the Certificate of Incorporation of Hosposable Products, Inc. which changes the corporate name to Wyant Corporation.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       (3) Approval of the amendment to the Certificate of Incorporation of Hosposable Products, Inc. which increases the number of authorized shares of common stock from 3,000,000 to 6,000,000.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       (4) Approval of the 1997 Stock Incentive Plan.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       (5) Approval of any proposal to adjourn or postpone the Special
           Meeting.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
       (6) Such other matters as may properly come before the meeting or any adjournments thereof. Abstentions will be counted for
           purposes of determining whether a quorum is present. With respect to the votes represented in Item 1 on the reverse side, abstentions will not be counted in connection with the approval of the matter. With respect to the votes represented in Items 2, 3, 4 and 5 on the reverse side, abstentions will have the effect of a vote against the matter.

       This proxy is being solicited by the management of Hosposable Products, Inc. and will be voted as specified. If not otherwise specified, this proxy will be voted for the proposals described in Items 1, 2, 3, 4 and 5 on the reverse side.

       The undersigned agrees that said proxies may vote in accordance with their discretion with respect to any other matters that may properly come before the meeting. The undersigned instructs such proxies to vote as directed on the reverse side.

                                            Dated:  , 1997

                                            -----------------------------
                                            Signature of Shareholder(s)

                                            -----------------------------
                                            Signature of Shareholder(s)
                                            This Proxy should be dated,
                                            signed by the shareholder(s)
                                            and returned promptly in the
                                            enclosed envelope. Persons
                                            signing in a fiduciary
                                            capacity should so indicate.